   As filed with the Securities and Exchange Commission on June 18, 1999

                                                      Registration No. 333-75861

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                              Amendment No. 2
                                       to
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ----------------

                        CENTERPRISE ADVISORS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                      8700                   36-4272852
    (State or other
    jurisdiction of
    incorporation or
     organization)
             (Primary Standard Industrial Classification Code No.)
                                                          (I.R.S. Employer
                                                        Identification No.)

225 West Washington Street, 16th Floor, Chicago, Illinois 60606; (312) 578-9600
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ----------------

                                Robert C. Basten
                     President and Chief Executive Officer
                     225 West Washington Street, 16th Floor
                            Chicago, Illinois 60606
                                 (312) 578-9600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
                            Howard S. Lanznar, Esq.
                           Marguerite M. Elias, Esq.
                             Katten Muchin & Zavis
                             525 West Monroe Street
                                   Suite 1600
                            Chicago, Illinois 60661
                                 (312) 902-5200

                                ----------------

   Approximate date of commencement of proposed sale to the public: Upon consummation of the Mergers described herein.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering: [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]


                                ----------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CENTERPRISE ADVISORS, INC.

                                   PROSPECTUS

                      For 3,074,361 Shares of Common Stock

                          JOINT INFORMATION STATEMENT
                         FOR THE ENTITIES LISTED BELOW

   This document serves as a joint information statement in connection with the meetings of the security holders of the following entities regarding the proposed merger with Centerprise Advisors, Inc.:

  (1) Berry, Dunn, McNeil & Parker, Chartered, a Maine professional service corporation.

  (2) Follmer, Rudzewicz & Company, P.C., a Michigan professional corporation.

  (3) Grace & Company, P.C., a Missouri professional corporation.

  (4) Mann Frankfort Stein & Lipp, P.C., a Texas professional corporation.

  (5) Reznick Fedder & Silverman, Certified Public Accountants, A
      Professional Corporation, a Maryland professional corporation.

  (6) Robert F. Driver Co., Inc., a Delaware corporation.

  (7) Simione, Scillia, Larrow & Dowling LLC, a Connecticut limited liability company.

  (8) Urbach Kahn & Werlin PC, a New York professional corporation.

   The mergers of these entities with Centerprise and the Centerprise common stock to be issued in the mergers involve risks that are described in "Risk Factors," beginning on page 6.

   This document also serves as the prospectus relating to an aggregate of 3,074,361 shares of Centerprise common stock to be issued in the mergers.

   Each of Holthouse Carlin & Van Trigt LLP, a California limited liability partnership, Self-Funded Benefits, Inc., d/b/a Insurance Design Administrators, a New Jersey corporation, and Reppond is also holding meetings regarding a proposed merger with Centerprise. Reppond includes three related entities, The Reppond Company Inc., a Washington corporation, Reppond Administrators, L.L.C., a Washington limited liability company, and VeraSource Excess Risk Ltd., a Washington corporation. For a summary of the structure and provisions of the merger agreements, see "The Merger Agreements."

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these mergers or the securities to be issued in the mergers or determined if this joint information statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The date of this joint information statement/prospectus is     , 1999.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Berry, Dunn, McNeil &
Parker, Chartered, a Maine professional service corporation, at     a.m., local
time, on    , 1999 at    , Portland, Maine 04104. At the meeting, we will ask
you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March 31, 1999 among Centerprise Advisors, Inc., Berry Dunn Mergersub Inc., Berry Dunn, BDM&P Holdings, LLC and certain of its members, and the arrangement through which:

  . More than 85% of Berry Dunn's shares will be transferred to BDM&P Holdings, which will be owned by certain stockholders of Berry Dunn;

  . Berry Dunn will be converted from a Maine professional service corporation to a Maine business corporation;

  . each outstanding share of Berry Dunn will be converted into the right to receive cash and shares of Centerprise common stock; and

  .  Berry Dunn will become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise. Under the merger agreement, you,
directly or indirectly through BDM&P Holdings, LLC, will receive $    in cash
and     shares of Centerprise common stock for each Berry Dunn share you own.

   Berry Dunn stockholders may dissent by filing a written objection to the proposed merger with the corporation at or prior to the meeting and by voting against the merger. A dissenting holder who complies with the requirements of Sections 908 and 909 of the Maine Business Corporation Act will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by Berry Dunn stockholders will be reduced by the number of shares of Centerprise common stock and amount of cash that such dissenting security holder would have received in the merger. The shareholders of Berry Dunn have agreed to indemnify Centerprise for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements-- Dissenters' Rights Regarding the Mergers" in the accompanying joint information statement/prospectus.

   Approval of the merger and related transactions with Centerprise requires the affirmative vote of the holders of more than two-thirds of the shares of Berry Dunn entitled to vote on this matter. Certain stockholders of Berry Dunn, who collectively own the requisite number of shares to approve the merger, have agreed with Centerprise to vote all of the Berry Dunn shares owned by them in favor of the merger. In addition, the closing of the Berry Dunn merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Berry Dunn and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _____________________________________
                                          Clerk
                                          Berry, Dunn, McNeil & Parker,
                                           Chartered

   Portland, Maine
        , 1999

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Follmer, Rudzewicz &
Company, P.C., a Michigan professional corporation, at     a.m., local time, on
   , 1999 at 26200 American Dr., Southfield, Michigan 48086-5004. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March 31, 1999 between Follmer and Centerprise Advisors, Inc. and the arrangement through which:

   . each outstanding share of Follmer will be contributed to FRF Holding LLC, a newly formed limited liability company owned by the Follmer stockholders;

   . Follmer will be converted from a Michigan professional corporation to a Michigan business corporation;

   . each outstanding share of Follmer will be converted into the right to receive cash and shares of Centerprise common stock; and

   .  Follmer will become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise common stock. Under the merger
agreement, FRF Holding LLC will receive a total of $    in cash and     shares
of Centerprise common stock for the shares of Follmer it owns.

   Approval of the merger with Centerprise requires the affirmative vote of the holders of a majority of the shares of Follmer entitled to vote on this matter. Certain stockholders of Follmer, who collectively own the requisite number of shares to approve the merger, have agreed with Centerprise to vote all of the Follmer shares owned by them in favor of the merger. In addition, the closing of the Follmer merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Follmer and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _________________________________
                                          Secretary
                                          Follmer, Rudzewicz & Company, P.C.

   Southfield, Michigan
        , 1999

                               GRACE CAPITAL, LLP

                               ----------------

                     NOTICE OF SPECIAL MEETING OF PARTNERS

Dear Partners:

   We will hold a special meeting of partners of Grace Capital, LLP, a Missouri
limited liability partnership, at     a.m., local time, on    , 1999 at 3117
South Big Bend Boulevard, Suite 100, St. Louis, Missouri 63143. At the meeting, we will ask you to vote on:

   1. A proposal to cause Grace Capital to approve and adopt the agreement, dated as of March 31, 1999 among Centerprise Advisors, Inc., Grace Mergersub Inc., Grace & Company, P.C., Grace Capital and its partners, and the arrangement through which:

  . Grace will be converted from a Missouri professional corporation to a Missouri business corporation;

  . each outstanding share of Grace will be converted into the right to receive cash and shares of Centerprise common stock; and

  .  Grace will become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise common stock. Under the merger
agreement, Grace Capital will receive a total of $    in cash and     shares of
Centerprise common stock for the Grace shares it owns.

   Approval of the merger and related transactions with Centerprise requires the affirmative vote of Grace Capital which, in turn, requires the affirmative vote of the holders of a majority of the partnership interests of Grace Capital. Certain partners of Grace Capital who collectively own the requisite percentage of its partnership interests to approve the merger have agreed with Centerprise to vote all of their partnership interests in favor of causing Grace Capital to approve the merger. In addition, the closing of the merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, your management committee has concluded that the merger agreement and the transactions provided for therein are in the best interests of Grace Capital and its partners, and recommends a vote in favor of the merger agreement and the merger.

   Only partners of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY THE ORDER OF THE OPERATING
                                           COMMITTEE

                                          _____________________________________
                                          Larry Porschen
                                          Managing Partner
                                          Grace Capital, LLP

St. Louis, Missouri
     , 1999

                       MANN FRANKFORT STEIN & LIPP, P.C.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Mann Frankfort Stein & Lipp, P.C., a Texas professional corporation, at 10:00 a.m., local time, on
   , 1999 at 12 Greenway Plaza, 8th Floor, Houston, Texas 77046. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March 31, 1999 between Mann Frankfort and Centerprise Advisors, Inc. and the arrangement through which:

  . Mann Frankfort will be converted from a Texas professional corporation to a Texas business corporation;

  . each outstanding share of Mann Frankfort will be converted into the right to receive cash and shares of Centerprise common stock; and

  .  Mann Frankfort will become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise common stock. Under the merger agreement, the stockholders of Mann Frankfort will receive an aggregate of $
in cash and     shares of Centerprise common stock for all the outstanding shares of Mann Frankfort.

   Under the Texas Business Corporation Act and the agreement of shareholders of Mann Frankfort, approval of the merger and related transactions with Centerprise requires the approval in writing of the holders owning not less than 80% of the outstanding shares of Mann Frankfort, plus the written approval of more than 50% of the number of stockholders entitled to vote on this matter. Certain stockholders of Mann Frankfort, who collectively own the requisite number of shares to approve the merger and constitute more than 50% of the total number of stockholders, have agreed with Centerprise to vote all of the Mann Frankfort shares owned by them in favor of the merger. In addition, the closing of the Mann Frankfort merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   Mann Frankfort stockholders may dissent by voting against the merger. A dissenting holder who complies with the requirements of Articles 5.11 and 5.12 of the Texas Business Corporation Act will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Mann Frankfort stockholders will be reduced by the number of shares of Centerprise common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of Centerprise common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger. The shareholders of Mann Frankfort have agreed to indemnify Centerprise for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements--Dissenters' Rights Regarding the Mergers" in the accompanying joint information statement/prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Mann Frankfort and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _____________________________________
                                          Secretary
                                          Mann Frankfort Stein & Lipp, P.C.

Houston, Texas
     , 1999

           REZNICK FEDDER & SILVERMAN, CERTIFIED PUBLIC ACCOUNTANTS,
                           A PROFESSIONAL CORPORATION

                  REZNICK FEDDER & SILVERMAN, C.P.A.s, L.L.C.

                               ----------------

                           NOTICE OF SPECIAL MEETING

Dear Members:

   We will hold a special meeting of the members of Reznick Fedder & Silverman,
C.P.A.s, L.L.C., a Maryland limited liability company, at     a.m., local time,
on     , 1999 at 4520 East West Highway, Bethesda, Maryland 20814. At the
meeting, we will ask you to vote on:

   1. A proposal to cause Reznick LLC to approve and adopt the agreement, dated as of March 31, 1999 among Centerprise Advisors, Inc., Reznick Mergersub Inc., Reznick Fedder & Silverman, Certified Public Accountants, A Professional Corporation, Reznick LLC and the members of Reznick LLC and the arrangement through which:

  . Reznick will be converted from a Maryland professional corporation to a Maryland business corporation;

  . each outstanding share of Reznick will be converted into the right to receive cash and shares of Centerprise common stock; and

  .  Reznick will be become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise. Under the merger agreement, Reznick LLC
will receive a total of $    in cash and     shares of Centerprise common stock
for all of the Reznick shares.

   Approval of the merger and related transactions with Centerprise requires the affirmative vote of Reznick LLC which, in turn, requires the affirmative vote of the holders of 75% of Reznick LLC's membership interests. Certain members of Reznick LLC who collectively own the requisite number of membership interests to approve the merger, have agreed with Centerprise to vote their membership interests in Reznick LLC in favor of the merger. In addition, the closing of the Reznick merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, the board of directors of Reznick and the management committee of Reznick LLC have concluded that the transactions contemplated in the merger agreement are in the best interests of Reznick and the members of Reznick LLC and recommends a vote in favor of the merger agreement and the merger.

   Only members of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          REZNICK FEDDER & SILVERMAN,
                                          CERTIFIED PUBLIC ACCOUNTANTS, A
                                          PROFESSIONAL CORPORATION
                                          REZNICK FEDDER & SILVERMAN, C.P.A.s,
                                          L.L.C.

                                          By: _________________________________

                           ROBERT F. DRIVER CO., INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Stockholders:

   We will hold a special meeting of stockholders of Robert F. Driver Co.,
Inc., a Delaware Corporation, at     a.m., local time, on     , 1999 at 1620
Fifth Avenue, San Diego, California 92101-2797. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March 31, 1999 between Driver and Centerprise Advisors, Inc. and the arrangement through which:

  . a wholly-owned subsidiary of Centerprise will be merged with and into Driver with Driver continuing as the surviving corporation;

  . each outstanding share of Driver will be converted into the right to receive cash and shares of Centerprise common stock; and

  .  Driver will become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise. Under the merger agreement, the
stockholders of Driver will receive an aggregate of $    in cash and     shares
of Centerprise common stock for all the outstanding shares of Driver.

   Driver stockholders may dissent by voting against the merger. A dissenting holder who complies with the requirements of either the California Corporations Code or the Delaware General Corporation Law will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Driver stockholders will be reduced by the number of shares of Centerprise common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of Centerprise common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger. The Driver shareholders have agreed to indemnify Centerprise for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements-- Dissenters' Rights Regarding the Mergers" in the accompanying joint information statement/prospectus.

   Approval of the merger agreement and related transactions requires the affirmative vote of the holders of a majority of the shares of Driver entitled to vote on this matter. Certain stockholders of Driver, who collectively own the requisite number of shares to approve the merger, have agreed with Centerprise to vote all of the Driver's shares owned by them in favor of the merger. In addition, the closing of the Driver merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, your board of directors has unanimously approved the merger agreement and the transactions provided for therein and has concluded that they are in the best interests of Driver and its stockholders. Your board of directors recommends a vote in favor of the merger agreement and the merger.

   Only stockholders of record at the close of business on     , 1999 are
entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          _____________________________________
                                          Secretary
                                          Robert F. Driver Co., Inc.

San Diego, California
    , 1999

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                               ----------------

                      NOTICE OF SPECIAL MEETING OF MEMBERS

Dear Members:

   We will hold a special meeting of members of Simione, Scillia, Larrow &
Dowling LLC, a Connecticut limited liability company, at     a.m., local time,
on     , 1999 at 555 Long Wharf Drive, 12th Floor, New Haven, Connecticut
06511. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March 31, 1999 between Simione and Centerprise Advisors, Inc. and the arrangement through which:

  . SSLD LLC, a Delaware limited liability company, wholly owned by Simione, will be merged with and into a wholly-owned subsidiary of Centerprise, with such subsidiary continuing as the surviving company;

  . the outstanding interests of the Company will be converted into the right to receive cash and shares of Centerprise common stock; and

  .  the Company will become a wholly-owned subsidiary of Centerprise.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of the merger will occur simultaneously with the closing of the initial public offering of Centerprise common stock. Under the merger
agreement, Simione will receive $    in cash and     shares of Centerprise
common stock.

   Approval of the merger and related transactions with Centerprise requires the approval of all of the managers of Simione and the affirmative vote of the holders of a majority of the interests of SSLD. Certain members of Simione, who collectively own the requisite number of membership interests to approve the merger, have agreed with Centerprise to vote their ballots as managers of Simione and cause the membership interests of the Company owned by Simione be voted in favor of the merger. In addition, the closing of the Simione merger is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, your managers have unanimously approved the merger agreement and the transactions provided for therein and have concluded that they are in the best interests of Simione and its members. Your managers recommend a vote in favor of the merger agreement and the merger.

   Only members of record at the close of business on     , 1999 are entitled
to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE MANAGERS

                                          _____________________________________
                                          Secretary
                                          Simione, Scillia, Larrow & Dowling
                                           LLC

New Haven, Connecticut
    , 1999

                            URBACH KAHN & WERLIN PC
                               UKW MANAGEMENT LLC

                               ----------------

                       NOTICE OF SPECIAL JOINT MEETING OF
                            STOCKHOLDERS AND MEMBERS

Dear Stockholders and Members:

   We will hold a special joint meeting of stockholders of Urbach Kahn & Werlin PC, a New York professional corporation, and the members of UKW Management LLC, a Delaware limited liability company, at a.m., local time, on , 1999 at 66 State Street, Albany, New York 12207. At the meeting, we will ask you to vote on:

   1. A proposal to approve and adopt the agreement, dated as of March 31, 1999 between Urbach and Centerprise Advisors, Inc. and the arrangement through which:

  . Urbach will merge with and into Urbach, Kahn & Werlin, P.C., a Massachusetts professional corporation, and convert to a business corporation;

  . Following this merger, Urbach stockholders will transfer their shares to UKW Management;

  . A wholly-owned subsidiary of Centerprise will merge with and into Urbach leaving Urbach as the surviving company and a wholly-owned subsidiary of Centerprise; and

  . Each outstanding share of Urbach will be converted into the right to receive cash and shares of Centerprise common stock.

   2. Such other business as may properly come before the meeting or any postponement or adjournment of the meeting.

   The closing of these mergers and the exchange will occur simultaneously with the closing of the initial public offering of Centerprise common stock. UKW Management, as the sole shareholder of Urbach, will receive an aggregate of
$    in cash and     shares of Centerprise common stock for all of the Urbach
shares.

   Urbach stockholders may dissent from the first-step merger by voting against the merger. A dissenting holder who complies with the requirements of Section 910 of the New York Business Corporation Law will have the right to demand payment for, and appraisal of, the value of his or her shares. In the event that a holder exercises such dissenters' rights, the aggregate consideration to be received by the Urbach stockholders will be reduced by the number of shares of Centerprise common stock and amount of cash that such dissenting security holder would have received in the merger. Notwithstanding the foregoing, the exercise of dissenters' rights by one or more holders will have no effect on the number of shares of Centerprise common stock and cash consideration to be received for each share held by non-dissenting security holders. Under applicable law, no dissenting security holder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares or other interests required to approve the merger have been legally voted in favor of the merger. The shareholders of Urbach have agreed to indemnify Centerprise for any costs relating to any payment with respect to dissenting shares. See "The Merger Agreements--Dissenters' Rights Regarding the Mergers" in the accompanying joint information statement/prospectus.

   Approval of these mergers, the exchange and related transactions with Centerprise requires (1) for the first-step merger under the New York Business Corporation Law and the exchange, the affirmative vote of the holders of 66 2/3% of the shares of Urbach entitled to vote on this matter and (2) for the second-step merger under the Massachusetts Business Corporation Law, the affirmative vote of the holders of 66 2/3% of the membership interests of UKW Management, as the sole stockholder of Urbach entitled to vote on this matter. Certain stockholders of Urbach, who collectively own the requisite number of shares to approve the merger, have agreed with Centerprise to vote all of the Urbach shares owned by them in favor of the merger agreement and the series of transactions that will ultimately result in a merger. In addition, the closing of the mergers and the exchange is contingent on the closing of each of the other mergers described in the accompanying joint information statement/prospectus.

   After careful consideration, each of the executive committee of Urbach and the operating committee of UKW Management has unanimously approved the merger agreements and the exchange agreement and the transactions provided for therein and have concluded that they are in the best interests of Urbach and its Stockholders and UKW Management and its members. Each of the executive committee of Urbach and the operating committee of UKW Management recommends a vote in favor of the merger agreement and the exchange and merger.

   Only stockholders and members of record at the close of business on    ,
1999 are entitled to notice of, and will be entitled to vote at, the meeting or any postponements or adjournment of the meeting.

                                          BY ORDER OF THE EXECUTIVE COMMITTEE

                                          _____________________________________
                                          Secretary
                                          Urbach Kahn & Werlin PC

                                          BY ORDER OF THE OPERATING COMMITTEE

                                          _____________________________________
                                          Secretary
                                          UKW Management LLC

Albany, New York
    , 1999

                               TABLE OF CONTENTS

Questions and Answers About the Centerprise Mergers with the Centerprise
 Companies................................................................  ii

Summary...................................................................   1

Risk Factors..............................................................   6

Forward-Looking Statements................................................  14

The Meetings..............................................................  15

Approval of the Mergers and Related Transactions..........................  19

The Merger Agreements.....................................................  25

Centerprise Selected Financial Data.......................................  35

Centerprise Management's Discussion and Analysis of Financial Condition
 and Results of Operations................................................  37

Industry Overview.........................................................  45

Business of Centerprise After the Mergers.................................  47

Centerprise Management....................................................  58

Certain Transactions......................................................  66

Information Regarding the Centerprise Companies...........................  71

Description of Centerprise Capital Stock.................................. 101

Comparison of Rights of Security Holders of Centerprise and the
 Centerprise Companies.................................................... 103

Security Ownership of Management and Principal Stockholders of
 Centerprise.............................................................. 124

Experts................................................................... 126

Legal Matters............................................................. 126

Where You Can Find More Information....................................... 127

Index to Financial Statements............................................. F-1

Appendices

A  California Dissenters' Rights Statute (California Corporations Code
   Sections 1300 to 1304)................................................. A-1

B  Delaware Dissenters' Rights Statute (Delaware General Corporations Law
   Section 262)........................................................... B-1

   QUESTIONS AND ANSWERS ABOUT THE CENTERPRISE MERGERS WITH THE CENTERPRISE
                                COMPANIES

   This joint information statement/prospectus provides you with the material information concerning the proposed Centerprise mergers with the Centerprise companies. You are encouraged to read this entire document carefully before voting on the mergers at your company's special meeting. In addition, Centerprise has filed a Registration Statement on Form S-4 with the SEC under the Securities Act concerning the common stock offered by this prospectus. You may obtain information about Centerprise from the Registration Statement.

Q: Why are Centerprise and the Centerprise companies proposing these mergers?

A: Centerprise and the eleven Centerprise companies believe that the complementary nature of our respective businesses creates a combination that is more valuable to clients and owners than the sum of our individual parts. Our ability to achieve these anticipated benefits is subject to certain risks discussed on pages 6 to 14. To review the reasons for the mergers in greater detail, and related uncertainties, see pages 20 to 21.

Q: What will I receive for my ownership interest in a Centerprise company?

A: Following the mergers, security holders of the Centerprise companies will receive, directly or indirectly, shares of Centerprise common stock and cash. Please see the notice of meeting applicable to you. You will receive cash in place of any fractional share of CenterPoint stock you would otherwise be entitled to receive.

Q: Should I send in my certificate now?

A: No. Where necessary, after the arrangement is completed, we will send security holders of each Centerprise company written instructions for exchanging the certificates evidencing their ownership interests.

Q: When do you expect to complete the mergers?

A: We expect to complete the mergers by mid 1999.

Q: What are the tax consequences of the mergers?

A: Your receipt of Centerprise stock in the mergers will be tax free for federal income tax purposes. Your receipt of cash in the merger, including cash received for a fractional share, will be taxable. You will recognize taxable income equal to the lesser of:

     (a) the cash you receive in the merger or

    (b) the difference between the cash and value of Centerprise stock you receive in the merger and your basis in the ownership interest in the Centerprise company involved in the merger.

  For more detail, see pages 23 and 24 of this joint information statement/prospectus.

Q: Will my rights as a stockholder or owner of a Centerprise company change as a result of the merger?

A: Yes. Centerprise stockholder rights are governed by Delaware law and Centerprise's charter and bylaws, whereas each of the Centerprise companies is governed by the corporate or limited liability company law of the state in which it is organized and their governance documents. For a summary of material differences between the rights of Centerprise stockholders and the rights of owners of the Centerprise companies, see "Comparison of Rights of Security Holders of Centerprise and the Centerprise Companies" beginning on page 103.

Q: Am I entitled to dissenters' rights?

A: You may be entitled to dissenters' rights. Please see pages 29 to 34 for a description of the rights afforded by the laws of the state in which your company is organized.

Q: Who can I call with questions?

A: If you have any questions about the merger agreement or the merger and related transactions, please call:

   Berry Dunn
                   Charles H. Roscoe (207) 775-2387

  Follmer
                   Anthony P. Frabotta (810) 254-1040

  Grace            Larry Porschen (314) 615-1200

  Mann             Richard H. Stein (800) 949-1706
  Frankfort

  Reznick          Rhea Voloshen (301) 652-9100

  Driver           Thomas W. Corbett (619) 238-1828

  Simione          Anthony P. Scillia (203) 777-1099

  Urbach           Steven N. Fischer (518) 449-3166

                                    SUMMARY

   This summary highlights selected information from this document and may not contain all of the information that is important to you. To understand the mergers fully and for a more complete description of the legal terms of the mergers, you should read carefully this entire document and the documents to which we have referred you.

   Centerprise will acquire in separate transactions eleven companies that collectively provide professional, business and financial services and products.

   Unless we tell you otherwise, all financial information and share and per share data in this prospectus

  .  have been adjusted to give effect to the mergers,

  . give effect to the approximate 221.17903-for-1 stock split that will occur prior to the closing of Centerprise's initial public offering, and

  . assume that the underwriters' over-allotment option is not exercised in the IPO.

Centerprise and the Founding Companies

   Centerprise was recently formed to acquire eleven founding companies in order to create a leading provider of professional, business and financial services and products to middle-market clients. Centerprise intends to provide clients with personalized, local service backed by the resources and capabilities of a national firm. Centerprise has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. These companies have been in business an average of 27 years. On a combined historical basis, their revenues increased from $169.8 million in fiscal 1997 to $201.0 million in fiscal 1998, representing an annual growth rate of 18.4%.

   Upon completion of the mergers, Centerprise will offer a full range of consulting, accounting and tax services, as well as complementary business and financial services and products, such as insurance brokerage and employee benefits design and administration.

   The principal executive office of Centerprise is:

   Centerprise Advisors, Inc.
   225 West Washington Street, 16th Floor
   Chicago, Illinois 60606

   The principal executive office of each Centerprise company is as follows:

   Berry, Dunn, McNeil & Parker, Chartered
   100 Middle Street
   Portland, Maine 04104
   (207) 775-2387

   Follmer, Rudzewicz & Company, P.C.
   12900 Hall Road, Suite 500
   Sterling Heights, Michigan 48313
   (810) 254-1040

   Grace & Company, P.C.
   3117 South Big Bend Boulevard
   Suite 100
   St. Louis, Missouri 63143
   (314) 615-1200

   Holthouse Carlin & Van Trigt LLP
   11845 West Olympic Boulevard
   Suite 1177
   Los Angeles, California 90064
   (310) 477-5551

   Self Funded Benefits, Inc.,
   d/b/a Insurance Design Administration
   169 Ramapo Valley Road
   Oakland, New Jersey 07436
   (201) 337-0007

   Mann Frankfort Stein & Lipp, P.C.
   12 Greenway Plaza
   8th Floor
   Houston, Texas 77046
   (800) 949-1706

   The Reppond Company, Inc.
   Reppond Administrators, L.L.C.
   VeraSource Excess Risk Ltd.
   10900 N.E. 4th Street
   Suite 1200
   Bellevue, Washington 98004
   (425) 451-8000

   Reznick Fedder & Silverman,
   Certified Public Accountants, A
   Professional Corporation
   4520 East West Highway
   Bethesda, Maryland 20814-3319
   (301) 652-9100

   Robert F. Driver Co., Inc.
   1620 Fifth Avenue
   San Diego, California 92101
   (619) 238-1828

   Simione, Scillia, Larrow & Dowling LLC
   555 Long Wharf Drive
   12th Floor
   New Haven, Connecticut 06511
   (203) 777-1099

   Urbach Kahn & Werlin PC
   66 State Street
   Albany, New York 12207
   (518) 449-3166

Special Meetings of the Security Holders of the Companies

   Each company will hold a special meeting, at which its board of directors or other governing body will ask the security holders to approve a merger agreement and its merger with Centerprise. Details on the time, place and date of each special meeting, the record date for the determination of who is entitled to vote, the number of votes required and quorum requirements are given at pages 15 to 18.

Recommendations to Security Holders

   The board of directors or other governing board of each company has unanimously approved its merger agreement with Centerprise, and recommends that the security holders of its company approve the merger. The board considered the potential benefits and adverse effects of the merger. See pages 20 through 22.

Centerprise's Reasons for the Mergers

   We believe that certain industry trends have created a significant opportunity for a company that provides high quality professional, business and financial services and products to middle-market clients.

The Mergers

   The merger agreement is the legal document that governs the merger. Each merger agreement has been filed as an exhibit to Centerprise's registration statement on Form S-4. We encourage you to read the merger agreement applicable to you.

Conditions to the Mergers

   The completion of the mergers depends upon meeting a number of conditions including:

  . The SEC must declare Centerprise's registration statements on Form S-1 and Form S-4 effective;

  . The security holders of each company must approve its merger agreement and merger; and

  . All of the mergers and the IPO must close simultaneously.

                                  Termination

   Either Centerprise or any company may terminate its merger agreement if the merger is not completed by August 31, 1999, and in certain other circumstances. See pages 28 and 29.

                                 Expenses; Fees

   In general, each party will pay the fees and expenses it incurs in connection with each merger agreement, whether or not the merger is completed. Centerprise will pay the fees and expenses associated with its IPO and this joint information statement/prospectus, whether or not the IPO is completed.

                     Interested Persons in the Mergers

   Prospective directors and officers of Centerprise and its subsidiaries have interests in the mergers that are different from or in addition to those of the founding companies' security holders generally. See pages 21 through 23.

                    Dissenters' Rights Regarding the Mergers

   You may be entitled to dissenters' rights with respect to the merger applicable to you under state law. See pages 29 to 34.

                       Certain Income Tax Considerations

   Centerprise stock you receive in the mergers will be tax free for federal income tax purposes. Cash you receive in the mergers, including cash you receive for a fractional share, will be taxable to the extent described on page 23.

                              Accounting Treatment

   Centerprise will record the mergers under the purchase accounting method.

              Summary Unaudited Pro Forma Combined Financial Data
                (in thousands, except share and per share data)

   Centerprise will acquire eleven companies simultaneously with the closing of the IPO. For financial statement presentation purposes, Centerprise has been identified as the "accounting acquiror." The following presents summary unaudited pro forma combined financial data for Centerprise, as adjusted for:

  . the completion of the mergers;

  . pro forma adjustments to the historical financial statements; and

  . the completion of, and the application of the estimated net proceeds from, the offering, at an assumed initial public offering price of $12.50 per share.

   The pro forma combined statement of operations data assume that the mergers and the IPO were completed on January 1, 1998. The pro forma combined balance sheet data assume that the mergers were completed on March 31, 1999. The statement of operations and balance sheet data are not necessarily indicative of the results of operations or financial position that would have been achieved had these events actually occurred on the assumed dates and should not be viewed as representative of Centerprise's future results of operations or financial position. You should read this data together with the unaudited pro forma combined financial statements and the related notes included elsewhere in this prospectus.

                                                    Pro Forma Combined
                                            -----------------------------------
                                                          Three Months Ended
                                             Year Ended        March 31,
                                            December 31, ----------------------
                                                1998        1998        1999
                                            ------------ ----------  ----------
Statement of Operations Data:
  Revenues:
    Professional services (1)..............  $  150,096  $   50,300  $   59,056
    Business and financial services........      53,128      12,814      16,328
                                             ----------  ----------  ----------
      Total revenues.......................     203,224      63,114      75,384
  Expenses:
    Professional services compensation and
     related costs (2).....................      95,367      29,923      38,218
    Business and financial services
     compensation and related costs (2)....      35,358       7,606      10,398
    Other operating expenses (3)...........      37,611       9,392      10,764
    Depreciation and amortization (4)......      10,713       2,425       2,629
                                             ----------  ----------  ----------
  Income from operations...................      24,175      13,768      13,376
  Other income (expense), net (5)..........         126        (228)        228
                                             ----------  ----------  ----------
  Income before income taxes...............      24,301      13,540      13,604
  Provision for income taxes (6)...........      12,035       5,995       6,020
                                             ----------  ----------  ----------
  Net income...............................  $   12,266  $    7,546  $    7,584
                                             ==========  ==========  ==========
  Net income per share, basic and diluted..  $     0.47  $     0.29  $     0.29
                                             ==========  ==========  ==========
  Shares used in computing net income per
   share (7)...............................  26,343,290  26,343,290  26,343,290
                                             ==========  ==========  ==========

                                                                      Pro Forma
                                                                      Combined
                                                                     As Adjusted
                                                                      March 31,
                                                                        1999
                                                                     -----------
Balance Sheet Data:
  Working capital deficit...........................................  $  2,208
  Total assets......................................................   297,701
  Total long-term debt, net of current portion......................     8,980
  Stockholders' equity..............................................   230,931

--------

(1) Includes pro forma revenues associated with services agreements of $63,785, $23,912 and $26,469 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. The services agreements are non-exclusive and, with twelve months notice, the Attest Firms may change their staffing requirements. Accordingly, the pro forma services agreement revenues reflected above are not necessarily representative of Centerprise's results of operations for any future period.

(2) Reflects pro forma reductions in compensation and benefits to owners and employees of the founding companies. Such amounts include an aggregate of approximately $21,980, $9,186 and $7,457 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the IPO.

(3) Reflects the reduction in other operating expenses related to non-recurring stock compensation charges for management of Centerprise, net of prospective compensation to management of Centerprise as agreed to in employment agreements. Such amounts totaled $15,534, $(210) and $2,287 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(4) Includes amortization related to $231,451 of goodwill to be recorded as a result of the mergers over a 40-year period and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(5) Reflects a reduction of net interest expense associated with long-term debt of Driver to be repaid from the proceeds of the offering of $939, $11 and $425 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(6) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(7) Includes:

  (a) 12,569,367 shares to be issued to the owners and employees of the founding companies in the mergers;

  (b) 3,870,633 shares held by initial investors and management of Centerprise; and

  (c) 9,903,290 of the 10,500,000 shares of common stock sold in the IPO, net of underwriting discounts, necessary to pay the cash portion of the merger consideration, to repay indebtedness and fund other obligations of the founding companies and to pay estimated expenses of the IPO.

                                  RISK FACTORS

   You should consider the following risk factors in evaluating whether to approve and adopt the merger agreement applicable to you and thereby become a holder of Centerprise common stock. You should consider these factors together with the other information contained in this joint information statement/prospectus.

Centerprise has no operating history and cannot assure you that its future operating results will match the historical combined results of the founding companies

   Centerprise was recently formed and has conducted no operations and generated no revenues. Unless the financial benefits resulting from the combination of the founding companies exceed the incremental corporate overhead, Centerprise's results will fall short of the combined operating results of the founding companies and the market value of Centerprise's common stock will likely decline. Centerprise cannot guarantee that its operating results as a combined company will equal or exceed the combined historical operating results of the founding companies prior to the offering. The pro forma financial results presented in this prospectus do not necessarily indicate actual results which might have occurred if the operations and management teams of the founding companies had been combined during the periods presented. In addition, these pro forma results are not representative of future results that will be reported on a consolidated basis. See "Centerprise Management's Discussion and Analysis of Financial Condition and Results of Operations" for a description of historical operating results and currently identified matters that could cause future results to differ.

Failure to integrate the founding companies quickly and effectively, or client concerns about the impact of the mergers, could materially increase expenses or decrease revenues

   Centerprise's success will depend, in part, on its ability to integrate successfully the operations of the founding companies. Failure to accomplish the integration quickly and effectively, or client concerns regarding the impact of the mergers, could increase Centerprise's expenses or decrease its revenues, or both. Each founding company has operated, and until the mergers will operate, independently. In addition, a number of the founding companies offer different services, use different internal accounting policies and procedures, employ different technologies and computer operating systems and target different geographic markets and client segments. At the time of the offering, Centerprise will not have a fully integrated financial reporting system. Integration of the founding companies will require significant management resources, and may distract certain members of management of the these companies from normal operations. Centerprise cannot guarantee that its recently assembled corporate management team will effectively oversee the combined entity and implement its business or growth strategies.

Absent proper controls, Centerprise's integrated management strategy could harm Centerprise's financial condition or operating results

   Centerprise intends to operate its business units through an integrated management structure, with local management retaining responsibility for the profitability and growth of their respective businesses. If Centerprise does not implement proper controls, its management strategy could result in inconsistent operating and financial practices at the various business units, harm Centerprise's financial condition or results of operations and cause the market value of the common stock to decline.

Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms

   Background. Each state has adopted accountancy laws, regulations and codes of ethics that provide for the licensure of CPAs, grant licensed CPAs and accounting firms that are wholly-owned by CPAs the exclusive right to practice accountancy and place restrictions upon the activities of licensed CPAs. Centerprise will not render any services that may be performed only by persons and firms that are licensed to practice accountancy.

Most states define such services to include reports on historical and prospective financial statements, including audits, compilations and reviews; certain other reports intended to be relied upon by third parties; advice and opinions regarding accounting principles and auditing standards; and other attest services, e.g., reports on compliance with laws and contractual obligations and the adequacy of internal accounting controls. Some states define regulated services more broadly. For purposes of this prospectus, the term "attest services" will be used to describe the services that can be provided only by a licensed CPA or firm under laws and regulations of the applicable states. Following the mergers, the CPAs who currently own the founding companies that provide professional services will continue to provide the attest services through separate firms (the "Attest Firms") which will be licensed to practice accountancy and in which Centerprise will have no ownership interest. Pursuant to services agreements, Centerprise will provide, for a fee, professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. For more detailed information concerning Centerprise's regulatory environment and the services agreements, see "Business of Centerprise after the Mergers--Regulation--Accounting Profession" and "Certain Transactions--The Mergers--Ancillary Agreements with Professional Services Firms and their Affiliates--Services Agreements."

   Current laws, regulations and codes of ethics related to the practice of accountancy pose the following principal risks to Centerprise:

   .Centerprise cannot assure revenues under the services agreements. In order to comply with regulatory restrictions, the services agreements are non-exclusive, and one or more Attest Firms could choose to contract with entities other than Centerprise for some or all of these services. Failure by one or more Attest Firms to use Centerprise's services could reduce Centerprise's future revenues. Due to the non-exclusive nature of the services agreements, the amounts reflected in the unaudited pro forma combined statements of operations as "services agreement" fees may not be representative of the future ongoing operations.

   .Accountancy boards in one or more states in which Centerprise operates may challenge Centerprise's operations as constituting the illegal practice of accountancy. If Centerprise's operations are challenged, provisions in the services agreements could limit Centerprise's flexibility to modify its operations in response to regulatory issues. A successful challenge to Centerprise's separate practice structure could result in, among other things, a reduction in the operations of or services provided by Centerprise or the divestiture by Centerprise of certain assets, and a corresponding reduction in its revenues, or termination of or modifications to one or more of the services agreements in a manner adverse to Centerprise's economic interests.

   Centerprise believes that its separate practice structure makes a successful challenge to its operations unlikely under existing regulatory regimes in the states in which it currently has material operations and that this structure would comply with the proposed provisions of the Uniform Accountancy Act, which is currently being considered by some states. However, only five states have published interpretations that specifically address alternative practice structures. Connecticut has issued a ruling recognizing Centerprise's proposed structure as being in compliance with its laws, and New York, Texas, Ohio and Kansas have issued rulings recognizing separate practice formats similar to Centerprise's as being in compliance with their laws. Each of these rulings contains conditions to the findings that such format complies with the applicable state's laws, including conditions related to the maintenance of the separate attest entity's economic independence, management autonomy and separate public identity. Some of these conditions vary among the states.

   .State accountancy boards may institute disciplinary action against CPAs in Centerprise's employ. CPAs who will be employed by Centerprise are subject to regulation not only with respect to attest services, but also with respect to other activities which they may undertake as employees of Centerprise. Although Centerprise believes that its separate practice structure is not likely to result in a successful challenge to the activities of its CPA employees in the states in which Centerprise currently has material operations, should state regulators deem such activities to be in violation of the laws, regulations or codes of ethics under which the CPAs practice, they could lose their right to practice accountancy and their ability to provide attest services to the clients which the Attest Firms share with Centerprise. This result could reduce both the revenues that Centerprise would otherwise receive under the services agreements and impair Centerprise's ability to render non-attest services to these clients.

   .Under numerous states' regulatory regimes, the CPAs employed by Centerprise will not be able, while performing non-attest services on behalf of Centerprise, to proclaim expertise in accounting principles or auditing standards or use their "CPA" designation on letters, business cards or promotional literature. These limitations could impair Centerprise's marketing efforts and reduce its revenues.

   .Restrictions imposed by independence requirements and conflict of interest rules could limit the clients to whom Centerprise and the Attest Firms may provide services. The accounting profession and accounting regulators have adopted independence standards which prohibit CPAs, employees of accounting firms and members of their immediate families from having specified ownership, financial and other relationships with attest clients. Under recent interpretations, as applied to Centerprise's proposed operations, these standards extend to Centerprise's executives, board members and controlling stockholders as well as CPA employees of Centerprise who own the Attest Firms. In addition to the independence standards, CPAs who provide litigation consulting services on behalf of Centerprise or an Attest Firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. These restrictions could cause a decline in Centerprise's revenues by forcing Centerprise or the Attest Firms to discontinue their services on behalf of some existing clients of the Centerprise companies or to forego providing services to potential future clients as a result of these restrictions.

   .State laws limiting Centerprise's flexibility in using incentive fees could impair its marketing efforts and reduce its revenues. State accountancy laws currently prohibit CPAs from paying or receiving referral fees with respect to some or all of their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to some or all of their clients. These laws could impair Centerprise's marketing efforts and reduce its revenues by placing significant restrictions upon the use of incentive fee arrangements that Centerprise could otherwise employ in its operations.

   .State regulators could preclude Centerprise's employees from performing certain services which could reduce Centerprise's revenues. Many state accountancy laws and regulations contain prohibitions against CPAs engaging in "incompatible" occupations. Few states have provided guidance as to what activities are encompassed by these prohibitions. There can be no assurance that one or more states may not invoke these prohibitions to preclude Centerprise's employees from engaging in one or more types of services which Centerprise will be offering to its clients, which preclusion could reduce Centerprise's revenues.

   .Applicable laws, regulations and codes of ethics could change in a manner that restricts Centerprise's operations. Existing state laws, regulations and codes of ethics are subject to evolving interpretations and enforcement policies and practices. Centerprise cannot ensure that the laws, regulations or codes of ethics of any state, or other elements of the regulatory environment, will not change so as to materially restrict Centerprise's operations. Accordingly, Centerprise's ability to continue to operate in, or expand its operations in or to, some states may depend on its flexibility to modify its operational structure in response to changes in laws, regulations, codes of ethics of those states or their interpretation or enforcement. Provisions of the services agreements between Centerprise and the Attest Firms may constrain this flexibility. Limitations on Centerprise's ability to use the separate practice structure in order to comply with applicable laws could impair its relationship with the Attest Firms or their clients, harm Centerprise's business or reduce its revenues or earnings.

Centerprise's failure to successfully complete acquisitions would limit its growth prospects, and Centerprise expects competition for suitable acquisitions to increase

   As part of its growth strategy, Centerprise intends to pursue acquisitions that will add to or complement its existing businesses, and its failure to identify and consummate suitable acquisitions would limit its growth prospects. Centerprise will be competing to acquire attractive companies with other firms, many of which have greater financial and other resources. Centerprise believes this competition will increase, making it more difficult to acquire suitable companies on acceptable terms.

Completed acquisitions pose numerous risks to Centerprise

   Completed acquisitions involve numerous risks that could limit Centerprise's growth prospects. For example:

  . Centerprise may incur additional debt and amortization expense related to goodwill and other intangible assets purchased in future acquisitions.

  . Centerprise may be unable to integrate acquired businesses successfully and realize anticipated economic, operational and other benefits in a timely manner, particularly if it acquires a business in a market in which it has limited or no expertise, or with a corporate culture different from its own. If Centerprise is unable to integrate acquired businesses successfully, it may incur substantial costs and delays or other operational, technical or financial problems.

  . The integration of acquisitions may disrupt Centerprise's ongoing business, distract management and other resources, and make it difficult to maintain Centerprise's standards, controls and procedures.

  . Centerprise cannot ensure that the acquired businesses will achieve anticipated revenues, earnings or cash flow.

Completion of future acquisitions may cause further dilution to stockholders

   Centerprise currently intends to finance future acquisitions by using common stock for some or all of the purchase price. This could further dilute the ownership interests of Centerprise's stockholders.

Centerprise may not be able to obtain adequate financing to implement its strategies

   Successful implementation of Centerprise's strategies will require continued access to capital. If Centerprise does not have sufficient cash resources, its ability to implement its business and growth strategies could be limited unless it is able to obtain capital through additional financings. Centerprise currently intends to finance future acquisitions by using common stock for some or all of the purchase price. If the common stock does not maintain sufficient value, or potential acquisition candidates do not accept common stock as consideration for the sale of their businesses, Centerprise may be required to use more of its cash resources or obtain other financing. Centerprise cannot ensure that equity or debt financings will be available as required for acquisitions or other needs. Even if financing is available, it may not be on terms that are favorable to Centerprise or sufficient for its needs.

Centerprise's insurance services revenues depend on premiums set by other companies; premiums have been cyclical and depend on market conditions

   A portion of Centerprise's business consists of insurance agency and brokerage activities which derive revenues from commissions paid by insurance companies. These commissions are a percentage of premiums charged, which premiums are determined by insurers, not Centerprise. Centerprise cannot predict the timing or extent of future changes in commission rates or premiums and, therefore, cannot predict the effect, if any, that such changes would have on its operations. Historically, property and casualty premiums have been cyclical in nature and have varied widely based on market conditions. Since the mid-1980s, general premium levels have been depressed as a result of the expanded underwriting capacity of insurance companies and increased competition. In addition, as traditional insurance companies continue to outsource the production of premium revenue to non-affiliated agents such as Centerprise, these insurance companies may seek to further reduce their expenses by reducing the commission rates payable to such insurance agents.

Centerprise may expand its insurance business to include activities that involve bearing the risk of loss

   Centerprise may in the future expand its insurance business to include activities where it bears the risk of loss by the insured. While it is likely that Centerprise would focus on products in which it has particular expertise through its brokerage business, as a risk-bearing entity Centerprise would be subject to significant additional risks that it does not currently encounter in its brokerage business. Centerprise cannot guarantee that it will be able to successfully manage any risk of loss its assumes. Failure by Centerprise to successfully manage such risk could harm its business and financial condition or reduce its earnings.

Claims for errors and malpractice could subject Centerprise to liability or increased insurance premiums and harm its reputation and client relationships

   Centerprise offers some services, including accounting, valuation and financial planning, that involve a risk of professional malpractice and other similar claims. Tax services and administrative services for employee benefits insurance plans are subject to various risks relating to errors and omissions in processing and filing plan forms and tax returns in accordance with the plans and government regulations. Centerprise processes data received from employees and employers and may be subject to liability for any late or misfiled plan forms or tax returns. In addition, the failure of Centerprise's employees to properly file plan forms or tax returns could harm Centerprise's reputation or its relationships with existing clients and impair its ability to gain new clients.

   Centerprise maintains professional liability and errors and omissions insurance coverage that it believes is adequate both as to risks and amounts. However, Centerprise cannot ensure that actual future claims will not exceed the coverage amounts. If Centerprise experiences a large claim or claims, the rates for such insurance may increase. Centerprise's ability to incorporate such increases into fees paid by clients could be constrained by contractual arrangements with clients or competitive factors. As a result, such increases could reduce Centerprise's earnings. In addition, a determination adverse to Centerprise in connection with one or more significant claims, whether or not insured, could harm Centerprise's reputation and client relationships.

Centerprise's client contracts do not ensure revenues

   Centerprise enters into agreements with most of its clients. While these contracts typically define fee arrangements, the scope of services and termination provisions, they generally do not obligate the client to use Centerprise's services and do not, therefore, ensure revenues. While Centerprise believes that its relationships with its current clients are good, it cannot guarantee that such clients will renew their existing agreements or engage Centerprise.

The loss of key management personnel could harm Centerprise's business and prospects

   The loss of the services of one or more of Centerprise's key management personnel could harm Centerprise's business or prospects, and there can be no assurance that such individuals will continue in their present capacities for any particular period of time. Centerprise's success depends largely on the efforts of its senior management team including Robert C. Basten, president and chief executive officer, Thomas W. Corbett, president and chief operating officer of the business and financial services group, DeAnn L. Brunts, chief financial officer, Rondol E. Eagle, chief integration officer, and Dennis W. Bikun, chief accounting officer. In addition, Centerprise's success will depend significantly on the senior management of the founding companies as a result of their experience in managing these companies and their strong relationships with their clients.

Competition for qualified accounting professionals could impair Centerprise's ability to execute its business strategies

   Centerprise competes for qualified accounting professionals, both experienced professionals and recent college graduates, and believes that state laws increasing the number of college credits required for licensing may further reduce an already limited supply of accounting professionals and lead to increased compensation levels. In the future, Centerprise may have difficulty recruiting and retaining sufficient numbers of qualified accounting personnel, which could impair its ability to execute its business strategies. In addition, increased compensation levels could cause a material increase in Centerprise's expenses.

Centerprise's quarterly operating results will fluctuate due to seasonality and other factors, and unexpected variations in quarterly results could cause the price of Centerprise's stock to decline

   Centerprise expects its revenues, expenses and operating results to vary materially from quarter to quarter. Unexpected variations in quarterly results could cause the price of Centerprise common stock to decline, which in turn could limit Centerprise's ability to pursue acquisitions. Centerprise anticipates higher revenues and operating income in the first quarter of its fiscal year because of the seasonal demand for accounting and tax services. In addition to this seasonality, quarterly results may vary as a result of many factors, including:

  . client engagements commenced and completed during a quarter;

  . the timing and structure of acquisitions and their related costs;

  . the addition or loss of material clients; and

  . the timing of material projects.

Failure to be year 2000 compliant could interrupt Centerprise's operations, hurt its business or expose it to material claims

   Centerprise believes that it has satisfactorily assessed its internal risks with respect to its information technology systems, but it has not fully completed tests to assure that its information technology systems will function properly in the year 2000. Based on Centerprise's ongoing survey of the assessment made by each founding company, Centerprise estimates that the total cost of year 2000 compliance activities will be approximately $400,000 to $500,000, of which approximately $380,000 had been incurred as of March 31, 1999. However, Centerprise cannot guarantee that:

  . actual compliance costs will fall within the range of this estimate,

  . any business acquired in the future will not require substantial year
    2000 compliance expenditures; or

  . precautions that the Centerprise Companies have taken to protect their businesses from or minimize the impact of the year 2000 issue will be adequate.

Any damage to Centerprise's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of its operations or other loss which may not be covered by insurance.

   Centerprise is in the process of surveying the year 2000 readiness of significant customers, business partners and vendors. If Centerprise's efforts to address year 2000 risks are not successful, or if significant third parties with whom Centerprise conducts business do not successfully address such risks, it could interrupt Centerprise's operations and harm its business. None of the founding companies have engaged in any independent verification or validation processes in assessing their year 2000 risks. See "Centerprise Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance" for detailed information on Centerprise's state of readiness, potential risks and contingency plans regarding the year 2000 issue.

   Several of the founding companies periodically provide year 2000 consulting services. Although Centerprise believes, based on the services it has provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

Centerprise has significant intangible assets; the amortization of these assets will, and impairment of these assets would, reduce net income

   Approximately $231.5 million, or 77.7%, of Centerprise's pro forma as adjusted total assets as of December 31, 1998 represents goodwill recorded in connection with the mergers. Goodwill is an intangible asset that represents the difference between the aggregate purchase price for the assets acquired and the amount of such purchase price allocated to such assets for purposes of Centerprise's pro forma balance sheet. Centerprise will amortize the goodwill from the mergers over 40 years with the amount amortized in a particular period constituting an expense that reduces net income for that period. The amount amortized, however, will not give rise to a deduction for tax purposes. In addition, Centerprise will be required to amortize the goodwill, if any, from any future acquisitions. Under accounting rules, Centerprise is required to periodically evaluate if goodwill has been impaired by reviewing the cash flows for acquired companies and comparing such amounts with the carrying value of the associated goodwill. If goodwill is impaired, Centerprise would be required to write down goodwill and incur a related charge to income. A reduction in net income resulting from the write down could cause a decline in the market price of the common stock.

Centerprise's industry experiences slower collections than many other industries; this may affect Centerprise's liquidity

   In general, professional services firms experience higher average accounts receivable days outstanding than businesses in many other industries. This may affect Centerprise's liquidity.

Centerprise's current stockholders will be able to exercise substantial control and may make decisions that you do not consider to be in your best interest

   After the IPO, Centerprise's management, its initial investors and the owners and employees of the founding companies will own approximately 61.0% of the outstanding shares of common stock, or 57.7% if the underwriters' over-allotment option is exercised in full. As a result, if these persons act together, they will have the ability to exercise substantial control over Centerprise's affairs and to elect a sufficient number of directors to control the board of directors. The ownership position of these stockholders and the terms of the stockholders' agreement to which they are parties may have the effect of delaying, deterring or preventing a change in control of Centerprise or a change in the composition of the board of directors. See "Security Ownership of Management and Principal Stockholders of Centerprise" and "Description of Capital Stock" for information concerning the beneficial ownership of Centerprise's stockholders and the terms of the stockholders' agreement.

Centerprise's common stock has never been publicly traded and its liquidity is uncertain

   There has been no public market for Centerprise's common stock. Centerprise has applied to list the common stock for trading on The New York Stock Exchange. Centerprise does not know whether investor interest will lead to the development of a trading market or, if a trading market develops, how liquid that market will be. Centerprise will determine the initial offering price for the shares through negotiations with the underwriters. You may not be able to sell your shares at or above the initial offering price.

Centerprise's stock price may be volatile

   The price at which Centerprise's shares will trade following the offering may be volatile and will depend upon a number of factors, including

  . Centerprise's historical and anticipated operating results;

  . announcements by Centerprise or its competitors;

  . changes in financial estimates by securities analysts regarding
    Centerprise, its industry, its competitors or its clients;

  . conditions and trends in the industries in which Centerprise or its competitors compete; and

  . general market and economic conditions.

In addition, the stock market has from time to time experienced extreme price and volume fluctuations. These broad market fluctuations may cause the market price of the shares to decline.

Anti-takeover provisions in Centerprise's charter documents and Delaware law could make an acquisition of Centerprise difficult

   Centerprise's certificate of incorporation and Delaware law contain provisions that may delay, deter or inhibit a future acquisition of Centerprise if the board of directors does not approve of such acquisition. This could occur even if Centerprise's stockholders are offered a premium over the market price for their shares or if a substantial number or even a majority of the stockholders believe the takeover is in their best interest. See "Description of Centerprise Capital Stock" for a description of these provisions.

You will be restricted in transferring the shares of Centerprise common stock you receive in the mergers

   The merger agreement applicable to you will prohibit the sale or other transfer of any of the shares you receive in the merger for a period of 18 months following Centerprise's IPO. After 18 months have elapsed, 20% of your shares will be released from this restriction. An additional 20% of your shares will be released from this restriction after each succeeding six-month period. Consequently, after 3 1/2 years have elapsed, none of your shares will be subject to these contractual restrictions on transfer. However, if you are an employee of Centerprise or a Centerprise company, your shares are subject to additional restrictions. If your employment is terminated within 30 months of the offering, other than through death, disability, retirement or circumstances approved by management of the Centerprise company and by Centerprise's chief executive officer, restricted shares then held by you will remain restricted until the fifth anniversary of the IPO. This extended lockup will not apply:

  . to the former owners of IDA if their employment is terminated without cause as defined in their employment agreements; and

  . to former owners of Driver and Reppond entering into employment agreements with Centerprise, if their employment is terminated without cause or within 60 days of a constructive termination, in each case as defined in the employment agreements.

In addition, Centerprise and the owners and employees of the Centerprise companies have agreed with certain exceptions, not to offer, pledge, sell, contract to sell or otherwise dispose of any shares of common stock, or any securities convertible into or exchangeable for common stock, for a period of 180 days following the date of the prospectus related to the IPO without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Accordingly, your shares of Centerprise common stock will not be freely transferable when the mergers are finalized and you will bear the risk of an investment in those shares for at least the periods during which you are prohibited or restricted from selling them.

You will not know the value of the Centerprise shares before you vote on the mergers

   The value of the shares of Centerprise common stock you will receive in the merger that applies to you depends on the initial public offering price of the Centerprise common stock. For this reason you will not know precisely the value of the Centerprise shares you will receive at the time you are asked to vote on the merger transaction that applies to you.

The security holders of the Centerprise companies may fail to approve the mergers

   If the security holders of the Centerprise companies fail to approve the mergers, the Centerprise companies will not realize the benefits of the mergers identified by their governing boards. However, the holders of the requisite amount of ownership interests in each Centerprise company to approve the applicable merger have entered into voting agreements to vote their ownership interests in favor of the applicable merger.

Future directors and officers of Centerprise and its subsidiaries have interests in the mergers that may differ from yours

   Several individuals have interests in the mergers which are different than the interests of the Centerprise companies' security holders. The following individuals will become directors of Centerprise upon closing of the mergers:
David Reznick of Reznick; Richard H. Stein of Mann Frankfort; Anthony P. Frabotta of Follmer; Charles H. Roscoe of Berry Dunn; Steven N. Fischer of Urbach; Robert F. Gallo of IDA; Wayne J. Grace of Grace; Philip J. Holthouse of Holthouse; and Anthony P. Scillia of Simione. Thomas W. Corbett of Driver will become a director and an officer of Centerprise. In addition, Thomas W. Corbett, P. Gregory Zimmer, Jerold D. Hall, Robert F. Gallo, Russell Minetti, Benjamin Reppond, Scott D. Perry and Louis R. Baransky will enter into employment agreements with Centerprise.

   Due to the benefits to be received by these individuals in connection with the mergers the interests of these individuals may be different from the interests of security holders of the Centerprise companies generally. You should consider such persons' interests in the applicable merger in connection with any such person's recommendation of such merger.

                           FORWARD-LOOKING STATEMENTS

   This joint information statement/prospectus includes forward-looking statements. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "intend," "believe," "estimate" and "continue" or similar words. You should read statements that contain these words carefully because they:

  .discuss Centerprise's future expectations;

  .contain projections of Centerprise's future results of operations or financial condition; or

  .state other "forward-looking" information.

   These forward-looking statements are subject to risks, uncertainties and assumptions. The "Risk Factors" as well as other cautionary language in this joint information statement/prospectus provide examples of risks, uncertainties and events that may cause Centerprise's actual results to differ materially from the expectations described in these forward-looking statements. Centerprise is not obligated to publicly update or revise any forward-looking statements to reflect new information, future events or other circumstances.

                                  THE MEETINGS

   Centerprise and each of the founding companies provides this joint information statement/prospectus in connection with the meetings of the owners of each founding company called to consider the applicable merger.

                               Berry Dunn Meeting

Time, Place and Date

   Berry Dunn will hold their meeting on    1999 at    , Portland, Maine 04104,
commencing at     a.m. local time.

Purpose of the Berry Dunn Meeting

   The Berry Dunn board is asking the holders of Berry Dunn common shares to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Record holders of Berry Dunn common shares at the close of business on    ,
1999 are entitled to receive notice of and to vote at the meeting. On the
record date,     record holders held an aggregate of     common shares.

Vote Required

   Approval and adoption of the Berry Dunn merger agreement and merger requires the affirmative vote of the holders of more than two-thirds of the outstanding common shares. The Berry Dunn board will count the votes.

   Each record holder on the record date may cast one vote per share, exercisable in person, on each matter properly submitted at the meeting.

   The holders of a majority of the outstanding common shares on the record date must be present to constitute a quorum at the meeting.

                                Follmer Meeting

Time, Place and Date

   Follmer will hold their meeting on    , 1999 at 26200 American Drive, Suite
400, Southfield, Michigan 48034, commencing at     a.m. local time.

Purpose of the Follmer Meeting

   The Follmer board is asking the holders of Follmer common shares to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Record holders of Follmer common shares at the close of business on    ,
1999 are entitled to receive notice of and to vote at the meeting. On the record date, 12 record holders held an aggregate of 10,150 common shares.

Vote Required

   Approval and adoption of the Follmer merger agreement and merger requires the affirmative vote of the holders of a majority of the outstanding common shares. The Follmer board will count the votes.

   Each record holder on the record date may to cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted at the meeting.

   The holders of a majority of the outstanding common shares on the record date must be present to constitute a quorum at the meeting. Follmer intends to include abstentions as present or represented for purposes of establishing a quorum.

                             Grace Capital Meeting

Time, Place and Date

   Grace Capital will hold their meeting on    , 1999 at 3117 South Big Bend
Boulevard, Suite 100, St. Louis, Missouri 63143, commencing at     a.m. local
time.

Purpose of the Grace Capital Meeting

   The managers will be asking the partners of Grace Capital to cause Grace to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Interests Entitled to Vote

   Record holders of Grace Capital partnership interests at the close of
business on    , 1999 are entitled to receive notice of and to vote at the
meeting. On the record date,     record holders held an aggregate of     Grace
Capital partnership interests.

Vote Required

   An action to cause the approval and adoption by Grace of the Grace merger agreement and merger requires the affirmative vote of the holders of a majority of the partnership interests of Grace Capital, which is the sole stockholder of Grace.

   The holders of a majority of the partnership interests of Grace Capital must be present to constitute a quorum at the meeting.

                             Mann Frankfort Meeting

Time, Place and Date

   Mann Frankfort will hold their meeting on    , 1999 at 12 Greenway Plaza,
8th Floor, Houston, Texas 77046, commencing at     a.m. local time.

Purpose of the Mann Frankfort Meeting

   The Mann Frankfort board is asking the holders of Mann Frankfort common shares to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Record holders of Mann Frankfort common shares at the close of business on , 1999 are entitled to receive notice of and to vote at the meeting. On the
record date,     record holders held an aggregate of     common shares.

Vote Required

   Approval and adoption of the Mann Frankfort merger agreement and merger requires the affirmative vote of the holders of 80% of the outstanding common shares and the approval of a majority of shareholders. The Mann Frankfort board will count the votes.

   Each record holder on the record date may cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted at the meeting.

   The holders of a majority of the outstanding common shares on the record date must be present to constitute a quorum at the meeting. Mann Frankfort intends to include abstentions as present or represented for purposes of establishing a quorum.

                                Reznick Meeting

Time, Place and Date

   Reznick will hold their meeting on    , 1999 at 4520 East West Highway,
Suite 300, Bethesda, Maryland 20814, commencing at     a.m. local time.

Purpose of the Reznick Meeting

   The board will be asking the holders of Reznick LLC membership interests to cause Reznick to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting. Reznick LLC is the sole stockholder of Reznick.

Record Date; Shares Entitled to Vote

   Record holders of Reznick LLC membership interests at the close of business
on    , 1999 are entitled to receive notice of and to vote at the meeting. On the record date, record holders of Reznick LLC membership interests held an
aggregate of     membership interests.

Vote Required

   An action to cause the approval and adoption by Reznick of the Reznick merger agreement and merger requires the affirmative vote of the holders of 75% of its membership interests. The Reznick board will count the votes.

   The holders of a majority of the membership interests of Reznick LLC must be present to constitute a quorum at the meeting. Reznick intends to include abstentions as present or represented for purposes of establishing a quorum.

                                 Driver Meeting

Time, Place and Date

   Driver will hold their meeting on    , 1999 at 1620 5th Avenue, San Diego,
California 92101, commencing at     a.m. local time.

Purpose of the Driver Meeting

   The Driver board will be asking the holders of Driver Class A common shares to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Record holders of Driver Class A common shares at the close of business on , 1999 are entitled to receive notice of and to vote at the Driver meeting.
On the record date,     record holders held an aggregate of     shares.

Vote Required

   Approval and adoption of the Driver merger agreement and merger requires the affirmative vote of the holders of a majority of the outstanding Class A common shares. The Driver board will count the votes.

   Each record holder on the record date may cast one vote per share, exercisable in person or by properly executed proxy, on each matter properly submitted at the meeting.

   The holders of a majority of the outstanding Class A common shares of Driver must be present to constitute a quorum at the meeting. Driver intends to include abstentions as present or represented for purposes of establishing a quorum.

                                Simione Meeting

Time, Place and Date

   Simione will hold their meeting on    , 1999 at 555 Long Wharf Drive, New
Haven, Connecticut 06511, commencing at     a.m. local time.

Purpose of the Simione Meeting

   The Simione managers will be asking the holders of Simione membership interests to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Shares Entitled to Vote

   Record holders of Simione membership interests at the close of business on
   , 1999 are entitled to receive notice of and to vote at the Simione meeting.
On the Simione record date,     record holders held an aggregate of
interests.

Vote Required

   Approval and adoption of the Simione merger agreement and merger requires the approval of all of the managers of Simione and the affirmative vote of the holders of a majority of the membership interests. The Simione board will count the votes.

   Each record holder on the record date may cast one vote per membership interest, exercisable in person or by properly executed proxy, on each matter properly submitted at the meeting.

                                 Urbach Meeting

Time, Place and Date

   Urbach and UKW Management will hold their joint meeting on    , 1999 at 66
State Street, Albany, New York 12207, commencing at     a.m. local time.

Purpose of the Joint Urbach/Management Meeting

   At this joint meeting, the board and operating committee will be asking the holders of Urbach common shares and UKW Management membership interests to approve and adopt the merger agreement and the merger with a wholly-owned subsidiary of Centerprise and to transact such other business as may properly come before the meeting.

Record Date; Shares and Interests Entitled to Vote

   Each record holder of Urbach common shares at the close of business on    ,
1999 is entitled to receive notice of and to vote at this joint meeting. On the record date, 25 record holders of Urbach common stock held 18,830 shares, and
    record holders of UKW Management membership interests held     membership
interests.

Vote Required

   Approval and adoption of the Urbach merger agreement and merger requires the affirmative vote of the holders of two-thirds of the outstanding common shares and a majority of the UKW Management membership interests. The Urbach board and UKW Management operating committee will count the votes.

   Each record holder of Urbach common shares and UKW Management membership interests on the record date may cast one vote per share or interest, as the case may be, exercisable in person or by properly executed proxy, on each matter properly submitted at the meeting.

   The holders of a majority of the outstanding Urbach common shares and UKW Management membership interests outstanding on the record date must be present to constitute a quorum at the meeting. Urbach and Management intend to include abstentions as present or represented for purposes of establishing a quorum for the transaction of business.

                APPROVAL OF THE MERGERS AND RELATED TRANSACTIONS

Background of the Transaction

   Centerprise was created to acquire the eleven Centerprise companies in order to become a leading provider of professional, business and financial services and products to middle-market clients.

   During the period May through August 1998, Centerprise and BGL Capital Partners, L.L.C. developed a list of companies throughout the United States to approach regarding possible affiliation with Centerprise. During this period, Robert C. Basten and representatives of BGL Capital commenced discussions with representatives of the firms on its target list and, by the end of August 1998, entered into confidentiality agreements with Reznick, Mann Frankfort, IDA, Grace and Driver and began negotiating letters of intent.

   During August and September 1998, Centerprise continued its affiliation development efforts and entered into confidentiality agreements with Berry Dunn, Urbach and Simione; Centerprise also began to negotiate letters of intent with these firms. On October 5, 1998, Centerprise met with representatives of Urbach, Simione, Mann Frankfort, Reznick and Berry Dunn, for preliminary discussions regarding the mergers and Centerprise's strategy. On November 15, 16 and 17, 1998, Centerprise held a meeting at which representatives of the following companies were present: Reznick, Mann Frankfort, IDA, Grace, Driver, Berry Dunn, Urbach and Simione. During those meetings, Centerprise management along with representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated, PricewaterhouseCoopers LLP, Centerprise's auditors, and Katten Muchin & Zavis, Centerprise's legal counsel, gave presentations regarding the acquisitions of the Centerprise companies and the initial public offering of Centerprise's common stock. During November 1998, Centerprise executed letters of intent with Reznick, Mann Frankfort, IDA, Grace, Driver, Berry Dunn, Urbach and Simione, and commenced its legal and financial due diligence of these companies.

   During November 1998, Messrs. Basten and Lang met with representatives of Follmer and Holthouse and negotiated and entered into letters of intent with these firms. Centerprise, PricewaterhouseCoopers and Katten Muchin & Zavis also began legal and financial due diligence of Follmer and Holthouse during November 1998. In December 1998, Centerprise agreed to acquire Reppond which had already been in discussions with Driver for an acquisition by Driver.

   At the end of November 1998, Centerprise distributed the first draft of an acquisition agreement for review and comment to each of Reznick, Mann Frankfort, IDA, Grace, Driver, Berry Dunn, Urbach and Simione. Centerprise distributed the first draft of an acquisition agreement for each of Follmer and Holthouse in December 1998.

   During December 1998 and January 1999, PricewaterhouseCoopers began financial audits of the Centerprise companies on behalf of Centerprise. Centerprise, PricewaterhouseCoopers and Katten Muchin & Zavis also continued legal and financial due diligence of the Centerprise companies throughout this period. Centerprise also began negotiations and discussions with the Centerprise companies regarding their respective merger agreements. Beginning in late November 1998, representatives of Centerprise, BGL Capital, PricewaterhouseCoopers, Katten Muchin & Zavis and all of the Centerprise companies began to conference by telephone on a weekly basis for further discussions and negotiations regarding the mergers, the most recent one of which was held on March 30, 1999. Effective March 31, 1999, the parties executed the merger agreements.

Centerprise's Reasons for the Mergers

   Centerprise was formed on November 9, 1998 for the purpose of acquiring the eleven Centerprise companies. Centerprise was created to respond to the complex needs of middle-market clients by providing comprehensive and effective solutions through an integrated network of expert advisors. Centerprise believes that industry trends have created a significant opportunity for a company that provides high quality professional, business and financial services and products to middle-market clients.

The Centerprise Companies' Reasons for the Mergers and Recommendations of the Management of the Centerprise Companies

   The management of each of the Centerprise companies has identified a number of potential benefits of the mergers to security holders of the Centerprise companies. The potential benefits include the following:

  . Centerprise's management will offer the Centerprise companies management resources and expertise in areas such as strategic planning, marketing, business development and integration and coordination of the various business units. In addition, through access to the collective knowledge and information of all of the Centerprise companies, each Centerprise company will be in a position to benefit from best practices and operating efficiencies that will be used for training, continuing education and practice development throughout Centerprise.

  . As part of Centerprise's growth strategy, the Centerprise companies will serve as platforms for future acquisitions and alliances with professional, business and financial services firms in regions in which the Centerprise companies are located. Through these acquisitions and alliances, the Centerprise companies will be positioned to enhance their local or regional presence in their markets, and add new business and financial services and products.

  . The mergers offer the Centerprise companies the opportunity to be a part of a larger and more diversified company with greater financial resources and visibility as a public company. This, in turn, will assist the Centerprise companies in attracting, hiring and retaining high quality professionals.

  . The consideration the security holders are receiving in the mergers will enable them to liquidate a portion of the equity they have in their respective Centerprise companies. In addition, a substantial portion of the consideration to be received by security holders of the Centerprise companies is in the form of an equity interest in a larger and more diversified professional, business and financial services company that is expected to benefit strategically, competitively and operationally from the mergers.

   The respective boards of directors or operating boards of the Centerprise companies also identified a number of potential adverse effects of the mergers on the security holders of each Centerprise company, including:

  . Initial decrease in compensation for certain security holders.

  . Dependence on the operating results of the other Centerprise companies.

  . The lack of operating history as a combined company.

   These and other risk factors may interfere with or undermine the realization of the potential benefits described above. See "Risk Factors."

   In reaching their decisions to approve the respective merger proposals, the potential benefits described above influenced the boards of each of the Centerprise companies. The importance of each benefit varied to some extent for each board; however, each of the benefits positively influenced each board to some degree.

Interested Persons in the Mergers

   In considering the recommendations of the boards of directors or other governing bodies of the Centerprise companies, the security holders of the Centerprise companies should be aware that members of the boards or governing bodies of the Centerprise companies who will be directors or officers of Centerprise or its subsidiaries have interests in the mergers that may be considered different from, or in addition to, the interests of the security holders of the Centerprise companies. The boards of the Centerprise companies were aware of such interests and considered them in approving the merger agreements and the mergers.

   Directors. Certain members of the boards of Centerprise companies will become directors of Centerprise upon closing of the mergers. See "Centerprise Management."

   Driver Employment Agreements. Upon the closing of the Driver merger, Driver and Centerprise will enter into a five-year employment agreement with P. Gregory Zimmer pursuant to which he will serve as Senior Vice President and Chief Financial Officer of Driver. Mr. Zimmer's annual base salary under this agreement will be $200,000. Mr. Zimmer is also eligible to earn an annual bonus of up to $200,000. Unless terminated or not renewed by Driver or Mr. Zimmer, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates

Mr. Zimmer's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to the product of three times the sum of the amount of his annual base salary and bonus, if any, for the calendar year immediately preceding the year in which he is terminated. Constructive termination under Mr. Zimmer's employment agreement includes:

  . Driver assigning duties to Mr. Zimmer that are materially inconsistent with his position as either Senior Vice President or Chief Financial Officer of Driver;

  . a reduction in salary or bonus opportunity; and

  . a change in control of Driver other than pursuant to a change in control of Centerprise.

   In addition, the employment agreements of Mr. Zimmer, Jerold D. Hall and Thomas W. Corbett contain reciprocal provisions under which the triggering of Driver's obligations to pay severance to any of such individuals will constitute a constructive termination of the other two employees.

   Messrs. Zimmer, Corbett and Hall also have a limited right of first refusal with respect to a sale of Centerprise's insurance business. Should Centerprise decide to accept an offer for the sale of its insurance business to a "competitor," Messrs. Zimmer, Corbett and Hall will be entitled to lead an investment group which will have the right, for 45 days after notice, to purchase Centerprise's insurance business on the same terms. This agreement defines competitor as commercial property/casualty insurance and insurance brokerage companies. The agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Zimmer is prohibited from:

  . engaging in any business in direct competition with Driver or Centerprise's business and financial services group in any territory where Driver or Centerprise conducts such business;

  . soliciting for employment a Centerprise employee;

  . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of Centerprise's business and financial services group, or that was known by Mr. Zimmer to have been actively solicited by Centerprise during such period;

  . calling upon a prospective acquisition candidate which was approached or analyzed by Centerprise within one year prior to the termination date, for the purpose of acquiring the entity; or

  . disclosing the identity of any agents or brokers that produce or finance insurance through Centerprise or any current or prospective policyholder or premium finance customer for any reason or purpose.

   Upon the closing of the IPO, Driver and Centerprise will enter into a five-year employment agreement with Jerold D. Hall pursuant to which he will serve as Executive Vice President and Chief Operating Officer of Driver. Mr. Hall's annual base salary under this agreement will be $230,000. Mr. Hall is also eligible to earn an annual bonus of up to $250,000. Unless terminated or not renewed by Driver or Mr. Hall, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Hall's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to the product of three times the sum of the amount of his annual base salary, minimum base allowance and bonus, if any, for the calendar year immediately preceding the year in which he is terminated. Provisions related to constructive termination under Mr. Hall's employment agreement, as well as the terms of the covenant not to compete, are substantially the same provisions as described above for Mr. Zimmer.

   Centerprise will also enter into an employment agreement with Thomas W. Corbett and incentive compensation agreements with each professional services firm and its former owners. See "Centerprise Management--Employment Agreements; Covenants-Not-To-Compete" for a detailed description of these agreements.

Certain U.S. Federal Income Tax Consequences

   The following is a summary of the material anticipated federal income tax consequences of the mergers. It does not address any tax consequences to persons who exercise dissenters' rights. This discussion may not apply to certain classes of persons subject to special tax treatment, such as foreign persons, tax-exempt organizations, persons who acquire Centerprise common stock as compensation, or persons who hold their interests in the Centerprise companies other than as a capital asset. This discussion is based upon existing laws, regulations, rulings and decisions, all of which are subject to change, possibly with retroactive effect. No ruling has been or will be requested from the Internal Revenue Service on the tax consequences of these mergers.

   It is the opinion of Katten Muchin & Zavis that for Federal income tax purposes, each merger will qualify for treatment under Section 351 of the Internal Revenue Code. Accordingly:

  1. Centerprise company security holders will not recognize gain or loss with respect to shares of Centerprise common stock received in exchange for their founding company stock.

  2. Each security holder of a Centerprise company who receives cash in exchange for their company stock will recognize taxable income in an amount equal to the lesser of:

   (1) the amount of cash received in the merger, or

   (2) an amount equal to the difference between:

     (a)the amount of the cash and the fair market value of the shares of the Centerprise common stock received, and

     (b)the security holder's adjusted tax basis in the property exchanged therefor. Such gain will be long-term capital gain if their holding period in their company stock is more than twelve months.

  3. A security holder's holding period for the Centerprise common stock received in the merger will include the period during which such security holder held the transferred property.

  4. The tax basis of the Centerprise common stock received in the merger will be equal to the adjusted tax basis that such exchanging security holder has in their company stock which it transfers in the merger, determined immediately before the merger, decreased by the amount of cash received in the merger, and increased by the amount of gain recognized by such security holder in the merger.

   This analysis does not address any state, local or foreign tax consequences of the mergers, and is not intended as a substitute for careful tax planning, particularly since certain of the tax consequences of the mergers will not be the same for all taxpayers. Consequently, you should consult your own tax advisor as to the specific tax consequences of the mergers as they pertain to you.

Accounting Treatment

   Centerprise will record the mergers under the purchase method of accounting.

Certain Federal Securities Law Consequences

   The 3,074,361 shares of Centerprise common stock offered by this prospectus have been registered under the Securities Act, thereby allowing such shares to be freely traded without restriction under the Securities Act; provided, however, that shares held by stockholders who are affiliates of Centerprise will not be freely tradeable under the Securities Act. Affiliates may not sell their shares of Centerprise common stock acquired in the mergers except pursuant to:

   (1) an effective registration statement under the Securities Act covering such shares;

   (2) the resale provisions of Rule 145 promulgated under the Securities Act;
or

   (3) another applicable exemption from the registration requirements of the Securities Act.

In general, Rule 145, as currently in effect, imposes restrictions on the manner in which affiliates may make resales of Centerprise common stock and also on the number of shares of Centerprise common stock that affiliates, and others, including persons with whom the affiliates act in concert, may sell within any three-month period. These restrictions will generally apply for at least a period of one year after the mergers or longer if the person is an affiliate of Centerprise.

   In addition to securities law restrictions, the merger agreements impose restrictions on the transferability of shares of common stock issued in the mergers, including the shares offered by this prospectus. All of the owners of the Centerprise founding companies have agreed not to sell, transfer or otherwise dispose of any of the shares of Centerprise common stock acquired in the mergers for a period of 18 months following the IPO. Effective 18 months after the IPO, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter.

   Shares held by stockholders who are employees of Centerprise or a Centerprise founding company are subject to additional restrictions. If a stockholder's employment with a Centerprise company is terminated within 30 months of the IPO, other than through death, disability, retirement or circumstances approved by management of the Centerprise company and by Centerprise's chief executive officer, restricted shares then held by such stockholder will remain restricted until the fifth anniversary of the IPO. The owners and employees of the Centerprise companies have certain piggyback registration rights beginning on the second anniversary of the IPO with respect to shares that have been released from transfer restrictions. The certificates representing the shares issued in the mergers and shares issued to initial investors and management will bear a legend describing the applicable transfer restrictions. In addition, Centerprise and the owners and employees of the Centerprise companies have agreed with certain exceptions, not to offer, pledge, sell, contract to sell or otherwise dispose of any shares of common stock, or any securities convertible into or exchangeable for common stock, for a period of 180 days following the date of the prospectus related to the IPO without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

New York Stock Exchange Listing

   Centerprise has applied to list the shares of Centerprise common stock to be issued in the merger, including the shares of Centerprise common stock issuable pursuant to the bonus plans, on The New York Stock Exchange.

                             THE MERGER AGREEMENTS

   Following is a summary that describes the structure and provides you with the material provisions of the merger agreements. The merger agreements have been filed as exhibits to Centerprise's registration statement on Form S-4. See "Where You Can Find More Information."

Structure of the Mergers

   The following is a summary of the merger structure for each of the Centerprise companies:

   .Berry Dunn

   Prior to the Berry Dunn merger, stockholders of Berry Dunn will transfer their shares to a newly formed Maine limited liability company. Berry Dunn will convert from a professional service corporation to a business corporation. A wholly-owned subsidiary of Centerprise will then merge with and into Berry Dunn, leaving Berry Dunn as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Driver

   Pursuant to the Driver merger, a wholly-owned subsidiary of Centerprise will merge with and into Driver, leaving Driver as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Follmer

   Prior to the Follmer merger, the stockholders of Follmer will transfer their shares to a newly formed Michigan limited liability company. Follmer will convert from a professional corporation to a business corporation. A wholly-owned subsidiary of Centerprise will then merge with and into Follmer, leaving Follmer as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Grace

   The stockholders of Grace have transferred their shares to a newly formed Missouri limited liability partnership. Grace will convert from a professional corporation to a business corporation. A wholly-owned subsidiary of Centerprise will then merge with and into Grace, leaving Grace as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Holthouse

   Holthouse is a limited liability partnership owned by seven professional corporations and one individual partner. Holthouse will transfer all of its assets to a newly formed Delaware limited liability company. The partners will dissolve Holthouse and, in exchange for each of their partnership interests in Holthouse, will receive membership interests in the newly formed limited liability company. Prior to the closing, the individual partner will transfer her interest in the limited liability company to a newly formed Delaware limited liability company. Each professional corporation will convert into a business corporation. Wholly-owned subsidiaries of Centerprise will merge with and into each entity owned by a Holthouse partner, and each such entity will survive the merger and be a wholly-owned subsidiary of Centerprise.

   .IDA

   Pursuant to the IDA merger, a wholly-owned subsidiary of Centerprise will merge with and into IDA, leaving IDA as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Mann Frankfort

   Prior to the Mann Frankfort merger, Mann Frankfort will convert from a professional corporation to a business corporation. A wholly-owned subsidiary of Centerprise will merge with and into Mann Frankfort, leaving Mann Frankfort as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Reppond

   Pursuant to the Reppond merger, wholly-owned subsidiaries of Centerprise will merge with and into each of Reppond Company, Reppond Administrators and VeraSource, leaving Reppond Company, Reppond Administrators and VeraSource as the surviving entities and wholly-owned subsidiaries of Centerprise.

   .Reznick

   The stockholders of Reznick have transferred their shares to a newly formed Maryland limited liability company. Reznick will convert from a professional corporation to a business corporation. A wholly-owned subsidiary of Centerprise will then merge with and into Reznick, leaving Reznick as the surviving company and a wholly-owned subsidiary of Centerprise.

   .Simione

   Simione will transfer to a wholly-owned Delaware limited liability company substantially all of Simione's assets and liabilities other than certain current assets and liabilities and the assets and liabilities relating to the provision of attest services. This new limited liability company will then merge with and into a wholly-owned subsidiary of Centerprise, leaving such Centerprise subsidiary as the surviving entity and a wholly-owned subsidiary of Centerprise.

   .Urbach

   Urbach will merge with and into a newly formed Massachusetts professional corporation and convert to a business corporation. Following this merger and conversion, the stockholders of Urbach will transfer their shares to a newly formed Delaware limited liability company. A wholly-owned subsidiary of Centerprise will merge with and into Urbach, leaving Urbach as the surviving company and a wholly-owned subsidiary of Centerprise.

Conditions to Each Party's Obligations to Effect the Mergers

   Completion of the mergers is subject to the satisfaction of the following conditions:

  . Underwriting Agreement. Centerprise and the underwriters shall have executed the underwriting agreement related to the IPO and the closing of the sale of Centerprise common stock to the underwriters pursuant thereto shall have occurred simultaneously with the closing of the mergers.

  . Closings of the Mergers. Centerprise and each of the eleven founding companies shall have closed all the mergers simultaneously, unless terminated in accordance with the respective merger agreements.

  . Securities Approvals. This registration statement and the registration statement on Form S-1 registering the Centerprise shares to be offered in the IPO shall have become effective under the Securities Act, and no stop order suspending the effectiveness of such registration statements shall have been issued and remain in effect, and no proceedings for that purpose shall have been initiated or threatened by the SEC or any state regulatory authorities.

  . Injunctions. No preliminary or permanent injunction or other order or decree shall be pending before or issued by any federal or state court, which seeks to prevent or prevents the consummation of the IPO or any of the mergers and remains in effect.

  . Minimum Price. The initial public offering price of the Centerprise common stock shall not be less than $11.90 per share.

  . No Government Action. No state or federal government or government agency in the United States shall have taken any action, and no statute, rule or regulation shall have been enacted, which would prevent the completion of any of the mergers or make the completion of the mergers illegal.

  . Consents. All material governmental and third party waivers, consents and members' approvals required for the completion of the mergers and the transactions contemplated by the merger agreements shall have been obtained and be in effect.

  . No Legal Proceedings. No third party shall have filed or threatened an action, suit or proceeding with respect to the mergers that remains threatened or pending before any court, governmental authority or regulatory person.

  . Authorization. The requisite number of security holders of each respective Centerprise company shall have approved and adopted the merger agreements, the mergers and the transactions contemplated thereby in the manner required by any applicable law and the respective organizational documents.

  . Credit Facility. Centerprise shall have entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

Conditions to Obligations of each Centerprise Company and its Security Holders to Effect the Mergers

   In addition, unless waived by the applicable Centerprise founding company, the obligation of each Centerprise founding company and its security holders to consummate each respective merger is subject to additional conditions, including:

  . Representations and Warranties. The representations and warranties of Centerprise contained in each merger agreement shall be accurate in all material respects.

  . Covenants. Centerprise and each merger subsidiary shall have performed in all material respects the covenants required by each merger agreement.

  . Legal Opinion. Each Centerprise company shall have received a legal opinion from counsel to Centerprise.

  . Incentive Compensation Agreement. Each of the security holders of each of the Centerprise founding companies, other than Driver, IDA and Reppond, shall have been afforded the opportunity to enter into an incentive compensation agreement with Centerprise.

  . Employment Agreements. Certain officers of Driver, IDA and Reppond shall have been afforded the opportunity to enter into employment agreements with Centerprise.

  . Stockholders' Agreement. The security holders of each Centerprise Company and the other stockholders of Centerprise, other than those acquiring stock in the IPO, shall have entered into a stockholders' agreement.

  . Other Mergers. The parties to the other mergers shall have satisfied all conditions to their mergers.

Conditions to Obligations of Centerprise to Effect the Mergers

   In addition, unless waived by Centerprise, the obligation of Centerprise to complete each merger is subject to conditions, including:

  . Representations and Warranties. The representations and warranties of each Centerprise company and its security holders contained in the applicable merger agreement shall be accurate in all material respects.

  . Covenants. Each Centerprise company and its security holders shall have performed in all material respects the covenants required by the applicable merger agreement.

  . Legal Opinion. Centerprise shall have received a legal opinion from counsel to each Centerprise company.

  . Comfort Letters. Centerprise and the underwriters shall have received comfort letters in customary form from each of the Centerprise company's independent public accountants, dated the effective date of the Form S-1 and the closing date, or such other date reasonably acceptable to Centerprise, with respect to certain financial statements and other financial information included in the Form S-1 and any subsequent changes in specified balance sheet and income statement items, including total assets, working capital, total security holders' equity, total revenue and the total per share amounts of net income.

  . Stockholders' Agreement. The security holders of each Centerprise founding company shall have executed the stockholders' agreement.

   In addition, with respect to the mergers with the Centerprise companies other than Driver, IDA and Reppond, it shall be a further condition to Centerprise's obligation to close that these firms divest all attest services to the Attest Firms and execute a separate practice agreement, services agreement and incentive compensation agreement. See "Business of Centerprise After the Mergers--Employee Incentives" and "Certain Transactions--The Mergers."

Closing of the Mergers and Effective Time of the Mergers

   The closing of the transactions provided for in each merger agreement will occur on the date on which the IPO is completed. Each merger will occur at the time specified in the applicable certificate of merger is filed with the Secretary of State of the applicable state.

Conduct of the Centerprise Companies' Businesses Prior to the Mergers

   Under each merger agreement, during the period from the date of the merger agreement and continuing until the earlier of the termination of merger agreement and the closing date, each Centerprise company agreed to conduct its business in the ordinary and usual course and consistent with past practices, to use commercially reasonable efforts to preserve intact its business organization and goodwill, to keep available the services of its present officers and key employees, to preserve the goodwill and business relationships with clients and others having business relationships with it and not to engage in any action, directly or indirectly, with the intent adversely to impact the transactions contemplated by the applicable merger agreement. Each merger agreement places restrictions on the ability of the applicable Centerprise company to amend its organizational documents, issue or sell securities or grant options therefor, alter its capital structure, pay dividends or distributions, make material acquisitions, make material dispositions of assets, incur indebtedness or increase employee compensation or severance benefits.

No Solicitation

   Prior to the closing date or earlier termination of the applicable merger agreement, each Centerprise company and its security holders will not, and the Centerprise company will use its diligent efforts to cause its subsidiaries, directors, officers, agents and advisers not to, initiate, solicit, negotiate, encourage or provide non-public or confidential information to facilitate any proposal or offer to acquire all or any substantial part of the business and properties of the Centerprise company or any equity interest therein, and promptly advise Centerprise of the terms of any communications the Centerprise company or its security holders may receive or become aware of relating to any of the foregoing.

Termination of Each Merger Agreement

   Each merger agreement may be terminated and the merger transactions may be abandoned:

     (a) at any time prior to the closing date by mutual agreement of all parties;

     (b) in the event that:

      . a Centerprise company seeks to amend or supplement certain schedules of the applicable merger agreement;

      . such amendment or supplement constitutes or reflects a material adverse effect on the operations, assets, condition, operating results, client relations or prospects of the Centerprise company; and

      . Centerprise and a majority of the Centerprise companies do not consent to such amendment or supplement;

     (c) at any time prior to the closing date by Centerprise:

      . if the merger is not completed by August 31, 1999 other than on account of delay or default on the part of Centerprise or any of its stockholders or any of their affiliates or associates;

      . if the merger is enjoined by a final, unappealable court order not entered at the request or with the support of Centerprise or any of its stockholders or any of their affiliates or associates;

      . if the applicable founding company fails to perform in any material respect any of its material covenants in the respective merger agreement and does not cure such default in all material respects within thirty (30) days after written notice of such default is given to the applicable founding company by Centerprise; or

      . if the security holders of the applicable founding company fail to perform in any material respect any of their material covenants in the respective merger agreement and do not cure such default in all material respects within thirty (30) days after written notice of such default is given to the security holder representative by Centerprise;

     (d) by mutual consent of the managers, general partners or boards of directors of the founding company, as applicable, and the board of directors of Centerprise;

     (e) at any time prior to the closing date by the applicable founding company:

      . if the related merger is not completed by August 31, 1999 other than on account of delay or default on the part of the applicable founding company or its security holders, or any of their affiliates or associates;

      . if the related merger is enjoined by a final, unappealable court order not entered at the request or with the support of the applicable founding company or its security holders, or any of their affiliates or associates; or

      . if Centerprise fails to perform in any material respect any of its material covenants in the related merger agreement and does not cure such default in all material respects within 30 days after written notice of such default is given to Centerprise.

Expenses; Fees

   Each party will pay the fees and expenses it incurs in connection with the merger agreements, whether or not the merger is completed. Centerprise will pay the fees and expenses associated with its IPO and this joint information statement/prospectus, whether or not the IPO is completed.

Exchange/Issuance of Stock Certificates in the Mergers

   After each merger, each security holder in a founding company, other than those security holders who take required actions to properly assert their dissenters' rights under the applicable state law, will be entitled to receive certificates evidencing the number of shares of Centerprise common stock into which such securities are converted in each merger. Shares of Centerprise common stock into which such securities are to be converted in each merger are deemed to have been issued at the effective time of each merger.

Dissenters' Rights Regarding the Mergers

   State law entitles the record holders of shares of founding companies who follow the procedures specified by law to have their shares appraised and to receive the "fair value" of such shares in place of the consideration paid in the merger. The following discussion summarizes the applicable procedures that a record holder of a founding company must follow to demand and perfect their rights under state law. Because of the structure and mechanics of the various merger transactions, the holders of Follmer, Grace, Holthouse, IDA, Reppond Company, Reppond Administrators, VeraSource, Reznick and Simione are not entitled to dissenters' rights.

 Driver

   Although Driver is incorporated in Delaware, as a corporation conducting substantial business in California with more than half of its record holders having addresses in California, it is also subject to provisions of the California Corporations Code. Record holders of Driver common stock who do not desire to have their shares converted into shares of Centerprise common stock pursuant to the merger may choose to follow the procedures specified by either California law or Delaware law or both.

 California Law

   The following is a summary of Sections 1300 through 1304 of the California Corporations Code, the provisions of which are reproduced as Appendix A to this joint information statement/prospectus. Driver stockholders should carefully review California law as well as the information discussed below to determine their dissenters' rights.

   If a Driver stockholder elects to exercise its dissenters rights under California law, such stockholder must do ALL of the following:

     (1) not vote in favor of the merger;

     (2) within 30 days after Driver mails a notice of approval of the merger mail or deliver to Driver a written demand stating:

      . such dissenting stockholder's demand to have its shares purchased

      . the number of shares held by such dissenting stockholder that the stockholder demands that Driver purchase and

      . such dissenting stockholder's claim of the fair market value of the shares as of March 30, 1999, the day before the announcement of the Driver merger. Such statement of fair market value constitutes an offer by the dissenting stockholder to sell the shares at such price; and

     (3) within 30 days after Driver mails a notice of approval of the merger, submit to Driver the dissenting stockholder's share certificates stamped or endorsed with a statement that the shares are dissenting shares.

   All written demands or submission of share certificates should be addressed to: President, Robert F. Driver Co., Inc., 1620 Fifth Avenue, San Diego, California 92101-2797.

   Within ten days after approval of the merger by Driver's security holders, Driver will mail an approval notice to each dissenting security holder who has not voted in favor of the merger, together with a statement of the price determined by Driver to represent the fair market value of the shares held by such dissenting security holder, a brief description of the procedures to be followed in order for such dissenting security holder to pursue dissenters' rights, and a copy of Sections 1300 through 1304 of the California code. The statement of price by Driver constitutes an offer by Driver to purchase all shares held by a dissenting security holder at the stated amount.

   If Driver and the dissenting security holder agree that such dissenting security holder is entitled to receive payment for the shares of Driver held by such dissenting security holder and agree upon the price of such shares, Driver must pay the dissenting security holder such agreed upon price plus interest thereon within 30 days from the later of the date upon which such price was agreed or the date all contractual conditions to the applicable merger are satisfied.

   If Driver denies that such dissenting security holder is entitled to receive payment for the shares of Driver held by such dissenting security holder or if Driver and the dissenting security holder fail to agree upon the fair market value of shares of Driver common stock, then within six months after the date that the approval notice was mailed to the dissenting security holders, any dissenting security holder who has made a valid written purchase demand and who has not voted in favor of the Driver merger may file a complaint in California superior court requesting a determination as to whether such dissenting security holder is entitled to receive payment for the shares of Driver held by such dissenting security holder or as to the fair market value of such dissenting security holder's shares of Driver common stock.

 Delaware law

   The following is a summary of Section 262 of the Delaware General Corporations Law, the provisions of which are reproduced as Appendix B to this joint information statement/prospectus. Driver stockholders should carefully review Delaware law as well as the information discussed below to determine their dissenters' rights.

   If a Driver stockholder elects to exercise its dissenters rights under
Section 262 of Delaware law, such stockholder must do ALL of the following:

     (1) before the vote is taken at the Driver meeting, file with Driver a written demand for appraisal identifying the stockholder and expressly requesting an appraisal; this written demand for appraisal must be in addition to and separate from any vote against the merger agreement; neither voting against, abstaining from voting nor failing to vote on the merger agreement will constitute a demand for appraisal within the meaning of Section 262 of Delaware law;

     (2) not vote in favor of the merger agreement; and

     (3) continuously hold such shares through the effective time of the merger.

   All written demands for appraisal should be addressed to: President, Robert
F. Driver Co., Inc., 1620 Fifth Avenue, San Diego, California 92101-2797.

   Within 10 days after the effective date of such merger, Driver will notify each stockholder who has satisfied the requirements of Section 262 of Delaware law and not voted for the merger that the merger became effective. Within 120 days after the effective date of the merger, Driver or any stockholder entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the Driver stock held by all dissenting stockholders.

   If a petition for appraisal is timely filed, the court will determine which stockholders are entitled to appraisal rights and thereafter will determine the fair value of the Driver shares held by dissenting stockholders, excluding any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court shall take into account all relevant factors. If a petition for appraisal is not timely filed, then the right to appraisal shall cease.

   The costs of the proceeding may be determined by the court and taxed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   From and after the effective date of the merger, no dissenting stockholder shall have any rights of a Driver stockholder with respect to such holder's shares for any purpose, except to receive payment of its fair value and to receive dividends or other distributions payable to Driver stockholders of record at a date which is prior to the effective date of the merger. If a dissenting stockholder delivers to Driver a written withdrawal of the demand for an appraisal within 60 days after the effective date of the merger or thereafter with the written approval of Driver, then the right of such stockholder to an appraisal shall cease and such dissenting stockholder will be entitled to receive only the merger consideration.

 Berry Dunn

   The following is a summary of Sections 908 and 909 of the Maine Business Corporations Act, which sets forth the procedures that a dissenting Berry Dunn security holder must follow in order to perfect dissenters' rights under Maine law. Berry Dunn stockholders should carefully review Maine law as well as the information discussed below to determine their dissenters' rights.

   If a Berry Dunn stockholder elects to exercise its dissenters' rights under Maine law, such stockholder must do ALL of the following:

     (1) prior to or at the Berry Dunn meeting, deliver to Berry Dunn a written objection to the proposed merger;

     (2) not vote in favor of the merger agreement;

     (3) within 15 days after the Berry Dunn meeting, personally deliver or mail via certified or registered mail to Berry Dunn a written demand for payment of the fair value of the dissenting stockholder's shares of Berry Dunn that also specifies the stockholder's current address; and

     (4) at or within 20 days of filing the written demand for payment, submit to Berry Dunn the certificates representing the shares for which payment is demanded with a notation of such certificates that a demand for payment has been made.

   All written objections and demands for payment should be addressed to:
President, Berry, Dunn, NcNeil & Parker, 100 Middle Street, Portland, Maine
04104.

   Any shareholder failing either to object to the merger or to make demand in the time and manner provided shall be bound by the terms of the merger. Any Berry Dunn stockholder making such objection and demand shall thereafter be entitled only to payment as provided under Maine law and shall not be entitled to vote or to exercise any other rights of a shareholder.

   Within 25 days after the effective time of the merger, Berry Dunn will give written notice to each dissenting shareholder that the merger has been effected, and offering to pay for such shares at a specified price deemed by Berry Dunn to be the fair value thereof. Berry Dunn will offer the same price per share to all dissenting shareholders. The notice and offer shall be accompanied by a balance sheet of Berry Dunn, as of the latest available date, and a profit and loss statement for the 12 months' period ended on the date of such balance sheet. Within 20 days after the time which Berry Dunn is required to make a written offer to the dissenting shareholder, Berry Dunn or any dissenting shareholder may bring an action to determine the fair value of the Berry Dunn shares in the Superior Court in the county in Maine where the registered office of Berry Dunn was last located. However, no such action may be brought, either by Berry Dunn or by a dissenting shareholder, more than six months after the effective time of the merger.

   If an action to determine fair value is timely filed, the court will determine which shareholders are entitled to dissenters rights and thereafter determine the fair value of the shares.

 Urbach

   The following is a summary of Sections 623 and 910 of the New York Business Corporations Law, which sets forth the procedures that a dissenting Urbach security holder must follow in order to perfect dissenters' rights under New York law. Urbach shareholders should carefully review New York law as well as the information discussed below to determine their dissenters' rights.

   If an Urbach shareholder elects to exercise its dissenters' rights under New York law, such shareholder must do ALL of the following:

     (1) before the vote is taken at the Urbach meeting, file with Urbach a written objection that includes:

      . a notice of election to dissent from the merger

      . such shareholder's name and residence address

      . the number and class of shares as to which such shareholder is asserting dissenters' rights, and

      . a demand for payment of the fair value of such shares if the merger is approved;

     (2) not vote in favor of the merger agreement; and

     (3) within one month after filing with Urbach a written objection, submit to Urbach all share certificates representing Urbach stock for which such shareholder is asserting dissenters' rights.

   All written objections and submissions should be addressed to: President, Urbach Kahn & Werlin, 66 State Street, Albany, New York 12207.

   Within 10 days after approval of the merger, Urbach will give written notice of such approval to each dissenting security holder who filed a written objection and who did not vote in favor of the merger. Within 15 days after the effective time of the merger, Urbach will offer to pay each dissenting security holder a price that Urbach believes to be a "fair value" for the Urbach shares held by such dissenting holder. Urbach will offer the same price per share to all dissenting shareholders. At the time such offer is made, Urbach will provide to each dissenting security holder

     (1) who has submitted the certificates evidencing the applicable shares of Urbach an advanced payment equal to 80% of the offer price, and

     (2) who has not yet submitted the requisite certificates, a statement that it will make an advanced payment equal to 80% of the offer price promptly upon the submission of such certificates.

   Within 30 days after the date of such offer, a dissenting holder may accept the offer or agree with Urbach upon an alternate value for the dissenting security holder's shares. If Urbach fails to make an offer within the required 15-day period discussed above or a dissenting security holder rejects the offer and does not otherwise agree with Urbach within such 30 day period upon a value for the Urbach shares held by such holder, then Urbach will institute a special proceeding in the New York Supreme Court within 20 days after the expiration of the 15 or 30-day period discussed above, as the case may be, to determine the rights of the dissenting security holder and to fix the fair value of such holder's shares.

   The court will determine whether the holders are entitled to dissenters' rights and the fair value for such shares. In determining such fair value, the court will consider the nature of the transaction giving rise to the dissenting holder's right to receive payment, the effects of the transaction on Urbach and the security holders, the concepts and methods customarily used in the relevant securities and financial markets to determine the value of the share of a corporation engaging in a similar transaction under comparable circumstances, and all other relevant factors. Each party to the proceeding must bear its own costs and expenses, including attorneys' and experts' fees, unless the court, in its discretion, assesses all or part of such costs and expenses against either the dissenting holder or Urbach, as applicable.

 Mann Frankfort

   The following is a summary of Articles 5.11 and 5.12 of the Texas Business Corporation Act, which sets forth the procedures that a dissenting Mann Frankfort security holder must follow in order to perfect dissenters' rights under Texas law.

   If a Mann Frankfort shareholder elects to exercise its dissenters' rights under Texas law, such shareholder must do ALL of the following:

     (1) prior to the Mann Frankfort meeting, file with Mann Frankfort a written objection that includes:

      . a statement to the effect that such shareholder intends to exercise dissenters' rights if the merger is approved, and

      . such shareholder's address;

     (2) not vote in favor of the merger; and

     (3) within 10 days from the date of a notice from Mann Frankfort that the merger has been approved, which notice is required to be given within 10 days of the approval, make a written demand to Mann Frankfort for payment of the fair value of the Mann Frankfort shares held by such shareholder (which demand must state the number and class of shares owned by such shareholder and the estimated fair value of such shares determined by such shareholder).

   All written objections and demands should be addressed to: President, Mann Frankfort Stein & Lipp, 12 East Greenway Plaza, Suite 800, Houston, Texas 77046.

   Mann Frankfort will deliver notice that the merger was approved to each shareholder who timely filed a written objection and who did not vote in favor of the merger within 20 days after Mann Frankfort receives a demand for payment of the fair value of Mann Frankfort shares held by such dissenting holder, Mann Frankfort will send such holder a written notice to the effect that Mann Frankfort will pay either the amount claimed or some other amount as the fair value. If Mann Frankfort and the dissenting holder cannot agree upon the fair value, either party may file a petition in Texas court asking for a finding and determination of the fair value of such shares. Texas law defines "fair value" to mean the value of the shares as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed merger. The parties shall allocate court costs between themselves in such manner as the court shall determine to be fair and equitable.

Government and Regulatory Approvals

   It is a condition to the consummation of the transactions contemplated by each merger agreement that each of the Centerprise companies must have received necessary government and regulatory approvals prior to the merger. At any time before or after the effective time of the mergers the Federal Trade Commission or the Antitrust Division of the United States Department of Justice or any state could take action pursuant to the federal or state antitrust laws to seek to enjoin the consummation of a particular merger. Private parties may also seek to take legal action under the antitrust laws. Based on information available to them, each of the Centerprise companies believes that the merger applicable to each such Centerprise company can be effected in compliance with federal and state antitrust laws. None of the Centerprise companies is aware of any governmental or regulatory approvals required for the completion of the applicable merger, other than compliance with federal and applicable state securities and corporate laws.

                    CENTERPRISE SELECTED FINANCIAL DATA
                (in thousands, except share and per share data)

   Centerprise will acquire eleven companies simultaneously with the completion of the IPO. For financial statement presentation purposes, Centerprise has been identified as the "accounting acquiror." The table below presents unaudited pro forma combined financial data for Centerprise giving effect to the completion of the mergers and pro forma adjustments to the historical financial statements. The statement of operations data and the "as adjusted" balance sheet data also reflect the closing of, and the application of the estimated net proceeds from, the offering, at an assumed initial public offering price of $12.50 per share.

   The pro forma combined statement of operations data assume that the mergers and the IPO were completed on January 1, 1998. The pro forma combined balance sheet data assume that the mergers were completed on March 31, 1999. These data do not necessarily indicate the operating results or financial position that would have been achieved had the events described been completed on the dates assumed. You should not view the results as representative of the future operating results or financial position of Centerprise. See the unaudited pro forma combined financial statements and related notes and the historical financial statements of the Centerprise Companies and related notes included elsewhere in this prospectus. Selected financial data related to the historical balance sheet and statement of operations for Centerprise have been omitted as they are immaterial and do not provide meaningful information.

                                                    Pro Forma Combined
                                            -----------------------------------
                                                          Three Months Ended
                                             Year Ended        March 31,
                                            December 31, ----------------------
                                                1998        1998        1999
                                            ------------ ----------  ----------
Statement of Operations Data:
Revenues:
  Professional services(1).................  $  150,096  $   50,300  $   59,056
  Business and financial services..........      53,128      12,814      16,328
                                             ----------  ----------  ----------
    Total revenues.........................     203,224      63,114      75,386
Expenses:
  Professional services compensation and
   related costs (2).......................      95,367      29,923      38,218
  Business and financial services
   compensation and related costs (2)......      35,358       7,606      10,398
  Other operating expenses (3).............      37,611       9,392      10,764
  Depreciation and amortization (4)........      10,713       2,425       2,629
                                             ----------  ----------  ----------
Income from operations.....................      24,175      13,768      13,376
Other income, net (5)......................         126        (228)        228
                                             ----------  ----------  ----------
Income before income taxes.................      24,301      13,540      13,604
Provision for income taxes (6).............      12,035       5,995       6,020
                                             ----------  ----------  ----------
Net income.................................  $   12,266  $    7,546       7,584
                                             ==========  ==========  ==========
Net income per share.......................  $     0.47  $     0.29  $     0.29
                                             ==========  ==========  ==========
Shares used in computing net income per
 share (7).................................  26,343,290  26,343,290  26,343,290
                                             ==========  ==========  ==========

                                                               March 31, 1999
                                                             ------------------
                                                             Pro Forma    As
                                                             Combined  Adjusted
                                                             --------- --------
Balance Sheet Data:
  Working capital deficit................................... $ 96,787  $  2,208
  Total assets..............................................  295,050   297,701
  Total long-term debt, net of current portion..............   24,937     8,980
  Stockholders' equity......................................  116,395   230,931

--------

(1) Includes pro forma revenues associated with services agreements of $63,785, $23,912 and $26,469 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. The services agreements are non-exclusive and, with twelve months notice, the Attest Firms may change their staffing requirements. Accordingly, the pro forma service agreement revenues reflected above are not necessarily representative of Centerprise's results of operations for any future period.

(2) Reflects pro forma reductions in compensation and benefits to certain owners and employees of the founding companies. Such amounts include an aggregate of approximately $21,980, $9,186 and $7,457 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively. These individuals have agreed to these reductions in employment and incentive compensation agreements which will take effect upon completion of the offering.

(3) Reflects the reduction in other operating expenses related to non-recurring stock compensation charges for management of Centerprise, net of prospective compensation to management of Centerprise as agreed to in employment agreements. Such amounts totaled $15,534, $(210) and $2,287 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.



(4) Includes amortization related to $231,451 of goodwill to be recorded as a result of the mergers over a 40-year period and computed on the basis described in the notes to the unaudited pro forma combined financial statements.

(5) Reflects a reduction of net interest expense associated with long-term debt of Driver to be repaid from the proceeds of the offering of $939, $11 and $425 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

(6) Assumes all income is subject to a corporate income tax rate of 40% and assumes all goodwill is non-deductible.

(7) Includes:

    (a) 12,569,367 shares to be issued to the owners and employees of the founding companies in the mergers;

    (b) 3,870,633 shares held by initial investors and management of Centerprise; and

    (c) 9,903,290 of the 10,500,000 shares of common stock sold in the IPO, net of underwriting discounts, necessary to pay the cash portion of the merger consideration, to repay indebtedness and fund other obligations of the founding companies and to pay estimated expenses of the IPO.

            CENTERPRISE MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   You should read the following in conjunction with "Centerprise Selected Financial Data," the pro forma combined financial statements and related notes and the historical financial statements of the founding companies and related notes appearing elsewhere in this prospectus.

Introduction

 General

   Centerprise was created to become a leading provider of diversified professional, business and financial services and products to a broad spectrum of middle-market clients. Centerprise has conducted no operations and generated no revenues to date and has entered into agreements to acquire the founding companies simultaneously with the closing of the IPO. Centerprise's revenues are derived primarily from professional services and business and financial services and products. Centerprise's pro forma combined revenues for the year ended December 31, 1998 totaled $205.5 million, of which approximately 74% was derived from professional services and approximately 26% from business and financial services and products.

 Overview--Professional Services--Historical Results of Operations

   Centerprise's professional services firms provide a full range of consulting, accounting and tax services to middle-market clients. The following table presents the combined historical revenues of Centerprise's professional services firms for the periods shown:

                   Fiscal 1997                                     Fiscal 1998
                   -----------                                     -----------
                                    (Dollars in thousands)
                    $124,844                                        $149,280

   Professional services revenues are primarily affected by the number of billable hours and the realized rates per hour. Professional services expenses consist of member compensation and related costs, employee compensation and related costs and other operating expenses. Member compensation and related costs include all compensation and compensation-related expenses for senior professionals who share in each firm's profits. Employee compensation and related costs include all compensation and compensation-related expenses for non-member professionals and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, practice development, training, recruiting, office supplies and other such costs.

   Member compensation is primarily affected by the overall profitability of the firm which is affected by billable hours, realized rates per hour, employee compensation and related costs and other operating expenses. Employee compensation and related costs are primarily affected by the demand for qualified professionals within the professional services industry, a firm's leverage ratio and engagement efficiencies. Other operating expenses are primarily affected by the number and experience level of professional and administrative staff, prevailing rates of compensation, the amount and cost of leased office space, the firm's investments in information technology, the frequency of training and the extent to which a firm promotes its practice or develops new product lines.

 Overview--Business and Financial Services--Historical Results of Operations

   Centerprise's business and financial services firms provide insurance brokerage, employee benefits design and administration and related business and financial services and products to middle-market clients. The following table presents the combined historical revenues of Centerprise's business and financial services firms for the periods shown:

                   Fiscal 1997                                     Fiscal 1998
                   -----------                                     -----------
                                    (Dollars in thousands)
                     $44,916                                         $51,711

   Insurance brokerage commissions and related revenues are primarily affected by prevailing insurance premium levels, brokerage commission rates, the number of policies sold or renewed and the number of clients served. Revenues from employee benefits design and administration are primarily affected by the number of insured lives administered, the management fee per life and the prevailing rates for other services provided. Business and financial services expenses consist of producer compensation, employee compensation and related costs and other operating expenses. Producer compensation represents compensation paid to insurance brokerage producers. Employee compensation and related costs include all compensation and compensation-related expenses for management personnel and administrative staff. Other operating expenses consist of occupancy, information technology systems maintenance, promotional, training, office supplies and other such costs.

   Insurance brokerage producer compensation depends primarily upon the number of policies sold or renewed as such compensation is typically calculated as a percentage of commission revenues. Employee compensation and related costs are primarily affected by the size of the firm's staff, demand for qualified personnel in the industry and the firm's administrative efficiency. Other operating expenses are primarily affected by the size of the firm, the amount and cost of leased office space, the frequency of training and the extent to which a firm advertises or develops new lines of business.

 Overview--Centerprise--Unaudited Pro Forma Combined Results of Operations

   The following table sets forth the unaudited pro forma combined operating results of Centerprise for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999. For a discussion of the pro forma adjustments, see the unaudited pro forma combined financial statements and the notes thereto included elsewhere in this prospectus.

                                Year ended         Three Months Ended March
                            December 31, 1998                 31,
                          ----------------------------------------------------
                                                      1998           1999
                          (Dollars in thousands)  -------------  -------------
Revenues:
  Professional services.. $    150,096      73.9% $47,985  80.8% $56,032  80.7%
  Business and financial
   services..............       53,128      26.1   11,435  19.2   13,410  19.3
                          ------------ ---------  ------- -----  ------- -----
                               203,224     100.0   59,420 100.0   69,442 100.0
Expenses:
  Compensation and
   related costs.........      130,725      64.3   34,682  59.5   44,104  64.5
  Other operating
   expenses..............       37,611      18.5    9,275  14.9   10,763  14.3
  Depreciation and
   amortization..........       10,713       5.3    2,425   3.8    2,629   3.5
                          ------------ ---------  ------- -----  ------- -----
Income from operations... $     24,175      11.9% $13,768  21.8% $13,376  17.7%
                          ============ =========  ======= =====  ======= =====

   Centerprise's expenses consist of payroll and related costs of professional and administrative personnel, occupancy costs, practice development expenses, other operating expenses and depreciation and amortization expenses. Payroll and related costs include base and incentive compensation, related payroll taxes, group insurance and other employee benefit costs. Occupancy costs include rent related to office space, parking and repair and maintenance expenses. Practice development expenses include promotional expenses such as marketing and advertising and the cost of developing new clients. Other operating expenses include all other operating costs such as bad debt expense, travel, computer-operating expenses and other such costs.

Depreciation and amortization expense relates primarily to the depreciation of computer hardware and software and office furnishings and equipment as well as the amortization of goodwill associated with the mergers.

   Centerprise has created a unique compensation program for its professional services firms. Senior professionals' compensation is subject to contractual agreements regarding the amount and timing of payments made thereunder. These incentive compensation agreements provide for the retention by Centerprise of a specified fixed dollar amount ("Centerprise Base Earnings") of each firm's annual operating earnings before any compensation is paid to the firm's senior professionals. Such compensation program is designed to provide Centerprise with a baseline level of earnings before corporate expenses. Operating earnings in excess of a threshold amount will be subject to a split, with 40% of any such earnings retained by Centerprise and 60% allocated to the senior professionals. For more information concerning the compensation agreements, including the definitions of certain terms, see "Business of Centerprise after the Mergers--Employee Incentives--Professional Services." See also the unaudited pro forma combined financial statements and related notes included in this prospectus.

   On a pro forma combined basis, Operating Earnings, as defined below, Centerprise Base Earnings and senior professionals' compensation would have been as follows:

                                             Year Ended     Three Months Ended
                                          December 31, 1998   March 31, 1999
                                          ----------------- ------------------
                                                 (Dollars in thousands)
      Operating Earnings.................      $56,794           $30,825
      Centerprise Base Earnings..........      $29,871           $14,178
                                               -------           -------
      Senior professionals'
       compensation......................      $26,923            16,647
      Senior professionals' compensation
       as a percentage of Operating
       Earnings..........................        47.4%             54.0%

   As shown in this table, "Operating Earnings" means the combined operating income of the professional services firms plus related depreciation, amortization and senior professionals' compensation.

   Centerprise expects to realize certain savings following the mergers as a result of the integration of services, products and offices; operating efficiencies and purchasing economies of scale in areas such as systems components and development, telecommunications and other operating expenses; and the consolidation of insurance, employee benefits and other administrative expenses. Centerprise has not and cannot quantify these savings until completion of the mergers and the integration of the founding companies. Centerprise also expects to incur additional costs associated with public ownership, corporate management and administration and the initial creation of its technology infrastructure. However, these costs, except for prospective compensation payable pursuant to employment agreements with management, cannot be quantified accurately at this time. Accordingly, except for such prospective compensation, neither the expected savings nor the expected costs have been included in the unaudited pro forma combined financial statements of Centerprise. These various future costs and possible future cost savings may make useful comparisons of future operating results with historical operating results difficult.

   Centerprise's professional services firms recognize revenues as the related services are provided and bill clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Any anticipated losses expected to be incurred in connection with the completion of a project are recognized when known taking into account any fixed price agreements that may be in process. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

   Centerprise's insurance brokerage businesses principally recognize commission income on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by Centerprise. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided. Centerprise's third party administration business recognizes revenues as the related services are provided. Centerprise bills administration fees for administering its customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month and Centerprise receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

 Seasonality

   Centerprise's professional services firms regularly experience higher revenues in the first and second calendar quarters due to a number of factors, including the seasonality of accounting, tax processing, tax planning and related professional services. On a pro forma combined basis for the year ended December 31, 1998, Centerprise generated approximately 31% of its revenues in the first quarter, 24% in the second quarter, 23% in the third quarter, and 22% in the fourth quarter. Centerprise believes that quarter-to-quarter comparisons of results of operations are not necessarily meaningful or indicative of the results that Centerprise may achieve for any subsequent quarter or fiscal year.

   On a prospective basis, Centerprise's baseline earnings from its professional services firms will be recognized as earned on a basis consistent with the seasonality of the underlying Subsidiary Operating Earnings. Centerprise's earnings from professional services firms in excess of baseline earnings will also be recognized as earned on a seasonal basis.

 Pro forma combined results for the three months ended March 31, 1999 compared to the three months ended March 31, 1998

   Revenues. Professional services revenues increased $8.8 million, or 17.4%, from $50.3 million in the three months ended March 31, 1998 to $56.0 million in the three months ended March 31, 1999, primarily due to the expansion of the professional services firms' practices, increases in billing rates, billable hours, the addition of clients and an increase in revenues derived from special projects. Business and financial services revenues increased $3.5 million, or 27.4%, from $12.8 million in the three months ended March 31, 1998 to $16.3 million in the three months ended March 31, 1999 due to the acquisition of insurance brokerage firms, an increase in the insurance premiums upon which the revenues are based and the addition of new customers.

   Revenues from attest services were approximately $24.7 million and $27.3 million or 39% and 33% of total revenues for the three months ended March 31, 1998 and 1999, respectively. These revenues are based on estimates of the historical attest services as such is defined from state to state and historical average realization rates. Attest services revenues increased $3.4 million or 10.5% primarily due to increased billing rates, the addition of new clients and an extension of attest services to existing clients.

   Compensation and Related Costs. Compensation and related costs increased $11.1 million, or 29.5%, from $37.5 million in the three months ended March 31, 1998 to $48.6 million in the three months ended March 31, 1999, primarily due to salary increases, signing bonuses and staff additions. As a percentage of revenues, these expenses increased from 59.5% in the three months ended March 31, 1998 to 64.5% in the three months ended March 31, 1999.

   Other Operating Expenses. Other operating expenses increased $1.4 million, or 14.6%, from $9.4 million in the three months ended March 31, 1998 to $10.8 million in the three months ended March 31, 1999, primarily due to non-recurring stock compensation to management of Centerprise as well as an increase in occupancy costs, selling, general and administrative expenses and legal fees related to the mergers. As a percentage of revenues, these expenses decreased from 14.9% in the three months ended March 31, 1998 to 14.3% in the three months ended March 31, 1999.

   Depreciation and amortization. Depreciation and amortization expense increased $204,000 or 8.4% from $2.4 million in the three months ended March 31, 1998 to $2.6 million in the three months ended March 31, 1999, primarily due to an increase in depreciation expense resulting from additional equipment and leasehold improvement purchases. As a percentage of revenues, these expenses decreased from 3.8% in the three months ended March 31, 1998 to 3.5% in the three months ended March 31, 1999.

 Pro Forma Combined Liquidity and Capital Resources

   The principal sources of liquidity for the founding companies have historically been cash flows from operating activities. After the completion of the mergers and the IPO, Centerprise will have a working capital defecit of approximately $2.2 million. Centerprise expects to repay approximately $18.0 million of short-term and long-term debt of Driver, from the net proceeds of the IPO. Driver incurred the debt in connection with a recapitalization.

   Centerprise is seeking to obtain a revolving credit facility of up to $100 million. Although the facility is expected to be available upon the completion of the IPO, Centerprise has not obtained any commitment nor can there be any assurance that Centerprise will be able to obtain this facility or other financing it may need on terms it deems acceptable. It is expected that the facility, if obtained, will require Centerprise to comply with various loan covenants, including maintenance of certain financial ratios, including minimum tangible net worth, restrictions on additional indebtedness and restrictions on liens, guarantees, advances and dividends. The facility is intended to be used for acquisitions, capital expenditures, working capital and other general corporate purposes. Obtaining a credit facility in an amount not less than $75 million is a condition to closing of the mergers.

   Capital expenditures for the founding companies were $5.2 million for the year ended December 31, 1998, primarily for purchases of equipment. Centerprise believes that cash flow from operations, borrowings under the proposed revolving credit facility and the unallocated net proceeds of the IPO, if any, will be sufficient to fund Centerprise's expected working capital needs, debt service requirements and planned capital expenditures for at least the next 12 months. Centerprise anticipates borrowing approximately $27.9 million under the facility during the six months following the closing of the IPO to fund a portion of its working capital needs. These working capital needs arise primarily because most of the existing working capital of the founding companies is being distributed in connection with the mergers. The working capital borrowings will be repaid as Centerprise begins to generate cash flow from operations, which is anticipated to occur between 90 and 120 days following the closing of the IPO.

   Centerprise will incur contingent payment obligations in connection with the mergers. See "Certain Transactions--The Mergers" for detailed information concerning these payments. Centerprise intends to fund any required payments from operating cash flow, borrowings under the proposed revolving credit facility, unallocated offering proceeds or a combination of these sources.

   Centerprise intends to pursue selected acquisition opportunities but cannot predict the timing or success of any acquisition efforts. Accordingly, Centerprise is unable to estimate its expected capital commitments. Funding for future acquisitions will likely come from a combination of the unallocated net proceeds of the offering, internally generated cash flow from operations, borrowings under the anticipated revolving credit facility or other debt financings and the issuance of additional equity. See "Risk Factors-- Centerprise may not be able to obtain adequate financing to implement its strategies."

 SAB 97

   SEC Staff Accounting Bulletin No. 97 ("SAB 97") requires the application of purchase accounting when three or more substantive operating entities combine in a single business combination effected by the issuance of stock just prior to or simultaneously with an initial public offering and the combination does not meet the pooling-of-interest criteria of Accounting Principles Board Opinion No. 16. Centerprise has been identified as the accounting acquiror in accordance with the provisions of SAB 97, which states that the recipient of the largest portion of voting rights in the combined corporation is presumed to be the accounting acquiror for financial statement presentation purposes. Accordingly, the excess purchase price over the fair value of the net assets acquired from the founding companies of approximately $231.5 million will be amortized over a period of 40 years as a non-cash charge to Centerprise's income. This amortization will be approximately $5.8 million per year.

 Amortization of Intangible Assets

   The $231.5 million of goodwill resulting from the mergers represents approximately 77.7% of Centerprise's pro forma total assets as of December 31, 1998. Centerprise plans to evaluate continually whether events or circumstances have occurred that indicate that the remaining useful life of goodwill may warrant revision. Additionally, in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," Centerprise will evaluate any potential goodwill impairments by reviewing the future cash flows of respective acquired entities' operations and comparing these amounts with the carrying value of the associated goodwill.

 Recently Issued Accounting Standards

   Segment Reporting. In June 1997, the FASB issued SFAS No. 131, "Disclosures About Segments of An Enterprise and Related Information." SFAS No. 131 establishes standards for reporting information about operating segments in annual financial statements and in interim financial reports issued to stockholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. In general, such information must be reported externally in the same manner used for internal management purposes. SFAS No. 131 is effective for financial statements issued for periods beginning after December 15, 1997. In the initial year of adoption, comparative information for earlier years must be restated. Since SFAS No. 131 only requires disclosure of certain information, its adoption will not affect Centerprise's financial position or results of operations.

   Accounting for Derivative Instruments and Hedging Activities. In June 1998, FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes a new model for accounting for derivatives and hedging activities, supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000, but earlier adoption is permitted. Upon initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. Recognition of changes in fair value depends on whether the derivative is designated and qualifies as a hedge, and the type of hedging relationship that exists. Centerprise does not currently hold any derivative instruments or participate in any hedging activities.

Inflation

   Substantially all of Centerprise's client services agreements and insurance policies allow, at the time of renewal, for adjustments in the fees payable thereunder and thus may enable Centerprise to seek increases in the amounts charged. Such increases have historically allowed the founding companies to respond to increases in their costs, the most significant component of which is compensation expense. The substantial majority of these agreements and policies are for one year or less and the remaining agreements and policies are for terms of up to two years. The short-term nature of these agreements and contracts generally reduce the risk to Centerprise of the adverse effect of inflation.

Year 2000 Compliance

   The year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Computer programs that have time-sensitive hardware and software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, bill and collect fees, or engage in similar normal business activities.

   Each founding company has undertaken the following five-phase approach to assessing its year 2000 risks:

     1. appoint internal teams and assess systems;

     2. evaluate assessment results and perform project planning;

     3. execute system upgrades and replacements based on plan;

     4. test systems; and

     5. develop contingency planning.

   Each founding company has completed phases 1 and 2 for all critical hardware and software systems. Because of the founding companies' reliance on third party industry specific software products and mainstream hardware components, they have focused their preparation for year 2000 almost exclusively on upgrading software and hardware products to vendor-certified year 2000 compliant versions. In cases where vendors did not provide upgrade solutions, or where business needs indicated that a change in software and/or hardware solutions was appropriate, new solutions were identified for implementation.

  Centerprise believes that it has satisfactorily assessed its internal risks with respect to its information technology systems and is in the process of identifying its non-information technology systems to assess their year 2000 readiness. Critical information technology systems include time and billing, accounts receivable and cash collections, accounts payable and general ledger, human resources and payroll, cash management, fixed assets and all information technology hardware, such as desktop/laptop computers and data networking equipment. Critical non-information technology systems include telephone systems, fax machines, copy machines and building security systems. To date, Centerprise has not identified any material year 2000 problems with information technology or non-information technology systems.

   At this time, Centerprise assesses its year 2000 status for its significant systems as follows:

     . Laptop/desktop/servers. Each founding company reports substantial completion of equipment upgrades or replacements.

     . General accounting systems. All of the founding companies have completed the upgrades and replacements, with the exception of Grace which expects to purchase and install new software by September 1, 1999.

     . Time and billing/practice management. All of the professional services firms utilize vendor-certified year 2000 compliant versions of their practice management systems.

     . Tax processing software. All of the professional services firms report successful migration to year 2000 compliant versions of their tax processing software.

     . Agency management. All of the business and financial services firms report that their core business record keeping and billing systems are on vendor-certified year 2000 compliant versions of software.

     . Non-information technology systems. Berry Dunn has a non-year 2000 compliant voicemail system that must be replaced, and Reppond has a non-compliant phone system. Each of these systems is scheduled for replacement by September 1, 1999.

   Based on an ongoing survey of year 2000 project progress, Centerprise currently estimates that the total cost of its year 2000 compliance and remediation activities will be approximately $400,000 to $500,000, of which approximately $380,000 had been incurred as of March 31, 1999. Of the estimated total year 2000 costs, approximately $50,000 represents costs associated with repair of software problems and approximately $400,000 represents the purchase of replacements or upgrades of software or hardware. However, Centerprise cannot guarantee that actual compliance costs will fall within the range of this estimate, that any future acquisition of a business will not require substantial year 2000 compliance expenditures or that precautions that Centerprise has taken to protect its business from or minimize the impact of year 2000 issues will be adequate. Any damage to Centerprise's information processing system, failure of telecommunications lines or breach of the security of its computer systems could result in an interruption of operations or other loss which may not be covered by insurance and could harm Centerprise's business, financial condition or results of operations.

   Each of the founding companies is assessing the year 2000 readiness of its significant customers, business partners and vendors to determine the extent to which Centerprise's interface systems are vulnerable to the failure of those third parties to remediate their own year 2000 issues. To date, Centerprise is not aware of any significant customers, business partners or vendors with a year 2000 issue that would materially affect Centerprise or a founding company. However, Centerprise cannot guarantee that the systems of other companies, on which Centerprise's operations rely, will be timely converted or that failure to timely convert would not harm Centerprise's business, financial condition or results of operations.

   Centerprise believes that each founding company has a program in place to resolve the year 2000 issue in a timely manner. In assessing their year 2000 risks, none of the founding companies have engaged in any independent verification or validation processes.

   Centerprise has commenced its contingency planning for critical operational areas that might be affected by the year 2000 issue if compliance by Centerprise is delayed. Elements of Centerprise's contingency plans include switching vendors and third party suppliers and using manual processes that do not rely on computers. Centerprise expects to complete its contingency planning by September 30, 1999. Aside from catastrophic failure of banks, utilities or governmental agencies, Centerprise believes that it could continue its normal business operations. Unless such catastrophic failure occurs, Centerprise does not believe that the year 2000 issue will impair its results of operations, liquidity or capital resources.

   Several of the Centerprise companies have information technology consulting practices that have periodically been asked by clients to provide certain year 2000 consulting services. Although Centerprise believes, based on the services the founding companies have provided to date, that it has limited exposure to claims that may be asserted by clients whose systems might be compromised as a result of a year 2000 related malfunction, there can be no assurance that material claims will not be made.

                               INDUSTRY OVERVIEW

The Competitive Environment

   According to the U.S. Department of Commerce, firms providing traditional accounting services--accounting, auditing and bookkeeping--generated approximately $59.3 billion in revenues in 1997. Such revenues were projected to grow to $65.8 billion for 1998, with further growth expected at an annual rate of 9% to 10% from 1999 through 2002, assuming moderate U.S. economic growth.

   According to a report published by the American Institute of Certified Public Accountants in 1996, the distribution of AICPA members employed by accounting firms was as shown below. The italicized headings reflect Centerprise's categorizations.

                                                   Total
                                              Number of AICPA     Average
                                    Number of   Members in    Number of AICPA
               Firm Size              Firms        Firms      Members per Firm
     ------------------------------ --------- --------------- ----------------
     The Big Five
       Big Five....................       5        20,928          4,185
     Regional Firms
       Next six largest firms......       6         3,516            586
       Firms with more than 100
        members....................      16         2,237            139
       Firms with 50 to 99
        members....................      50         3,265             65
       Firms with 25 to 49
        members....................     215         6,948             32
     Local Firms
       Firms with 10 to 24
        members....................   1,218        17,003             13
       Firms with 5 to 9 members...   2,937        18,767              6
     Tax and Bookkeeping Firms
       Firms with 2 to 4 members...  11,586        29,547              2
       1 member....................  30,406        30,406              1
                                     ------       -------
                                     46,439       132,617
                                     ======       =======

   Based on the pro forma combined revenues of Centerprise's eight professional services firms for the fiscal year ended December 31, 1998, Centerprise would have been ranked No. 13 in Accounting Today's 1999 Top 100 Accounting Firms had the firms been combined throughout such period.

   Centerprise categorizes the competitive environment in the following manner:

  . The Big Five. This segment consists of Arthur Andersen, Deloitte &
    Touche, Ernst & Young, KPMG and PricewaterhouseCoopers. These multinational firms provide diversified professional, business and financial services and products primarily to publicly-held corporations and large privately-held companies, focusing mainly on Fortune 1000 companies.

  . Regional Firms. These firms provide services primarily to privately-held, middle-market clients. Firms in this segment continue to expand service and product offerings beyond traditional accounting.

  . Local Firms. This segment is comprised of firms whose clients are primarily small, local businesses. Many of these firms have also begun to offer non-traditional services and products, typically on a niche basis.

  . Tax and Bookkeeping Firms. These businesses generally provide basic bookkeeping, tax return preparation and traditional accounting services to small businesses and individuals. This segment is extremely fragmented, consisting of approximately 42,000 firms and/or sole practitioners. This category also includes storefront operations of franchisors.

   Centerprise believes that its primary competitors in the accounting industry are the regional firms, although it also competes for certain clients and in certain markets with the Big Five, other national firms and larger local firms. Although a trend toward consolidation among accounting firms is emerging, the regional and local segments are still highly fragmented, with no single firm accounting for more than 1% of the industry's total revenues. Centerprise believes that the fragmented nature of these segments presents opportunities for future acquisitions.

Industry Opportunities

   Centerprise believes that certain industry trends have created a significant opportunity for a company that provides high quality professional, business and financial services and products to middle-market clients. Centerprise intends to capitalize on this opportunity by using its professional services firms as focal points for delivering its high quality services and products. Industry trends include the following:

 Client-Driven Expansion of Services Provided by Trusted Advisors

   Centerprise believes that client demands are redefining the lines that once separated the delivery of traditional accounting services from other professional, business and financial services and products. Management believes that this has occurred primarily because clients are willing to use outside service providers to meet their increasingly complex needs.

   According to U.S. Department of Commerce analysts, the accounting profession is facing greater demand for consulting services. Revenues of the Accounting Top 100 increased 24% to $31.6 billion in 1998 from $25.5 billion in 1997. Consulting services represented the biggest factor in this growth, outpacing growth in revenues from tax services and from accounting and auditing services. Clients whose engagements have traditionally been limited to accounting and tax services are increasingly looking to their accounting professionals to provide--or refer them to--additional services such as management consulting, insurance brokerage, employee benefits design and administration and information technology consulting. Centerprise believes that clients are increasingly seeking a single provider of multiple outsourced services and that accounting professionals are uniquely situated to respond to these demands because of their existing position as trusted advisors to these clients. Centerprise believes that it is able to capitalize on this trend through its network of trusted advisors and its expertise in business and financial services and products, including insurance brokerage and employee benefits design and administration services.

 Increasingly Complex Needs of Middle-Market Clients

   Centerprise believes that the Big Five are increasingly focused on the needs of their largest, publicly-held corporate clients. A 1998 survey by Public Accounting Report stated that of the approximately 14,000 publicly-held clients served by the top 100 accounting firms in that survey, approximately 90% were being served by the Big Five. The Big Five have developed globally diversified business, financial and consulting services in response to the complex needs of these large clients. Centerprise believes that the needs of middle-market clients are increasingly complex, creating opportunities for large, regional accounting firms to expand their service and product offerings beyond traditional accounting. Revenues of the Top 100 other than the Big Five grew to $4.9 billion in 1998, an increase of 23% from 1997. Consulting revenues were the most significant contributor to this growth.

 Changing Regulatory Environment

   As demand for non-traditional services from accounting firms has increased, state regulations are evolving to keep pace with this new industry dynamic. Accordingly, as more states allow CPAs to diversify into new business lines, there is increasing opportunity for and competitive pressure on accounting firms to enter into these businesses. Centerprise believes that many local and regional accounting firms do not have access to capital, possess the expertise necessary or offer the diversified services required to compete effectively in this evolving market environment.

                 BUSINESS OF CENTERPRISE AFTER THE MERGERS

Introduction

   Centerprise is a leading provider of professional, business and financial services and products to middle-market clients. Centerprise offers a full range of consulting, accounting, tax and related professional services, as well as complementary business and financial services and products such as insurance brokerage and employee benefits design and administration. More than 2,000 employees provide these services and products to clients located throughout the United States. Centerprise principally focuses on middle-market clients that are privately-held companies in a variety of industries, governmental and not-for-profit entities and affluent individuals and families.

   Centerprise has assembled a group of founding companies with expert capabilities, reputations for quality, effective leadership and strong "trusted advisor" relationships with clients. These companies have been in business an average of 27 years. On a combined historical basis, revenues of these companies increased from $169.8 million in fiscal 1997 to $201.0 million in fiscal 1998, representing an annual growth rate of 18.4%.

Business Strategy

   Centerprise's goal is to provide middle-market clients with personalized, local service backed by the resources and capabilities of a national firm. To implement its business strategy, Centerprise will:

  . Develop and Deliver High Quality Services and Products. Centerprise currently offers a broad range of high quality professional, business and financial services and products. Centerprise intends to improve and develop its service and product offerings through innovation and selected acquisitions and alliances.

  . Create National Practices by Capitalizing on Existing Expertise. Several of Centerprise's founding companies have developed strong national or regional reputations relating to a particular industry, service or product. For example, Centerprise has significant advisory expertise in the real estate, manufacturing, health care and construction industries. It provides specialized services including litigation consulting and information technology consulting. Centerprise also has expertise in insurance brokerage and employee benefits administration services. Centerprise intends to use its national practices as:

    . Clearinghouses of knowledge that provide industry, service or product expertise to all Centerprise business units.

    . Resources for the development of "best practices" that will be used for training, continuing education and practice development throughout Centerprise.

    . Platforms for identifying, integrating and managing future acquisitions and alliances.

  . Expand Presence in Key Geographic Markets. Capitalizing on the strong reputations of its founding companies, Centerprise intends to build upon its local presence through selected acquisitions in its current markets. At the same time, Centerprise intends to take advantage of its geographic diversity by adopting a marketing strategy that promotes the Centerprise brand nationally and highlights Centerprise's expanded functional capabilities and market presence.

  . Integrate its Management and its Information Systems. Centerprise recognizes the importance of integrating and coordinating its business units and systems and has hired a chief integration officer to lead this process. Centerprise's executive management team will work closely with the business units to implement and integrate Centerprise's business and growth strategies.

Internal Growth Strategy

   To execute its growth strategy, Centerprise will:

  . Build Upon Trusted Advisor Relationships. Centerprise believes that its trusted advisor relationships present an opportunity to provide additional services and products to clients. Centerprise intends to build upon these relationships by using its professional services firms as the focal points for delivering Centerprise's diversified services and products. By capitalizing on its client relationships as well as its reputation for quality, each Centerprise business unit can help direct its clients to the expertise, services and products that provide the best solutions to their business and personal needs.

  . Institute Incentives for Client and Knowledge Sharing. Centerprise intends to implement incentives to motivate the sharing of client relationships and expertise throughout Centerprise. In addition, Centerprise uses stock ownership to align the objectives of its business units.

  . Capture Benefits of Scale. Centerprise believes that it can achieve certain benefits as a result of its size. Its combined client base, number of professionals and industry and product specialties provide opportunities to create national practices. Centerprise's broad geographic coverage will enable it to serve clients as they expand into new markets. In addition, Centerprise believes that it can reduce costs through greater purchasing power in key expense areas and by eliminating or consolidating certain duplicative administrative functions.

Acquisitions and Alliances

   Centerprise believes that the emergence of a diversified professional, business and financial services industry will create acquisition opportunities. Centerprise believes that many regional and local firms will need to join larger enterprises that provide the resources and breadth of service and product offerings necessary to fulfill client needs and to compete successfully in this evolving market. As a result, Centerprise expects that numerous firms will explore alternatives to independent ownership.

   Centerprise intends generally to focus on acquisition targets that have a strong financial history, offer effective management and entrepreneurial leadership and have strong client relationships. In particular, Centerprise intends to seek acquisition and alliance candidates that:

  . provide a professional services practice with a national or regional reputation;

  . expand Centerprise's offerings and expertise to build and enhance national practices;

  . function as a distribution point by providing a local presence in new geographic markets; or

  . expand the presence of Centerprise's existing platforms in their geographic markets.

   Centerprise believes that the opportunity to be acquired by Centerprise will be attractive to many local and regional firms. Centerprise will offer owners of such firms the benefits of its business strategy, including:

  . the opportunity to better serve their clients' needs;

  . opportunity to enhance current and future profitability;

  . access to new technology and operational processes; and

  . enhanced financial resources and visibility as a public company.

   As a result of discussions with many companies during its formation process, Centerprise has developed a significant list of potential acquisition candidates. In addition, each founding company has memberships in industry associations and relationships with other firms that will be used to further expand the list of potential acquisition candidates. These candidates include accounting firms, information technology consulting firms, financial service firms, business consulting firms, insurance brokerage firms, third party administrators and professional staffing firms.

   As consideration for future acquisitions, Centerprise intends to use various combinations of cash, debt and common stock. Other than in connection with the mergers, Centerprise is not currently a party to any agreements regarding any acquisitions.

   In addition to acquisitions, Centerprise will pursue alliances with other providers who offer quality services and products that are not directly offered by Centerprise. For example:

  . Centerprise is the only U.S. member of Urbach Hacker Young International
    Limited, an international strategic alliance of 42 international firms from 36 countries. Through this alliance, Centerprise can assist clients in achieving their business and financial objectives in the international marketplace.

  . Centerprise has an alliance with Omnitech Corporate Solutions, Inc., an information technology consulting firm located in the Northeast. Through this non-exclusive arrangement, Omnitech has been identified as one of Centerprise's preferred providers of network services, internet design and implementation, software development, sales force automation and other information technology services to Centerprise's clients.

Services and Products

 Professional Services

   Consulting Services. Centerprise offers a broad array of consulting and other advisory services including:

  . management, profit improvement and mergers and acquisitions consulting;

  . international business advisory services;

  . succession and estate planning;

  . business valuations; and

  . personal financial planning.

The number and variety of these services reflect the breadth of the expertise of Centerprise's professionals as well as the diversity of its clients. Centerprise has designed many of these services for clients in particular industries.

   Accounting Services. Centerprise provided accounting services such as:

  . budgets;

  . business plan preparation and related cash flow projections;

  . internal control and operational review;

  . insolvency services;

  . receivables and cash flow management;

  . due diligence review; and

  . controllership activities.

These services are often tailored and packaged to serve clients' particular needs. Under non-exclusive services agreements, Centerprise provides professional personnel to perform field work and other accounting services for the Attest Firms.

   Tax Services. Centerprise provides clients with a complete range of tax services. Centerprise assists its clients in planning their overall business structures and operations to minimize federal, state, local and foreign taxes. Centerprise provides tax return preparation, tax compliance services and business, individual and estate planning services. A significant portion of these tax services are nondiscretionary and compliance driven.

   Specialized Services. Centerprise has developed significant practices in certain specialized services offered to clients across industry lines. Centerprise intends to build national practices based on these specialized services, which include:

  . Litigation Consulting Services. Centerprise provides litigation consulting services, which include analyzing and providing expert opinions and testimony on complex financial disputes.

  . Information Technology Consulting Services. Centerprise's information technology consultants advise clients as to strategic systems planning, application systems selection and procurement, network design and installation, software implementation management and systems security.

   Industry Expertise. Centerprise has considerable expertise with respect to certain industries and can tailor its consulting, accounting and tax services to specific business, regulatory or competitive environments. Centerprise intends to build national practices based on these areas of expertise, which include:

  . Real Estate. Centerprise has a nationally recognized practice serving the unique needs of the real estate industry. It advises clients as to structuring real estate investments, financings and transactions, investment analysis, tax compliance and planning, due diligence, real estate syndication and operational real estate projections.

  . Manufacturing. Centerprise advises its manufacturing clients as to implementing inventory management systems, cost and pricing systems and quality management systems required for industry recognized certifications such as ISO and QS 9000 registration.

  . Health Care. Centerprise advises hospitals, nursing homes and other health care industry clients as to physician practice valuation, billing code and rate audits, medicare and medicaid reporting and auditing, medical records management and patient billing systems.

  . Construction. Centerprise advises construction contractors and related clients as to estimating and job cost management systems, contract auditing, bonding capacity analysis, capital equipment financing options and other special projects.

 Business and Financial Services

   Insurance Brokerage Services. Centerprise offers its clients access to a variety of insurance products, including property and casualty insurance, workers compensation coverage, surety bonds and health and life insurance programs. Centerprise brokers property and casualty insurance to companies with diverse insurance requirements, ranging from comprehensive business packages for small, local businesses to large portfolios for international corporations. Centerprise also brokers life and health insurance products, administers benefits and provides other services for its clients' employee benefits programs. In addition, Centerprise has established relations with most major bonding companies, that allow it to provide a variety of surety bond products. Centerprise also counsels business owners and executives as to 401(k) products, comprehensive risk management planning and analysis of retirement, executive benefits and financial and estate plans.

   Centerprise's insurance services businesses do not currently engage in activities that involve bearing the risk of an insured's loss. Centerprise may in the future enter this segment of the industry, through acquisition or otherwise, by underwriting certain products in which Centerprise has particular expertise through its brokerage activities. Centerprise has no current plans to engage in risk-bearing activities. Expansion into this area would involve risks. See "Risk Factors--Centerprise may expand its insurance business to include activities that involve bearing the risk of loss."

   Employee Benefits Design and Administration. Centerprise offers comprehensive employee benefits design and third party administration services to businesses and governmental units. Centerprise designs self-funded employee benefits plans that allow an employer to structure a traditional indemnity plan or to take advantage of preferred provider or managed care options. Centerprise procures quotes for insurance from stop loss carriers and provides claims processing, plan performance and other administrative services. Centerprise administers a wide variety of plans, including medical, dental, group life, group disability, COBRA and Section 125 plans. Revenues from these services primarily consist of per employee fees for administrative services and commissions from stop loss carriers. Centerprise believes that the systems, programming and data processing infrastructure in place for these services has the capacity to handle significantly greater number of plans and covered employees without significant incremental investment.

Employee Incentives

   The performance of Centerprise's employees is critically important to its success. Senior employees, many of whom were the owners or principals of the founding companies before the Mergers, must continue to generate and maintain business as they have historically. In addition, because of their prominence and client relationships, Centerprise anticipated that these employees will play an important role in generating cross-selling opportunities and attracting acquisition candidates.

   The principal objectives of Centerprise's compensation program include:

  . motivating employees to increase Centerprise's overall profitability through new business, cross-selling and the integration of services, products and offices;

  . creating incentives that motivate each business unit to increase its profitability; and

  . retaining and motivating top performing employees and attracting additional employees and acquisition candidates by providing competitive compensation.

 Professional Services

   Centerprise's senior professionals are taking significant cuts in cash compensation--in some cases more than 50%--in order to join Centerprise. However, Centerprise believes that these individuals will continue to be highly motivated to perform through their significant equity interests in Centerprise as a result of the mergers and the issuance of stock options and their opportunity to share in the growth of their firm's earnings as discussed below. Other professionals who are on the "partner track" will be eligible to receive Centerprise stock options and upon "making partner" will be able to share in potential increases in their firm's earnings. The mergers will not directly affect the current compensation of such employees.

   Compensation Program. The senior professionals of each Centerprise professional services firm will enter into firm-specific incentive compensation agreements with Centerprise. These agreements allocate significant portions of the Subsidiary Operating Earnings of each professional services firm to its senior professionals (the "participants") as compensation.

   On an annual basis, Centerprise will retain a specified fixed dollar amount of earnings before any compensation is paid to a firm's participants. The amount retained by Centerprise is referred to as "Centerprise Base Earnings." The amount of Centerprise Base Earnings has been negotiated with each professional services firm and varies from firm to firm. Agreed-upon Centerprise Base Earnings range from 34.9% to 60.4% of the adjusted earnings of the respective professional services firms in the four calendar quarters ending March 31, 1999 ("Initial Operating Earnings"). The amount allocated to each professional services firm for compensation of participants is referred to as "Subsidiary Base Compensation." Subsidiary Base Compensation equals Initial Operating Earnings less Centerprise Base Earnings.

   In addition to Subsidiary Base Compensation, each professional services firm has agreed to a 40%/60% split of any amount by which future Subsidiary Operating Earnings exceed Initial Operating Earnings, with

40% to be retained by Centerprise and 60% to be allocated to participants (the "Bonus"). For purposes of the incentive compensation agreements, "Subsidiary Operating Earnings" generally means a firm's earnings before taxes, interest expense not related to capital leases, certain depreciation expense, amortization of merger transaction costs, extraordinary items, allocations of corporate overhead, expenses incurred in connection with acquisitions completed prior to the mergers and the base salary, bonus and indirect costs of any participant. Indirect costs are all costs paid by the professional services firm with respect to a participant's employment, such as social security and medicare taxes, medical, life and disability insurance, costs associated with employee benefit plans and fringe and personal benefits. Centerprise believes that this Bonus provides participants with a powerful, direct incentive to continue the growth of their Subsidiary Operating Earnings. If Subsidiary Operating Earnings for any year are less than Initial Operating Earnings, Subsidiary Base Compensation will be reduced by the amount of the shortfall.

   This compensation program is designed to provide Centerprise with a baseline level of earnings, before corporate expenses, equal to the Centerprise Base Earnings. Participants can only enjoy increased compensation if they improve their firm's profitability, which in turn will result in additional profits, before corporate expenses, for Centerprise.

   Administration. Each professional services firm will administer the incentive compensation agreement for its participants including the allocation among the participants of Subsidiary Base Compensation and Bonus. In addition, for corporate cash flow management reasons, participants will only be paid a portion of their compensation throughout the year--in an amount equal to a specified percentage of their total compensation in the prior year. The applicable percentage is 85% in 1999 and 2000 and 75% thereafter. The balance of the Subsidiary Base Compensation plus Bonus, if any, will be paid on or about April 1 of the next fiscal year. If the amount paid to a firm's participants during the year exceeds the Subsidiary Base Compensation and Bonus, if any, to be paid for such year, Centerprise will reduce future compensation to recover the deficiency.

   A single incentive compensation agreement may be amended with the agreement of Centerprise, the professional services firm and a specified percentage of such firm's participants which may vary among the firms. "Blanket" amendments to all of the incentive compensation agreements will require, for three years following the offering, the approval of Centerprise and representatives of all of the original professional services firms. Thereafter, any such amendments will require the approval of Centerprise and representatives of 75% of the original professional services firms.

   The incentive compensation agreements have been designed to accommodate and support Centerprise's growth and acquisition strategies. They provide mechanisms for adding new participants by allowing the firms to continue to "make partners" of their successful professionals. The incentive compensation agreements can also be modified to accommodate the acquisitions of additional professional services practices, as well as individual lateral hires. With the approval of Centerprise, a promoted professional, the former owners of an acquired firm or a lateral hire may be added as participants, and the incentive compensation agreements will appropriately adjust the definitions of Subsidiary Base Compensation and other relevant terms to appropriately reflect their promotion/addition to the firm's revenues and expenses.

   Other Incentives. The incentive compensation agreements contain additional provisions that are designed to foster Centerprise's profit growth objectives. For example, Centerprise intends to establish incentives for cross-selling and cross-servicing of clients and integration of services among all of Centerprise's operating units. These incentives will generally be included in the Subsidiary Operating Earnings and flow through the compensation mechanisms established under the incentive compensation agreements. Moreover, participants' benefits and perquisites are included in the determination of the Subsidiary Operating Earnings, subjecting these expenses to the self-disciplining features of the incentive compensation agreement structure.

 Business and Financial Services

   At the closing of the mergers, Centerprise will enter into employment agreements with key employees in its business and financial services group. Generally, such agreements will provide for competitive base salaries and performance bonuses based upon such factors as the financial performance of Centerprise and the particular business unit, the achievement of certain operating objectives and the achievement of personal performance goals. These key employees are receiving Centerprise common stock in the mergers, and Centerprise may also grant stock options to these and other key employees. Centerprise intends to create incentive programs to motivate its business and financial services group employees to expand their businesses, use the distribution platforms provided by the professional services firms and pursue and integrate acquisitions. See "Centerprise Management--Employment Agreements; Covenants--Not-to-Compete" and "Approval of the Mergers and Related Transactions--Interests of Certain Persons in the Mergers."

Technology and Infrastructure

   Each of the founding companies maintains its information systems on a local area or wide area network architecture that supports both local and remote processing. The software portfolio used by the professional services firms includes leading programs for electronic workpapers, tax preparation, time reporting and billing and financial control and management reporting, as well as CD-based software for tax and accounting research. In its insurance brokerage business, Centerprise maintains a wide area network using 14 servers located at the six offices that house the insurance operations. In providing employee benefit administration services, Centerprise uses a fully automated, high volume claims adjudication system that allows it to integrate claims administration, group billing and administration, and accounting.

   Centerprise recognizes the importance of technology in facilitating the management of its geographically diverse operations and the sharing of knowledge and professional resources. Accordingly, over time Centerprise intends to implement an integrated communications and management control system. During the initial phase of the implementation, Centerprise will focus on developing a communications network using virtual private network facilities to establish enterprise wide communications capability. This network will serve as a "bridge," carrying financial and operating data from the individual company systems into a corporate data warehouse. This system will also standardize the different data elements into a form that can be used to manage, analyze, and report information on a consistent basis. Centerprise also intends to deploy workgroup technology that facilitates communication and collaboration across its workforce. In the next phase, Centerprise plans to design and implement centralized financial control systems. During the final phase, Centerprise intends to design and implement centralized operational control systems.

   Centerprise believes that its middle-market clients will increasingly use technology to access the diverse expertise that they are seeking from their outside advisors. Consistent with its client-focused strategy, Centerprise has created a web site that will link clients to each of its companies, and it intends to develop and provide additional on-line connections to a network of technical expertise and consulting capabilities.

   The technology Centerprise utilizes in providing its services and products is rapidly changing. Centerpoint's continued success will depend on its ability to keep pace with technological developments.

Competition

   Competitors in the accounting industry range from the Big Five to storefront tax firms or sole proprietors. Centerprise competes in this industry primarily with regional firms that also provide services to middle-market clients, although it also competes for some clients and in some markets with the Big Five and larger local firms. Centerprise's insurance brokerage business competes with numerous firms, primarily regional and local insurance brokers, for customers and insurance carriers. Centerprise's employee benefit plan business competes with fully insured plan providers and, to a lesser extent, other third party administrators. Centerprise also competes with in-house operations of some existing and prospective clients. New competitors or alliances among competitors may emerge and rapidly acquire significant market share. Many of Centerpoint's competitors have significantly greater financial technical, marketing and other resources.

   The markets in which Centerprise competes are fragmented and competitive. This has resulted in the consolidation of many companies in the professional, business and financial services industries and strategic alliances across industry lines. As a result, consolidators have emerged. These firms, like Centerprise, offer professional services and business and financial services. Centerprise believes that the principal competitive factors in its markets are the strength of client relationships, quality and breadth of service and product offerings and professional reputation. Centerprise believes that it will be able to compete effectively based on its:

  .  range of high quality services and products;

  .  expertise and reputation for quality;

  .  broad geographic coverage;

  .  operational economies of scale; and

  .  integrated operating structure.

Regulation

   Accounting Profession. Each state has adopted an accountancy law that establishes procedures for licensing CPAs and grants licensed CPAs and accounting firms that are wholly-owned by CPAs a monopoly in providing attest services. The state accountancy laws also contain rules and regulations covering a variety of issues including:

  .  the permissible forms and ownership of accounting firms;

  .  the use of the CPA designation;

  .  the payment and receipt of referral fees;

  .  the use of contingent fee arrangements;

  .  engaging in incompatible occupations; and

  .  the maintenance of independence.

These rules and regulations differ from state to state. Many state laws restricting the practice of accountancy to licensed CPAs and firms incorporate the "holding out" concept under which a person could be deemed to be practicing accountancy simply by proclaiming expertise in accounting principles or auditing standards or by using the "CPA" designation on business cards, letterhead or promotional materials while providing non-attest services. Under this concept, many state regulators have taken the position that the rendering of other financial services by CPAs while holding themselves out as CPAs constitutes the practice of accountancy and therefore is subject to their regulations.

   In recent years, accounting firms have sought to expand the scope of their services, often placing them in competition with investment advisors, management consultants, actuaries, business brokers and others who are not required to operate under the constraints imposed upon CPAs. This expansion of services has also prompted many accounting firms to employ non-CPA professionals to assist them in providing these new services. As a result, the accounting profession and its regulators have been engaged in discussions over the past ten years as to ways in which the accountancy laws might be changed so that accounting firms can effectively compete in providing these additional services without compromising the objectivity and integrity of CPAs. These discussions have resulted in the Uniform Accountancy Act, which was proposed in 1997 by the AICPA and the National Association of State Boards of Accountancy. Certain provisions of the Uniform Accountancy Act have been proposed in various state legislatures. If and where the Uniform Accountancy Act is adopted as proposed, state accountancy laws would become more hospitable to an expanded scope of services and more uniform. Among the principal changes that the Uniform Accountancy Act, as proposed, would effect are the following:

  . permitting non-CPA employees to own up to 49% of the equity interests in an accounting firm;

  . employing a more narrow definition of services that can only be provided by licensed CPAs than is currently included in many state statutes;

  . permitting CPA firms to accept commissions and contingent fees with respect to clients for whom they do not render reports on financial statements; and

  .  facilitating CPAs licensed in one state to practice in other states.

   State laws prohibit CPAs from paying or receiving referral fees with respect to their clients or using fee arrangements that are contingent upon the outcome of their engagements or the results imparted to their clients. Certain of these restrictions would be relaxed with the passage of the Uniform Accounting Act, as currently proposed. Centerprise will comply with these restrictions in implementing its compensation arrangements.

   The accounting profession and accounting regulators require that CPAs maintain objectivity and independence while performing attest services. These independence standards prohibit CPAs, employees of accounting firms and members of the immediate families of such CPAs and employees from having certain ownership and other financial relationships with attest clients and participating in the management, operations or accounting functions of such clients. Independence can also be impaired as a result of litigation or other disputes with the client, common investments with the client or indemnity agreements relating to attest services. Under recent interpretations, as applied to Centerprise's proposed operations, these standards will extend to Centerprise's executives, board members and controlling stockholders as well as CPA employees who own the Attest Firms. In addition to the independence standards, CPAs who provide litigation consulting services on behalf of Centerprise or an Attest Firm will be subject to rules designed to avoid conflicts of interest, e.g., simultaneous representation of, or other relationships with, adverse parties. Centerprise intends to comply with applicable requirements related to independence and avoidance of conflicts of interest.

   Insurance Business. Centerprise or its insurance employees must be licensed to act as agents by state regulatory authorities in the states in which it provides insurance services. Regulations and licensing laws vary in individual states and are often complex. The applicable licensing laws and regulations in all states are subject to amendment or reinterpretation by state regulatory authorities, and such authorities are vested in most cases with broad discretion as to the granting, revocation, suspension and renewal of licenses. State insurance departments and the National Association of Insurance Commissioners continually re-examine existing laws and regulations. Centerprise cannot predict the future impact of potential state and federal regulations on its insurance operations, and there can be no assurance that those changes in insurance-related laws and regulations, or their interpretation or enforcement, will not harm Centerprise's insurance brokerage business.

   Employee Welfare Plans. Federal law regulates many aspects of Centerprise's services relating to employee welfare plans, including the duties and responsibilities of persons who provide services or sell products to such plans, and such persons may be held to a fiduciary standard when providing these services or selling these products. The states also regulate many aspects of employee benefit plans, principally through the regulation of insurance products, including stop-loss insurance products sold to self-insured plans. States also directly regulate third party administrators by requiring licensing and compliance with state regulations in each state in which they do business. Federal and state regulations are susceptible to statutory and regulatory changes that could reduce or eliminate the need for Centerprise's services with respect to employee benefit plans.

Sales and Marketing

   Centerprise's marketing efforts are primarily relationship based. Historically, the founding companies have acquired new clients and marketed their services by pursuing client referrals, responding to requests for engagement proposals, attending trade and industry conferences and using targeted direct marketing efforts. Many of the professional services firms generate business through their employees' membership in trade organizations and civic and community organizations, while other professional services firms partner with smaller accounting firms that do not have the technological expertise or resources to take on certain engagements. Generally, the professional services firms obtain a significant portion of client referrals by focusing their marketing efforts on existing clients. In addition, some of the professional services firms have dedicated sales and marketing personnel.

   Centerprise sells its insurance services and products through approximately 105 producers who are full-time employees. These producers are assigned to, and become experts with respect to, a variety of specialty risk groups for which Centerprise designs specific programs.

   In its employee benefits design and administration, Centerprise's sales and marketing occurs primarily through referrals and its reputation. In addition, Centerprise employs two full time salespeople who market its services and products.

   As a key component of its marketing strategy, Centerprise will introduce its various services and products to its existing client base and to cross-service its existing clients through multiple Centerprise operating units with complementary service or product expertise. To encourage cross-selling and servicing of clients, Centerprise intends to establish incentives among its operating units. In addition, management intends to pursue marketing, advertising and training programs to establish national identification for the Centerprise name, while preserving and enhancing the value of the established regional and local names of its various business units.

Employees

   As of May 31, 1999, Centerprise had a total of 2,046 employees, of which 1,511 were employed by Centerprise's professional services firms, 531 were employed by Centerprise's business and financial services firms and three were members of Centerprise's corporate management. Of the 1,511 people employed in connection with professional services, more than 600 are licensed CPAs. Of the 402 people employed in connection with insurance brokerage services, 105 are producers. Of the 129 people employed in connection with third party administrative services, two are in sales and 94 are in claims administration. None of these employees is represented by a labor union. Centerprise believes that the founding companies' relations with their employees are good.

Facilities

   Centerprise currently operates 38 leased facilities. The chart below sets forth information regarding such facilities.

                                                                     Approximate
      Location of Facility      Company and Operations Conducted     Square Feet
     ----------------------  --------------------------------------- -----------
     Albany, NY............  Urbach--Professional Services             42,000
     Atlanta, GA...........  Reznick--Professional Services            20,000
     Baltimore, MD.........  Reznick--Professional Services            33,200
     Bangor, ME............  Berry Dunn--Professional Services         26,000
     Bellevue, WA..........  Reppond--Insurance Brokerage              25,300
     Bethesda, MD..........  Reznick--Professional Services            68,500
     Boston, MA............  Reznick--Professional Services            11,000
     Brooklyn Park, MN.....  Reppond--Insurance Brokerage                 350
     Charlotte, NC.........  Reznick--Professional Services             6,700
     Escondido, CA.........  Driver--Insurance Brokerage                8,700
     Florissant, MO........  Grace--Professional Services               3,000
     Fresno, CA............  Driver--Insurance Brokerage                2,600
     Glens Falls, NY.......  Urbach--Professional Services              4,000
     Hamden, CT............  Simione--Professional Services               800
     Hartford, CT..........  Simione--Professional Services               225
     Houston, TX...........  Mann Frankfort--Professional Services     41,600
     Lebanon, NH...........  Berry Dunn--Professional Services          5,000
     Long Beach, CA........  Holthouse--Professional Services           3,200
     Los Angeles, CA.......  Urbach--Professional Services              5,200
     Los Angeles, CA.......  Holthouse--Professional Services          10,300
     Manchester, NH........  Berry Dunn--Professional Services          7,900
     New Haven, CT.........  Simione--Professional Services            14,100
     New York, NY..........  Urbach--Professional Services              9,600
     Newport Beach, CA.....  Driver--Insurance Brokerage               11,900
     Oakland, NJ...........  IDA--Benefits Design and Administration   17,900
     Ontario, CA...........  Driver--Insurance Brokerage               12,600
     Portland, ME..........  Berry Dunn--Professional Services         21,800
     Poughkeepsie, NY......  Urbach--Professional Services              1,300
     Sacramento, CA........  Driver--Insurance Brokerage                2,300
     St. Louis, MO.........  Grace--Professional Services              28,900
     San Diego, CA.........  Driver--Insurance Brokerage               39,400
     San Francisco, CA.....  Driver--Insurance Brokerage                3,600
     San Rafael, CA........  Driver--Insurance Brokerage                3,200
     Southfield, MI........  Follmer--Professional Services            35,300
     Sterling Heights, MI..  Follmer--Professional Services            19,400
     Washington, DC........  Urbach--Professional Services              3,100
     Westlake Village, CA..  Holthouse--Professional Services           3,000
     Yakima, WA............  Reppond--Insurance Brokerage               1,700

Litigation

   Centerprise is not involved in any legal proceedings which it believes are material to its business, financial condition or results of operations. Centerprise is not involved in any legal proceedings which it believes are material to its business, financial condition or results of operations.

                          CENTERPRISE MANAGEMENT

Executive Officers and Directors

   The following table lists Centerprise's directors and executive officers, as well as those persons who will become directors and executive officers upon completion of the offering. In addition to the persons named as directors below, stockholders of Centerprise intend to elect two additional independent directors prior to the closing of the IPO. Centerprise is in the process of selecting these two individuals.

             Name          Age                    Position
     --------------------- --- ----------------------------------------------
     Robert C. Basten.....  39 Chairman of the board, president and chief executive officer
     Thomas W. Corbett....  52 Executive vice president, president and chief operating officer of business and financial
                               services and a director
     DeAnn L. Brunts......  37 Executive vice president, chief financial officer and a director
     Rondol E. Eagle......  53 Executive vice president and chief integration officer
     Dennis W. Bikun......  43 Vice president, chief accounting officer and treasurer
     David Reznick........  61 Director
     Richard H. Stein.....  46 Director
     Anthony P. Frabotta..  48 Director
     Charles H. Roscoe....  54 Director
     Steven N. Fischer....  55 Director
     Robert F. Gallo......  53 Director
     Wayne J. Grace.......  58 Director
     Philip J. Holthouse..  40 Director
     Anthony P. Scillia...  41 Director
     Scott H. Lang........  53 Director
     Louis C. Fornetti....  47 Director
     William J. Lynch.....  56 Director

   Robert C. Basten joined Centerprise in November 1998 as chairman of the board, president and chief executive officer. Prior to joining Centerprise, Mr. Basten was a senior executive at American Express Company and most recently served as president and chief executive officer of American Express Tax and Business Services, a subsidiary of American Express. As head of this unit, Mr. Basten led the firm's development and emergence as one of the fastest-growing and most innovative professional and business advisory services firms in the country. American Express Tax and Business Services was ranked by Accounting Today as the 11th largest accounting firm in the United States based on fiscal 1997 revenues. Mr. Basten has extensive experience in leading the development of new businesses both inside and outside of American Express. From 1984 to April 1998, he held leadership roles at American Express in technology, financial services marketing and brokerage.

   Thomas W. Corbett will become a director and the president and chief operating officer of Centerprise's business and financial services group upon the closing of the offering. Mr. Corbett joined Driver in 1977 and assumed the responsibilities of chief executive officer and chairman of the board of Driver in 1994. Prior to joining Driver, Mr. Corbett was associated with Allendale Insurance and spent three years as a loss prevention engineer at Factory Mutual Engineering Association.

   DeAnn L. Brunts joined Centerprise in March 1999 as executive vice president, chief financial officer and a director. From 1985 until joining Centerprise, Ms. Brunts was associated with PricewaterhouseCoopers LLP, where she became a partner in 1996. Ms. Brunts' experience includes strategic planning, mergers and acquisitions consulting and auditing services for public and private companies. Ms. Brunts received an MBA in 1992 from the Wharton School.

   Rondol E. Eagle joined Centerprise in January 1999 as executive vice president and chief integration officer. From 1990 until joining Centerprise, Mr. Eagle was a partner and managing director of management consulting services at Olive LLP, one of the country's 20 largest accounting and consulting firms. Mr. Eagle is the chairman of the board of the Information Technology Alliance, one of the oldest and largest trade associations in the accounting profession. In 1997 and 1998, Mr. Eagle was named in the Accounting Profession's 100 Most Influential People List as compiled by Accounting Today magazine.

   Dennis W. Bikun joined Centerprise in February 1999 as a vice president, chief accounting officer and treasurer. Prior to joining Centerprise, Mr. Bikun was a senior executive and most recently a vice president and chief financial officer of Associated Estates Realty Corporation, a publicly-held real estate investment trust that owned over 120 multifamily apartment properties located throughout the United States.

   David Reznick will become a director of Centerprise upon the closing of the offering. Mr. Reznick has been a principal of Reznick since its founding in 1977. Prior to joining Reznick, he was an audit partner of Alexander Grant & Company, the predecessor to Grant Thornton LLP.

   Richard H. Stein will become a director of Centerprise upon the closing of the offering. Mr. Stein joined Mann Frankfort in 1977 and is a member of its management committee. Prior to joining Mann Frankfort, Mr. Stein was associated with Ernst & Ernst from 1974 to 1977.

   Anthony P. Frabotta will become a director of Centerprise upon the closing of the offering. Mr. Frabotta joined Follmer in 1974 and has served as chairman of Follmer's executive committee since 1997.

   Charles H. Roscoe will become a director of Centerprise upon the closing of the offering. Mr. Roscoe joined Berry Dunn in 1979 and became its president and managing principal in 1990. Prior to joining Berry Dunn, Mr. Roscoe was associated with Coopers & Lybrand for 12 years.

   Steven N. Fischer will become a director of Centerprise upon the closing of the offering. Mr. Fischer has served as president and chief executive officer of Urbach since 1985. Mr. Fischer is the chairman of Urbach Hacker Young International Limited and also serves as a trustee for Adelphi University.

   Robert F. Gallo will become a director of Centerprise upon the closing of the offering. Mr. Gallo has served as chief executive officer of IDA since 1991. Prior to joining IDA, Mr. Gallo practiced law at a firm which he founded.

   Wayne J. Grace will become a director of Centerprise upon the closing of the offering. Mr. Grace has been a partner of Grace since its founding in 1983 and served as its managing partner from 1983 to 1998. Prior to establishing Grace, he was a partner in the accounting firm, Fox & Company from 1969 to 1983, and served as the managing partner of its St. Louis office from 1979 to 1983. Mr. Grace served as a director of Petrolite Corporation from 1995 until its merger with Baker Hughes Incorporated in 1997.

   Philip J. Holthouse will become a director of Centerprise upon the closing of the offering. Mr. Holthouse has been a partner of Holthouse since its founding in 1991. Mr. Holthouse is on the faculty of the University of Southern California, Masters of Business Taxation Program and a member of the board of advisors for the Leventhal School of Accounting.

   Anthony P. Scillia will become a director of Centerprise upon the closing of the offering. Mr. Scillia co-founded Simione in 1996. From 1991 to 1996, Mr. Scillia was a principal with the accounting firm of Scillia & Larrow, P.C. Mr. Scillia was associated with McGladrey & Pullen from 1988 to 1991 and Ernst & Young from 1979 to 1988. Mr. Scillia is a member of the Construction Financing Committee of the Associated General Contractors of America and the National Construction Industry Conference Committee of the AICPA.

   Scott H. Lang became a director of Centerprise in November 1998. Since 1996, Mr. Lang has been managing member of BGL Management Company, LLC, which is the managing member of BGL Capital Partners L.L.C., a merchant banking firm which originates and finances industry consolidations. Mr. Lang is also a managing director and principal of Brown, Gibbons, Lang & Company, L.P., an investment banking firm, a position he has held since 1995. From 1985 to 1995, he served as executive vice president and managing director of investment banking at Rodman & Renshaw, Inc., a Chicago-based securities firm. Prior to 1985, Mr. Lang practiced law in Washington, D.C., where he was a partner at Arnold & Porter. Mr. Lang is a director of Compass International Services Corporation.

   Louis C. Fornetti will become a director of Centerprise upon the closing of the offering. From 1995 to 1997, Mr. Fornetti was the executive vice president and chief financial officer of Interra Financial Inc., now known as Dain Rauscher, Inc., a regional brokerage firm, and president and chief executive officer of Interra Clearing Services. From 1985 to 1995, Mr. Fornetti held various management positions, including senior vice president and chief financial officer, with American Express Financial Advisors, formerly IDS, a subsidiary of American Express Corporation and a manufacturer and distributor of financial products.

   William J. Lynch will become a director of Centerprise upon the closing of the offering. Since 1996, Mr. Lynch has been a managing director of Capstone Partners, LLC, a special situations venture capital firm. From October 1989 to March 1996, Mr. Lynch was a partner in the law firm Morgan, Lewis & Bockius LLP. Mr. Lynch is a director of Coach USA, Inc.

Board of Directors

   After completion of the mergers, the board of directors of Centerprise will consist of 17 directors, each serving for a term of one year. At each annual meeting of stockholders, stockholders will elect all directors. The current stockholders of Centerprise have entered into an agreement with respect to nominating and electing directors through the fifth annual meeting following the offering. See "Description of Centerprise's Capital Stock--Stockholders' Agreement" for a description of the agreement. Centerprise expects that the board of directors will establish an executive committee, an audit committee, a compensation committee, and such other committees as the board may determine. The board expects to appoint the members of each committee at the first meeting of the board of directors following the completion of the IPO.

Director Compensation

   Directors who are also employees of Centerprise or one of its subsidiaries do not receive compensation for serving as directors. Each director who is not an employee of Centerprise or one of its subsidiaries will receive an annual stipend of $15,000, a fee of $2,000 for attendance at each board of directors meeting and $1,000 for each committee meeting unless held on the same day as a board of directors meeting. Centerprise will also reimburse directors for out-of-pocket expenses incurred in attending board of directors or committee meetings or otherwise incurred in their capacity as directors. Upon completion of the offering, Centerprise will grant each non-employee director options to purchase 15,000 shares of common stock at an exercise price equal to the initial public offering price.

Employment Agreements; Covenants-Not-To-Compete

   BGL Capital has entered into agreements with Robert C. Basten, DeAnn L. Brunts, Rondol E. Eagle and Dennis W. Bikun pursuant to which these individuals provide consulting services to BGL Capital in connection with the mergers and the offering. As compensation for his consulting services, Mr. Basten is receiving annual consulting fees of $225,000 and a signing bonus of $210,000. Ms. Brunts is receiving annual consulting fees of $175,000 and a signing bonus of $100,000. Mr. Eagle is receiving annual consulting fees of $190,000. Mr. Bikun is receiving annual consulting fees of $175,000. These arrangements will remain in effect until the earliest of the closing of the offering, the execution of an employment agreement with Centerprise or termination of the consulting agreement. Amounts paid by BGL Capital under the consulting agreements, together with interest at 8% per annum, will be reimbursed by Centerprise from the offering proceeds.

   Prior to the closing of the offering, Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun will enter into three-year employment agreements with Centerprise providing for annual base salaries of $250,000, $225,000, $190,000 and $175,000, respectively. Each employment agreement will also provide for an annual bonus of up to 100% of the employee's base salary based upon achieving performance targets established by the compensation committee of the board of directors. Unless terminated or not renewed by Centerprise or the executive, the term of each employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each employment agreement will contain a covenant not to compete with Centerprise for a period ending on the second anniversary of the date of termination of employment. Under this covenant, the executive cannot:

  . engage in any business in competition with Centerprise anywhere in the United States;

  . solicit for employment a Centerprise managerial employee unless that person has been out of the employ of Centerprise for at least 180 days;

  . solicit or sell any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Centerprise, or that was known by the employee to have been actively solicited by Centerprise during such period; or

  . call upon a prospective acquisition candidate which was approached or analyzed by Centerprise within the one year prior to the termination date, for the purpose of acquiring the entity.

These provisions may be enforced by injunctions or restraining orders and will be construed in accordance with the changing activities, businesses and locations of Centerprise.

   Each of these employment agreements will provide that, if Centerprise terminates the executive's employment without cause or if the executive terminates for "good reason," Centerprise will pay severance compensation. Severance compensation consists of the executive's then current salary plus the bonus paid for the last fiscal year for a period of two years following the date of termination and bonus for the current year prorated through the termination date. If termination of employment occurs prior to a change in control of Centerprise, Centerprise will pay severance in equal installments on the normal payroll payment dates during the severance period. If the termination occurs after a change in control of Centerprise, Centerprise will pay severance in a lump sum within 30 days of the termination date.

   Cause is defined under the agreements to include:

  . a final, non-appealable conviction of a felony or a crime involving moral turpitude;

  . employee's willful failure to comply with reasonable directions of the board of directors following notice and opportunity to cure;

  . the determination by the board of directors that employee has committed fraud, willful dishonesty, material misconduct or misappropriation of Centerprise property in the course of employment;

  . material breach by employee of the non-competition provisions in the agreement; and

  . material breach by employee of other provisions of the agreement following notice and opportunity to cure.

So long as the executive does not engage in conduct giving rise to the right to terminate employment for cause, "good reason" includes:

   . the failure to elect the executive to the office previously held, the removal of the executive from his or her position or the assignment to the executive of any additional duties or responsibilities or a reduction in executive's duties or responsibilities which, in either case, are inconsistent with those customarily associated with such position;

   . a relocation by Centerprise of the executive's place of employment beyond a specified area;

   . a material decrease in the executive's salary or bonus opportunities;

   . material breach by Centerprise of the agreement following notice and opportunity to cure; and

   . subject to certain exceptions, termination by Centerprise of any employee benefit plan in which the executive participates.

   Each of these employment agreements will provide that if, within 30 months from the closing of the offering, the executive voluntarily terminates his or her employment other than for "good reason" or under circumstances approved by the board of directors with respect to the chief executive officer, or approved by the chief executive officer with respect to other members of management, restricted shares held by the executive at the date of termination will remain restricted until the fifth anniversary of the offering. Mr. Basten's employment agreement will further provide that if within 30 months after the closing of the offering, he voluntarily terminates his employment other than for "good reason" or under circumstances approved by the board of directors, he will be required to pay liquidated damages to Centerprise within 30 days of his termination. The amount of liquidated damages will be equal to three times the sum of his base salary and maximum bonus, in each case as in effect at the time of termination.

 Business Services Employees

  Upon the closing of the offering, Centerprise and Driver will enter into a five-year employment agreement with Thomas W. Corbett pursuant to which he will serve as chairman of the board and chief executive officer of Driver and as president and chief operating officer of Centerprise's business and financial services group. Mr. Corbett's annual base salary under this agreement will be $350,000. Mr. Corbett is also entitled to an annual bonus of up to $250,000 and additional commission-related compensation of $400,000 per year. Unless terminated or not renewed by Driver or Mr. Corbett, the term of the employment agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. If Driver terminates Mr. Corbett's employment without cause, or if he voluntarily terminates his employment within 90 days after a "constructive termination," he will be entitled to severance benefits equal to $800,000 times the greater of the number of years left in the employment period or three years. Constructive termination under Mr. Corbett's employment agreement includes:

  . demotion from the position of chairman of the board or chief executive officer of Driver;

  . a reduction in salary, additional compensation, bonus opportunity or expense allowance, and

  . a change in control of Driver other than pursuant to a change in control of Centerprise.

   In addition, the employment agreements of Mr. Corbett, Jerold D. Hall and Gregory P. Zimmer contain reciprocal provisions under which the triggering of Driver's obligations to pay severance to any of such individuals will constitute a constructive termination of the other two employees. Messrs. Hall and Zimmer are executive officers of Driver. Driver's obligation to pay severance to Messrs. Hall and Zimmer under their employment agreements would be triggered by circumstances similar to those provided for in Mr. Corbett's agreement. Severance benefits for each of Messrs. Hall and Zimmer would equal their salary and bonus, as then in effect, for a three year period. Messrs. Hall and Zimmer's annual base salaries will be $200,000 and $250,000, respectively, and each of them will be entitled to receive an annual bonus in an amount up to 100% of his base salary.

   Under Mr. Corbett's employment agreement, Messrs. Corbett, Hall and Zimmer have a limited right of first refusal with respect to a sale of Centerprise's insurance business. Should Centerprise decide to accept an offer for the sale of its insurance business to a company engaged in the commercial insurance business, Messrs. Corbett, Hall and Zimmer will have the right, for 45 days after notice, to purchase Centerprise's insurance business on the same terms. A covenant not to compete provides that, until the second anniversary of the date of termination of employment, other than by the expiration of Mr. Corbett's employment at the end of the employment period without renewal of the agreement, Mr. Corbett is prohibited from:

  . engaging in any business in direct competition with Driver or Centerprise's business and financial services group in any territory where Driver or Centerprise conducts such business;

  . soliciting for employment a Centerprise employee;

  . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of Driver or of Centerprise's business and financial services group, or that was known by Mr. Corbett to have been actively solicited by Centerprise during such period;

  . calling upon a prospective acquisition candidate which was approached or analyzed by Centerprise within one year prior to the termination date, for the purpose of acquiring the entity; or

  . disclosing the identity of any agents or brokers that produce or finance insurance through Centerprise or any current or prospective policyholder or premium finance customer for any reason or purpose.

  Upon the closing of the offering, IDA will enter into a four-year employment agreement with Robert F. Gallo, pursuant to which he will serve as IDA's chief executive officer at an annual base salary of $200,000. This agreement also provides for an annual bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. Unless terminated or not renewed by IDA or Mr. Gallo, the agreement will continue after the initial term on a year-to-year basis on the same terms and conditions existing at the time of renewal. In the event IDA terminates Mr. Gallo's employment without cause or Mr. Gallo voluntarily terminates his employment within 60 days after a "constructive termination," Mr. Gallo will be entitled to severance compensation which includes his base salary and prorated bonus for the remainder of his employment term. Constructive termination under Mr. Gallo's agreement includes:

  . demotion to a position substantially below that of IDA's chief executive officer or the assignment of duties and responsibilities that are not commensurate with such position;

  . substantial reduction in base salary;

  . relocation of the place of employment outside the New Jersey area; or

  . a change in control of IDA other than pursuant to a change in control of Centerprise.

This employment agreement will contain a covenant not to compete whereby, until the second anniversary of the date of termination of employment, Mr. Gallo is prohibited from:

   . engaging in any business in direct competition with IDA within any business market where IDA conducts business;

   . soliciting or selling any competitive products or services to any person or entity which is, or has been within one year prior to the date of termination, a customer of IDA or that was known by Mr. Gallo to have been actively solicited by IDA during such period;

   . enticing an employee of IDA away from IDA; or

   . calling upon a prospective acquisition candidate which was approached or analyzed by Centerprise within one year prior to the termination date, for the purpose of acquiring the entity.

 Professional Services Employees

   Upon the closing of the mergers, each professional services firm and its former owners and principals will enter into an incentive compensation agreement with Centerprise. For a more detailed description of the incentive compensation agreements, see "Business of Centerprise After the Mergers-- Employee Incentives--Professional Services." The incentive compensation agreements include nonsolicitation covenants by each employee which are effective until the second anniversary of the date of termination of employment. Generally, during this period, if the employee directly or indirectly provides services to any person or entity who was a client of Centerprise at or within one year of the employee's termination, the employee must pay to Centerprise 125% of the greater of the average annual fees charged by Centerprise to such client during the prior three-year period and the fees charged by Centerprise to such client during the most recent 12-month period. In addition, if during the restricted period the employee entices an employee of Centerprise away from Centerprise, the employee must pay to his or her firm 50% of the greater of the solicited person's total cash compensation for the 12 months preceding such person's termination of employment or, if known, the 12 months following such termination. The incentive compensation agreements also prohibit employees, until the second anniversary of their employment termination date, from calling upon prospective acquisition candidates which were approached or analyzed by Centerprise within the six months preceding the employment termination date.

Employee Incentive Compensation Plan

   Prior to the IPO, the board of directors and stockholders will adopt Centerprise's employee incentive compensation plan. The purpose of this plan is to provide directors, officers, employees, consultants and independent contractors with additional incentives by increasing their ownership interests in Centerprise. Individual awards may take the form of incentive stock options or non-qualified stock options, stock appreciation rights, restricted or deferred stock, dividend equivalents, and cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. Centerprise's compensation committee will administer the plan, select the individuals who will receive awards and determine the terms and conditions of those awards.

   Centerprise has reserved 5,812,100 shares of common stock for use in connection with the plan. However, the number of shares available for use under the plan at any given time will not exceed 15% of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

   The plan will remain in effect until terminated by the board of directors. The board of directors may amend the plan without the consent of the stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by law or by the rules of any national securities exchange or over-the-counter market on which the common stock may then be listed or quoted.

   Upon completion of the IPO, Centerprise will grant non-qualified stock options to purchase a total of 2,020,500 shares of common stock. Centerprise
will grant options to purchase an aggregate of              shares of common
stock to its corporate management including              options to Mr. Basten,
                options to Ms. Brunts,            options to Mr. Eagle and
            options to Mr. Bikun. Centerprise will grant options to purchase an
aggregate of                shares to the employees of the founding companies.
The grants will be effective as of the date of the IPO and each option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire 10 years from the date of grant or earlier if there is a termination of employment. Subject to policies established by Centerprise's compensation committee, each funding company will have discretion to determine the allocation of options among its employees.

   The plan also provides for the automatic grant to each non-employee director serving at the closing of the IPO of an option to purchase 15,000 shares of common stock, and after the IPO, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the IPO. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

   Centerprise's compensation committee has discretion to grant performance awards for eligible participants with incentives the committee deems appropriate. It permits the issuance of awards in cash or common stock based on the satisfaction of specific performance criteria. The performance goals for any year may be based on a broad array of performance measures as selected by the compensation committee, including financial results on a consolidated basis or an operating unit basis depending on the responsibility of the employee, as well as achievement of personal performance goals. The maximum value of these awards for any employee in any year is 100% of the employee's salary. In addition, the compensation committee has discretion to pay, cancel or provide for the substitution or assumption of these bonus awards.

Employee Stock Purchase Plan

   Prior to the closing of the IPO, Centerprise will adopt an employee stock purchase plan, under which a total of 2,000,000 shares of common stock will be reserved for issuance. The stock purchase plan, which is intended to qualify under Section 423 of the Internal Revenue Code of 1986, permits eligible employees of Centerprise to purchase common stock through payroll deductions with all such deductions credited to an account under the stock purchase plan. Payroll deductions may not exceed $25,000 for all purchase periods ending within any year.

   The stock purchase plan operates on a quarterly basis. To be eligible to participate, an employee must file all requisite forms prior to a specified due date known as the "grant date." Generally the first day of each quarter will be the grant date and the last day of each quarter will be an exercise date. The determination of the grant dates and the exercise dates is within the discretion of the committee appointed to administer the stock purchase plan. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of common stock at a price per share equal to eighty-five percent (85%) of the fair market value of the common stock on the grant date or the exercise date, whichever is less. Employees may end their participation in the stock purchase plan at any time during an offering period, and their payroll deductions up to the date of termination will be refunded. Participation ends automatically upon termination of employment with Centerprise.

   Employees are eligible to participate in the stock purchase plan if they are customarily employed by Centerprise or a designated subsidiary for at least 20 hours per week and for more than six months in any calendar year. No employee will be able to purchase common stock under the stock purchase plan if such person, immediately after the purchase, would own stock possessing 5% or more of the total shares of common stock outstanding or 5% of the value of all outstanding shares of all classes of stock of Centerprise.

                              CERTAIN TRANSACTIONS

Organization of Centerprise

   Centerprise was incorporated in November 1998 and is currently a 71.4% subsidiary of CPA Holdings, LLC, a Delaware limited liability company. CPA Holdings is owned by a group of investors that includes BGL Capital, Reznick, Fedder & Silverman, C.P.A.s, L.L.C., MFSL Investments, L.P. and the CCP Group, which served as one of Centerprise's sponsors and consists of Steven P. Colmar, Benjamin H. Crawford, William G. Parkhouse, William J. Lynch, Leonard A. Potter and James G. Lynch. William J. Lynch will become a director of Centerprise upon the closing of the IPO. Centerprise has agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of common stock at the initial public offering price and reimburse PSG Funding Corp., a company affiliated with the CCP Group, for offering expenses totaling $345,000.

   Scott H. Lang, a director of Centerprise, is a managing member of BGL Management Company, LLC, which is the managing member of BGL Capital which is, in turn, the managing member of CPA Holdings. Reznick LLC was created by certain owners of Reznick to hold its co-sponsor interest in Centerprise. David Reznick, who will become a director of Centerprise upon the closing of the IPO, is a member of Reznick LLC. MFSL Investments was created by Mann Frankfort's shareholders and employees to hold its co-sponsor interest. Richard H. Stein, who will become a director of Centerprise upon the closing of the IPO, is a managing member of the general partner of MFSL Investments.

   Following the IPO, CPA Holdings intends to distribute its shares of Centerprise common stock to its members who, in turn, may further distribute such shares to their respective members or partners. Notwithstanding such distributions, these shares will remain subject to transfer restrictions imposed by the underwriters and the stockholders' agreement.

   The remaining 28.6% of Centerprise's outstanding shares of common stock are held by Mr. Basten, Ms. Brunts, Mr. Eagle, Mr. Bikun, Jonathan R. Rutenberg and Reznick LLC.

   Following the approximate 221.17903-for-one stock split to be effected prior to the closing of the IPO, the 17,500 shares of common stock initially issued by Centerprise to its initial investors and management will total 3,870,633 shares. This number will be reduced if and to the entent additional shares are paid to founding companies as described below the table under "The Mergers."

The Mergers

   The aggregate purchase price to be paid by Centerprise in the mergers consists of approximately $83.9 million in cash and 12,569,367 shares of common stock, plus certain contingent payments as described below. The following table sets forth the purchase price to be paid to the stockholders of each of the founding companies and the percentage of Centerprise's outstanding common stock to be beneficially owned by the former owners of each founding company following the closing of the IPO.

                                                                     Percentage
                                                        Shares of   Ownership of
     Company                                    Cash   common stock Centerprise
     ----------------------------------------- ------- ------------ ------------
                                                   (Dollars in
                                                    thousands)
     Reznick.................................. $16,899   1,810,553       6.8%
     Driver...................................     500   2,944,445      11.0
     Mann Frankfort...........................  16,503   1,768,200       6.6
     Follmer..................................  13,600   1,457,143       5.4
     Berry Dunn...............................   6,821     931,357       3.5
     Urbach...................................   9,190   1,023,943       3.8
     IDA......................................   8,154     873,669       3.3
     Grace....................................   2,840     304,286       1.1
     Holthouse................................   5,603     600,343       2.2
     Reppond..................................     --      447,428       1.7
     Simione..................................   3,808     408,000       1.5
                                               -------  ----------      ----
         Total................................ $83,918  12,569,367      46.9%
                                               =======  ==========      ====

   The number of shares shown in the table assumes an initial public offering price of at least $11.90 per share. If the price is below such level, the number of shares issued to each founding company will increase on a pro rata basis in accordance with the numbers shown in the table such that the aggregate value of the shares issued equals $149,575,467.

   The former stockholders of Driver will also be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11.6 million. The former stockholders of IDA will also be entitled to a contingent cash payment equal to the lesser of (a) $3,414,500 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290,000. The former stockholders of Reppond will also be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of Centerprise's employee benefits business, excluding IDA, exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

   Centerprise and representatives of each founding company determined the price to be paid for the founding companies through arm's-length negotiations. The parties considered several factors including the amount of Centerprise Base Earnings for each professional services firm, and the historical operating results, net worth, level and type of indebtedness and future prospects of each founding company. Each founding company was represented by independent counsel in the negotiation of the terms and conditions of the merger agreement between Centerprise, the founding company and its owners.

   Each merger agreement contains standard representations and warranties of each party as well as indemnification provisions relating to breaches of representations and warranties made by the parties to the agreement and certain liabilities under federal securities laws. Furthermore, each merger agreement provides that the consummation of the merger is subject to certain conditions. These conditions include:

  . the continuing material accuracy on the closing date of the Mergers of the representations and warranties of the founding company, the owners of the founding company and Centerprise;

  . the performance by each of them of all covenants included in the merger agreement;

  . the absence of a material adverse change in the results of operations, financial condition or business of the founding company;

  . the simultaneous closing of all of the mergers;

  . the approval of the merger agreement and related transactions by the owners of the founding company as required by applicable law; and

  . Centerprise's having entered into one or more credit facilities providing for aggregate commitments of not less than $75 million.

Owners of each founding company who have voting power over equity interests sufficient to approve the merger have entered into a voting agreement with Centerprise to vote those interests in favor of the merger.

   Under applicable state laws, shareholders of Mann Frankfort, Berry Dunn, Driver, Urbach and Reppond may dissent by voting against the merger. Dissenting owners who comply with the requirements of state law will have the right to demand appraisal of and payment for their shares. Under applicable law, no dissenting shareholder has any right to contest the validity of the merger or to have the merger set aside or rescinded, except in an action to test whether the number of shares required to approve the merger have legally been voted in favor of the merger and, in the case of the holders of Reppond, in circumstances involving fraud. The shareholders of the companies have agreed to indemnify Centerprise for any payments required to be made with respect to dissenting shares.

   Pursuant to each merger agreement, the owners of the founding companies have agreed not to compete with Centerprise, for three years following the closing of the mergers, with respect to Driver and Reppond, within any business market where Driver or Reppond conducts business and with respect to the other founding companies, within a 50-mile radius of any location at which the particular founding company conducts business. The owners of the founding companies have also agreed to restrictions on the transfer of the shares of common stock they receive in the mergers. Any requested waiver of such transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver.

   In connection with the mergers, and as consideration for their interests in the founding companies, certain directors and officers of Centerprise will receive cash and shares of common stock as follows:

                                                                     Shares of
     Name                                                   Cash    common stock
     --------------------------------------------------- ---------- ------------
     David Reznick...................................... $1,708,672   108,973
     Thomas W. Corbett..................................        --    509,388
     Richard H. Stein...................................  2,857,390   306,148
     Anthony P. Frabotta................................
     Charles H. Roscoe..................................    380,000    45,142
     Steven N. Fischer..................................    727,700    79,031
     Robert F. Gallo....................................  4,647,780   497,991
     Wayne J. Grace.....................................    583,000    54,714
     Philip J. Holthouse................................  1,360,000   145,714
     Anthony P. Scillia.................................        --    154,876

   For information regarding these individuals' beneficial ownership of Centerprise's common stock, see "Security Ownership of Management and Principal Stockholders of Centerprise."

 Ancillary Agreements with Professional Services Firms and their Affiliates

   With respect to the professional services firms, the closing of their respective mergers will be conditioned on the execution and delivery of several ancillary documents. These documents are as follows:

  Incentive Compensation Agreements. Upon the closing of the mergers, Centerprise and each professional services firm will enter into an incentive compensation agreement with each of the firm's former owners and principals. Messrs. Reznick, Stein, Frabotta, Roscoe, Fischer, Grace, Holthouse and Scillia will be parties to their firms' incentive compensation agreements. For a more detailed description of these agreements, see "Business of Centerprise after the Mergers--Employee Incentives--Professional Services."

  Separate Practice Agreements. Under current state laws and regulations governing the accounting profession, Centerprise is prohibited from providing attest services to its clients. Centerprise has required that each professional services firm divest its attest services prior to the closing of the mergers. Following the closing, all attest services formerly provided by a professional services firm will be provided by a separate Attest Firm in which Centerprise has no ownership interest. Centerprise and the Attest Firm and its owners will enter into a separate practice agreement, which permits the Attest Firm to provide attest services to Centerprise's clients. Under such agreement, the Attest Firm is responsible for the attest services provided by it, maintenance of professional liability insurance and compliance with applicable ethical, professional and legal requirements. The term of each separate practice agreement will be 40 years. Either Centerprise's professional services firm or the Attest Firm may terminate the separate practices agreement if a court or accounting or other regulatory body finds that the separate practice structure violates applicable laws, rules or regulations or subject to applicable cure periods, upon a breach of the separate practice agreement or services agreement by the non-terminating party.

  Services Agreements. Pursuant to non-exclusive services agreements between Centerprise and the Attest Firms, Centerprise will manage and administer the business functions and business affairs of each Attest Firm. Each Attest Firm will retain the exclusive authority to direct the professional and ethical aspects of the attest services that it provides. Centerprise is responsible for providing:

  .general administrative services, such as billing, collection, bookkeeping and cash management;

  .office space, facilities, equipment, furniture and other personal property;

  .professional, administrative, clerical and other personnel; and

  .inventory and supplies.

   The term of each agreement will be 40 years. Centerprise's professional services firm may terminate a services agreement upon certain bankruptcy events related to the Attest Firm or if the Attest Firm or any of its employees fails to adhere to any compliance plan, policy or manual of Centerprise, engages in conduct or is formally accused of conduct for which the Attest Firm's license would be expected to be subject to revocation or suspension or is otherwise disciplined by any licensing, regulatory or professional entity or institution. The Attest Firm may terminate a services agreement upon certain bankruptcy events related to Centerprise, or subject to applicable cure periods, if Centerprise engages in gross negligence or fraud in the performance of any material duty or material obligation imposed under the services agreement, which gross negligence or fraud has not been cured. The Attest Firm may also at any time terminate Centerprise's duties to provide general and administrative services, inventory and supplies by delivering written notice one year in advance of the termination.

   Under each of the services agreements, Centerprise and the Attest Firm have agreed that if any provision of the agreement is found to be in violation of applicable laws or regulations, Centerprise and the Attest Firm will amend the agreement as necessary to preserve the underlying economic and financial arrangements without substantial economic detriment to either party. If the agreement cannot be so amended, it will terminate. These terms of the services agreements could limit Centerprise's flexibility to modify its operations in response to regulatory issues. See "Risk Factors--Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms."

Other Transactions

   As of March 31, 1999, BGL Capital had funded $715,000 in expenses in connection with Centerprise's formation, the IPO and the mergers. This amount includes legal, accounting and other fees including consulting fees and signing bonuses payable to Mr. Basten, Ms. Brunts, Mr. Eagle and Mr. Bikun under their consulting agreements. Centerprise anticipates that additional amounts will be advanced by BGL Capital on Centerprise's behalf prior to the closing of the IPO. All amounts advanced by BGL Capital to Centerprise or paid by BGL Capital under the consulting agreements, together with interest at an annual rate of 8% from the date of payment by BGL Capital, will be repaid by Centerprise from the proceeds of the IPO.

   Follmer leases its Southfield, Michigan space from Lincoln Development Corporation, a company which is 50% owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680,000, which amount increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736,000.

   At March 31, 1999, the outstanding balance of working capital advances to Grace from Wayne J. Grace was approximately $60,000.

   At March 31, 1999, the outstanding balance of loans made by David Reznick to Reznick was approximately $66,000.

   Pursuant to a promissory note dated as of March 16, 1999, Driver loaned Thomas W. Corbett $250,000 to enable him to make certain tax payments. Interest on this amount accrues at the prime rate published in The Wall Street Journal.

   All loans and advances between the founding companies and their shareholders, affiliates or employees will be paid in full prior to or at the time of the closing of the mergers.

             INFORMATION REGARDING THE CENTERPRISE COMPANIES

Berry, Dunn, McNeil & Parker

 General

   Berry, Dunn, McNeil & Parker, Chartered, founded in 1974, provides a wide range of accounting, tax and business consulting services to a variety of business clients in both the private and public sectors. Berry Dunn is one of the largest accounting firms in the Northeast in terms of number of professionals, and was ranked No. 53 in the Top 100. Berry Dunn has significant expertise serving clients in the health care, financial institutions, telecommunications, real estate and construction industries. The firm also provides information technology consulting services to clients in a variety of industries. Berry Dunn maintains offices in Portland, Maine; Bangor, Maine; Manchester, New Hampshire; and Lebanon, New Hampshire. In addition to providing Centerprise with a regional distribution point in New England, Berry Dunn will participate significantly in developing Centerprise's anticipated national practice in health care consulting services. Its principal executive offices are located at 100 Middle Street, Portland, Maine 04104.

 Regulation

   As a service provider in the accounting profession, Berry Dunn's operations are subject to state regulation. See "Business of Centerprise After the Mergers--Regulation."

 Employees

   As of May 31, 1999, Berry Dunn employed approximately 142 professional employees, of which 79 were licensed CPAs, and 43 non-professional employees. None of Berry Dunn's employees is represented by a labor union. Management of Berry Dunn believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Berry Dunn on a historical basis and as a percentage of revenues for the periods indicated:

                                                                            Nine Months Ended
                                     Year Ended June 30,                        March 31,
                          -------------------------------------------  ----------------------------
                              1996           1997           1998           1998           1999
                          -------------  -------------  -------------  -------------  -------------
                                                 (Dollars in thousands)
Revenues................  $14,844 100.0% $16,812 100.0% $17,916 100.0% $14,201 100.0% $14,692 100.0%
Expenses:
 Member compensation and
  related costs.........    5,024  33.8    6,214  37.0    7,113  39.7    5,986  42.2    5,611  38.2
 Employee compensation
  and related costs.....    6,037  40.7    6,441  38.3    6,318  35.3    4,712  33.2    5,196  35.4
 Other operating
  expenses..............    3,727  25.1    4,113  24.4    4,405  24.6    3,371  23.7    3,656  24.8
                          ------- -----  ------- -----  ------- -----  ------- -----  ------- -----
Income from operations..  $    56   0.4% $    44   0.3% $    80   0.4% $   132   0.9% $   229   1.6%
                          ======= =====  ======= =====  ======= =====  ======= =====  ======= =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition


 Results for the Nine Months Ended March 31, 1999 Compared to the Nine Months Ended March 31, 1998--Berry Dunn

   Revenues. Revenues increased $491,000, or 3.5%, from $14.2 million in the nine months ended March 31, 1998 to $14.7 million in the nine months ended March 31, 1999, primarily due to a net increase in billings for recurring services as well as special projects.

   Member Compensation and Related Costs. Member compensation and related costs decreased $375,000, or 6.3%, from $6.0 million in the nine months ended March 31, 1998 to $5.6 million in the nine months ended March 31, 1999, primarily due to the departure of two members. As a percentage of revenues, these expenses decreased from 42.2% in the nine months ended March 31, 1998 to 38.2% in the nine months ended March 31, 1999.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $484,000, or 10.3%, from $4.7 million in the nine months ended March 31, 1998 to $5.2 million in the nine months ended March 31, 1999, primarily due to staff additions and salary increases. As a percentage of revenues, these expenses increased from 33.2% in the nine months ended March 31, 1998 to 35.4% in the nine months ended March 31, 1999.

   Other Operating Expenses. Other operating expenses increased $285,000, or 8.5%, from $3.4 million in the nine months ended March 31, 1998 to $3.7 million in the nine months ended March 31, 1999, primarily due to increased business development costs, depreciation, occupancy costs and expenditures for new tax software. As a percentage of revenues, these expenses increased from 23.7% in the nine months ended March 31, 1998 to 24.8% in the nine months ended March 31, 1999.

 Results for the Year Ended June 30, 1998 Compared to the Year Ended June 30, 1997--Berry Dunn

   Revenues. Revenues increased $1.1 million, or 6.6%, from $16.8 million in the year ended June 30, 1997 to $17.9 million in the year ended June 30, 1998, primarily due to an increase in the hourly billing rates for information technology and other consulting projects.

   Member Compensation and Related Costs. Member compensation and related costs increased $899,000, or 14.5%, from $6.2 million in the year ended June 30, 1997 to $7.1 million in the year ended June 30, 1998, primarily due to increased profits. As a percentage of revenues, these expenses increased from 37.0% in the year ended June 30, 1997 to 39.7% in the year ended June 30, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs decreased $123,000, or 1.9%, from $6.4 million in the year ended June 30, 1997 to $6.3 million in the year ended June 30, 1998, primarily due to reduction in administrative staff offset in part by salary increases. As a percentage of revenues, these expenses decreased from 38.3% in the year ended June 30, 1997 to 35.3% in the year ended June 30, 1998.

   Other Operating Expenses. Other operating expenses increased $292,000, or 7.1%, from $4.1 million in the year ended June 30, 1997 to $4.4 million in the year ended June 30, 1998, primarily due to an increase in depreciation of personal computers. As a percentage of revenues, these expenses increased from 24.4% in the year ended June 30, 1997 to 24.6% in the year ended June 30, 1998.

 Results for the Year Ended June 30, 1997 Compared to the Year Ended June 30, 1996--Berry Dunn

   Revenues. Revenues increased $2.0 million or 13.3%, from $14.8 million in the year ended June 30, 1998 to $16.8 million in the year ended June 30, 1997, primarily due to a net increase in billings to clients for recurring services as well as special projects.

   Member Compensation and Related Costs. Member compensation and related costs increased $1.2 million, or 23.7%, from $5.0 million in the year ended June 30, 1996 to $6.2 million in the year ended June 30, 1997, primarily due to increased profits and the admission of new principals. As a percentage of revenues, these expenses increased from 33.8% in the year ended June 30, 1996 to 37.0% in the year ended June 30, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $404,000, or 6.7%, from $6.0 million in the year ended June 30, 1996 to $6.4 million in the year ended

June 30, 1997, primarily due to salary increases. As a percentage of revenues, these expenses decreased from 40.7% in the year ended June 30, 1996 to 38.3% in the year ended June 30, 1997.

   Other Operating Expenses. Other operating expenses increased $386,000, or 10.4%, from $3.7 million in the year ended June 30, 1996 to $4.1 million in the year ended June 30, 1997, primarily due to increases in health insurance, occupancy, software, insurance and telephone expenses. As a percentage of revenues, these expenses decreased from 25.1% in the year ended June 30, 1996 to 24.4% in the year ended June 30, 1997.

 Liquidity and Capital Resources--Berry Dunn

   Berry Dunn generated cash from operating activities of approximately $516,000 in the nine months ending March 31, 1999. Net cash used in operations was approximately $35,000 in the nine months ending March 31, 1998. Berry Dunn generated net cash flow from operating activities of approximately $1.6 million, $1.1 million and $29,000 in the years ended June 30, 1998, 1997 and 1996, respectively. Net cash used in investing activities was approximately $1.4 million and $938,000 in the nine months ended March 31, 1999 and 1998, respectively, primarily for property and equipment purchases and business acquisitions. Net cash used in investing activities was approximately $1.1 million in each of the years ended June 30, 1998 and 1997 and $1.3 million in the year ended June 30, 1996. Net cash used in financing activities was approximately $1.1 million for the nine months ended March 31, 1999, principally due to payments of debt net of capital contributed by principals and repayments from related parties. Net cash provided by financing activities was approximately $310,000 in the nine months ended March 31, 1998, representing repayments from related parties, proceeds from the issuance of debt and capital contributed by principals. In the years ended June 30, 1998, 1997 and 1996, net cash provided by financing activities was approximately $337,000, $1.1 million and $501,000, respectively, principally from repayments from related parties, proceeds from debt and capital contributed by principals. At March 31, 1999, Berry Dunn had a net working capital deficit of $2.4 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Charles H. Roscoe will become a director of Centerprise. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of April 1, 1999, the number of shares beneficially owned by all of the stockholders of Berry Dunn. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Charles H. Roscoe........................       484.694           4.97
      Richard R. Gossellin.....................       382.653           3.93
      Gerald R. Lavigne(1).....................       382.653           3.93
      Erick L. Wordon..........................       382.653           3.93
      Kenneth L. Roberts.......................       178.571           1.83
      Lee J. Chick.............................       255.102           2.62
      Edward G. Asherman, Jr...................       382.653           3.93
      Elliot D. Lerner.........................       204.082           2.09
      Christopher T. Tyson.....................       178.571           1.83
      Harry E. Meyer...........................       382.653           3.93
      Janice D. Latulippe......................       153.061           1.57
      James R. Maynard.........................       382.653           3.93
      Lawrence E. Parker, Jr...................       663.265           6.81
      Raymond L. Cunliffe......................       382.653           3.93
      Stephanie Rice...........................       153.061           1.57
      John T. Gurley...........................       382.653           3.93
      Michael T. McNeil........................       612.245           6.28
      John H. Jackson, Jr......................       382.653           3.93
      Drew E. Swenson..........................       331.633           3.40
      John M. Chandler.........................       331.633           3.40
      Tracy W. Harding.........................       331.633           3.40
      Clifford C. Abbott, Jr...................       178.571           1.83
      Francis P. Johnson.......................       382.653           3.93
      Rodney F. Irish..........................       484.694           4.97
      Kenneth S. Jones.........................       331.633           3.40
      Ralph A. Pascale, Jr.....................       204.082           2.09
      Jeffrey D. Walla.........................       255.102           2.62
      Stephen J. Ferrari.......................         1.000           0.01
      J. Maurice L. Bisson.....................       382.653           3.93
      Richard A. Charpentier...................       204.082           2.09
                                                    ---------         ------
                                                    9,744.898         100.00

--------
(1) Mr. Lavigne does not currently have any voting or dispositive power with respect to these shares.

Follmer, Rudzewicz & Company, P.C.

 General

   Follmer, Rudzewicz & Company, P.C., the predecessor of which was founded in 1968, provides a broad range of accounting, tax and business consulting services to closely held companies with an emphasis on manufacturing companies. Follmer is headquartered in Southfield, Michigan and also maintains an office in Sterling Heights, Michigan. After the Big Five, Follmer is the second largest firm in the Detroit metropolitan area based on the number of professionals, and was ranked No. 46 in the Top 100. Follmer will provide Centerprise with a regional distribution point in the upper Midwest and a platform for Centerprise's anticipated national practice focused on the manufacturing industry. Its principal executive offices are located at 12900 Hall Road, Suite 500, Sterling Heights, Michigan 48313.

 Regulation

   As a service provider in the accounting profession, Follmer's operations are subject to state regulation. See "Business of Centerprise After the Mergers-- Regulation."

 Employees

   As of May 31, 1999, Follmer employed 145 professional employees, of which 75 were licensed CPAs, and 47 non-professional employees. None of Follmer's employees is represented by a labor union. Management of Follmer believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Follmer on a historical basis and as a percentage of revenues for the periods indicated:

                                                                             Nine Months Ended
                                    Year Ended May 31,                         February 28,
                          -------------------------------------------   ----------------------------
                              1996          1997            1998            1998           1999
                          ------------  -------------   -------------   -------------  -------------
                                                (Dollars in thousands)
Revenues................  $15,528  100% $17,954   100%  $19,417   100%  $13,308 100.0% $15,357 100.0%
Expenses:
 Member compensation and
  related costs.........    4,833 31.1    6,646  37.0     7,339  37.8     4,290  32.2    5,095  33.2
 Employee compensation
  and related costs.....    6,649 42.8    7,567  42.1     8,225  42.4     5,858  44.0    6,710  43.7
 Other operating
  expenses..............    3,781 24.4    4,042  22.6     3,891  20.0     3,019  22.7    3,524  22.9
                          ------- ----  -------  ----   -------  ----   ------- -----  ------- -----
Income (loss) from
 operations.............  $   265  1.7% $  (301) (1.7)% $   (38) (0.2)% $   141   1.1% $    28   0.2%
                          ======= ====  =======  ====   =======  ====   ======= =====  ======= =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Nine Months Ended February 28, 1999 Compared to the Nine Months Ended February 28, 1998--Follmer

   Revenues. Revenues increased $2.0 million, or 15.4%, from $13.3 million in the nine months ended February 28, 1998 to $15.4 million in the nine months ended February 28, 1999, primarily due to an expansion of the firm's computer information service, organizational development and training ("ODT") and ISO service lines. Follmer was also able to increase its realization rates as demand for its services increased.

   Member Compensation and Related Costs. Member compensation and related costs increased $805,000, or 18.8%, from $4.3 million in the nine months ended February 28, 1998 to $5.1 million in the nine months ended February 28, 1999. As a percentage of revenues, these expenses increased from 32.2% in the nine months ended February 28, 1998 to 33.2% in the nine months ended February 28, 1999.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $852,000, or 14.5%, from $5.9 million in the six months ended February 28, 1998 to $6.7 million in the nine months ended February 28, 1999, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses decreased slightly from 44.0% in the nine months ended February 28, 1998 to 43.7% in the nine months ended February 28, 1999.

   Other Operating Expenses. Other operating expenses increased $505,000, or 16.7%, from $3.0 million in the nine months ended February 28, 1998 to $3.5 million in the nine months ended February 28, 1999, primarily due to an increase in occupancy costs and consulting fees related to the outsourcing of personnel used to staff the firm's ODT services product. As a percentage of revenues, these expenses remained relatively constant at 22.7% in the nine months ended February 28, 1998 and 22.9% in the nine months ended February 28, 1999.

 Results for the Year Ended May 31, 1998 Compared to the Year Ended May 31, 1997--Follmer

   Revenues. Revenues increased $1.5 million, or 8.2%, from $18.0 million in the year ended May 31, 1997 to $19.4 million in the year ended May 31, 1998, primarily due to an increase in realized billing rates, a modest number of new clients and the growth in the firm's valuation services, ODT and ISO service lines.

   Member Compensation and Related Costs. Member compensation and related costs increased $693,000, or 10.4%, from $6.6 million in the year ended May 31, 1997 to $7.3 million in the year ended May 31, 1998. This increase was due to the growth in the firm's net operating income available for member compensation. As a percentage of revenues, these expenses increased from 37.0% in the year ended May 31, 1997 to 37.8% in the year ended May 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $658,000, or 8.7%, from $7.6 million in the year ended May 31, 1997 to $8.2 million in the year ended May 31, 1998, primarily due to an increase in base compensation levels of the professional staff in an effort to be more competitive with the Big Five in the Detroit metropolitan area. As a percentage of revenues, these expenses increased from 42.1% in the year ended May 31, 1997 to 42.4% in the year ended May 31, 1998.

   Other Operating Expenses. Other operating expenses decreased $151,000, or 3.7%, from $4.0 million in the year ended May 31, 1997 to $3.9 million in the year ended May 31, 1998, primarily due to a reduction in bad debts and practice development expenses. As a percentage of revenues, these expenses decreased from 22.6% in the year ended May 31, 1997 to 20.0% in the year ended May 31, 1998.

 Results for the Year Ended May 31, 1997 Compared to the Year Ended May 31, 1996--Follmer

   Revenues. Revenues increased $2.4 million, or 15.6%, from $15.5 million in the year ended May 31, 1996 to $18.0 million in the year ended May 31, 1997. This increase was due to an increase in realized billing rates, a modest number of new clients and the growth in the firm's valuation services, ODT and ISO service lines.

   Member Compensation and Related Costs. Member compensation and related costs increased $1.8 million, or 37.5%, from $4.8 million in the year ended May 31, 1996 to $6.6 million in the year ended May 31, 1997. This increase was due to the addition of one new partner and an increase in net operating income upon which member compensation is determined. As a percentage of revenues, these expenses increased from 31.1% in the year ended May 31, 1996 to 37.0% in the year ended May 31, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $918,000, or 13.8%, from $6.6 million in the year ended May 31, 1996 to $7.6 million in the year ended May 31, 1997, primarily due to the addition of 20 professional staff members and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 42.8% in the year ended May 31, 1996 to 42.1% in the year ended May 31, 1997.

   Other Operating Expenses. Other operating expenses increased $261,000, or 6.9%, from $3.8 million in the year ended May 31, 1996 to $4.0 million in the year ended May 31, 1997, primarily due to increases in training, occupancy, advertising, promotional and depreciation expenses. As a percentage of revenues, these expenses decreased from 24.4% in the year ended May 31, 1996 to 22.6% in the year ended May 31, 1997.

 Liquidity and Capital Resources--Follmer

   Follmer generated net cash flow from operating activities of approximately $2.0 million and $2.8 million in the nine months ended February 28, 1999 and 1998, respectively. Net cash flow from operating activities was approximately $1.4 million, $226,000 and $286,000 in the years ended May 31, 1998, 1997 and
1996, respectively. In the nine months ended February 28, 1999 and 1998, net cash used in investing activities was approximately $754,000 and $588,000, respectively, primarily for property and equipment purchases. Net cash used in investing activities was approximately $927,000, $1.2 million and $958,000 in the years ended May 31, 1998, 1997 and 1996, respectively, primarily for purchases of property and equipment. Net cash used in financing activities for the nine months ended February 28, 1999 and 1998 was approximately $1.8 million and $1.6 million respectively, consisting principally of net repayments to shareholders and payment of debt. In the year ended May 31, 1998, cash provided by financing activities totaled $37,000 and was generated primarily from advances from shareholders and the issuance of stock net of proceeds and payments of debt. Net cash provided by financing activities in the year ended May 31, 1997 totaled $1.2 million and was provided by net advances from shareholders and payments of debt. In the year ended May 31, 1996, cash used in financing activities totaled $59,000 and was used primarily for net repayments to shareholders and payments of long-term debt net of proceeds from the issuance of long-term debt and stock. At February 28, 1999, Follmer had a working capital deficit of $135,000.

 Interest of Continuing Directors

   Upon completion of the IPO, Anthony P. Frabotta will become a director of Centerprise. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of March 1, 1999, the number of shares beneficially owned by all of the stockholders of Follmer. The persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Michael Santicchia.......................          200             2.0
      Anthony P. Frabotta......................        1,100            10.8
      Timothy J. Caughlin......................          900             8.9
      Peter E. Meagher, III....................          550             5.4
      Patrick J. Gregory.......................          350             3.4
      Daniel P. Markey.........................          350             3.4
      James J. Bauters.........................          300             2.9
      Gordon R. Follmer........................        2,900            28.5
      John J. Rudzewicz........................        2,900            28.5
      Dennis J. Petri..........................          200             2.0
      Gerald J. Grady..........................          200             2.0
      Dennis J. LaPorte........................          200             2.0
                                                      ------          ------
        Total..................................       10,150          100.00

Grace & Company, P.C.

 General

   Grace & Company, P.C., founded in 1983, provides a full range of accounting, tax and consulting services to clients in a spectrum of industries including manufacturing, construction and real estate. Grace is headquartered in St. Louis, Missouri and, after the Big Five, is the second largest accounting firm in St. Louis in terms of number of professionals. Grace will provide Centerprise with a lower-Midwest regional distribution point. Its principal executive offices are located at 3117 South Big Bend Boulevard, Suite 100, St. Louis, Missouri 63143.

 Regulation

   As a service provider in the accounting profession, Grace's operations are subject to state regulation. See "Business of Centerprise After the Mergers-- Regulation."

 Employees

   As of May 31, 1999, Grace employed 95 professional employees, of which 50 were licensed CPAs, and 29 non-professional employees. None of Grace's employees is represented by a labor union. Management of Grace believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Grace on a historical basis and as a percentage of revenues for the period indicated:

                                                    Three Months Ended March
                                                               31,
                                    Year Ended      --------------------------
                                December 31, 1998       1998          1999
                                ------------------  ------------  ------------
                                           (Dollars in thousands)
   Revenues...................  $   9,691    100.0% $3,380 100.0% $3,687 100.0%
   Expenses:
     Member compensation and
      related costs...........      2,709     28.0     711  21.0     733  19.9
     Employee compensation and
      related costs...........      5,075     52.4   1,445  42.8   1,542  41.8
     Other operating
      expenses................      1,380     14.2     385  11.4     430  11.7
                                --------- --------  ------ -----  ------ -----
   Income from operations.....  $     527      5.4% $  839  24.8% $  982  26.6%
                                ========= ========  ====== =====  ====== =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Grace

   Revenues. Revenues increased $307,000, or 9.1%, from $3.4 million for the three months ended March 31, 1998 to $3.7 million for the three months ended March 31, 1999, primarily due to a net increase in billings to clients for recurring work as well as special projects.

   Member compensation and related costs. Member compensation and related costs remained relatively constant at $711,000 and $733,000 for the three months ended March 31, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 21.0% in the three months ended March 31, 1998 to 19.9% in the three months ended March 31, 1999.

   Employee compensation and related costs. Employee compensation and related costs increased $97,000, or 6.7%, from $1.4 million in the three months ended March 31, 1998 to $1.5 million in the three months ended March 31, 1999, primarily due to annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 42.8% in the three months ended March 31, 1998 to 41.8% in the three months ended March 31, 1999.

   Other operating expenses. Other operating expenses increased $45,000, or 11.7%, from $385,000 in the three months ended March 31, 1998 to $430,000 in the three months ended March 31, 1999. The increase was primarily due to increased occupancy costs related to a recent expansion. As a percentage of revenues, these expenses increased from 11.4% in the three months ended March 31, 1998 to 11.7% in the three months ended March 31, 1999.

 Liquidity and Capital Resources--Grace

   Grace used cash in operating activities of approximately $396,000 and $39,000 in the three months ended March 31, 1999 and 1998, respectively. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $40,000 and $27,000, respectively, principally for property and equipment purchases. In the three months ended March 31, 1999 and 1998, net cash provided by financing activities was approximately $621,000 and $57,000 respectively, principally from short-term borrowings. At March 31, 1999, Grace had working capital of approximately $228,000.

 Interest of Continuing Directors

   Upon completion of the IPO, Wayne J. Grace will become a director of Centerprise. See "Centerprise Management."

 Principal Stockholders

   Grace Capital owns 100% of the common stock of Grace. The following table sets forth, as of March 30, 1999, the membership interests beneficially owned by all of the members of Grace Capital. The persons named below have sole voting and investment power with respect to all interests shown as beneficially owned by them.

                                                                    Approximate
          Name                                                     Percent Owned
          ----                                                     -------------
      Wayne J. Grace..............................................      19.4
      Paul E. Schiavo.............................................       9.4
      Frank H. Brandhorst.........................................      11.8
      Patrick P. Rohrkaste........................................       8.1
      Jeffrey R. Greene...........................................       7.0
      Patrick E. Stark............................................      13.9
      Robert J. Bauer.............................................       6.5
      David W. Gresham............................................       5.6
      Lawrence J. Porschen........................................      10.9
      Kent T. Cornell.............................................       5.2
      Larry R. Jourden............................................       0.7
      Gerald P. Townsend..........................................       0.7
      Larry H. Weber..............................................       0.7
                                                                       -----
        Total.....................................................     100.0

Holthouse Carlin & Van Trigt LLP

 General

   Holthouse Carlin & Van Trigt LLP, founded in 1991, provides accounting services, tax services and litigation consulting services. Holthouse is headquartered in Los Angeles, California and maintains offices in Long Beach and Westlake Village, California. Holthouse will provide Centerprise with a regional distribution point on the West Coast and participate significantly in Centerprise's anticipated national practice in litigation consulting services. Its principal executive offices are located at 11845 West Olympic Boulevard, Suite 1177, Los Angeles, California 90064.

 Regulation

   As a service provider in the accounting profession, Holthouse's operations are subject to state regulation. See "Business of Centerprise After the Mergers--Regulation."

 Employees

   As of May 31, 1999, Holthouse employed 50 professional employees, of which 29 were licensed CPAs and 16 non-professional employees. None of Holthouse's employees is represented by a labor union. Management of Holthouse believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Holthouse on a historical basis and as a percentage of revenues for the periods indicated:

                                                      Three Months Ended March
                           Year Ended December 31,               31,
                          --------------------------  --------------------------
                              1997          1998          1998          1999
                          ------------  ------------  ------------  ------------
                                        (Dollars in thousands)
Revenues................  $7,720 100.0% $9,446 100.0% $2,848 100.0% $3,234 100.0%
Expenses:
  Employee compensation
   and related costs....   2,617  33.9   3,089  32.7     745  26.2     839  25.9
  Other operating
   expenses.............   1,448  18.8   1,578  16.7     416  14.6     289   8.9
                          ------ -----  ------ -----  ------ -----  ------ -----
Income from operations..  $3,655  47.3% $4,779  50.6% $1,687  59.2% $2,106  65.2%
                          ====== =====  ====== =====  ====== =====  ====== =====
Partners' withdrawals...  $3,530  45.7% $4,238  44.9% $  990  34.8% $1,062  32.8%
                          ====== =====  ====== =====  ====== =====  ====== =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Holthouse

   Revenues. Revenues increased $386,000, or 13.6%, from $2.8 million for the three months ended March 31, 1998 to $3.2 million for the three months ended March 31, 1999, primarily due to increases in the number of clients and the firm's audit services business.

   Employee compensation and related costs. Employee compensation and related costs increased $94,000, or 12.6%, from $745,000 in the three months ended March 31, 1998 to $839,000 in the three months ended March 31, 1999, primarily due to staff additions and performance-based compensation increases. As a percentage of revenues, these expenses decreased from 26.2% in the three months ended March 31, 1998 to 25.9% in the three months ended March 31, 1999.

   Other operating expenses. Other operating expenses decreased $127,000, or 30.5%, from $416,000 in the three months ended March 31, 1998 to $289,000 in the three months ended March 31, 1999. The decrease was primarily due to a reduction in bad debt expenses. As a percentage of revenues, these expenses decreased from 14.6% in the three months ended March 31, 1998 to 8.9% in the three months ended March 31, 1999.

 Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Holthouse

   Revenues. Revenues increased $1.7 million, or 22.4%, from $7.7 million for the year ended December 31, 1997 to $9.4 million for the year ended December 31, 1998, primarily due to an increase in billable hours and an increase in hourly billing rates. The increase in billable hours resulted from the expansion of services provided to the firm's clients supported by an increase in professional staff.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $472,000, or 18.0%, from $2.6 million in the year ended December 31, 1997 to $3.1 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 33.9% in the year ended December 31, 1997 to 32.7% in the year ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $130,000, or 9.0%, from $1.4 million in the year ended December 31, 1997 to $1.6 million in the year ended December 31, 1998, primarily due to higher occupancy costs resulting from an expansion of the firm's office. As a percentage of revenues, these expenses decreased from 18.8% in the year ended December 31, 1997 to 16.7% in the year ended December 31, 1998.

 Liquidity and Capital Resources--Holthouse

   Holthouse generated net cash flow from operating activities of approximately $607,000 and $749,000 in the three months ended March 31, 1999 and 1998, respectively. Holthouse generated net cash from operating activities of approximately $4.5 million in the year ended December 31, 1998 and approximately $3.7 million in the year ended December 31, 1997. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $60,000 and $21,000, respectively, principally for property and equipment purchases. Net cash used in investing activities was approximately $142,000 and $115,000 in the years ended December 31, 1998 and 1997, respectively, principally for property and equipment purchases. In the three months ended March 31, 1999 and 1998, cash used in financing activities was approximately $1.1 million and $990,000, respectively, primarily for payments of partner capital. Cash used in financing activities was approximately $4.2 million and $3.5 million in the years ended December 31, 1998 and 1997, primarily due to payments of partner capital. At March 31, 1999, Holthouse had working capital of approximately $4.1 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Philip J. Holthouse will become a director of Centerprise. See "Centerprise Management."

 Principal Partners

   The following table sets forth, as of January 1, 1999, the capital account allocation of all of the partners of Holthouse. These percentages shift periodically. The persons named below have sole voting and investment power with respect to the interests shown as beneficially owned by them:

                                                                 Capital Account
          Name                                                     Allocation
          ----                                                   ---------------
      James S. Carlin...........................................      20.51%
      Blake E. Christian........................................      11.18
      Philip J. Holthouse.......................................      24.61
      Gregory J. Hutchins.......................................      11.81
      Janet L. Pass.............................................       3.91
      Zachary G. Shuman.........................................      10.21
      John E. Van Trigt.........................................      17.76
                                                                     ------
        Total...................................................     100.00%
                                                                     ======

Insurance Design Administrators

 General

   Self Funded Benefits, Inc., which does business under the trade name Insurance Design Administrators, was founded in 1979. IDA is an independent healthcare management company that designs healthcare programs and provides claims administration services in both the private and public sectors. IDA has made significant investments in technology to develop a scalable infrastructure capable of handling a large volume of business. IDA is headquartered in Oakland, New Jersey. In addition to designing healthcare programs, IDA also manages healthcare claims of its clients. Based on the annual volume of claims handled, IDA was ranked by Employee Benefit News in July 1998 as the 11th largest third party administrator in the United States. IDA will provide the platform for Centerprise's anticipated national practice in third party administration and self insurance services. Its principal executive offices are located at 169 Ramapo Valley Road, Oakland, New Jersey 07436.

 Regulation

   As a service provider in the employee benefit plan business, IDA's operations are subject to state regulation. See "Business of Centerprise After the Mergers--Regulation."

 Employees

   As of May 31, 1999, IDA had 129 employees, of which 12 were in management, 2 in sales, 94 in claims administration and 21 in general administration.

 Selected Financial Data

   The following table sets forth selected financial data for IDA on a historical basis and as a percentage of revenues for the periods indicated:

                                                       Three Months Ended March
                           Year Ended December 31,                31,
                          ---------------------------  --------------------------
                              1997          1998           1998          1999
                          ------------  -------------  ------------  ------------
                                         (Dollars in thousands)
Revenues................  $9,756 100.0% $10,933 100.0% $2,902 100.0% $2,978 100.0%
Expenses:
  Employee compensation
   and related costs....   6,047  62.0    6,361  58.2   1,394  48.0   1,557  52.3
  Other operating
   expenses.............   2,668  27.3    3,050  27.9   1,073  37.0   1,002  33.6
                          ------ -----  ------- -----  ------ -----  ------ -----
Income from operations..  $1,041  10.7% $ 1,522  13.9% $  435  15.0% $  419  14.1%
                          ====== =====  ======= =====  ====== =====  ====== =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--IDA

   Revenues. Revenues remained relatively constant at approximately $2.9 million for the three months ended March 31, 1998 and 1999.

   Employee compensation and related costs. Employee compensation and related costs increased $163,000, or 11.7%, from $1.4 million in the three months ended March 31, 1998 to $1.6 million in the three months ended March 31, 1999, primarily due to staff additions, salary increases and bonuses. As a percentage of revenues, these expenses increased from 48.0% in the three months ended March 31, 1998 to 52.3% in the three months ended March 31, 1999.

   Other operating expenses. Other operating expenses remained relatively constant at approximately $1.0 million in the three months ended March 31, 1998 and 1999. As a percentage of revenues, these expenses decreased from 37.0% in the three months ended March 31, 1998 to 33.6% in the three months ended March 31, 1999.

 Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--IDA

   Revenues. Revenues increased $1.2 million, or 12.1%, from $9.8 million for the year ended December 31, 1997 to $10.9 million for the year ended December 31, 1998, primarily as a result of the addition of a major customer in January 1998 for which IDA provides benefits administration for an approximate enrollment of 2,300 lives. In addition IDA experienced an increase in COBRA and PPO administration fees.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $314,000, or 5.2%, from $6.0 million in the year ended December 31, 1997 to $6.4 million in the year ended December 31, 1998, as a result of annual performance-based compensation increases, additional staffing and an increase in overtime compensation. As a percentage of revenues, these expenses decreased from 62.0% in the year ended December 31, 1997 to 58.2% in the year ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $382,000, or 14.3%, from $2.7 million in the year ended December 31, 1997 to $3.1 million in the year ended December 31, 1998. As a percentage of revenues, these expenses increased slightly from 27.3% in the year ended December 31, 1997 to 27.9% in the year ended December 31, 1998.

 Liquidity and Capital Resources--IDA

   IDA generated net cash flow from operating activities of approximately $443,000 and 362,000 in the three months ended March 31, 1999 and 1998, respectively. IDA generated net cash from operating activities of approximately $1.8 million and $996,000 in the years ended December 31, 1998 and 1997, respectively. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $2,000 and $50,000, respectively, for property and equipment purchases. Net cash used in investing activities was approximately $105,000 and $451,000 in the years ended December 31, 1998 and 1997, respectively, used for purchases of property and equipment. In the three months ended March 31, 1999 and 1998, net cash used in financing activities was approximately $244,000 and $207,000, respectively, for payments of long-term debt and dividends. Cash used in financing activities was approximately $1.1 million and $730,000 in the years ended December 31, 1998 and 1997, respectively, primarily for payments of dividends of $850,000 and $980,000 in 1998 and 1997, respectively, and payments of long-term debt of $202,000 in 1998 and net proceeds from the issuance of debt long-term of $350,000 in 1997. At March 31, 1998, IDA had working capital of approximately $1.3 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Robert F. Gallo will become a director of Centerprise. Further, upon completion of the offering, Mr. Gallo will enter into a four-year employment agreement with IDA pursuant to which Mr. Gallo will serve as IDA's chief executive officer, at an annual base salary of $200,000, This agreement also provides for a bonus of up to 50% of base salary for 1999 and up to 100% of base salary thereafter. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of March 26, 1999, the number of shares beneficially owned by all of the stockholders of IDA. The persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                         Shares Beneficially Owned of Shares Beneficially Owned of Class B  Approximate
  Name                   Class A Voting Common Stock        Non-Voting Common Stock        Percent Owned
  ----                   ---------------------------- ------------------------------------ -------------
Robert F. Gallo.........              75                              7,425                     50.7
Russell Minetti.........              74                              7,235                     49.3
                                     ---                             ------                    -----
  Total.................             149                             14,600                    100.0

Mann Frankfort Stein & Lipp, P.C.

 General

   Mann Frankfort Stein & Lipp, P.C., founded in 1971, provides accounting, tax, financial reporting, consulting and litigation consulting services primarily to closely held clients in a wide range of industries.

Mann Frankfort, located in Houston, Texas, is Houston's largest accounting firm other than the Big Five based on the number of professionals, and was ranked No. 44 in the Top 100. Mann Frankfort provides a regional distribution point in Texas and will be the lead member of Centerprise's anticipated national practice in litigation consulting services. Its principal executive offices are located at 12 Greenway Plaza, 8th Floor, Houston, Texas 77046.

 Regulation

   As a service provider in the accounting profession, Mann Frankfort's operations are subject to state regulation. See "Business of Centerprise After the Mergers--Regulation."

 Employees

   As of May 31, 1999, Mann Frankfort had 142 professional employees, of which 100 were licensed CPAs, and 45 non-professional employees. None of Mann Frankfort's employees is represented by a labor union. Management of Mann Frankfort believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Mann Frankfort on a historical basis and as a percentage of revenues for the periods indicated:

                                   Year Ended December 31,             Three Months Ended March 31,
                          -------------------------------------------  -------------------------------
                              1996           1997           1998            1998            1999
                          -------------  -------------  -------------  --------------- ---------------
                                                  (Dollars in thousands)
Revenues................  $13,292 100.0% $17,475 100.0% $21,631 100.0% $ 5,889  100.0% $ 8,324  100.0%
Expenses:
 Member compensation and
  related costs.........    4,423  33.3    6,636  38.0    8,921  41.2    1,317   22.4    1,572   18.9
 Employee compensation
  and related costs.....    4,896  36.8    6,405  36.7    8,829  40.8    2,269   38.5    2,966   35.6
 Other operating
  expenses..............    2,307  17.4    2,996  17.1    3,347  15.5    1,011   17.2    1,254   15.1
                          ------- -----  ------- -----  ------- -----  ------- ------  ------- ------
Income from operations..  $ 1,666  12.5% $ 1,438   8.2% $   534   2.5% $ 1,292   21.9% $ 2,532   30.4%
                          ======= =====  ======= =====  ======= =====  ======= ======  ======= ======

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Mann Frankfort

   Revenues. Revenues increased $2.4 million, or 41.3%, from $5.9 million for the three months ended March 31, 1998 to $8.3 million for the three months ended March 31, 1999, primarily due to increases in billing rates and billable hours and the addition of new clients.

   Member compensation and related costs. Member compensation and related costs increased $255,000, or 19.4%, from $1.3 million for the three months ended March 31, 1998 to $1.6 million for the three months ended March 31, 1999, primarily due to an increase in the operating income of the firm over the comparable periods and a slight increase in the number of shareholders. As a percentage of revenues, these expenses decreased from 22.4% in the three months ended March 31, 1998 to 18.9% in the three months ended March 31, 1999.

   Employee compensation and related costs. Employee compensation and related costs increased $697,000, or 30.7%, from $2.3 million in the three months ended March 31, 1998 to $3.0 million in the three months ended March 31, 1999, primarily due to an increase in professional and administrative staff and performance-based compensation increases. As a percentage of revenues, these expenses decreased from 38.5% in the three months ended March 31, 1998 to 35.6% in the three months ended March 31, 1999.

   Other operating expenses. Other operating expenses increased $243,000, or 24.0%, from $1.0 million in the three months ended March 31, 1998 to $1.3 million in the three months ended March 31, 1999. The increase was primarily due to an increase in occupancy costs and legal fees related to the merger. As a percentage of revenues, these expenses decreased from 17.2% in the three months ended March 31, 1998 to 15.1% in the three months ended March 31, 1999.

 Results for the Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997--Mann Frankfort

   Revenues. Revenues increased $4.2 million, or 23.8%, from $17.5 million in the year ended December 31, 1997 to $21.6 million in the year ended December 31, 1998, primarily due to increases in billing rates and billable hours and the addition of new clients.

   Member Compensation and Related Costs. Member compensation and related costs increased $2.3 million, or 34.4%, from $6.6 million in the year ended December 31, 1997 to $8.9 million in the year ended December 31, 1998, primarily due to an increase in the operating income of the firm over the comparable periods while the number of shareholders increased only slightly from 15 to 16 from 1997 to 1998. As a percentage of revenues, these expenses increased from 38.0% in the year ended December 31, 1997 to 41.2% in the year ended December 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $2.4 million, or 37.8%, from $6.4 million in the year ended December 31, 1997 to $8.8 million in the year ended December 31, 1998, primarily due to the addition of professional and administrative staff and performance-related compensation increases. As a percentage of revenues, these expenses increased from 36.7% in the year ended December 31, 1997 to 40.8% in the year ended December 31, 1998.

   Other Operating Expenses. Other operating expenses increased $351,000, or 11.7%, from $3.0 million in the year ended December 31, 1997 to $3.3 million in the year ended December 31, 1998, primarily due to (a) higher occupancy costs resulting from an expansion of the firm's office and (b) additional depreciation expenses resulting from investments in computer hardware and software and leasehold improvements. As a percentage of revenues, these expenses decreased from 17.1% in the year ended December 31, 1997 to 15.5% in the year ended December 31, 1998.

 Results for the Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996--Mann Frankfort

   Revenues. Revenues increased $4.2 million, or 31.5%, from $13.3 million in the year ended December 31, 1996 to $17.5 in the year ended December 31, 1997, due in part to a January 1997 merger (the "Mann Frankfort Merger") with a Houston based accounting firm which added incremental 1997 revenues of $3.4 million. Also contributing to the revenue growth were increases in billing rates and billable hours as well as the addition of new clients during 1997.

   Member Compensation and Related Costs. Member compensation and related costs increased $2.2 million, or 50.0%, from $4.4 million in the year ended December 31, 1996 to $6.6 million in the year ended December 31, 1997, primarily due to an increase in the number of shareholders resulting from the Mann Frankfort Merger and their related compensation and a corresponding increase in the firm's operating income over the period. As a percentage of revenues, these expenses increased from 33.3% in the year ended December 31, 1996 to 38.0% in the year ended December 31, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $1.5 million, or 30.8%, from $4.9 million in the year ended December 31, 1996 to $6.4 million in the year ended December 31, 1997, primarily due to an increase in professional and administrative staff because of the Mann Frankfort Merger and performance-based compensation increases. As a percentage of revenues, these expenses decreased from 36.8% in the year ended December 31, 1996 to 36.7% in the year ended December 31, 1997.

   Other Operating Expenses. Other operating expenses increased $689,000, or 29.9%, from $2.3 million in the year ended December 31, 1996 to $3.0 million in the year ended December 31, 1997, primarily due to an increase in operating costs because of the Mann Frankfort Merger and merger-related transaction costs. As a percentage of revenues, these expenses decreased from 17.4% in the year ended December 31, 1996 to 17.1% in the year ended December 31, 1997.

 Liquidity and Capital Resources--Mann Frankfort

   Mann Frankfort generated net cash flow from operating activities of approximately $797,000 and $466,000 in the three months ended March 31, 1999 and 1998, respectively. Mann Frankfort generated net cash flow from operating activities of approximately $454,000 in the year ended December 31, 1998. Net cash generated by operating activities was approximately $292,000 and $1.3 million in the years ended December 31, 1997 and 1996, respectively. Net cash used in investing activities was approximately $100,000 and $58,000 in the three months ended March 31, 1999 and 1998, respectively, principally for property and equipment purchases. Net cash used in investing activities was approximately $534,000, $625,000 and $123,000 in the years ended December 31, 1998, 1997 and 1996, respectively, primarily for the purchases of property and equipment. In the three months ended March 31, 1999, cash provided by financing activities was approximately $301,000, consisting principally of proceeds from the issuance of long-term debt. In the three months ended March 31, 1998, cash used in financing activities was approximately $263,000, consisting primarily of payments of long-term debt. Net cash provided by financing activities for the years ended December 31, 1998 and 1997 was approximately $398,000 and $520,000, respectively, principally from the issuance of debt in the year ended December 31, 1998 and from the issuances of debt and stock in the year ended December 31, 1997. Net cash used in financing activities was approximately $2.1 million for the year ended December 31, 1996, principally due to draws on partners' capital, as well as net repayments of debt. At March 31, 1999, Mann Frankfort had net working capital of $4.5 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Richard H. Stein will become a director of Centerprise. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of January 1, 1999, the number of shares beneficially owned by all of the stockholders of Mann Frankfort. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Richard H. Stein.........................      277.4085         17.6212
      Steven Albert............................       23.9720          1.5227
      Jeffri Botkin............................       27.5325          1.7489
      Milton Frankfort.........................      321.8190         20.4422
      Bill Hickl...............................       18.9537          1.2040
      John Landers.............................       20.7066          1.3153
      Bruce Layer..............................       35.7447          2.2705
      Arnold Lipp..............................      267.4085         16.9860
      Paul Mueller.............................       61.7414          3.9219
      Glea Ramey...............................       27.5325          1.7489
      Laura Rice...............................       42.1000          2.6742
      Michael Richter..........................      313.7965         19.9326
      Craig Shenkman...........................       22.3300          1.4184
      Saul Solomon.............................       70.9898          4.5093
      Gregg Steffen............................        5.5065          0.3498
      Suhrid Thakore...........................       35.7447          2.2705
      Jerry Guillot............................        1.0000          0.0635
                                                     --------         -------
          Total................................      1,574.29          100.00

Reppond

 General

   The Reppond Company, Inc., Reppond Administrators, LLC, and VeraSource Excess Risk Ltd., founded in 1981, provide group benefits insurance and consulting services to privately-held companies. Reppond is headquartered in Bellevue, Washington and maintains offices in Yakima, Washington and Brooklyn Park, Minnesota. Reppond enhances Centerprise's anticipated national practice in insurance and benefits brokerage and consulting services. Its principal executive offices are located at 10900 Northeast 4th Street, Suite 1200, Bellevue, Washington 98004.

 Regulation

   As a service provider in the insurance brokerage profession, Reppond's operations are subject to state regulation. See "Business of Centerprise After the Mergers--Regulation."

 Employees

   As of May 31, 1999, Reppond had 83 employees.

 Selected Financial Data

   The following table sets forth selected financial data for Reppond on a historical basis and as a percentage of revenues for the periods indicated:

                                                    Three Months Ended March
                                                               31,
                                  Year Ended        --------------------------
                              December 31, 1998         1998          1999
                              -----------------     ------------  ------------
                            (Dollars in thousands)
Revenues................... $     7,892      100.0% $1,909 100.0% $2,191 100.0%
Expenses:
  Producer compensation and
   related costs...........       2,359       29.9     635  33.3     674  30.8
  Employee compensation and
   related costs...........       2,708       34.3     586  30.7     646  29.5
  Other operating
   expenses................       2,314       29.3     478  25.0     712  32.5
                            ----------- ----------  ------ -----  ------ -----
Income from operations..... $       511        6.5  $  210  11.0% $  159   7.2%
                            =========== ==========  ====== =====  ====== =====

 Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Reppond

   Revenues. Revenues increased $282,000, or 14.8%, from $1.9 million for the three months ended March 31, 1998 to $2.2 million for the three months ended March 31, 1999, primarily due to premium increases and the addition of several new customers.

   Producer compensation. Producer compensation increased $39,000, or 6.1%, from $635,000 for the three months ended March 31, 1998 to $674,000 for the three months ended March 31, 1999, primarily due to the increase in revenues as producers are generally compensated based on a percentage of revenues. As a percentage of revenues, these expenses decreased from 33.3% in 1998 to 30.8% in 1999.

   Employee compensation and related costs. Employee compensation and related costs increased $60,000, or 10.2%, from $586,000 in the three months ended March 31, 1998 to $646,000 in the three months ended March 31, 1999, primarily due to annual performance-based compensation increases and staff additions. As a percentage of revenues, these expenses decreased from 30.7% in the three months ended March 31, 1998 to 29.5% in the three months ended March 31, 1999.

   Other operating expenses. Other operating expenses increased $234,000, or 49.0%, from $478,000 in the three months ended March 31, 1998 to $712,000 in the three months ended March 31, 1999. The increase was primarily due to professional fees related to the merger and technical support for computer system upgrades. As a percentage of revenues, these expenses increased from 25.0% in the three months ended March 31, 1998 to 32.5% in the three months ended March 31, 1999.

 Liquidity and Capital Resources--Reppond

   Reppond used cash in operating activities of approximately $112,000 in the three months ended March 31, 1999 and generated net cash flow from operating activities of approximately $182,000 in the three months ended March 31, 1998. For the three months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $121,000 and $48,000, respectively, principally for property and equipment purchases. In the three months ended March 31, 1999, net cash provided by financing activities was approximately $259,000, principally from the issuance of short-term debt. In the three months ended March 31, 1998, net cash used in financing activities was approximately $81,000, principally for the repayment of long-term and short-term debt. At March 31, 1999, Reppond had a working capital deficit of approximately $24,000.

 Principal Stockholders

   The following table sets forth, as of March 31, 1999, the number of shares or membership interests, as the case may be, for Reppond. The persons named below have sole voting and investment power with respect to the shares or membership interests shown as beneficially owned by them.

   The Reppond Company, Inc.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Ben W. Reppond...........................        375               75
      Louis R. Baransky........................        125               25
                                                       ---              ---
                                                       500              100

   Reppond Administrators, L.L.C.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Ben W. Reppond...........................       247.5            49.5
      Deborah Reppond..........................       247.5            49.5
      Louis R. Baransky........................           5             1.0
                                                      -----            ----
                                                        250             100

   VeraSource Excess Risk Ltd.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      Ben W. Reppond...........................        125               50
      Scott D. Perry...........................        125               50
                                                       ---              ---
                                                       250              100

Reznick, Fedder & Silverman

 General

   Reznick Fedder & Silverman, P.C., founded in 1977, provides business, accounting and tax advisory services that include tax consulting, real estate consulting, business consulting and due diligence. Reznick is ranked No. 22 in the Top 100 and is the largest non-Big Five firm headquartered in the Mid-Atlantic region. Reznick is known nationally for its expertise in the real estate industry and also has substantial experience serving closely held commercial businesses and clients in the health care and construction industries. Reznick maintains offices in Bethesda, Maryland; Baltimore, Maryland; Boston, Massachusetts; Charlotte, North Carolina; and Atlanta, Georgia. In addition to providing Centerprise with multiple distribution points in the Mid-Atlantic region, Reznick will provide the foundation for Centerprise's anticipated national practice in real estate consulting services and participate significantly in Centerprise's anticipated national practice in health care consulting services. Its principal executive offices are located at 4520 East West Highway, Suite 300, Bethesda, Maryland 20814.

 Regulation

   As a service provider in the accounting profession, Reznick's operations are subject to state regulation. See "Business of Centerprise After the Mergers-- Regulation."

 Employees

   As of May 31, 1999, Reznick had 421 professional employees, of which 185 were licensed CPAs, and 114 non-professional employees. None of Reznick's employees is represented by a labor union. Management of Reznick believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Reznick on a historical basis and as a percentage of revenues for the periods indicated:

                                  Year Ended September 30,                   Six Months Ended March 31,
                          ------------------------------------------------   -------------------------------
                              1996             1997             1998             1998             1999
                          --------------   --------------   --------------   --------------   --------------
                                                 (Dollars in thousands)
Revenues................  $31,483  100.0%  $35,103  100.0%  $47,877  100.0%  $27,887  100.0%  $31,552  100.0%
Expenses:
 Member compensation and
  related costs.........    7,784   24.7     8,170   23.3    13,516   28.2    10,782   38.7    11,528   36.5
 Employee compensation
  and related costs.....   17,477   55.5    19,617   55.9    25,792   53.9    12,766   45.8    15,413   48.8
 Other operating
  expenses..............    6,231   19.8     7,530   21.4     8,502   17.8     4,356   15.6     4,687   14.9
                          -------  -----   -------  -----   -------  -----   -------  -----   -------  -----
Operating loss..........  $    (9)  (0.0)% $  (214)  (0.6)% $   (67)  (0.1)% $   (17)  (0.1)% $   (76)  (0.2)%
                          =======  =====   =======  =====   =======  =====   =======  =====   =======  =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Six Months Ended March 31, 1999 Compared to the Six Months Ended March 31, 1998--Reznick

   Revenues. Revenues increased $3.7 million, or 13.1%, from $27.9 million in the six months ended March 31, 1998 to $31.6 million in the six months ended March 31, 1999, primarily due to an expansion of the firm's core real estate and health care practices.

   Member Compensation and Related Costs. Member compensation and related costs increased $746,000, or 6.9%, from $10.8 million in the six months ended March 31, 1998 to $11.5 million in the six months ended March 31, 1998, primarily due to an increase in operating income available for member compensation. As a percentage of revenues, these expenses decreased from 38.7% in the six months ended March 31, 1998 to 36.5% in the six months ended March 31, 1999.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $2.6 million, or 20.7%, from $12.8 million in the six months ended March 31, 1998 to $15.4 million in the six months ended March 31, 1999, primarily due to an increase in the number of professional employees and annual performance-based compensation increases. As a percentage of revenues, these expenses increased from 45.8% in the six months ended March 31, 1998 to 48.8% in the six months ended March 31, 1999.

   Other Operating Expenses. Other operating expenses increased $331,000, or 7.6%, from $4.4 million in the six months ended March 31, 1998 to $4.7 million in the six months ended March 31, 1999. The increase was primarily due to higher occupancy, selling, general and administrative expenses. As a percentage of revenues, these expenses decreased from 15.6% in the six months ended March 31, 1998 to 14.9% in the six months ended March 31, 1999.

 Results for the Year Ended September 30, 1998 Compared to the Year Ended September 30, 1997--Reznick

   Revenues. Revenues increased $12.8 million, or 36.4%, from $35.1 million in the year ended September 30, 1997 to $47.9 million in the year ended September 30, 1998, primarily due to an expansion of the firm's practice as a result of a merger with a Baltimore-based accounting firm (the "Reznick Merger") and an expansion of the firm's core real estate practice and growth in other practice areas such as due diligence, bankruptcy and litigation consulting services.

   Member Compensation and Related Costs. Member compensation and related costs increased $5.3 million, or 65.4%, from $8.2 million in the year ended September 30, 1997 to $13.5 million in the year ended September 30, 1998, primarily due to an increase in operating income available for member compensation and the admission of three members during 1998. As a percentage of revenues, these expenses increased from 23.3% in the year ended September 30, 1997 to 28.2% in the year ended September 30, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $6.2 million, or 31.5%, from $19.6 million in the year ended September 30, 1997 to $25.8 million in the year ended September 30, 1998, primarily due to the addition of approximately 50 professional employees and approximately 25 administrative support personnel as a result of the Reznick Merger. As a percentage of revenues, these expenses decreased from 55.9% in the year ended September 30, 1997 to 53.9% in the year ended September 30, 1998.

   Other Operating Expenses. Other operating expenses increased $972,000, or 12.9%, from $7.5 million in the year ended September 30, 1997 to $8.5 million in the year ended September 30, 1998, primarily due to an increase in rent expense resulting from the leasing of additional office space, an increase in recruiting fees and an increase in office operating expenses. As a percentage of revenues, these expenses decreased from 21.4% in the year ended September 30, 1997 to 17.8% in the year ended September 30, 1998.

 Results for the Year Ended September 30, 1997 Compared to the Year Ended September 30, 1996--Reznick

   Revenues. Revenues increased $3.6 million, or 11.5%, from $31.5 million in the year ended September 30, 1996 to $35.1 million in the year ended September 30, 1997, primarily due to expansion of the firm's real estate, construction, not-for-profit and closely held business support services.

   Member Compensation and Related Costs. Member compensation and related costs increased $386,000, or 5.0%, from $7.8 million in the year ended September 30, 1996 to $8.2 million in the year ended September 30, 1997, primarily due to an increase in operating income available for member's compensation. As a percentage of revenues, these expenses decreased from 24.7% in the year ended September 30, 1996 to 23.3% in the year ended September 30, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $2.1 million, or 12.2%, from $17.5 million in the year ended September 30, 1996 to $19.6 million in the year ended September 30, 1997, primarily due to an increase in the number of employees required as a result of the expansion in the firm's practice. As a percentage of revenues, these expenses increased from 55.5% in the year ended September 30, 1996 to 55.9% in the year ended September 30, 1997.

   Other Operating Expenses. Other operating expenses increased $1.3 million, or 20.8%, from $6.2 million in the year ended September 30, 1996 to $7.5 million in the year ended September 30, 1997, primarily due to an increase in occupancy, practice development and office operating expenses. As a percentage of revenues, these expenses increased from 19.8% in the year ended September 30, 1996 to 21.4% in the year ended September 30, 1997.

 Liquidity and Capital Resources--Reznick

   Reznick used net cash from operating activities of approximately $6.8 million and $3.0 million in the six months ended March 31, 1999 and 1998, respectively. Net cash generated from operating activities was approximately $3.7 million, $1.7 million and $1.4 million in the years ended September 30, 1998, 1997 and 1996, respectively. For the six months ended March 31, 1999 and 1998, net cash used in investing activities was approximately $207,000 and $1.0 million, principally for property and equipment purchases. Net cash used in investing activities was approximately $1.5 million, $1.3 million and $684,000 in the years ended September 30, 1998, 1997 and 1996, respectively, primarily for the purchases of property and equipment. In the six months ended March 31, 1999 and 1998, net cash provided by financing activities was approximately $3.1 million and $1.9 million, respectively, principally from proceeds of short-term borrowings and long-term debt. Reznick used net cash of approximately $402,000 in financing activities in the year ended September 30, 1998, primarily representing payments of debt. Net cash provided by financing activities in the year ended September 30, 1997 totaled $509,000, generated by net proceeds from the issuance of long-term debt. In the year ended September 30, 1996, cash used in financing activities totaled $162,000 and was used primarily for net payments of long-term debt. At March 31, 1999, Reznick had working capital of $3.6 million.

 Interest of Continuing Directors

   Upon completion of the IPO, David Reznick will become a director of Centerprise. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of March 1, 1999, the number of shares beneficially owned by all of the shareholders of Reznick Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them:

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      David Reznick............................         100              3.4
      Stuart M. Fedder.........................         100              3.4
      Ivan B. Silverman........................         100              3.4
      William T. Riley, Jr.....................         100              3.4
      Craig Birmingham.........................         100              3.4
      Wallace L. Scruggs, Jr...................         100              3.4
      Jeffrey D. Barsky........................         100              3.4
      Lester A. Kanis..........................         100              3.4
      Ronald G. Vance..........................         100              3.4
      Renee G. Scruggs.........................         100              3.4
      Lee Isaacson.............................         100              3.4
      Gary Perlow..............................         100              3.4
      Gary C. Pokrant..........................         100              3.4
      Leslie A. Mostow.........................         100              3.4
      Kenneth J. Shapiro.......................         100              3.4
      Edward Ryan..............................         100              3.4
      Mark J. Einstein.........................         100              3.4
      Harry L. Silverman.......................         100              3.4
      Anthony V. Portal........................         100              3.4
      Kenneth E. Baggett.......................         100              3.4
      Beth Mullen..............................         100              3.4
      Lenard A. Sacks..........................         100              3.4
      Timothy McGibney.........................         100              3.4
      Patrick Trotta...........................         100              3.4
      Mark Koppelman...........................         100              3.4
      Jerry Herskovitz.........................         100              3.4
      Michael Beck.............................         100              3.4
      Robert Denmark...........................         100              3.4
      Kirk T. Rogers...........................         100              3.4
                                                      -----            -----
          Total................................       2,900            100.0

Robert F. Driver Co., Inc.

 General

   Robert F. Driver Co., Inc., founded in 1925, is a multi-line insurance brokerage company that provides property and casualty insurance services, workers compensation coverage, employee benefits products, surety coverage and various financial services to a broad range of domestic and international clients. Driver maintains offices in San Diego, Newport Beach, Escondido, Sacramento, Fresno, San Francisco, San Rafael and Ontario, California. Driver manages in excess of $500 million in premiums and was ranked by the San Diego Business Journal as San Diego's largest independent insurance brokerage firm in 1998 based on premium volume. In terms of brokerage revenues, Driver was ranked No. 33 nationally in 1998 by Business Insurance. Driver will provide Centerprise with a platform for its anticipated national practice in insurance and benefits brokerage and consulting services. Its principal executive offices are located at 1620 5th Avenue, San Diego, California 92101.

 Regulation

   As a service provider in the insurance brokerage industry, Driver's operations are subject to state regulation. See "Business of Centerprise After the Mergers--Regulation."

 Employees

   As of May 31, 1999, Driver had 319 employees.

 Selected Financial Data

   The following table sets forth selected financial data for Driver on a historical basis and as a percentage of revenues for the periods indicated:

                                                                            Nine Months Ended
                                     Year Ended July 31,                        April 30,
                          -------------------------------------------  -----------------------------
                              1996           1997           1998           1998           1999
                          -------------  -------------  -------------  -------------  --------------
                                                 (Dollars in thousands)
Commissions and fees....  $26,939 100.0% $28,170 100.0% $32,886 100.0% $21,477 100.0% $26,050  100.0%
Expenses:
 Producer compensation..   13,074  48.5   12,965  46.0   15,422  46.9   10,259  47.8   10,559   40.5
 Employee compensation
  and related costs.....    7,261  27.0    7,433  26.4    8,475  25.8    6,092  28.4    9,895   38.0
 Other operating
  expenses..............    6,214  23.1    6,548  23.3    6,631  20.1    4,160  19.3    6,420   24.7
                          ------- -----  ------- -----  ------- -----  ------- -----  -------  -----
Income (loss) from
 operations.............  $   390   1.4% $ 1,224   4.3% $ 2,358   7.2% $   966   4.5% $  (824) (3.2)%
                          ======= =====  ======= =====  ======= =====  ======= =====  =======  =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Nine Months Ended April 30, 1999 Compared to the Nine Months Ended April 30, 1998-- Driver

   Commissions and Fees. Commissions and fees increased $4.6 million, or 21.2%, from $21.5 million in the nine months ended April 30, 1998 to $26.1 million in the nine months ended April 30, 1999, primarily due to revenues derived from two insurance brokerage firms acquired in 1998.

   Producer Compensation. Producer compensation increased $300,000 or 2.9%, from $10.3 million in the nine months ended April 30, 1998 to $10.6 million in the nine months ended April 30, 1999 due to the addition of ten producers in 1998 and the related compensation expense. As a percentage of revenues, these expenses decreased from 47.8% in the nine months ended April 30, 1998 to 40.5% in the nine months ended April 30, 1999.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $3.8 million, or 62.4%, from $6.1 million in the nine months ended April 30, 1998 to $9.9 million in the nine months ended April 30, 1999, primarily due to an increase in the number of employees, annual performance-based compensation increases and bonuses. As a percentage of revenues, these expenses increased from 28.4% in the nine months ended April 30, 1998 to 38.0% in the nine months ended April 30, 1999.

   Other Operating Expenses. Other operating expenses increased $2.3 million, or 54.3%, from $4.2 million in the nine months ended April 30, 1998 to $6.4 million in the nine months ended April 30, 1999, primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and recognition of goodwill, which is being amortized over 40 years. The restatement of the assets and liabilities and recognition of goodwill resulted from a May 1998 management buyout of the predecessor company. Also contributing to the increase in operating expenses were professional fees incurred in 1998 when Driver pursued a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses increased from 19.3% in the nine months ended April 30, 1998 to 24.7% in the nine months ended April 30, 1999.

 Results for the Year Ended July 31, 1998 Compared to the Year Ended July 31, 1997--Driver

   Commissions and Fees. Commissions and fees increased $4.7 million, or 16.7%, from $28.2 million in the year ended July 31, 1997 to $32.9 million in the year ended July 31, 1998. $2.6 million of the increase was due to the addition of ten producers and the acquisition of two insurance brokerage firms in 1998 which resulted in an increase in the volume of sales transactions. The balance of the increase was due to an increase in the number of policies written.

   Producer Compensation. Producer compensation increased $2.5 million, or 19.0%, from $13.0 million in the year ended July 31, 1997 to $15.4 million in the year ended July 31, 1998, primarily due to the addition of ten producers in 1998 and the related compensation expense. As a percentage of revenues, these expenses increased from 46.0% in the year ended July 31, 1997 to 46.9% in the year ended July 31, 1998.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $1.0 million, or 14.0%, from $7.4 million in the year ended July 31, 1997 to $8.5 million in the year ended July 31, 1998. This increase was due to an increase in the number of employees in response to continued revenue growth as well as annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 26.4% in the year ended July 31, 1997 to 25.8% in the year ended July 31, 1998.

   Other Operating Expenses. Other operating expenses increased $83,000, or 1.3%, from $6.5 million in the year ended July 31, 1997 to $6.6 million in the year ended July 31, 1998. This increase was primarily due to an increase in depreciation and amortization resulting from the restatement of Driver's assets and liabilities at fair value and the recognition of goodwill and the value of customer lists, which are being amortized over 40 years. The restatement of the assets and liabilities and the recognition of the goodwill and customer lists were recorded following a management buyout of the company in May 1998. Also contributing to the increase in operating expenses were professional fees incurred in 1998 while pursuing a non-compete agreement infringement suit against a former employee. As a percentage of revenues, these expenses decreased from 23.3% in the year ended July 31, 1997 to 20.1% in the year ended July 31, 1998.

 Results for the Year Ended July 31, 1997 Compared to the Year Ended July 31, 1996--Driver

   Commissions and Fees. Commissions and fees increased $1.2 million, or 4.6%, from $26.9 million in the year ended July 31, 1996 to $28.2 million in the year ended July 31, 1997, primarily due to an expansion of Driver's public entity and specialty refuse lines of business and an increase in the number of producers.

   Producer Compensation. Producer compensation decreased $109,000 or 0.8%, from $13.1 million in the year ended July 31, 1996 to $13.0 million in the year ended July 31, 1997, primarily due to a reduction in producer compensation rates. As a percentage of revenues, these expenses decreased from 48.5% in the year ended July 31, 1996 to 46.0% in the year ended July 31, 1997.

   Employee Compensation and Related Costs. Employee compensation and related costs increased $172,000 or 2.4%, from $7.3 million in the year ended July 31, 1996 to $7.4 million in the year ended July 31, 1997, primarily due to annual performance-based compensation increases. As a percentage of revenues, these expenses decreased from 27.0% in the year ended July 31, 1996 to 26.4% in the year ended July 31, 1997.

   Other Operating Expenses. Other operating expenses increased $334,000, or 5.4%, from $6.2 million in the year ended July 31, 1996 to $6.5 million in the year ended July 31, 1997, primarily due to increases in depreciation, consulting fees and legal expenses. As a percentage of revenues, these expenses increased from 23.1% in the year ended July 31, 1996 to 23.3% in the year ended July 31, 1997.

 Liquidity and Capital Resources--Driver

   Driver generated net cash from operating activities of approximately $2.8 million and $2.4 million in the nine months ended April 30, 1998 and 1999, respectively. Net cash flow from operating activities was approximately $2.5 million, $426,000 and $515,000 in the years ended July 31, 1998, 1997 and 1996, respectively. Net cash used in investing activities was approximately $11.5 million in the nine months ended April 30, 1999, primarily for the purchases of property and equipment and acquisitions. In the nine months ended April 30, 1998, cash used in investing activities was approximately $1.6 million primarily for the purchase of property and equipment. Net cash used in investing activities was approximately $530,000 in the year ended July 31, 1998, excluding the purchase of the predecessor company, and $491,000 and $327,000 in the years ended July 31, 1997 and 1996, primarily for the purchases of property and equipment. Net cash provided by financing activities was approximately $9.1 million in the nine months ended April 30, 1999, consisting primarily of proceeds from the repayment of stockholder notes and proceeds from issuance of debt. Net cash used in financing activities in the nine months ended April 30, 1998 was approximately $767,000 and was primarily due to contributions to the ESOP. In the year ended July 31, 1998, cash generated by financing activities totaled $16.5 million consisting primarily of proceeds from the issuance of debt. Net cash used in financing activities in the year ended July 31, 1997 and 1996 totaled $64,000 and $546,000, respectively. At April 30, 1999, Driver had a working capital deficit of $3.7 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Thomas W. Corbett will become a director and the president and chief operating officer of Centerprise's business and financial services group. In addition, upon completion of the IPO, Thomas W. Corbett, P. Gregory Zimmer and Jerold Hall will enter into employment agreements with Driver and Centerprise. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of March 30, 1999, the number of shares beneficially owned by:

  (a) each person known by Driver to own beneficially more than five percent of the outstanding common stock,

  (b) each director and

  (c) all directors and executive officers as a group. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                     Shares        Approximate
          Name*                                Beneficially Owned Percent Owned
          -----                                ------------------ -------------
      Thomas W. Corbett......................       202,428          19.1171
      Jerold D. Hall.........................        75,000           7.1689
      Ted E. Davidson........................        35,640           3.4067
      Robert G. Combe........................        62,596           5.9833
      Gordon DesCombes.......................        64,091           6.1261
      Michael D. Driver......................        63,402           6.0604
      John T. Warnock........................        62,011           5.9274
      Lawrence A. Weitzen....................        61,535           5.8819
      P. Gregory Zimmer, Jr..................        60,000           5.7352
      R. Joseph DeBriyn......................        10,000           0.9559
      Robert R. Gould**......................           -0-              -0-
      Richard B. Gulley......................        64,725           6.1868
      All directors and executive officers as
       a group...............................       826,037          78.7254

 --------
 * Scheduled ownership is inclusive of shares held personally, shares held in living trusts and shares held through self-directed 401(k) investments.
** Robert Gould is an employee of Brown Brothers Harriman, which holds 73,042 warrants.

Simione, Scillia, Larrow & Dowling

 General

   Simione, Scillia, Larrow & Dowling LLC, the predecessor of which was founded in 1974, provides accounting and tax services and management consulting services. Simione has significant expertise in providing services to construction companies and serves as an advisor to many of New England's major road builders and contractors. Simione maintains offices in New Haven and Hartford, Connecticut and will serve as a regional distribution point in its markets. Its principal executive offices are located at 555 Long Wharf Drive, New Haven, Connecticut 06511.

 Regulation

   As a service provider in the accounting profession, Simione's operations are subject to state regulation. See "Business of Centerprise After the Mergers-- Regulation."

 Employees

   As of May 31, 1999, Simione had 50 professional employees, of which 32 were licensed CPAs, and 9 non-professional employees. None of Simione's employees is represented by a labor union. Management of Simione believes its employee relations are good.

 Selected Financial Data

   The following table sets forth selected financial data for Simione on a historical basis and as a percentage of revenues for the period indicated:

                                                    Three Months Ended March
                                                               31,
                                    Year Ended      --------------------------
                                December 31, 1998       1998          1999
                                ------------------  ------------  ------------
                                           (Dollars in thousands)
      Revenues................  $   6,217    100.0% $1,983 100.0% $2,478 100.0%
      Expenses:
        Membership
         compensation and
         related expenses.....      2,306     37.1     570  28.7     627  25.3
        Employee compensation
         and related costs....      2,090     33.6     588  29.7     574  23.2
        Other operating
         expenses.............      1,364     21.9     327  16.5     333  13.4
                                --------- --------  ------ -----  ------ -----
      Income from operations..  $     457      7.4% $  498  25.1% $  944  38.1%
                                ========= ========  ====== =====  ====== =====

   Results for the Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998--Simione

   Revenues. Revenues increased $495,000, or 25%, from $2.0 million for the three months ended March 31, 1998 to $2.5 million for the three months ended March 31, 1999, primarily due to expansion in the existing audit and tax practices, the addition of one individual practitioner and the acquisition of an audit and tax practice.

   Member Compensation and Related Costs. Member compensation and related costs increased $57,000, or 10.0%, from $570,000 for the three months ended March 31, 1998 to $627,000 for the three months ended March 31, 1999, primarily due to the addition of three members. As a percentage of revenues, these expenses decreased from 28.7% for the three months ended March 31, 1998 to 25.3% for the three months ended March 31, 1999.

   Employee Compensation and Related Costs. Employee compensation and related costs remained relatively constant at $588,000 and $574,000 for the three months ended March 31, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 29.7% for the three months ended March 31, 1998 to 23.2% for the three months ended March 31, 1999.

   Other Operating Expenses. Other operating expenses remained relatively constant at $327,000 and $333,000 for the three months ended March 31, 1998 and 1999, respectively. As a percentage of revenues, these expenses decreased from 16.5% for the three months ended March 31, 1998 to 13.4% for the three months ended March 31, 1999.

 Liquidity and Capital Resources--Simione

   Simione generated net cash flow from operating activities of approximately $33,000 and $57,000 for the three months ended March 31, 1999 and 1998, respectively. Net cash provided by financing activities was $33,000 for the three months ended March 31, 1999, principally from the proceeds from short-term debt. Net cash used in financing activities was $27,000 for the three months ended March 31, 1998, primarily for payments of debt. At March 31, 1999, Simione had working capital of approximately $1.3 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Anthony P. Scillia will become a director of Centerprise. See "Centerprise Management."

 Principal Members

   The following table sets forth, as of March 1, 1999, all of the members of Simione. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all membership interests shown as beneficially owned by them:

                                                                  Approximate
          Name                                                  Percentage Owned
          ----                                                  ----------------
      Richard Simione..........................................       16.12
      Anthony P. Scillia.......................................       16.12
      Ronald Larrow............................................       15.16
      Edward Dowling...........................................        9.40
      Richard DeVita(1)........................................      11.515
      Peter Laine..............................................      11.515
      Joseph Natarelli.........................................        8.06
      John Schuyler............................................        4.24
      Walter Fulton............................................        2.90
      William McCabe...........................................        1.93
      George Riggs III.........................................        1.50
      Mary Ellen Walkama.......................................        1.50
      Other....................................................        0.04
                                                                     ------
                                                                     100.00

--------
(1) Pursuant to a Letter Agreement between Simione and Richard L. DeVita dated January 5, 1996, although DeVita is not a CPA, DeVita is treated economically as a member of Simione and the ownership interests of all other members are diluted on a pro rata basis.

Urbach Kahn & Werlin PC

 General

   Urbach Kahn & Werlin PC, the predecessor of which was founded in 1963, provides a broad range of accounting and business consulting services to a variety of clients in both the private and public sectors. Urbach has significant practices in the not-for-profit and state and federal government arenas. Urbach maintains offices in Albany, New York; New York, New York; Washington, D.C.; Los Angeles, California; Glens Falls, New York; and Poughkeepsie, New York. Urbach, ranked No. 48 in the Top 100, will provide regional distribution points in the Northeast and Mid-Atlantic regions and play a significant role in Centerprise's anticipated national practice in litigation consulting services. In addition, through Urbach's international affiliate, Urbach Hacker Young International Limited, Centerprise will be able to help clients achieve their business and financial objectives in the international marketplace. Its principal executive offices are located at 66 State Street, Albany, New York 12207.

 Regulation

   As a service provider in the accounting profession, Urbach's operations are subject to state regulation. See "Business of Centerprise After the Mergers-- Regulation."

 Employees

   As of May 31, 1999, Urbach had 123 professional employees, of which 55 were licensed CPAs, and 40 non-professional employees. None of Urbach's employees is represented by a labor union. Management of Urbach believes its employee relations are good.

 Selected Financial Data


   The following table sets forth selected financial data for Urbach on a historical basis and as a percentage of revenues for the periods indicated:

                            Year Ended October 31,      Six Months Ended April 30,
                          ----------------------------  ----------------------------
                              1997           1998           1998          1999
                          -------------  -------------  ------------  --------------
                                          (Dollars in thousands)
Revenues................  $16,012 100.0% $17,085 100.0% $9,671 100.0% $11,716  100.0%
Expenses:
 Shareholders
  compensation and
  related costs.........    4,798  30.0    4,853  28.4   3,194  33.0    5,309   45.3
 Employee compensation
  and related costs.....    6,590  41.1    7,147  41.8   3,707  38.4    4,220   36.0
 Other operating
  expenses..............    4,317  27.0    4,860  28.5   2,429  25.1    2,330   19.9
                          ------- -----  ------- -----  ------ -----  -------  -----
Income (loss) from
 operations.............  $   307   1.9% $   225   1.3% $  341   3.5% $  (143) (1.2)%
                          ======= =====  ======= =====  ====== =====  =======  =====

 Management's Discussion and Analysis of Results of Operations and Financial Condition

 Results for the Six Months Ended April 30, 1999 Compared to the Six Months Ended April 30, 1998--Urbach

   Revenues. Revenues increased $2.0 million, or 21.1%, from $9.7 million for the six months ended April 30, 1998 to $11.7 million for the six months ended April 30, 1999, as a result of revenues derived from an increase in net realizable billing rates and new client engagements.

   Shareholder compensation and related costs. Shareholder compensation and related costs increased $2.1 million, or 66.2%, from $3.2 million for the six months ended April 30, 1998 to $5.3 million for the six months ended April 30, 1999, primarily due to an increase in the net operating income available for shareholder compensation. As a percentage of revenues, these expenses increased from 33.0% in 1998 to 45.3% in 1999.

   Employee compensation and related costs. Employee compensation and related costs increased $513,000, or 13.8%, from $3.7 million in the six months ended April 30, 1998 to $4.2 million in the six months ended April 30, 1999, primarily due to an increase in professional and administrative staff resulting from the Urbach Acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses decreased from 38.4% in the six months ended April 30, 1998 to 36.0% in the six months ended April 30, 1999.

   Other operating expenses. Other operating expenses decreased $99,000, or 4.1%, from $2.4 million in the six months ended April 30, 1998 to $2.3 million in the six months ended April 30, 1999. The decrease was attributable to a reduction of operating costs as the firm began to realize certain economies of scale. As a percentage of revenues, these expenses decreased from 25.1% in the six months ended April 30, 1998 to 19.9% in the six months ended April 30, 1999.

 Results for the Year Ended October 31, 1998 Compared to the Year Ended October 31, 1997--Urbach

   Revenues. Revenues increased $1.1 million, or 6.7%, from $16.0 million for the year ended October 31, 1997 to $17.1 million for the year ended October 31, 1998, primarily due to the Urbach Acquisition which added incremental 1998 revenues of $850,000. Also contributing to the revenue growth was a 10% increase in billing rates during 1998.

   Shareholder compensation and related costs. Shareholder compensation and related costs remained relatively constant at $4.8 and $4.9 million in the years ended October 31, 1997 and 1998, respectively. As a percentage of revenues, these expenses decreased from 30.0% in the year ended October 31, 1997 to 28.4% in the year ended October 31, 1998.

   Employee compensation and related costs. Employee compensation and related costs increased $557,000, or 8.5%, from $6.6 million in the year ended October 31, 1997 to $7.1 million in the year ended October 31, 1998, primarily due to an increase in professional and administrative staff resulting from the Urbach Acquisition as well as performance-based compensation increases. As a percentage of revenues, these expenses increased slightly from 41.1% in the year ended October 31, 1997 to 41.8% in the year ended October 31, 1998.

   Other operating expenses. Other operating expenses increased $543,000, or 12.6%, from $4.3 million in the year ended October 31, 1997 to $4.9 million in the year ended October 31, 1998, due in part to increased occupancy costs resulting from the additional office space acquired as part of the Urbach Acquisition. As a percentage of revenues, these expenses increased from 27.0% in the year ended October 31, 1997 to 28.5% in the year ended October 31, 1998.

 Liquidity and Capital Resources--Urbach

   Urbach used cash in operating activities of approximately $1.3 million and $350,000 in the six months ended April 30, 1998 and 1999, respectively. Net cash from operating activities was approximately $157,000 and $9,000 in the years ended October 31, 1998 and 1997, respectively. Net cash used in investing activities was approximately $187,000 in the six months ended April 30, 1998, principally from the purchase of equipment and advances to shareholders. Net cash provided by investing activities was approximately $1.2 million in the six months ended April 30, 1999, primarily generated from the sale of investments. Net cash used in investing activities was approximately $349,000 and $178,000 in the years ended October 31, 1998 and 1997, respectively, primarily used for purchases of equipment and advances to shareholders in the year ended October 31, 1998. In the six months ended April 30, 1998 and 1999, cash provided by financing activities was approximately $1.7 million and $525,000, respectively, principally from proceeds from the issuance of debt. Cash provided by financing activities was approximately $363,000 and $181,000 in the years ended October 31, 1998 and 1997, respectively. This was generated by borrowings, net of repayments, and the issuance and payments of subscriptions, net of retirements, of common stock. At April 30, 1999, Urbach had working capital of approximately $4.2 million.

 Interest of Continuing Directors

   Upon completion of the IPO, Steven N. Fischer will become a director of Centerprise. See "Centerprise Management."

 Principal Stockholders

   The following table sets forth, as of February 1, 1999, the number of shares beneficially owned by all of the stockholders of Urbach. Unless otherwise indicated, the persons named below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                      Shares        Approximate
          Name                                  Beneficially Owned Percent Owned
          ----                                  ------------------ -------------
      William Chandler.........................         1415            7.51
      David Evans..............................          745            3.96
      Steven N. Fischer........................         1500            7.97
      Robert Fleming...........................          800            4.25
      Howard Foote.............................         1020            5.42
      John Gijanto.............................         1300            6.90
      Arthur Heisman...........................          935            4.97
      Jeffrey Hershow..........................          295            1.57
      Lloyd Jones..............................          430            2.28
      William Kahn.............................         1095            5.82
      Richard Kotlow...........................         1415            7.51
      Richard Lipman...........................          495            2.63
      Michael Mahoney..........................          250            1.33
      Harold Mandel............................          515            2.74
      Michael McCarthy.........................          500            2.66
      Donald Neubecker.........................          625            3.32
      Marilyn Pendergast.......................         1300            6.90
      Joseph Peterson..........................          150            0.80
      Jeffrey M. Rosenbaum.....................          775            4.12
      Alan A. Schachter........................         1400            7.43
      John E. Wolfgang.........................         1465            7.78
      James Daniels............................           90            0.48
      Marianne DeMario.........................          120            0.64
      Paul Goetz...............................           80            0.42
      Kevin O'Donoughue........................          115            0.61
                                                      ------          ------
          Total................................       18,830          100.00

                 DESCRIPTION OF CENTERPRISE CAPITAL STOCK

   Upon the completion of the IPO, the authorized capital stock of Centerprise will consist of 50,000,000 shares of common stock, $.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share.

Common Stock

   Of the 50,000,000 shares of common stock authorized, 26,940,000 shares will be outstanding upon completion of the IPO. Subject to the rights of the holders of preferred stock, the holders of common stock are entitled to share ratably in dividends declared out of assets legally available therefor at such time and in such amounts as the board of directors may from time to time lawfully determine. Each holder of common stock is entitled to one vote for each share held. Subject to the rights of holders of preferred stock, upon liquidation, dissolution or winding up of Centerprise, any assets legally available for distribution to stockholders as such are to be distributed ratably among the holders of the common stock then outstanding. The shares of common stock currently outstanding are, and the shares of common stock issued in the mergers will be, fully paid and nonassessable. Holders of common stock have no preemptive, subscription, redemption, sinking fund or conversion rights.

   The board of directors will initially consist of 17 directors, each serving for a term of one year. At each annual meeting of stockholders, all directors will be elected by the stockholders. Cumulative voting for the election of directors is not permitted. Therefore, the holders of a majority of the outstanding common stock can elect all directors.

Preferred Stock

   The certificate of incorporation of Centerprise authorizes the board of directors to issue preferred stock in classes or series and to establish the designations, preferences, qualifications, limitations or restrictions of any class or series. Such designations and preferences include the rate and nature of dividends, the price, terms and conditions on which shares may be redeemed, the terms and conditions for conversion or exchange into any other class or series of the stock and voting rights. Centerprise will have authority, without approval of the holders of common stock, to issue preferred stock that has voting, dividend or liquidation rights superior to the common stock and that may adversely affect the rights of holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of common stock and delay, defer or prevent a change in control of Centerprise. Centerprise currently has no plans to issue any shares of preferred stock.

   The existence of undesignated preferred stock may enable the board of directors to discourage or deter any unsolicited takeover attempts, and thereby protect the continuity of Centerprise's management. The issuance of shares of the preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of common stock. For example, preferred stock issued by Centerprise may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock or may otherwise adversely affect the market price of the common stock.

Stockholders' Agreement

   Upon the closing of the mergers, Centerprise's initial investors, management and the owners and employees of the founding companies who receive common stock in the mergers will enter into a stockholders' agreement governing the nomination and election of Centerprise's directors. The stockholders' agreement sets forth the manner and terms by such persons may nominate directors. Each of the parties to the stockholders' agreement has agreed to take all action necessary as a stockholder, director or officer of Centerprise, including voting its common stock, to cause the incumbent directors of Centerprise or their successors, as described below, to be nominated and elected at the first five annual meetings following the closing of the IPO. In the event that an incumbent director designated by BGL Capital or a founding company is unable to or does not stand for reelection, representatives of BGL Capital or such founding company may designate his successor for nomination. Nominees for other vacancies will be selected by a majority of the then-incumbent board of directors. The parties to the stockholders' agreement have also agreed to restrictions on the transfer of shares of common stock.

      The stockholders' agreement terminates immediately following Centerprise's annual meeting of stockholders relating to fiscal year 2003, but expected to occur in 2004. The stockholders' agreement may be amended by the holders of 66 2/3% of the total number of shares of common stock then held by the parties to the agreement. In addition, any requested waiver of the stock transfer restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver.

Certain Provisions Affecting Stockholders

      Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, that may have the effect of delaying or deterring any unsolicited takeover attempts. In addition, Delaware law restricts certain "business combinations" with "interested stockholders," generally a holder of 15% or more of Centerprise's voting stock, for three years following the date that person becomes an interested stockholder. By delaying or deterring unsolicited takeover attempts, these provisions could adversely affect prevailing market prices for the common stock.

                    COMPARISON OF RIGHTS OF SECURITY HOLDERS

               OF CENTERPRISE AND THE CENTERPRISE COMPANIES

   Upon completion of the mergers, the holders of equity interests in the eleven Centerprise founding companies will become holders of Centerprise common stock. Centerprise is a Delaware corporation and is bound by Delaware law, whereas each of the founding companies is bound by the corporate, partnership or limited liability company law of the state in which such company was organized. In addition, the Centerprise certificate of incorporation and bylaws differ from the governance documents of each Centerprise company. The difference between the Centerprise certificate of incorporation and bylaws and the governance documents of each founding company, and between Delaware corporate law and the corporate law of each state in which each Centerprise company was organized, will ultimately result in changes to the rights of holders of common stock, partnership or membership interests of each of the Centerprise companies.

   The following is a summary of the material differences between the rights of the security holders of Centerprise and the security holders of each of Berry Dunn, Follmer, Grace, Mann Frankfort, Reznick, Driver, Simione and Urbach. This summary does not purport to be a complete discussion of, and is qualified in its entirety by reference to, Delaware corporate law, the Centerprise certificate of incorporation and bylaws and the applicable state laws and governance documents of the Centerprise companies.

   Although Driver is incorporated in Delaware, as a corporation conducting substantial business in California with more than half of its record holders having addresses in California, it is also subject to provisions of the California Corporations Code. The California law provisions to which Driver is subject include provisions governing a director's standard of care in performing the duties of a director, a stockholder's right to vote cumulatively in any election of directors, a director's or stockholder's right to inspect corporate records, indemnification requirements concerning directors, officers and others and the corporate requirements to effectuate corporate reorganizations, including mergers and acquisitions.

Dividends

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that the board of directors of a corporation may declare and the corporation may pay dividends on its outstanding shares in cash or property, except when the corporation is insolvent or when the payment of the dividend would render the corporation insolvent or when such declaration or payment would be contrary to any restrictions contained in the articles of incorporation.

  . Follmer--The bylaws of Follmer provide that the board of directors, in its discretion, may declare dividends upon the capital stock from the surplus and net profits of the company.

  . Grace--Missouri law provides that the board of directors of a corporation may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares except that no dividend can be declared or paid at a time when the net assets of the corporation are less than its stated capital or when such payment would reduce the net assets of the corporation below its stated capital. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to the declaration and payment of dividends that are inconsistent with the Missouri law.

  . Mann Frankfort--Texas law prohibits the board of directors from making distributions if:

   (a) after giving effect to the distribution, the corporation would be insolvent; and

   (b) the distribution exceeds the surplus of the corporation.

Texas law provides that the corporation may make a distribution involving a purchase or redemption of any of its own shares if the purpose of such purchase or redemption is to:

   (a) eliminate fractional shares;

   (b) collect or compromise indebtedness owed by or to the corporation;

   (c) pay dissenting shareholders entitled to payment for their shares; or

   (d) effect the purchase or redemption of redeemable shares.

The bylaws of Mann Frankfort provide that the board of directors may, within its discretion and with the prior written approval of the management committee, declare dividends on its outstanding shares upon the terms and conditions provided by law and its articles of incorporation. The articles of incorporation of Mann Frankfort do not address the distribution of dividends.

  . Reznick-- Maryland law provides that the board of directors may authorize the corporation to make distributions to its shareholders, subject to any restriction in its charter. The bylaws of Reznick provide that the stockholders may from time to time declare, and Reznick may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its charter.

  . Driver--Delaware law provides that a corporation may pay dividends out of surplus, defined as the excess, if any, of net assets over capital, or, if no such surplus exists, out of its net profits for the fiscal year in which such dividends are declared and/or for its preceding fiscal year. However, dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets.

      California law provides that a corporation may not make any distribution, including dividends, unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after such distribution, the corporation's assets, not including goodwill, capitalized research and development expenses and deferred charges, would be at least equal to 1 1/4 times its liabilities, not including deferred taxes, deferred income and other deferred credits, and the corporation's current assets would be at least equal to its current liabilities. The certificate of incorporation of Driver provides that Driver's board may authorize and pay dividends at its discretion subject to preferred shareholders.

  . Simione--Neither Connecticut limited liability company law nor the operating agreement of Simione address dividends.

  . Urbach--New York law provides that a corporation may pay dividends, except when the corporation is insolvent or would thereby be made insolvent. Furthermore, dividends may be paid out of surplus only, so that the net assets of the corporation remaining after such distribution shall at least equal the amount of its stated capital. The bylaws of Urbach provide that subject to applicable law, dividends may be declared in the board's discretion.

 As a Centerprise Stockholder:

   Under Delaware law, a corporation may pay dividends out of surplus, defined as the excess of net assets over capital. If no such surplus exists, dividends may be paid out of its net profits for the fiscal year. However, dividends may not be paid out of net profits if the capital of such corporation is less than the aggregate amount of capital represented by the outstanding stock of all classes having a preference upon distribution of assets. The Centerprise certificate of incorporation and bylaws contain provisions relating to the declaration and payment of dividends consistent with Delaware law.

Voting Rights

 As Both a Founding Company Security Holder and a Centerprise Stockholder:

   Each holder of a voting security is entitled to one vote per share or interest owned. Neither any of the founding companies security holders nor Centerprise stockholders have cumulative voting rights in the election of directors or other governing board members.

Directors--Number of Directors

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that if a corporation has a board of directors, there shall be at least three directors, except that if all shares of a corporation are owned beneficially and of record by fewer than three shareholders, the number of directors may be less than three but not less than the number of shareholders. The number of directors may be increased or decreased only by:

   (a) amendment of the articles of incorporation; or

   (b) if the articles of incorporation set out a maximum and minimum number of directors, within the limits set in the articles by (1) a resolution of the shareholders, or (2) a resolution of the directors, if the articles authorize such a resolution.

The bylaws of Berry Dunn provide for a board of five directors, unless there are fewer shareholders.

  . Follmer--Michigan law provides that the board shall consist of one or more members and the number should be fixed in the company's articles or bylaws. Follmer has 12 directors.

  . Grace--Missouri law provides that a corporation shall have three or more directors, except that a corporation may have one or two directors if stated in the articles of incorporation. The articles of incorporation of Grace provide that the number of directors shall be fixed in the manner set forth in the bylaws, but shall not be less than three. The bylaws of Grace provide that the number of directors shall be set by a majority of all of the issued and outstanding stock. Presently the number of directors is ten.

  . Mann Frankfort--Texas law provides that the board of directors shall consist of one or more directors, and shall be fixed by the corporation's articles of incorporation or bylaws. However, the number of directors constituting the initial board of directors shall be fixed by the articles of incorporation. The number of directors may be increased or decreased by amendment. The articles of incorporation of Mann Frankfort provide that the number of the initial board of directors is four and that four shall be the authorized number of directors until such number is changed by the bylaws. The bylaws of Mann Frankfort state that the number of directors may be increased or decreased by amendment to the bylaws; however, the number of directors shall never be less than four persons.

  . Reznick--Maryland law provides that a close corporation shall have at least one director until an election by the corporation in its charter to have no board of directors becomes effective. The amended and restated articles of incorporation of Reznick provide that the corporation will have no board of directors.

  . Driver--Delaware law provides the charter document or bylaws of a corporation may specify the number of directors. The Driver bylaws provide that the number of directors shall be nine.

  . Simione--Connecticut law provides that the articles of organization may vest management of the business, property and affairs of a limited liability company in a manager or managers. It provides that the operating agreement may set forth the number and qualification of the managers and the manner in which the managers are designated or elected, removed and replaced. The articles of organization of Simione vest management of the business affairs of the company in managers. The operating agreement of Simione provides that the managers shall vote to decide any matter connected with the business or affairs of the company.

  . Urbach--New York law provides that the board of directors shall consist of one or more members. The number of directors constituting the board may be fixed by the bylaws, or by action of the shareholders or of the board under the specific provisions of a bylaw adopted by the shareholders. The bylaws of Urbach provide that the number of directors is five and no person owning less than 700 shares of corporate stock may be elected a director.

 As a Centerprise Stockholder:

   Under Delaware law, a corporation's board of directors must consist of at least one member, with the number fixed by the charter document or bylaws of the corporation. The Centerprise bylaws provide that the number of directors shall be fixed by resolution of the board. Upon completion of the mergers, Centerprise expects its board to have 17 directors.

Directors--Vacancies

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that unless the articles of incorporation or bylaws reserve to the shareholders the right to fill vacancies, vacancies may be filled by a majority of the remaining directors, or by a sole director. However, Article IV of the bylaws of Berry Dunn reserves to the shareholders the right to fill any vacancy on the board of directors. Any director elected to fill a vacancy shall be elected for the unexpired term of his predecessor.

  . Follmer--Michigan law provides that unless limited by the articles of incorporation, the shareholders, the board, or if the directors remaining in office are less than a quorum, by majority vote, may fill vacancies on the Board. The bylaws of Follmer provide that vacancies on the board shall be filled by the remaining members of the board and each person so elected shall be a director until his successor is elected at the next annual meeting or at a special meeting called for that purpose.

  . Grace--Missouri law provides that unless otherwise provided in the articles of incorporation or bylaws of the corporation, vacancies on the board and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office, or by a sole remaining director, until the next election of directors by the shareholders of the corporation. The bylaws of Grace provide that in case of the death, resignation or disqualification of one or more directors, a majority of the survivors or remaining directors may fill such vacancy or vacancies, from other shareholders of the corporation, until the successor or successors are elected at the next annual meeting of the shareholders. A director elected to fill a vacancy shall serve as such until the next annual meeting of shareholders.

  . Mann Frankfort--Texas law provides that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors. A directorship to be filled by reason of an increase in the number of directors may be filled by the board for a term continuing only until the next election of directors; provided that the board may not fill more than two such directorships during the period between any two successive annual or special meetings of shareholders. Any director vacancy may be filled by election at an annual or special meeting of shareholders called for that purpose. Mann Frankfort's bylaws provide that any director vacancy shall be filled at the next meeting of the board of directors. Such vacancy shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum.

  . Reznick--Reznick does not have a board of directors.

  . Driver--Vacancies and newly created directorships may be filled by a majority of the Driver directors then in office.

  . Simione--The operating agreement of Simione provides that the managers shall vote to decide any matter connected with the business or affairs of the company.

  . Urbach--New York law provides that newly created directorships may be filled by vote of the board. If the directors then in office constitute less than a quorum, such directorships may be filled by a vote of a majority of the directors then in office. Vacancies occurring in the board by reason of removal of directors without cause may be filled only by vote of the shareholders.

 As a Centerprise Stockholder:

   Vacant director positions may be filled by a majority of the Centerprise directors then in office, even though less than a quorum.

Directors--Removal

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that the entire board of directors or any individual directors may be removed, at a special meeting of shareholders called expressly for that purpose, with or without just cause, by an affirmative vote of two-thirds of the outstanding shares entitled to vote.

  . Follmer--Michigan law provides that the shareholders may remove one or more directors with or without cause unless the articles of incorporation provide that directors may be removed only for cause. The vote for removal shall be by a majority of shares entitled to vote. Michigan law provides that a director may be removed by a court in a proceeding commenced by at least 10% of the outstanding shares if the court finds that the director engaged in fraudulent, illegal or dishonest conduct or gross abuse of authority or discretion with respect to the corporation and the removal is in the best interests of the corporation.

  . Grace--Missouri law provides that directors may be removed in a manner provided by the statute at a meeting called expressly for that purpose. One or more directors or the entire board of directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election.

  . Mann Frankfort--Texas law provides that a corporation's bylaws or articles of incorporation may provide that any director or the entire board of directors may be removed at a shareholder meeting, with or without cause, by a vote of the holders of a specific portion, but not less than a majority, of shares then entitled to vote.

  . Reznick--Reznick does not have a board of directors.

  . Driver--Delaware law provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors, except:

    (1) in the case of a corporation having a classified board, stockholders may effect such removal only for cause unless the certificate of incorporation otherwise provides; and

    (2) in the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire board of directors.

   California law provides that any director or the entire board of directors may be removed, with or without cause, if the removal is approved by the affirmative vote of a majority of the outstanding shares entitled to vote, subject to limitations, if applicable, of cumulative voting, class or series voting and classified board requirements. The bylaws of Driver provide that subject to the rights of holders of any series of preferred stock then outstanding, any director, or the entire board of directors, may be removed from office at anytime, but only for cause and only by the affirmative vote of the holders of 67% of the total voting power of all securities entitled to vote generally in the election of directors of the corporation, voting together as a single class.

  . Simione--Connecticut law provides that any or all managers may be removed, with or without cause, by the vote of a majority in interest of the members. The operating agreement of Simione provides that the managers shall vote to decide any matter connected with the business or affairs of the company.

  . Urbach--New York law provides that any or all of the directors may be removed for cause by vote of the shareholders. The certificate of incorporation or the specific provisions of a bylaw may provide for such removal by action of the board, except:

    (1) in the case of any director elected by cumulative voting; or

    (2) by the holders of the shares of any class, or holders of bonds, voting as a class, when so entitled by the provisions of the certificate of incorporation.

New York law also provides that any or all directors may be removed without cause by vote of the shareholders. The bylaws of Urbach provide that any and all of the directors may be removed for cause by vote of the shareholders or by action of the board. The bylaws of Urbach provide that directors may be removed without cause only by vote of the shareholders.

 As a Centerprise Stockholder:

   Delaware law provides that any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote in an election of directors, unless the certificate of incorporation limits such removal only for cause.

   Centerprise's charter provides that directors may be removed only for cause by a vote of a majority of the combined voting power of Centerprise's outstanding stock.

Directors--Nominations

 As a Founding Company Security Holder:

  . Berry Dunn--Neither Maine law nor the organizational documents of Berry
    Dunn address nominations.

  . Follmer--Neither Michigan law nor the organizational documents of Follmer address nominations.

  . Grace--Neither Missouri law nor the organizational documents of Grace address nominations.

  . Mann Frankfort--Neither Texas law nor the organizational documents of Mann Frankfort address nominations.

  . Reznick--In accordance with Maryland law, Reznick does not have a board of directors.

  . Driver--The bylaws of Driver provide that nominations for a directorship shall be submitted to the corporation not less than 150 days prior to the date of the general meeting of the shareholders and shall specify, among other things, the need for the action to be taken, and the age and business background and qualification of a nominee for a directorship.

  . Simione--Neither Connecticut law nor the organizational documents of Simione address nominations.

  . Urbach--Neither New York law nor the organizational documents of Urbach address nominations.

 As a Centerprise Stockholder:

   The Centerprise bylaws provide that nominations for directors may be made only by or at the direction of the Centerprise board or by a stockholder entitled to vote for the election of directors at a stockholders' meeting. Written notice of such stockholder's intent to make a director nomination must be received by the Secretary of Centerprise in a manner and within the time period specified in the bylaws of Centerprise.

Limitation on Director's Liability; Indemnification of Officers and Directors

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that a director shall not be held personally liable for monetary damages for failure to discharge any duty as a director unless the director is found not to have acted honestly or in the reasonable belief that the action was in or not opposed to the best interests of the corporation or its shareholders. Article VI of the Berry Dunn bylaws provide that to the extent permitted by the laws of the State of Maine, the corporation shall indemnify any officer or director who was or is a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was an officer or director, against expenses, incurred by him in connection with such action, suit or proceeding. However, no indemnification shall be provided with respect to any matter as to which he or she shall have been finally adjudicated, in any action, suit or proceeding to have not acted honestly or in the reasonable belief that his action was in the best interests of the corporation or its shareholders, or with respect to any criminal action, to have had reasonable cause to believe that his conduct was unlawful. This indemnification shall apply only to matters arising out of an individual's capacity as an officer or director of the corporation and not with respect to matters undertaken as an employee or shareholder of the corporation or in any other capacity.

  . Follmer--Michigan law provides that a corporation has the power to indemnify a person who was or is a party to a threatened, pending or completed action, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director of the corporation, against expenses incurred in connection with the action, if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Michigan law provides that a corporation has the power to indemnify a person who was or is a party to a threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, against expenses, incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. Indemnification shall not be made for a claim, issue, or matter in which the person has been found liable to the corporation. Michigan law provides that to the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of an action, or in defense of a claim, issue, or matter in the action, suit, or proceeding, he or she shall be indemnified against actual and reasonable expenses, including attorneys' fees, incurred by him or her in connection with the action. The organizational documents of Follmer do not address indemnification.

  . Grace--Missouri law provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against expenses incurred by him in connection with such action, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The corporation may indemnify any person who was or is a party to any action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which the action brought determines that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any permissive indemnification, unless ordered by a court, shall be made by the corporation only as authorized in the specific case and upon a determination made by the majority vote of a quorum of directors not parties to the action. To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, actually and reasonably incurred by him in connection with the action.

      The bylaws of Grace provide that each director or officer or former director or officer shall be indemnified against liabilities, expenses, counsel fees and costs reasonably incurred by him or his estate in connection with, or arising out of, any action, in which he was made a party because of his position as a director or officer. However, nothing in the bylaws shall restrict or limit the authority and duty of any regulating board for the licensing of individual persons rendering professional services or the practice of the profession which is within the jurisdiction of the regulating board.

  . Mann Frankfort--Texas law provides that a corporation may indemnify a director who was, is or is threatened to be made a defendant or respondent in a proceeding if he conducted himself in good faith, reasonably believed, with respect to his official capacity as a director, that his conduct was in the corporation's best interests and reasonably believed, with respect to other cases, that his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, a corporation may indemnify a director if he had no reasonable cause to believe his conduct was unlawful. Except as specified below, a director may not be indemnified where he is found liable on the basis that he improperly received personal benefit or where he is found liable to the corporation. A director may be indemnified against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with the proceeding; however, if the director is liable on the basis that he improperly received personal benefit or he is liable to the corporation, indemnification is limited to reasonable expenses and is not available where the director is liable for willful or intentional misconduct in the performance of his duty to the corporation.

   A determination of indemnification must be made by any of the following ways:

     (1) by a majority vote of a quorum of directors who were not defendants in the proceeding;

     (2) if a quorum cannot be obtained, by a majority vote of a committee of the board who were not defendants in the proceeding;

     (3) by special legal counsel; or

     (4) by the shareholders in a vote that excludes the shares held by directors who are defendants in the proceeding.

   Authorization of indemnification and determination as to reasonableness of expenses must be made in the same ways, except that if indemnification is determined to be permissible by special legal counsel, such authorization or determination must similarly be made by special legal counsel.

   A corporation must indemnify a director against expenses he reasonably incurred in connection with a proceeding in which he was named a defendant or respondent because he was a director if such director was successful in defense of the proceeding. A court, if it determines that a director is entitled to indemnification, must order indemnification and award such director expenses incurred in securing the indemnification.

   A corporation may indemnify and advance expenses to an officer, employee, or agent of the corporation or to anyone who is or was serving at the request of the corporation as a director, officer, partner or similar functionary to another corporation to the same extent that it may indemnify and advance expenses to a director. Texas law, provides that the articles of incorporation may limit a director's liability in his capacity as a director except if the director is found liable for:

     (1) a breach of the director's duty of loyalty to the corporation or its shareholders or members;

     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which the director received an improper benefit; or

     (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

   The articles of incorporation of Mann Frankfort provide that a director shall not be liable to the corporation or its shareholders for an act or omission in the director's capacity as a director, unless the director is found liable for the following:

     (1) a breach of the director's duty of loyalty to the corporation or its shareholders;

     (2) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

     (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action within the scope of the director's office; or

     (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

   The articles of incorporation and bylaws of Mann Frankfort provide that each director shall be indemnified by the corporation to the fullest extent permitted by Texas law.

  . Reznick--Maryland law provides that a corporation may indemnify any director made a party to any proceeding excluding bad faith by the director. A director cannot be indemnified where the proceeding was in the right of the corporation. Under the bylaws of Reznick, Reznick shall indemnify any person who was or is a party to any threatened, pending or completed action whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of Reznick, or is or was serving at the request of Reznick as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or is or was serving at the request of the corporation as a trustee or administrator or in any other fiduciary capacity under any pension, profit sharing or other deferred compensation plan, or any employee welfare benefit plan of the corporation, to the full extent permitted by law. Such provisions apply to the stockholders and key employees of Reznick when acting in lieu of a board of directors to the fullest extent permitted by law.

  . Driver--Delaware law allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law does not, however, permit a corporation to limit or eliminate the personal liability of a director for:

     (1) any breach of the director's duty of loyalty to the corporation or its stockholders;

     (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     (3) intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption; or

     (4) any transaction from which the director derives an improper personal benefit. The Driver certificate of incorporation provides for limitations on directors' liability to the fullest extent permitted by Delaware law.

     Delaware law permits a corporation to indemnify any person who was or is a party to:

     (1) any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful;

     (2) any derivative action or suit on behalf of such corporation against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation.

   With respect to derivative suits and actions, in the event that a person is adjudged to be liable to the corporation, Delaware law prohibits indemnification unless, and then only to the extent that, either the Delaware Court of Chancery or the court in which such derivative action or suit was brought determines that such person is entitled to indemnification for those expenses which that court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

      Under both the Delaware and California law, other than an action brought by or in the right of the corporation, indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or under Delaware law not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his or her conduct was unlawful. Similarly, in actions brought by or in the right of the corporation, such indemnification is limited to expenses actually and reasonably incurred and permitted only if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or under the Delaware law not opposed to, the best interests of the company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. To the extent that the proposed indemnitee, only officers or directors under Delaware law, has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses actually and reasonably incurred by him in connection with the action.

     The bylaws of Driver provide that Driver shall indemnify its directors and officers to the maximum extent permitted by Delaware law. The bylaws also provide that Driver, by action of its board of directors, may provide indemnification to employees and agents of the corporation with the same scope and effect as provided to its officers and directors.

  . Simione--Connecticut law provides that an operating agreement may:

     (1) eliminate or limit the personal liability of a manager for monetary damages for breach of duty of care; and

     (2) provide for indemnification of a manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a manager.

   The organizational documents of Simione do not address director liability or indemnification of officers and directors.

  . Urbach--New York law provides that a director shall not be liable to creditors or shareholders for the following if he performed his duty of care and loyalty to the corporation:

     (1) declaration of a dividend contrary to the New York law;

     (2) purchase of shares contrary to New York law;

     (3) distribution of assets after dissolution of the corporation without adequately providing for known liabilities of the corporation; and

     (4) the making of any loan contrary to New York law.

   However, no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. New York law permits a corporation to indemnify a director or officer if such director or officer acted in good faith for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or enterprise, not opposed to, the best interests of the corporation and, in criminal actions, in addition, had no reasonable cause to believe that his conduct was unreasonable. New York law prohibits indemnification with respect to:

     (1) a threatened or pending action which is settled; or

   (2) any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation, unless and only to the extent that a court determines that the person is fairly and reasonably entitled to indemnity.

      New York law provides that no indemnification shall be made where:

   (1) the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation;

   (2) the indemnification would be inconsistent with a provision of the certificate of incorporation, a bylaw, a resolution of the board or of the shareholders, or any other corporate action, in effect at the time of the proceeding; or

   (3) if there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

 As a Centerprise Stockholder:

   Delaware law allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors to the corporation and its stockholders for monetary damages for a breach of fiduciary duty as a director. However, a corporation may not limit or eliminate the personal liability of a director for:

     (a) any breach of the director's duty of loyalty to the corporation or its stockholders;

     (b) acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law;

     (c) intentional or negligent payments of unlawful dividends or unlawful stock purchases or redemption; or

     (d) any transaction which derives the director an improper personal benefit.

   Delaware law permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to:

     (a) any action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, against expenses, and reasonable settlement amounts if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interests of such corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; or

     (b) any derivative action or suit on behalf of such corporation against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit, if such person acted in good faith and reasonably believed that his or her actions were in or not opposed to the best interest of such corporation.

   In the event that a person is adjudged to be liable to the corporation in a derivative suit, Delaware law prohibits indemnification unless either the Delaware Court of Chancery or the court in which such derivative suit was brought determines that such person is entitled to indemnification for those expenses which such court deems proper. To the extent that a representative of a corporation has been successful on the merits or otherwise in the defense of a third party or derivative action, indemnification for actual and reasonable expenses incurred is mandatory.

   The Centerprise charter provides that Centerprise shall indemnify Centerprise directors to the maximum extent permitted by Delaware law. The Centerprise charter provides that Centerprise may, at the direction of the Centerprise board, indemnify officers and employees of Centerprise.

Call of Special Meetings

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that special meetings of the shareholders may be called by any of the following:

     (a)the president; (b) the chairman of the board of directors;

     (c)a majority of the board of directors; or

     (d) such other officers or persons as may be provided by the articles of incorporation or in the bylaws.

  The bylaws of Berry Dunn provide that special meetings of the shareholders shall be held whenever the president, clerk, a majority of the board of directors, or the holders of not less than 50% of the shares entitled to vote at the meeting, call such meeting and give written notice.

  . Follmer--Michigan law provides that a special meeting may be called as provided in the bylaws. Upon application of holders of at least 10% of the voting shares, the circuit court may order a special meeting. The bylaws of Follmer provide that special meetings of the shareholders may be called by the president and secretary, in writing, by a majority of the board or by shareholders in writing owning a majority of the capital stock.

  . Grace--Missouri law provides that special meetings of the shareholders may be called by the board of directors or by such other persons as are authorized in the articles of incorporation or bylaws. The bylaws of Grace provide that special meetings may be called by the president, the board of directors or the holders of not less than one-fifth of all of the outstanding shares of the corporation.

  . Mann Frankfort--Texas law provides that special meetings of the shareholders may be called:

     (a) by the president, the board of directors or such other person(s) as may be authorized in the articles of incorporation or bylaws; or

     (b) by the holders of at least 10% of all the shares entitled to vote, unless the articles of incorporation provide for a number of shares greater than or less than 10%, but in no event shall the articles of incorporation provide for a number of shares greater than 50%.

  The bylaws of Mann Frankfort state that special meetings of the shareholders may be called by the president and/or the chairman of the board, but not by any other person(s).

  . Reznick--Maryland law provides that a special meeting of the stockholders of a corporation may be called by:

     (1)the president;

     (2)the board of directors; or

     (3) any other person specified in the charter or bylaws. The bylaws of Reznick provide that special meetings of the stockholders may be called by the chief executive or president, by a majority of the stockholders or key employees or by the operating committee by vote at a meeting or by unanimous consent in writing without a meeting.

  . Driver--Delaware law provides that special meetings of stockholders may be called by the board of directors and by such other persons authorized to do so by the corporation's certificate of incorporation or bylaws. California law requirements concerning special meetings of shareholders do not apply in this context. The bylaws of Driver provide that special meetings of the stockholders of the corporation may be called for any purpose at any time by the board of directors, or by a committee of the board of directors which has been duly designated by the board of directors and whose powers and authority, as provided in a resolution of the board of directors or in these bylaws, include the power to call such meetings. Such special meetings may not be called by any other person or persons.

  . Simione--The operating agreement of Simione provides that any manager may call a meeting to consider approval of an action under any provision of the operating agreement by delivering to each other manager notice of the time and purpose of such meeting at least five days before the day of such meeting.

  . Urbach--New York law provides that if there is a failure to elect a sufficient number of directors for one month following the date of the annual meeting or thirteen months following the formation of the corporation or its last annual meeting, the board shall call a special meeting for the election of directors. If no such meeting is called or if there is a failure to elect the requisite number of directors, holders of 10% of the voting shares may, in writing, demand the call of a special meeting. At any such meeting called on demand of shareholders, the voting shareholders attending the meeting shall constitute a quorum for the purpose of electing directors, but not for the transaction of any other business. The bylaws of Urbach provide that special meetings of the shareholders may be called by the board or the president and must be called by the president or secretary at the written request of a majority of the board or by shareholders owning a majority of the issued and outstanding shares.

 As a Centerprise Stockholder:

   Delaware law provides that special meetings of stockholders may be called by the board of directors and by such other person or persons authorized to do so by the corporation's certificate of incorporation or bylaws. Under Centerprise's bylaws, a special meeting of stockholders may be called only by the Centerprise board.

Action of Shareholders Without a Meeting

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written consents, setting forth the action so taken, are signed by the holders of all outstanding shares entitled to vote on such action and are filed with the clerk of the corporation as part of the corporate records. Such consents have the same effect as a unanimous vote of the shareholders.

  . Follmer--Michigan law provides that the articles of incorporation may provide that any action may be taken without a meeting, if consents in writing, setting forth the action taken, are signed by at least the minimum number of votes that would be required at a meeting.

  . Grace--Missouri law provides that any action which may be taken or required by statute to be taken at a meeting of the shareholders of a corporation may be taken without a meeting if consents in writing, setting forth the action taken, shall be signed by all of the shareholders entitled to vote on the subject matter thereof. The bylaws of Grace contain consistent provisions.

  . Mann Frankfort--The articles of incorporation and bylaws of Mann
    Frankfort provide that shareholder action may be taken without a meeting, without prior notice and/or vote, if a written consent(s) setting forth the action taken, is signed by the holder(s) of shares not having less than the minimum number of votes that would be necessary to take such action.

  . Reznick--Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following are filed with the records of stockholder meetings:

     (1) a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and

     (2) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at it.

  The bylaws of Reznick contain consistent provisions relating to action of shareholders without a meeting.

  . Driver--Delaware law permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise if such consent is signed by the stockholders having at least the minimum number of votes required to authorize such action at a meeting. The certificate of incorporation and bylaws of Driver contain a prohibition that prevents Driver's stockholders from taking any action without a meeting.

  . Simione--Neither Connecticut law nor the organizational documents of Simione address shareholder action without a meeting.

  . Urbach--New York law provides that shareholder action may be taken without a meeting on written consent, stating the action so taken, signed by the holders of all outstanding shares entitled to vote.

 As a Centerprise Stockholder:

   Delaware law permits the stockholders of a corporation to consent in writing to any action without a meeting, unless the certificate of incorporation of such corporation provides otherwise. The Centerprise charter contains a prohibition that prevents Centerprise's stockholders from taking any action without a meeting.

Shareholder Proposals

 As a Founding Company Security Holder:

  . Berry Dunn--Shareholder proposals are not addressed by Maine law or Berry
    Dunn's bylaws.

  . Follmer--Shareholder proposals are not addressed by Michigan law or Follmer's bylaws.

  . Grace--Shareholder proposals are not addressed by Missouri law or Grace's bylaws.

  . Mann Frankfort--Shareholder proposals are not addressed by Texas law or Mann Frankfort's bylaws.

  . Reznick--Shareholder proposals are not addressed by Maryland law or Reznick's bylaws.

  . Driver--The bylaws of Driver provide that all stockholder proposals for action at an annual or special meeting of stockholders, including any nomination for a directorship, shall be submitted in writing to the corporation not less than 150 days prior to the date of the meeting. Such written proposal shall state the nature of the action sought, including the form and text of proposed resolutions, reasonable explanations of the need for the action to be taken, and the age and business background and qualifications of a nominee for a directorship. Whether or not a proposal so submitted shall be presented for action at a meeting of the stockholders shall be at the sole discretion of the board of directors. Except as pursuant to these terms, no proposal of a stockholder may be presented for action at any meeting of stockholders.

  . Simione--Shareholder proposals are not addressed by Connecticut law or Simione's bylaws.

  . Urbach--Shareholder proposals are not addressed by New York law or Urbach's bylaws.

 As a Centerprise Stockholder:

   The Centerprise bylaws provide that, to be timely, the Secretary of Centerprise must receive written notice at the principal executive offices of Centerprise between 120 and 150 days prior to the first anniversary of the date of Centerprise's consent solicitation or proxy statement distribution to stockholders in connection with the previous year's election of directors or meeting of stockholders. If no annual meeting of stockholders or election by consent was held in the previous year, or if the date of the meeting has been changed from the previous year's meeting date, a proposal must be received within 10 days after the meeting date has been "publicly disclosed."

Amendment to Charter

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that a corporation may amend its articles of incorporation, from time to time, in any respect as may be desired if its articles of incorporation, as amended, contain only such provisions as might lawfully be contained in original articles of incorporation. All amendments to the articles of incorporation, aside from an enumerated few, shall be made by action of the directors and shareholders in accordance with the following procedure:

   (a) the board of directors shall adopt a resolution setting forth the proposed amendment and submit it to the shareholders to vote on; and

   (b) the proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least a majority of all outstanding shares entitled to vote thereon.

  . Follmer--Michigan law provides that some amendments to the articles of incorporation may be made without shareholder action, for example, to delete the name and address of the initial directors or the initial registered agent. Other amendments to the articles of incorporation must be set forth in a notice of a meeting to all shareholders and must be approved by a majority of the shareholders.

  . Grace--Missouri law provides that some amendments to the articles of incorporation may be made by the board adopting a resolution setting forth the proposed amendment and directing that it be submitted to a vote at a meeting of shareholders or the proposed amendment may be directly submitted to the shareholders without adoption by the board. Each shareholder shall be given notice setting forth the proposed amendment. Generally, the proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares entitled to vote, unless any class of shares is entitled to vote as a class, in which event the proposed amendment shall be adopted upon receiving the affirmative vote of a majority of the outstanding shares of each class of shares entitled to vote as a class and of the total shares entitled to vote. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to amendments to the charter.

  . Mann Frankfort--Texas law provides that a corporation may amend its articles of incorporation in any respect as may be desired, so long as its articles of incorporation contain only such provisions as might be lawfully contained in the original articles of incorporation. The articles of incorporation of Mann Frankfort provide that no amendment of the articles of incorporation shall have the effect of modifying any provision of the bylaws contractually requiring unanimity, or other level, of shareholder consent to such amendment.

  . Reznick--Maryland law provides the charter of a close corporation may be amended to remove the statement of election to be a close corporation, but only by the affirmative vote of every stockholder. Neither the articles of incorporation nor the bylaws of Reznick address amendment to charter.

  . Driver--Delaware law provides the charter of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock entitled to vote. With respect to any amendment to the charter of a corporation that would adversely affect a particular class or series of stock, Delaware law requires the separate approval by the holders of the affected class or series of stock, voting together as a single class. The certificate of incorporation of Driver provides that it may be amended in any manner prescribed by statute. However, Article VIII, dealing with board authority to amendment of bylaws, Article X, dealing with amendment of bylaws, Article XI, dealing with authorizing board members to fill board vacancies, Article XII, dealing with removal of directors, Article XIII, dealing with transacting business at stockholders' annual and special meetings, Article XIV, dealing with special meetings and Article XV, dealing with amending articles, may not be repealed or amended in any respect unless such repeal or amendment is approved by the affirmative vote of the holders of not less than 67% of the total voting power of all outstanding securities entitled to vote generally in the election of directors of the corporation, together as a single class.

  . Simione--Connecticut law provides the articles of organization may be amended in any and as many respects as may be desired, so long as the articles of organization as amended contain only provisions that may be lawfully contained in articles of organization at the time of making the amendment. Unless the articles of organization provide otherwise, the articles of organization may be amended by a vote of a majority in interest of the members. Simione's articles of organization do not address amendment to charter.

  . Urbach--New York law provides a corporation may amend its certificate of incorporation in any respect as may be desired, if such amendment contains only such provisions that may be lawfully contained in the original certificate of incorporation. New York law provides that an amendment to the certificate of incorporation may be authorized by vote of the board, followed by a vote of the holders of a majority of all outstanding shares entitled to vote. The board may authorize the following changes:

     (a) specify or change the location of the corporation's office;

     (b) specify or change the post office address to which the secretary shall mail a copy of any process against the corporation served upon him; and

     (c) to make, revoke or change the designation of a registered agent, or to specify or change the address of its registered agent.

 As a Centerprise Stockholder:

   Delaware provides that, the charter of a corporation may be amended by resolution of the board of directors and the affirmative vote of the holders of a majority of the outstanding shares of voting stock then entitled to vote. Delaware provides that also permits a corporation to make provision in its certificate of incorporation requiring a greater proportion of the voting power to approve a specified amendment. Any amendment to the charter of a corporation that adversely affects a particular class or series of stock requires the separate approval of the holders of the affected class or series of stock. Any amendment to the Centerprise charter relating to the creation of a classified board of directors or affecting the prohibition on stockholder action by written consent requires the approval of 80% of the outstanding shares of voting capital stock of Centerprise.

Amendment to Bylaws

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides that unless otherwise provided in the articles of incorporation, either the board of directors or the holders of shares entitled to vote to elect directors may amend or repeal the bylaws or adopt new bylaws. The articles of incorporation may exclusively vest in the directors or the shareholders, or both, the power to adopt, amend and repeal the bylaws generally or a particular bylaw or class of bylaws. The bylaws provide that the board of directors, by affirmative vote of more than two-thirds of the board members, ratified by affirmative vote of more than two-thirds of all shareholders may amend, alter or repeal the bylaws.

  . Follmer--The bylaws of Follmer provide that the shareholders or the board may alter, amend, add to or repeal the bylaws.

  . Grace--Missouri law provides that the power to alter, amend, or repeal the bylaws of the corporation shall be vested in the shareholders, unless and to the extent that such power may be vested in the board by the articles of incorporation. The articles of incorporation of Grace state that the power to make, alter, or amend or repeal the bylaws of the corporation is vested in the board of directors.

  . Mann Frankfort--The articles of incorporation of Mann Frankfort provide that the bylaws may be amended or repealed only by the vote of the requisite number of the shareholders as may be provided for in the bylaws themselves. However no amendment of the bylaws shall modify any provision of the bylaws contractually requiring unanimity, or other level, of shareholder consent to the amendment thereof. The bylaws of Mann Frankfort state that, except for those provisions requiring unanimous consent, the bylaws may be amended only by the affirmative vote of those shareholders owning at least 66 2/3% of the outstanding shares.

  . Reznick--Maryland law provides that the power to adopt, alter, and repeal the bylaws of the corporation is vested in the stockholders except to the extent that the charter or bylaws vest it in the board of directors. The bylaws of Reznick provide that three-quarters ( 3/4) majority vote of the key employees, each shareholder and each non-shareholder officer, shall be required before Reznick may amend the bylaws of the corporation.

  . Driver--Delaware law provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote, provided that a corporation may, in its certificate of incorporation, confer such powers on the board of directors. The certificate of incorporation of Driver provides that the board of directors is expressly authorized to adopt, repeal, alter, amend and rescind the bylaws of the corporation by majority vote of the entire board of directors.

  . Simione--The operating agreement of Simione provides that it may not be amended except with the approval of all of the managers.

  . Urbach--The bylaws of Urbach provide that the bylaws may be amended, repealed or adopted by vote of the holders of the shares entitled to vote in the election of directors. The bylaws may also be amended, repealed or adopted by the board, but any such bylaw change may be amended by the shareholders then entitled to vote. If any bylaw regulating the impending election of the directors is adopted, amended or repealed by the board, this change should be in the notice of the next meeting of shareholders for the election of directors.

 As a Centerprise Stockholder:

   Delaware law provides that the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote. A corporation may, in its certificate of incorporation, confer such powers on the board of directors. Under the Centerprise charter, the Centerprise board is expressly authorized to make, alter, amend or repeal the bylaws of Centerprise. If such action is to be taken by stockholders, the affirmative vote of 66 2/3% of the total votes eligible to be cast by stockholders is required.

Conflict of Interest

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law and the bylaws of Berry Dunn provide that no transaction in which a director or officer has a personal or adverse interest shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee which approves such transaction, or because his vote is counted if:

   (a) the material facts as to his interest and as to the transaction are disclosed or known by the board of directors or the committee and the board ratifies the transaction by a vote sufficient for such purpose without counting the vote of the interested director(s);

   (b) although the vote of the interested director(s) is decisive of approval or disapproval, the material facts are disclosed or known to the shareholders, and the transaction is specifically approved by the vote of the shareholders, whether or not the votes of interested shareholders are necessary for such approval; or

   (c) although (a) and (b) have not been satisfied, the transaction is fair and equitable at the time it is authorized or approved and the party asserting fairness establishes such.

  . Follmer--Michigan law states that a transaction in which a director or officer is determined to have an interest shall not, because of the interest, be enjoined, set aside, or give rise to an award of damages or other sanctions in a proceeding by a shareholder or in the right of the corporation, if the person interested in the transaction establishes any of the following:

   (1) the transaction was fair to the corporation at the time entered into;

   (2) the material facts of the transaction and the director's or officer's interest were disclosed or known to the board, a committee of the board, or the independent director or directors, and the board, committee, or independent director or directors authorized, approved or ratified the transaction; or

   (3) the material facts of the transaction and the director's or officer's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved or ratified the transaction.

The organizational documents of Follmer do not address conflict of interest.

  . Grace--Missouri law provides that no contract or transaction between a corporation or one or more of its directors, or between a corporation and any other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the directors or officers are present at or participating in the meeting or solely because his or their votes are counted for such purpose if:

   (1) the material facts as to its relationship or interest as to the contract or transaction are disclosed or are known to the board of directors or committee and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of the majority of the disinterested directors even though the disinterested directors may be less than a quorum;

   (2) the material facts as to its relationship or interest as to the contract or transaction are disclosed or known to the shareholders then entitled to vote, and the contract or transaction is specifically approved in good faith by the vote of the shareholders; or

   (3) the contract or transaction is fair as to the corporation as of the time it is authorized or approved by the board of directors, a committee thereof or the shareholders.

   Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or a committee which authorizes the contract or transaction. Neither the bylaws nor the articles of incorporation of Grace contain provisions relating to conflict of interest.

  . Mann Frankfort--Texas law provides that an otherwise valid contract or transaction between a corporation and a director or officer, or between a corporation and any other entity in which a director or officer has a financial interest, shall be valid regardless of whether such director or officer participates in the meeting at which the contract or transaction is authorized, or solely because his votes are counted for such purpose, if any of the following is satisfied:

   (a) the material facts as to the relationship and as to the contract or transaction are disclosed to the board of directors or committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative vote and a majority of disinterested directors, even though the disinterested directors may be less than a quorum;

   (b) the material facts as to the relationship and as to the contract or transaction are disclosed to the shareholders entitled to vote thereon, and such contract or transaction is specifically approved in good faith by the shareholders; or

   (c) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board, a committee or the shareholders.

  Interested directors may be counted in determining a quorum at a meeting of the board or committee which authorizes the contract or transactions. Mann Frankfort's Agreement of Shareholders provides that each shareholder shall devote all of his time, knowledge and skill to the business and affairs of the corporation.

  . Reznick--Maryland law provides that interested director transactions, in our case, interested shareholder transactions, are not void per se. The fact of the common interest must be disclosed or known by the stockholders entitled to vote, and the contract or transaction needs to be approved or ratified by a majority of the votes cast by stockholders entitled to vote other than the votes of shares owned by the interested director or shareholder. The Reznick shareholders' agreement provides that each key employee agrees to devote his best efforts and full business time to rendering professional services in the corporation's certified public accounting and business consulting practice on behalf of the corporation.

  . Driver--Delaware law provides that certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided that conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure are met. Delaware law requires that the shareholders or the disinterested directors must approve any such contract or transaction after the full disclosure of material facts, and the contract or transaction must have been fair as to the corporation at the time it was approved. Also under Delaware law, if board approval is sought, the contract or transactions must be approved by a majority of the disinterested directors, even though less than a quorum. The certificate of incorporation and bylaws of Driver do not address conflict of interest.

  . Simione--The operating agreement of Simione provides that each member must devote such member's full professional time and best efforts to serving the company and its clients in a professional manner.

  No member may, while a member of the company, directly or indirectly engage in activities which are competitive with the business and affairs of the company. Except upon the prior written approval of the company, no member may, while a member of the company, directly or indirectly engage in any commercial duties or pursuits, other than as a member of the company; provided, however, that no member shall be prohibited from trading in and or passively holding stocks, bonds, securities, real estate, commodities, or other forms of investment so long as such investment will not require the rendition of any services by such member.

  . Urbach--The Urbach master agreement provides that each shareholder shall devote his entire professional time to the practice of accountancy for Urbach.

 As a Centerprise Stockholder:

   The Centerprise bylaws provide that no contract entered into between Centerprise and one or more of its directors or officers or between Centerprise and any other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely because the director or officer is present or participates in a meeting which authorizes the contractor or transaction, or solely because his or her votes are counted for such purpose, if:

     (a) the director or officer's relationship or interest in the contract or transaction is disclosed to the disinterested directors, and the disinterested directors authorize the contract or transaction in good faith;


     (b) the material facts as to the director or officer's relationship or interest in the contract are disclosed to the stockholders then entitled to vote, and the contract is approved in good faith by the vote of the stockholders; or

     (c) the contract is fair to the corporation as of the time it is authorized by the board of directors or by the stockholders.

Business Combinations Involving Interested Shareholders

 As a Founding Company Security Holder:

  . Berry Dunn--Maine law provides, except in situations where (a) a domestic corporation's stock is not registered with the SEC, or (b) the business combination involves a domestic corporation who has no interested stockholders other than a stockholder who was interested before April 6, 1988 or who became interested inadvertently, and as soon as practicable divests a sufficient amount of stock so that such stockholder owns less than 25% of the corporation and has not been an interested stockholder at any time within the preceding 5 years, no domestic corporation may engage in any business combination, generally, any merger, consolidation, sale, lease or other such transaction involving the interested shareholder or an affiliate or associate thereof, as the other party, for a period of five years following an interested stockholder's stock acquisition date unless that business combination is:

   (a) approved by the board of directors of that domestic corporation prior to that interested stockholder's stock acquisition date; or

   (b) approved subsequent to that interested stockholder's stock acquisition date, by the board of directors of the corporation and authorized by the affirmative vote, at a stockholders meeting, of at least a majority of the outstanding voting stock not beneficially owned by that interested stockholder or any associate of that interested stockholder or by persons who are either directors or officers and also employees of that domestic corporation.

  . Follmer--Business combinations involving interested shareholders are not addressed under Michigan law.

  . Grace--Business combinations involving interested shareholders are not addressed under Missouri law.

  . Mann Frankfort--Business combinations involving interested shareholders are not addressed under Texas law.

  . Reznick--There are no provisions of Maryland law regarding business combinations involving interested shareholders which are applicable to Reznick.

  . Driver--Delaware law prohibits, in general, a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless either:

   (a) prior to the date at which the person becomes an interested stockholder, the board of directors approves the transaction or business combination which results in the stockholder becoming an interested stockholder;

   (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the stockholder acquires more than eighty five percent (85%) of the outstanding shares of voting capital stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans; or

   (c) the business combination is approved by the board of directors and by holders of two-thirds of the outstanding voting capital stock of the corporation, excluding shares held by the interested stockholder, at a meeting of stockholders.

  The articles of incorporation and bylaws of Driver do not contain any provisions which modify Delaware law.

  . Simione--Business combinations involving interested shareholders are not addressed under Connecticut law.

  . Urbach--New York law prohibits a domestic corporation from engaging in any business combination with any interested shareholder of such corporation for a period of five years following such interested shareholder's stock acquisition date unless such business combination or the purchase of stock made by such interested shareholder on such interested shareholder's acquisition date is approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date. New York law further prohibits a domestic corporation from engaging at any time in any business combination with any interested shareholder other than a business combination specified as follows:

   (1) a business combination approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date, or where the purchase of stock made by such interested shareholder on such interested shareholder's stock acquisition date had been approved by the board of directors of such corporation prior to such interested shareholder's stock acquisition date;

   (2) a business combination approved by the affirmative vote of the holders of a majority of the outstanding voting stock not beneficially owned by such interested shareholder or any associate of such interested shareholder at a meeting called for such purpose no earlier than five years after such interested shareholder's stock acquisition date; and

   (3) a business combination that meets specific market value criteria.

 As a Centerprise Stockholder:

   Delaware law generally prohibits a publicly held corporation from engaging in a business combination with an interested stockholder for three years after the date the person becomes an interested stockholder, unless either:

     (a) prior to the date at which the person becomes an interested stockholder, the board of directors approves the transaction or business combination which results in the stockholder becoming an interested stockholder;

     (b) upon consummation of the transaction which results in the stockholder becoming an interested stockholder, the stockholder acquires more than 85% of the outstanding shares of voting capital stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans; or

     (c) the business combination is approved by the board of directors and by holders of two-thirds of the outstanding voting capital stock of the corporation, excluding shares held by the interested stockholder, at a meeting of stockholders.

   An "interested stockholder" is a person, other than the corporation or a majority-owned subsidiary of the corporation, who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation's outstanding voting capital stock, subject to certain exceptions. Section 203 of the Delaware law defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

   Neither the Centerprise charter nor bylaws contain any provision that modifies Delaware law.

                      SECURITY OWNERSHIP OF MANAGEMENT AND

                   PRINCIPAL STOCKHOLDERS OF CENTERPRISE

   The following lists information with respect to the beneficial ownership of Centerprise's common stock by (1) each person known by Centerprise to own beneficially more than 5% of the outstanding shares of common stock; (2) each director and person who will become a director upon completion of the IPO; (3) Centerprise's executive officers and (4) all executive officers and directors as a group. The information in the following table assumes the mergers have been completed.

                                                        Percentage owned
   Name and address of beneficial                ------------------------------
              owners(1)                 Shares   Before offering After offering
-------------------------------------  --------- --------------- --------------
CPA Holdings LLC(2)..................  2,629,506      16.2            9.8
Reznick, Fedder & Silverman, C.P.A.s,
 L.L.C.(3)...........................  1,942,028      12.0            7.3
FRF Holdings, LLC(4).................  1,457,143       9.0            5.4
Robert C. Basten.....................    608,363       3.7            2.3
DeAnn L. Brunts......................    210,361       1.3              *
Rondol E. Eagle......................     70,050         *              *
Dennis W. Bikun......................     31,554         *              *
David Reznick(5).....................    108,973         *              *
Thomas W. Corbett....................    509,388       3.1            1.9
Richard H. Stein(6)..................    363,654       2.2            1.4
Anthony P. Frabotta(7)...............
Charles H. Roscoe(8).................    931,357       5.7            3.5
Steven N. Fischer....................     79,031         *              *
Robert F. Gallo......................    497,991       3.1            1.9
Wayne J. Grace(9)....................    304,286       1.9            1.1
Philip J. Holthouse..................    145,714         *              *
Anthony P. Scillia(10)...............    408,000       2.5            1.5
Scott H. Lang(2)(11)(12).............  2,644,506      16.3            9.9
Louis C. Fornetti(12)................     15,000         *              *
William J. Lynch(12).................     15,000         *              *
All directors and executive officers
 as a group
 (17
 persons)(5)(6)(7)(8)(9)(10)(11)(13)..

--------
*Less than 1.0%.

 (1) Unless otherwise indicated, the address of the beneficial owners is c/o Centerprise Advisors, Inc., 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.
 (2) The address of each of CPA Holdings and Mr. Lang is 225 W. Washington Street, 16th Floor, Chicago, Illinois 60606.

 (3) Reznick LLC was created by the owners of Reznick and will hold the shares of common stock to be issued to them in connection with the merger and Reznick's role as a co-sponsor of Centerprise. The address of Reznick LLC is 4520 East West Highway, Bethesda, Maryland 20814.
 (4) FRF Holdings was created by the owners of Follmer and will hold the shares of common stock to be issued to them in connection with the merger. The address of FRF Holdings is 26200 American Drive, Southfield, Michigan 48086.
 (5) These shares are held by Reznick LLC and beneficially owned by Mr.
     Reznick.

 (6) Includes 57,506 shares of common stock held by MFSL Investments and beneficially owned by Mr. Stein. MFSL Investments was created by Mann Frankfort's shareholders and employees to hold its co-sponsor interest.

 (7) Includes        shares owned by FRF Holdings, LLC. Mr. Frabotta is one of
     the managing members of FRF Holdings, LLC. Mr. Frabotta disclaims beneficial ownership of the shares held by FRF Holdings, LLC except to the extent of his pecuniary interest therein.

 (8) These shares are held by BDM&P Holdings, LLC, of which Mr. Roscoe, as one of the members, is the beneficial owner. Mr. Roscoe disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

 (9) These shares are held by Grace Capital LLP, of which Mr. Grace, as one of the managing partners, is the beneficial owner. Mr. Grace disclaims beneficial ownership of these shares except to the extent of his pecuniary interest.

(10) Includes 408,000 shares owned by Simione, Scillia, Larrow & Dowling LLC, of which Mr. Scillia, as one of the managers, is the beneficial owner. Mr. Scillia disclaims beneficial ownership of these shares held by Simione except to the extent of his pecuniary interest.

(11) Includes 2,629,506 shares held by CPA Holdings. Mr. Lang is a managing member of BGL Management Company, which is the managing member of BGL Capital, which is the managing member of CPA Holdings. CPA Holdings intends to distribute its shares of common stock to its members following the completion of the offering. Mr. Lang disclaims beneficial ownership of the shares held by CPA Holdings except to the extent of his pecuniary interest therein.

(12) Includes 15,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the IPO.

(13) Includes 45,000 shares of common stock issuable upon the exercise of options which will be granted and vest upon completion of the IPO.

                                    EXPERTS

   The following financial statements included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting:

  . the financial statements of Centerprise Advisors, Inc. as of December 31, 1998 and for the period from November 9, 1998 (inception date) through December 31, 1998;

  . the consolidated financial statements of Reznick Fedder & Silverman, P.C.
    as of September 30, 1997 and 1998 and for each of the three years in the period ended September 30, 1998;

  . the consolidated financial statements of Robert F. Driver Co., Inc. as of July 31, 1998 and for the year ended July 31, 1998;

  . the financial statements of Mann Frankfort Stein & Lipp, P.C. as of
    December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998;

  . the consolidated financial statements of Follmer, Rudzewicz & Company, P.C. as of May 31, 1997 and 1998 and for each of the three years in the period ended May 31, 1998;

  . the consolidated financial statements of Berry, Dunn, McNeil & Parker,
    Chartered as of June 30, 1997 and 1998 and for each of the three years in the period ended June 30, 1998;

  . the financial statements of Urbach Kahn & Werlin PC as of October 31,
    1997 and 1998 and for each of the two years in the period ended October 31, 1998;

  . the financial statements of Self Funded Benefits, Inc. (d/b/a Insurance
    Design Administrators) as of December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

  . the financial statements of Grace & Company, P.C. as of December 31, 1998 and for the year ended December 31, 1998;

  . the financial statements of Holthouse Carlin & Van Trigt LLP as of
    December 31, 1997 and 1998 and for each of the two years in the period ended December 31, 1998;

  . the combined financial statements of the Reppond Companies as of December
    31, 1998 and for the year ended December 31, 1998; and

  . the financial statements of Simione, Scillia, Larrow & Dowling LLC, as of
    December 31, 1998 and for the year ended December 31, 1998.

   The consolidated financial statements of Robert F. Driver Co., Inc., as of July 31, 1997 and for each of the years in the two-year period ended July 31, 1997 have been included herein and in the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

   The legality of the shares of common stock offered by this prospectus and certain federal income tax and other matters relating to the mergers will be passed upon for Centerprise by Katten Muchin & Zavis, Chicago, Illinois. Partners of Katten Muchin & Zavis are investors in BGL Capital, which is an initial investor in Centerprise. BGL Capital intends to distribute its shares of Centerprise stock to its investors after the offering; following the distribution, the partners of Katten Muchin & Zavis will in the aggregate own less than one percent of the shares of common stock then outstanding.

                      WHERE YOU CAN FIND MORE INFORMATION

   Centerprise has filed a registration statement on Form S-4 with the SEC concerning the common stock offered by this joint information statement/prospectus. This joint information statement/prospectus does not contain all information set forth in the registration statement and exhibits thereto. The material terms of each contract or other document are described in this document. Reference is made to the copies of contracts and documents filed as an exhibit to the registration statement. For further information concerning Centerprise, please refer to the registration statement and its exhibits.

   You may read and copy all or any portion of the registration statement or any other information Centerprise files at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Centerprise SEC filings are also available to you on the SEC Internet site (http://www.sec.gov).

   All information in this joint information statement/prospectus concerning Centerprise and its affiliates has been furnished by Centerprise. All information in this joint information statement/prospectus concerning a Centerprise Company has been furnished by that Centerprise company.

   You should rely only on the information contained in this joint information statement/prospectus. Centerprise has not, and the Centerprise companies have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Centerprise is not, and the Centerprise companies are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this joint information statement/prospectus is accurate as of the date on the front cover of this joint information statement/prospectus only. The business, financial condition, results of operations and prospects of Centerprise and the Centerprise companies may have changed since that date.

                        CENTERPRISE ADVISORS, INC.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Centerprise Advisors, Inc.
  Unaudited Pro Forma Combined Financial Statements
    Introduction to Unaudited Pro Forma Combined Financial Statements...... F- 3
    Unaudited Pro Forma Combined Balance Sheet............................. F- 4
    Unaudited Pro Forma Combined Statements of Operations.................. F- 6
    Notes to Unaudited Pro Forma Combined Financial Statements............. F- 9
  Historical Financial Statements
    Report of Independent Accountants...................................... F-17
    Balance Sheet.......................................................... F-18
    Statement of Operations................................................ F-19
    Statement of Cash Flows................................................ F-20
    Notes to Financial Statements.......................................... F-21

                             CENTERPRISE COMPANIES

Reznick Fedder & Silverman, P.C.
  Report of Independent Accountants........................................ F-25
  Consolidated Balance Sheet............................................... F-26
  Consolidated Statement of Income......................................... F-27
  Consolidated Statement of Stockholders' Equity........................... F-28
  Consolidated Statement of Cash Flows..................................... F-29
  Notes to Consolidated Financial Statements............................... F-30
Robert F. Driver Co., Inc.
  Report of Independent Accountants........................................ F-39
  Consolidated Balance Sheet............................................... F-41
  Consolidated Statement of Income......................................... F-42
  Consolidated Statement of Stockholders' Equity........................... F-43
  Consolidated Statement of Cash Flows..................................... F-44
  Notes to Consolidated Financial Statements............................... F-46
Mann Frankfort Stein & Lipp, P.C.
  Report of Independent Accountants........................................ F-58
  Balance Sheet............................................................ F-59
  Statement of Income...................................................... F-60
  Statement of Shareholders' Equity........................................ F-61
  Statement of Cash Flows.................................................. F-62
  Notes to Financial Statements............................................ F-63
Follmer, Rudzewicz & Company, P.C.
  Report of Independent Accountants........................................ F-68
  Consolidated Balance Sheet............................................... F-69
  Consolidated Statement of Operations..................................... F-70
  Consolidated Statement of Stockholder's Equity........................... F-71
  Consolidated Statement of Cash Flows..................................... F-72
  Notes to Consolidated Financial Statements............................... F-73
Berry, Dunn, McNeil & Parker, Chartered
  Report of Independent Accountants........................................ F-81
  Consolidated Balance Sheet............................................... F-82
  Consolidated Statement of Income......................................... F-83
  Consolidated Statement of Shareholders' Equity........................... F-84

  Consolidated Statement of Cash Flows.................................... F- 85
  Notes to Consolidated Financial Statements.............................. F- 86
Urbach Kahn & Werlin P.C.
  Report of Independent Accountants....................................... F- 93
                                                                           F- 94
  Balance Sheet...........................................................
  Statement of Income..................................................... F- 95
  Statement of Shareholders' Equity....................................... F- 96
  Statement of Cash Flows................................................. F- 97
  Notes to Financial Statements........................................... F- 98
Self Funded Benefits, Inc. d/b/a Insurance Design Administrators
  Report of Independent Accountants....................................... F-107
  Balance Sheet........................................................... F-108
  Statement of Income..................................................... F-109
  Statement of Shareholders' Equity....................................... F-110
  Statement of Cash Flows................................................. F-111
  Notes to Financial Statements........................................... F-112
Grace & Company, P.C.
  Report of Independent Accountants....................................... F-117
  Balance Sheet........................................................... F-118
  Statement of Income..................................................... F-119
  Statement of Shareholders' Equity....................................... F-120
  Statement of Cash Flows................................................. F-121
  Notes to Financial Statements........................................... F-122
Holthouse Carlin & Van Trigt LLP
  Report of Independent Accountants....................................... F-128
  Balance Sheet........................................................... F-129
  Statement of Income..................................................... F-130
  Statement of Partners' Equity........................................... F-131
  Statement of Cash Flows................................................. F-132
  Notes to Financial Statements........................................... F-133
The Reppond Companies
  Report of Independent Accountants....................................... F-138
  Combined Balance Sheet.................................................. F-139
  Combined Statement of Income............................................ F-140
  Combined Statement of Shareholders' Equity.............................. F-141
  Combined Statement of Cash Flows........................................ F-142
  Notes to Combined Financial Statements.................................. F-143
Simione, Scillia, Larrow & Dowling LLC
  Report of Independent Accountants....................................... F-149
  Balance Sheet........................................................... F-150
  Statement of Income..................................................... F-151
  Statement of Members' Equity............................................ F-152
  Statement of Cash Flows................................................. F-153
  Notes to Financial Statements........................................... F-154

                        CENTERPRISE ADVISORS, INC.

                      INTRODUCTION TO UNAUDITED PRO FORMA
                         COMBINED FINANCIAL STATEMENTS

   The following unaudited pro forma combined financial statements give effect to the acquisitions by Centerprise Advisors, Inc. ("Centerprise") of the outstanding capital stock of: Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer, Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin PC ("Urbach"); Self Funded Benefits, Inc. d/b/a Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); Holthouse Carlin & Van Trigt LLP ("Holthouse"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione") (together, the "Centerprise Companies"). These acquisitions (the "Mergers") will occur simultaneously with the closing of Centerprise's initial public offering and will be accounted for using the purchase method of accounting. In accordance with the provisions of Staff Accounting Bulletin No. 97, Centerprise is deemed to be the accounting acquiror as its stockholders will receive the largest portion of the voting rights in the combined corporation.

   The unaudited pro forma combined balance sheet gives effect to the Mergers and the offering as if they had occurred on March 31, 1999. The unaudited pro forma combined statement of operations gives effect to these transactions as if they had occurred on January 1, 1998.

   Pro forma adjustments have been made to reflect the "separate practice format" under which Centerprise will only acquire the non-attest services of the Centerprise Companies and will provide under non-exclusive services agreements, for a fee, the professional and certain other services necessary for the operation of the Attest firms. Due to the non-exclusive nature of the services agreements, the amounts reflected in the unaudited pro forma combined statements of operations as "services agreements" fees may not be representative of future ongoing operations of Centerprise.

   Centerprise has preliminarily analyzed the savings that it expects to realize from changes in salaries and certain benefits to the Centerprise Companies' former owners. To the extent these individuals have contractually agreed prospectively to changes in salaries, bonuses, and benefits, these changes have been reflected in the pro forma combined statement of operations. With respect to other potential cost savings, Centerprise has not and cannot quantify these savings at this time. It is anticipated that Centerprise will incur costs related to its new corporate management and costs associated with being a public company. However, these costs, like the savings, cannot be accurately quantified at this time. Except for prospective compensation payable pursuant to employment agreements with management of Centerprise and savings expected to be realized from changes in salaries and certain benefits to the Centerprise Companies' former owners, neither the anticipated savings nor the anticipated costs have been included in the pro forma financial information of Centerprise.

   The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma combined financial data do not purport to represent what Centerprise's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of Centerprise's financial position or results of operations for any future period. Since the Centerprise Companies were not under common control or management and were operating with different compensation structures, historical pro forma combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this prospectus. See "Risk Factors" included elsewhere herein.

                        CENTERPRISE ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                March 31, 1999
                            (Dollars in thousands)

                                                                                                                        Merger
                    Center-                   Mann             Berry                                                  Adjustments
ASSETS               prise  Reznick Driver  Frankfort Follmer  Dunn   Urbach   IDA   Grace  Holthouse Reppond Simione (See Note 3)
------              ------- ------- ------- --------- ------- ------- ------- ------ ------ --------- ------- ------- -----------
Current assets:
 Cash and cash
 equivalents....... $   30  $ 1,804 $ 2,372  $ 1,604  $   277 $    36 $ 1,553 $1,006 $  191  $  129   $  174  $  235   $ (7,291)
 Funds held for
 customers.........    --       --   12,028      --        70     --      --     499    --      --       --      --         --
 Investments.......    --       --      --       --       --      --      --     --     --      287      --      --        (287)
 Receivables,
 net...............    --    24,207  11,059    6,532    4,954   3,964   9,992    969  2,003   2,469      885   2,265    (51,454)
 Unbilled fees at
 net realizable
 value.............    --     3,749     --     1,186    3,970   2,943     827    --   2,085   1,365      --      487     (6,179)
 Notes
 receivable........    --       --      --       --       --      --      --     --     --      --       --       12        (12)
 Due from related
 parties and
 stockholders......    --       --      --        18      --      --      443    --     --      --       --      --        (461)
 Prepaid expenses
 and other current
 assets............    --       185   1,386      143      131     129     497     67    264      78       94      75       (105)
 Deferred offering
 costs.............  4,286      --      --       --       --      --      --     --     --      --       --      --         --
 Deferred income
 taxes.............    --     1,648     --       --       --      --      --     --     --      --       --      --      (1,260)
                    ------  ------- -------  -------  ------- ------- ------- ------ ------  ------   ------  ------   --------
   Total current
   assets..........  4,316   31,593  26,845    9,483    9,402   7,072  13,312  2,541  4,543   4,328    1,153   3,074    (67,049)
Property and
equipment, net.....    --     2,534   1,327    1,174    1,306   2,023     984    747    501     318      837     125       (937)
Goodwill and other
intangible assets,
net................    --       395  28,905      --       --    1,231     --     --     --      --       --      --     200,920
Long-term
investments........    --       --      --       --       --      --      914    --     --      --       --      --        (831)
Deferred income
taxes..............    --     1,379     103      --     1,424     423   2,264    --      11     --         7     --      (4,451)
Other assets.......    --       558     606        6    3,229      25     345     38  1,029      44       30      89     (5,195)
                    ------  ------- -------  -------  ------- ------- ------- ------ ------  ------   ------  ------   --------
   Total assets.... $4,316  $36,459 $57,786  $10,663  $15,361 $10,774 $17,819 $3,326 $6,084  $4,690   $2,027  $3,288   $122,457
                    ======  ======= =======  =======  ======= ======= ======= ====== ======  ======   ======  ======   ========
                      Pro     Offering
                     Forma   Adjustments     As
ASSETS              Combined (See Note 3) Adjusted
------              -------- ------------ --------
Current assets:
 Cash and cash
 equivalents....... $  2,120   $ 6,937    $  9,057
 Funds held for
 customers.........   12,597       --       12,597
 Investments.......      --        --          --
 Receivables,
 net...............   17,845       --       17,845
 Unbilled fees at
 net realizable
 value.............   10,433       --       10,433
 Notes
 receivable........      --        --          --
 Due from related
 parties and
 stockholders......      --        --          --
 Prepaid expenses
 and other current
 assets............    2,944       --        2,944
 Deferred offering
 costs.............    4,286    (4,286)        --
 Deferred income
 taxes.............      388       --          388
                    -------- ------------ --------
   Total current
   assets..........   50,613     2,651      53,264
Property and
equipment, net.....   10,939       --       10,939
Goodwill and other
intangible assets,
net................  231,451       --      231,451
Long-term
investments........       83       --           83
Deferred income
taxes..............    1,160       --        1,160
Other assets.......      804       --          804
                    -------- ------------ --------
   Total assets.... $295,050   $ 2,651    $297,701
                    ======== ============ ========

                        CENTERPRISE ADVISORS, INC.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                March 31, 1999
                            (Dollars in thousands)

LIABILITIES AND
STOCKHOLDERS'        Center-                      Mann              Berry
EQUITY                prise    Reznick Driver   Frankfort Follmer   Dunn    Urbach   IDA    Grace   Holthouse Reppond  Simione
---------------      --------  ------- -------  --------- -------  -------  ------- ------  ------  --------- -------  -------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....  $    --   $ 2,780 $ 6,281   $   851  $   350  $ 1,561  $ 1,546 $  138  $1,497   $  --    $  673   $1,171
 Accounts
 payable...........       --     1,026   4,667       374      178      817      434    129     163       36      229      216
 Insurance
 premiums
 payable...........       --       --   19,620       --       --       --       --     --      --       --       --       --
 Accrued
 compensation and
 related costs.....       --    24,081     --      1,292    7,580      597    3,729     70     949       56      148      --
 Deferred
 compensation......       --        91     --        --       --       541      252    --      --       --       --       --
 Income taxes
 payable...........       --       --      --         (4)     575      --       --     --      --       --        20      --
 Deferred income
 taxes.............       --       --      --      2,491      561      653    2,727    --    1,142      --       107      --
 Current portion
 of customer
 deposits..........       --       --      --        --       --       --       --     499     --       --       --       --
 Due to related
 parties...........     1,145      --      --        --       293    5,127      --     --      473      --       --       208
 Other accrued
 liabilities.......     4,614      --      --        --       --       197      433    372      91      112      --       139
                     --------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
   Total current
   liabilities.....     5,759   27,978  30,568     5,004    9,537    9,493    9,121  1,208   4,315      204    1,177    1,734
Long-term debt, net
of current
maturities.........       --     2,439  15,957       799      --       --     1,401    125     413      --        84      120
Deferred
compensation.......       --       765      26       --     3,953      517    4,986    --      --       --       --       --
Deferred income
taxes..............       --       --      --         95      --        --      --     --      --       --       --       --
Other long-term
liabilities........       --     2,474     --        --       --        56      149    --      --       --       --       115
                     --------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
   Total
   liabilities.....     5,759   33,656  46,551     5,898   13,490   10,066   15,657  1,333   4,728      204    1,261    1,969
Redeemable
preferred stock of
subsidiary.........       --       --    4,000       --       --       --       --     --      --       --       --       --
Stockholders'
equity:
 Members' equity...       --       --      --        --       --       --       --     --      --     4,486       13    1,319
 Common stock......        39      --       10         2       10    1,358      --     --       17      --         1      --
 Additional paid-
 in capital........    18,697    1,422  10,058        61    1,210      --     3,336    208     350      --        56      --
 Retained earnings
 (deficit).........   (20,179)   1,381  (1,993)    4,702      791     (216) (1,174)  1,949   1,078      --       724      --
 Note receivable
 from
 shareholder.......       --       --     (840)      --       --      (230)     --     --      --       --       (28)     --
 Treasury stock....       --       --      --        --      (140)    (204)     --    (164)    (89)     --       --       --
                     --------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
   Total
   stockholders'
   equity..........    (1,443)   2,803   7,235     4,765    1,871      708    2,162  1,993   1,356    4,486      766    1,319
                     --------  ------- -------   -------  -------  -------  ------- ------  ------   ------   ------   ------
Total liabilities
and stockholders'
equity.............    $4,316  $36,459 $57,786   $10,663  $15,361  $10,774  $17,819 $3,326  $6,084   $4,690   $2,027   $3,288
                     ========  ======= =======   =======  =======  =======  ======= ======  ======   ======   ======   ======
LIABILITIES AND        Merger       Pro      Offering
STOCKHOLDERS'        Adjustments   Forma    Adjustments     As
EQUITY               (See Note 3) Combined  (See Note 3) Adjusted
---------------      ------------ --------- ------------ ---------
Current
liabilities:
 Short-term debt,
 including current
 maturities of
 long-term debt....   $ (1,171)   $ 15,677   $  (2,001)  $ 13,676
 Accounts
 payable...........        (46)      8,223         --       8,223
 Insurance
 premiums
 payable...........        --       19,620         --      19,620
 Accrued
 compensation and
 related costs.....    (28,975)      9,527         --       9,527
 Deferred
 compensation......        (91)        793         --         793
 Income taxes
 payable...........        --          591         --         591
 Deferred income
 taxes.............     (6,482)      1,199         --       1,199
 Current portion
 of customer
 deposits..........        --          499         --         499
 Due to related
 parties...........     77,817      85,063     (85,063)       --
 Other accrued
 liabilities.......        250       6,208      (4,864)     1,344
                     ------------ --------- ------------ ---------
   Total current
   liabilities.....     41,320     147,400     (91,928)    55,472
Long-term debt, net
of current
maturities.........      3,599      24,937     (15,957)     8,980
Deferred
compensation.......     (8,482)      1,765         --       1,765
Deferred income
taxes..............        138         233         --         233
Other long-term
liabilities........     (2,474)        320         --         320
                     ------------ --------- ------------ ---------
   Total
   liabilities.....     34,083     174,655    (107,885)    66,770
Redeemable
preferred stock of
subsidiary.........        --        4,000      (4,000)       --
Stockholders'
equity:
 Members' equity...     (5,818)        --          --         --
 Common stock......     (1,272)        165         105        270
 Additional paid-
 in capital........    101,011     136,409     114,431    250,840
 Retained earnings
 (deficit).........     (7,242)    (20,179)        --     (20,179)
 Note receivable
 from
 shareholder.......      1,098         --          --         --
 Treasury stock....        597         --          --         --
                     ------------ --------- ------------ ---------
   Total
   stockholders'
   equity..........     88,374     116,395     114,536    230,931
                     ------------ --------- ------------ ---------
Total liabilities
and stockholders'
equity.............   $122,457    $295,050   $   2,651   $297,701
                     ============ ========= ============ =========

                        CENTERPRISE ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     For the year ended December 31, 1998
                 (Dollars in thousands, except per share data)

                                                   Mann              Berry
                   Centerprise Reznick  Driver   Frankfort Follmer   Dunn    Urbach     IDA    Grace   Holthouse Reppond  Simione
                   ----------- -------  -------  --------- -------  -------  -------  -------  ------  --------- -------  -------
Revenues:
 Professional
 services........   $     --   $48,387  $   --    $21,631  $20,564  $18,662  $17,753  $   --   $9,691   $9,446   $  --    $6,217
 Services
 agreements......         --       --       --        --       --       --       --       --      --       --       --       --
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Total
 professional
 services........         --    48,387      --     21,631   20,564   18,662   17,753      --    9,691    9,446      --     6,217
 Business and
 financial
 services........         --       --    34,303       --       --       --       --    10,933     --       --     7,892      --
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Total revenues..         --    48,387   34,303    21,631   20,564   18,662   17,753   10,933   9,691    9,446    7,892    6,217
Expenses:
 Professional
 services
 compensation and
 related costs...         --    39,825      --     17,750   16,629   13,722   12,612      --    7,784    3,089      --     4,396
 Business and
 financial
 services
 compensation and
 related costs...         --       --    25,470       --       --       --       --     6,361     --       --     5,067      --
 Other operating
 expenses........      17,437    7,575    6,060     3,081    3,711    3,753    4,510    2,808   1,190    1,505    1,982    1,333
 Depreciation and
 amortization....         --       976    1,664       266      539    1,000      280      242     190       73      332       31
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
 Income from
 operations......     (17,437)      11    1,109       534     (315)     187      351    1,522     527    4,779      511      457
Other (income)
expense:                  --
 Interest
 expense.........         --       532    1,039        58      109      299      664       32     122      --        72      130
 Interest
 income..........         --       (43)    (852)      (69)     (48)    (238)    (109)     (77)    (23)     (25)     (43)     --
 Other, net......         --      (143)    (417)      (26)      14      126     (486)      82     (95)     --        22       50
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
Income before
income taxes.....     (17,437)    (335)   1,339       571     (390)     --       282    1,485     523    4,804      460      277
Provision
(benefit) for
income taxes.....         --      (109)     688       213      165      --       176       25     232      --       113      --
                    ---------  -------  -------   -------  -------  -------  -------  -------  ------   ------   ------   ------
Net income
(loss)...........   $ (17,437) $  (226) $   651   $   358  $  (555) $   --   $   106  $ 1,460  $  291   $4,804   $  347   $  277
                    =========  =======  =======   =======  =======  =======  =======  =======  ======   ======   ======   ======
Net income per
share, basic and
diluted..........   $   (4.92)
                    =========
Shares used in
computing pro
forma net income
per share
(see Note 5).....   3,544,014
                    =========
                    Pro Forma
                   Adjustments
                    (See Note         Pro Forma
                       4)              Combined
                   ------------------ -----------
Revenues:
 Professional
 services........   $(66,040)(A)      $   86,311
 Services
 agreements......     63,785 (A)          63,785
                   ------------------ -----------
 Total
 professional
 services........     (2,255)            150,096
 Business and
 financial
 services........        --               53,128
                   ------------------ -----------
 Total revenues..     (2,255)            203,224
Expenses:
 Professional
 services
 compensation and
 related costs...    (20,440)(B)          95,367
 Business and
 financial
 services
 compensation and
 related costs...     (1,540)(B)          35,358
 Other operating
 expenses........    (17,334)(A),(C)      37,611
 Depreciation and
 amortization....      5,120 (D)          10,713
                   ------------------ -----------
 Income from
 operations......     31,938              24,175
Other (income)
expense:
 Interest
 expense.........       (939)(E)           2,118
 Interest
 income..........        156 (F)          (1,371)
 Other, net......        --                 (873)
                   ------------------ -----------
Income before
income taxes.....     32,721              24,301
Provision
(benefit) for
income taxes.....     10,532 (G)          12,035
                   ------------------ -----------
Net income
(loss)...........   $ 22,190          $   12,266
                   ================== ===========
Net income per
share, basic and
diluted..........                     $     0.47
                                      ===========
Shares used in
computing pro
forma net income
per share
(see Note 5).....                     26,343,290
                                      ===========

                        CENTERPRISE ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1998
                 (Dollars in thousands, except per share data)

                   Center-                    Mann             Berry
                    prise  Reznick  Driver  Frankfort Follmer   Dunn   Urbach   IDA    Grace   Holthouse Reppond Simione
                   ------- -------  ------  --------- -------  ------  ------  ------  ------  --------- ------- -------
Revenues:
 Professional
 services........   $ --   $18,549  $  --    $5,889   $5,518   $6,972  $5,993  $  --   $3,380   $2,848   $  --   $1,933
 Services
 agreements......     --       --      --       --       --       --      --      --      --       --       --      --
                    -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
 Total
 professional
 services........     --    18,549     --     5,889    5,518    6,972   5,993     --    3,380    2,848      --    1,933
 Business and
 financial
 services........     --       --    8,003      --       --       --      --    2,902     --       --     1,909     --
                    -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
 Total revenues..     --    18,549   8,003    5,889    5,518    6,972   5,993   2,902   3,380    2,848    1,909   1,933
Expenses:
 Professional
 services
 compensation and
 related costs...     --    16,359     --     3,586    4,210    5,674   4,475     --    2,156      745      --    1,108
 Business and
 financial
 services
 compensation and
 related costs...     --       --    5,787      --       --       --      --    1,394     --       --     1,221     --
 Other operating
 expenses........     --     1,867   1,313      960      979    1,064   1,161   1,020     338      398      402     319
 Depreciation and
 amortization....     --       317     186       51       87      130      61      53      47       18       76       8
                    -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
 Income from
 operations......     --         6     717    1,292      242      104     296     435     839    1,687      210     498
Other (income)
expense:              --
 Interest
 expense.........     --       116      13       18       18      116     190       9      38      --        23      30
 Interest
 income..........     --        (5)   (145)      (3)      (6)     (18)    (12)    (17)     (3)      (9)    --       --
 Other, net......     --       (22)     (6)       9      (21)       6     (82)    --       (5)     --         7     --
                    -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
Income (loss)
before income
taxes............     --       (83)    855    1,268      251      --      200     443     809    1,696      180     468
Provision
(benefit) for
income taxes.....     --       (28)    347      469      118      --       98      11     356      --        45     --
                    -----  -------  ------   ------   ------   ------  ------  ------  ------   ------   ------  ------
Net income
(loss)...........   $ --   $   (55) $  508   $  799   $  133   $  --   $  102  $  432  $  453   $1,696   $  135  $  468
                    =====  =======  ======   ======   ======   ======  ======  ======  ======   ======   ======  ======
Net income per
share, basic and
diluted..........
Shares used in
computing pro
forma net income
per share
(see Note 5).....
                    Pro Forma
                   Adjustments
                    (See Note         Pro Forma
                       4)              Combined
                   ------------------ -----------
Revenues:
 Professional
 services........   $(24,694)(A)      $   26,388
 Services
 agreements......     23,912 (A)          23,912
                   ------------------ -----------
 Total
 professional
 services........       (782)             50,300
 Business and
 financial
 services........        --               12,814
                   ------------------ -----------
 Total revenues..       (782)             63,114
Expenses:
 Professional
 services
 compensation and
 related costs...     (8,390)(B)          29,923
 Business and
 financial
 services
 compensation and
 related costs...       (796)(B)           7,606
 Other operating
 expenses........       (429)(A),(C)       9,392
 Depreciation and
 amortization....      1,391 (D)           2,425
                   ------------------ -----------
 Income from
 operations......      7,442              13,768
Other (income)
expense:
 Interest
 expense.........        (11)(E)             560
 Interest
 income..........        --  (F)            (218)
 Other, net......        --                 (114)
                   ------------------ -----------
Income (loss)
before income
taxes............      7,453              13,540
Provision
(benefit) for
income taxes.....      4,579 (F)           5,995
                   ------------------ -----------
Net income
(loss)...........   $  2,875          $    7,546
                   ================== ===========
Net income per
share, basic and
diluted..........                     $     0.29
                                      ===========
Shares used in
computing pro
forma net income
per share
(see Note 5).....                     26,343,290
                                      ===========

                        CENTERPRISE ADVISORS, INC.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the three months ended March 31, 1999
                 (Dollars in thousands, except per share data)

                    Center-                        Mann             Berry
                     prise     Reznick  Driver   Frankfort Follmer   Dunn   Urbach   IDA    Grace   Holthouse Reppond  Simione
                   ----------  -------  -------  --------- -------  ------  ------  ------  ------  --------- -------  -------
Revenues:
 Professional
 services........  $      --   $21,704  $   --    $8,324   $6,420   $6,717  $7,370  $  --   $3,687   $3,234   $  --    $2,478
 Services
 agreements......         --       --       --       --       --       --      --      --      --       --       --       --
                   ----------  -------  -------   ------   ------   ------  ------  ------  ------   ------   ------   ------
 Total
 professional
 services........         --    21,704      --     8,324    6,420    6,717   7,370     --    3,687    3,234      --     2,478
 Business and
 financial
 services........         --       --    11,159      --       --       --      --    2,978     --       --     2,191      --
                   ----------  -------  -------   ------   ------   ------  ------  ------  ------   ------   ------   ------
 Total revenues..         --    21,704   11,159    8,324    6,420    6,717   7,370   2,978   3,687    3,234    2,191    2,478
Expenses:
 Professional
 services
 compensation and
 related costs...               19,235      --     4,538    4,808    5,492   6,491     --    2,275      839      --     1,201
 Business and
 financial
 services
 compensation and
 related costs...         --       --     8,317      --       --       --      --    1,557     --       --     1,320      --
 Other operating
 expenses........       2,743    2,168    2,059    1,186    1,089      836   1,114     952     378      275      636      327
 Depreciation and
 amortization....         --       298      607       68      117      295      79      50      52       14       76        8
                   ----------  -------  -------   ------   ------   ------  ------  ------  ------   ------   ------   ------
 Income from
 operations......      (2,743)       3      176    2,532      406       94    (314)    419     982    2,106      159      942
Other (income)
expense:
 Interest
 expense.........         --        88      452       21       16       72     166       6      46      --        10       35
 Interest
 income..........         --       (46)    (176)      (6)      (6)     (59)   (137)    (15)     (2)      (5)      (1)     --
 Other, net......         --        46       22       (2)     --        81    (443)    --      --         6      --        28
                   ----------  -------  -------   ------   ------   ------  ------  ------  ------   ------   ------   ------
Income (loss)
before income
taxes............      (2,743)     (85)    (122)   2,519      396      --      100     428     938    2,105      150      879
Provision
(benefit) for
income taxes.....         --       (26)    (196)     932      137      --       46       6     376      --        60      --
                   ----------  -------  -------   ------   ------   ------  ------  ------  ------   ------   ------   ------
Net income
(loss)...........  $   (2,743) $   (59) $  (318)  $1,587   $  259   $  --   $   54  $  422  $  562   $2,105   $   90   $  879
                   ==========  =======  =======   ======   ======   ======  ======  ======  ======   ======   ======   ======
Net income per
share, basic and
diluted..........  $    (0.76)
                   ==========
Shares used in
computing pro
forma net income
per share
(see Note 5).....   3,613,528
                   ==========
                    Pro Forma
                   Adjustments
                    (See Note          Pro Forma
                       4)              Combined
                   ------------------ ------------
Revenues:
 Professional
 services........   $(27,347)         $    32,587
 Services
 agreements......     26,469 (A)           26,469
                   ------------------ ------------
 Total
 professional
 services........       (878)              59,056
 Business and
 financial
 services........        --                16,328
                   ------------------ ------------
 Total revenues..       (878)              75,384
Expenses:
 Professional
 services
 compensation and
 related costs...     (6,661)(B)           38,218
 Business and
 financial
 services
 compensation and
 related costs...       (796)(B)           10,398
 Other operating
 expenses........     (3,000)(A),(C)       10,764
 Depreciation and
 amortization....        965 (D)            2,629
                   ------------------ ------------
 Income from
 operations......      8,614               13,376
Other (income)
expense:
 Interest
 expense.........       (425)(E)              487
 Interest
 income..........        --  (F)             (453)
 Other, net......        --                  (262)
                   ------------------ ------------
Income (loss)
before income
taxes............      9,039               13,604
Provision
(benefit) for
income taxes.....      4,293 (G)            6,020
                   ------------------ ------------
Net income
(loss)...........   $  4,746          $     7,584
                   ================== ============
Net income per
share, basic and
diluted..........                     $      0.29
                                      ============
Shares used in
computing pro
forma net income
per share
(see Note 5).....                      26,343,290
                                      ============

                        CENTERPRISE ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--General

   Centerprise Advisors, Inc. ("Centerprise") was founded in 1998 to acquire eleven professional, business and financial services firms ("Centerprise Companies") and create a leading provider of professional, business and financial services and products to middle-market clients.

   The historical financial statements reflect the financial position and results of operations of Centerprise and the Centerprise Companies and were derived from the respective Centerprise Companies' financial statements. The periods included in these financial statements for all of the individual Centerprise Companies, with the exception of Driver, Follmer and Urbach, are as of and for the year ended December 31, 1998. The financial statements for Driver and Urbach are as of April 30, 1999 and for the year ended January 31, 1999 and the three month periods ended April 30, 1998 and 1999. The financial statements for Follmer are as of February 28, 1999 and for the year ended November 30, 1998 and the three month periods ended February 28, 1998 and 1999. The audited historical financial statements included elsewhere herein have been included in accordance with Staff Accounting Bulletin No. 80.

Note 2--Acquisition of Centerprise Companies

   Concurrently with and as a condition to the closing of this offering, Centerprise will acquire all of the outstanding common stock or partnership or membership interests of the Centerprise Companies. The Mergers will be accounted for using the purchase method of accounting with Centerprise being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and APB 16. The carrying value of intangible assets is periodically reviewed by Centerprise based on the expected future undiscounted operating cash flows of the related business unit. In the event Centerprise determines that the balance of such intangible assets is not recoverable, Centerprise will recognize an impairment loss in an amount necessary to write down the excess of cost over fair value of net assets acquired to the fair value equal to the corresponding undiscounted expected future cash flows.

   The following table sets forth the consideration to be paid in (a) cash and
(b) shares of common stock to the stockholders of each of the Centerprise Companies.

                                         Shares of
                                           Common    Value of        Total
                                  Cash     Stock    Shares (1) Consideration (2)
                                 ------- ---------- ---------- -----------------
     Reznick.................... $16,899  1,810,553  $ 16,974      $ 33,873
     Driver.....................     500  2,944,445    27,604        28,104
     Mann Frankfort.............  16,503  1,768,200    16,577        33,080
     Follmer....................  13,600  1,457,143    13,661        27,261
     Berry Dunn.................   6,821    931,357     8,731        15,552
     Urbach.....................   9,190  1,023,943     9,599        18,789
     IDA........................   8,154    873,669     8,191        16,345
     Grace......................   2,840    304,286     2,853         5,693
     Holthouse..................   5,603    600,343     5,628        11,231
     Reppond....................     --     447,428     4,195         4,195
     Simione....................   3,808    408,000     3,825         7,633
                                 ------- ----------  --------      --------
                                 $83,918 12,569,367  $117,838      $201,756
                                 ======= ==========  ========      ========

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

--------

(1) For the computation of the estimated purchase price for accounting purposes, the value of shares is based upon an assumed initial public offering price of $12.50, less a 25% discount from the assumed offering price due to restrictions on the transferability of the common stock to be issued to owners and employees of Centerprise and the Centerprise Companies. Under the terms of the Merger Agreements and a Stockholders' Agreement, the former owners of the Centerprise Companies and the initial investors and management of Centerprise have agreed, subject to limited exceptions, not to sell, transfer or otherwise dispose of any shares for a period of 18 months following the offering. Effective 18 months after the offering, 20% of each stockholder's shares will be released from such restrictions, and an additional 20% of the original number of restricted shares will be released on the expiration of each six-month period thereafter. Any requested waiver of the restrictions must be approved by a majority of the members of the board of directors who are not subject to transfer restrictions at the time of such proposed waiver. The owners of the Centerprise shares will not be entitled to registration rights until two years following the offering; thereafter the former owners of the Centerprise Companies will have "piggyback" registration rights with respect to shares that have been released from the contractual transfer restrictions. Restrictions on transferability of the common stock issued to the former owners of the Centerprise Companies equate, economically, to the value of a put option on those shares. The 25% discount was determined using the Black Scholes option pricing methodology and the put/call parity relationship using a term of 2.5 years (weighted average period of restriction), a volatility factor based on comparable public company transactions and an appropriate risk-free interest rate.

(2) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of Centerprise's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

      The following table sets forth for each Centerprise Company (i) the total consideration to be paid in the mergers, (ii) the allocation of the consideration to net assets acquired and (iii) the resulting goodwill for the companies acquired by Centerprise as the accounting acquirer. The purchase price has been allocated to the assets and liabilities acquired based on their respective carrying values, as those are deemed to represent fair market value of such assets and liabilities. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction and consummation of the Mergers. Centerprise does not anticipate that the final allocation of the purchase price will differ materially from that presented.

                                                   Total     Net Assets
                                               Consideration  Acquired  Goodwill
                                               ------------- ---------- --------
     Reznick..................................   $ 33,873     $ (2,012) $ 35,885
     Driver...................................     28,104      (23,369)   51,473
     Mann Frankfort...........................     33,080         (419)   33,499
     Follmer..................................     27,261        1,136    26,125
     Berry Dunn...............................     15,552          152    15,400
     Urbach...................................     18,789       (1,551)   20,340
     IDA......................................     16,345          457    15,888
     Grace....................................      5,693       (1,313)    7,006
     Holthouse................................     11,231          421    10,810
     Reppond..................................      4,195       (3,234)    7,429
     Simione..................................      7,633           37     7,596
                                                 --------     --------  --------
                                                 $201,756     $(29,695) $231,451
                                                 ========     ========  ========

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


Note 3--Unaudited Pro Forma Combined Balance Sheet Adjustments

   The following table summarizes unaudited pro forma combined balance sheet adjustments:

                                                                         Offering
                              Merger Adjustments           Total       Adjustments          Total
                          ----------------------------    Merger    -------------------   Offering
                            (A)       (B)       (C)     Adjustments   (D)        (E)     Adjustments
                          --------  --------  --------  ----------- --------  ---------  -----------
ASSETS
Cash and cash
 equivalents............  $ (7,291) $    --   $    --    $ (7,291)  $118,822  $(111,885)  $   6,937
Investments.............       --       (287)      --        (287)       --         --          --
Receivables, net........   (50,398)   (1,056)      --     (51,454)       --         --          --
Unbilled fees at net
 realizable value.......    (6,179)      --        --      (6,179)       --         --          --
Notes receivable........       --        (12)      --         (12)       --         --          --
Due from related
 parties................       --       (461)      --        (461)       --         --          --
Prepaid expenses and
 other current assets...       --       (105)      --        (105)       --         --          --
Deferred offering
 costs..................       --        --        --         --      (4,286)       --       (4,286)
Deferred income taxes...       --     (1,260)      --      (1,260)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total current
    assets..............   (63,868)   (3,181)      --     (67,049)   114,536   (111,885)      2,651
Property and equipment,
 net....................       --       (937)      --        (937)       --         --          --
Goodwill, net...........       --    (30,531)  231,451    200,920        --         --          --
Long-term investments...       --       (831)      --        (831)       --         --          --
Deferred income taxes...       --     (4,451)      --      (4,451)       --         --          --
Other assets............       --     (5,195)      --      (5,195)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total assets.........  $(63,868) $(45,126) $231,451   $122,457   $114,536  $(111,885)  $   2,651
                          ========  ========  ========   ========   ========  =========   =========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Short-term debt,
 including current
 maturities of long-term
 debt...................  $    --   $ (1,171) $    --    $ (1,171)  $    --   $  (2,001)  $  (2,001)
Accounts payable........       --        (46)      --         (46)       --         --          --
Accrued compensation and
 related costs..........       --    (28,975)      --     (28,975)       --         --          --
Deferred compensation...       --        (91)      --         (91)       --         --          --
Deferred income taxes...       --     (6,482)      --      (6,482)       --         --          --
Due to related parties..       --     (6,101)   83,918     77,817        --     (85,063)    (85,063)
Other accrued
 liabilities............       --        250       --         250        --      (4,864)     (4,864)
                          --------  --------  --------   --------   --------  ---------   ---------
   Total current
    liabilities.........       --    (42,616)   83,918     41,302        --     (91,928)    (91,928)
Long-term debt, net.....       --      3,599       --       3,599        --     (15,957)    (15,957)
Deferred compensation...       --     (8,482)      --      (8,482)       --         --          --
Deferred income taxes...       --        138       --         138        --         --          --
Other long-term
 liabilities............       --     (2,474)      --      (2,474)       --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total liabilities....       --    (49,835)   83,918     34,083        --    (107,885)   (107,885)
                          --------  --------  --------   --------   --------  ---------   ---------
Redeemable preferred
 stock..................       --        --        --         --         --      (4,000)     (4,000)
                          --------  --------  --------   --------   --------  ---------   ---------
Stockholders' equity:
 Members' equity........    (6,368)    1,021      (471)    (5,818)       --         --          --
 Common stock...........       --        --     (1,272)    (1,272)       105        --          105
 Additional paid-in
 capital................       --       (840)  101,851    101,011    114,431        --      114,431
 Retained earnings
 (deficit)..............   (57,500)    3,660    46,598     (7,242)       --         --          --
 Notes receivable from
 shareholder............       --        868       230      1,098        --         --          --
 Treasury stock.........       --        --        597        597        --         --          --
                          --------  --------  --------   --------   --------  ---------   ---------
   Total stockholders'
    equity..............   (63,868)    4,709   147,533     88,374    114,536        --      114,536
                          --------  --------  --------   --------   --------  ---------   ---------
   Total liabilities and
    stockholders'
    equity..............  $(63,868) $(45,126) $231,451   $122,457   $114,536  $(111,885)  $   2,651
                          ========  ========  ========   ========   ========  =========   =========

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


--------

(A) Reflects the contractual distributions to the owners of the Centerprise Companies of excess working capital, as defined in the merger agreements, calculated as accounts receivable and work in process in excess of: (i) accounts payable and accrued expenses; less (ii) prepaid expenses; plus
    (iii) 1% of trailing twelve months' revenues.

(B) Reflects the contractual distribution of certain assets and liabilities to the owners of the Centerprise Companies in connection with the mergers and the establishment of deferred tax balances to be established upon the conversion of IDA, Holthouse, and Simione from S Corporation or partnership status to C Corporation status.

(C) Reflects purchase accounting for the acquisitions of the Centerprise Companies for consideration consisting of $83,918 in cash and 12,569,367 shares of common stock valued at $12.50 per share (or a total of $117,838) for a total estimated purchase price of $201,756, resulting in an excess purchase price over the fair value of assets acquired of $231,451. See Note 2 for discussion of valuation of stock. The adjustment to retained earnings (deficit) reflects the elimination of the existing retained deficit of the companies being acquired by Centerprise (as accounting acquiror) after entries (A) and (B) above have been reflected.

(D) Reflects the cash proceeds from the issuance of 10,500,000 shares of common stock net of estimated expenses of the offering (based on an estimated initial public offering price of $12.50 per share). Expenses of the offering include amounts advanced by BGL Capital and CCP and primarily consist of the underwriting discount, accounting fees, legal fees, printing expenses, consulting fees and signing bonuses.

(E) Reflects the use of offering proceeds to: (i) fund the cash portion of the consideration due to the owners of the Centerprise Companies in connection with the Mergers (excluding certain contingent payments described in Note
    2); (ii) fund the redemption by Driver of its redeemable preferred stock of $4,000; (iii) repay $17,958 of indebtedness of Driver; and (iv) pay $250 for settlement of a consulting agreement of Driver.

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)


Note 4--Unaudited Pro Forma Combined Statements of Operations Adjustments

   (A) See Note 6 below for a discussion of the "separate practice format" and the non-exclusive services agreements which Centerprise will enter into with each of the Attest Firms. Following the Mergers, attest services will continue to be performed by the CPAs who currently own the Centerprise Companies. Centerprise will enter into 40-year non-exclusive services agreements to provide professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. One or more Attest Firms could choose to contract with entities other than Centerprise for some or all of these services. However, in connection with the Mergers, each of the Attest Firms will enter into a binding commitment to use Centerprise to provide for budgeted levels of these services, including professional and other personnel, for a period of one year. This binding commitment will continue throughout the 40-year term of the services agreements until and unless an Attest Firm provides Centerprise with a twelve month advance notice of its intention to obtain one or more of the services previously provided by Centerprise from another source.

   Management has concluded that under the billing mechanisms provided for in the services agreements as well as the compensation agreements entered into, materially all attest services revenues earned by the Attest Firms would have been payable to Centerprise under the services agreements. The accompanying unaudited pro forma combined statements of income include pro forma adjustments to reflect the nature of the services agreements. The table below summarizes the entries needed to reflect the elimination of attest revenues, the billing of services agreement fees and the elimination of certain selling, general and administrative expenses that would have been borne directly by the Attest Firms, all as if the Mergers had been consummated on January 1, 1998.

                                   Year Ended      Three Months Ended  Three Months Ended
                                December 31, 1998    March 31, 1998      March 31, 1999
                               ------------------- ------------------  ------------------
                               Increase/(Decrease) Increase/(Decrease) Increase/(Decrease)
                               ------------------- ------------------  ------------------
      Professional services
       revenues(1)............      $(66,040)           $(24,694)           $(27,347)
                                    --------            --------            --------
      Services agreement
       fees...................        63,785              23,912              26,469
                                    --------            --------            --------
      Other operating
       expenses...............        (1,800)               (639)               (713)
                                    --------            --------            --------

--------

(1) Some estimates were used by the Centerprise Companies in developing attest services revenues. Additionally, because the legal definition of "attest services" varies from state to state, the Centerprise Companies assumed that the attest services definition that applies in their home state also applied in all states in which it provided services.

   As a result of the minimum contribution commitment that each of the acquired professional services firms has made to Centerprise, the relatively immaterial reduction to Centerprise pro forma results of operations stemming from the above entries was effectively offset by a reduction of compensation expense. See Note 4(B) below for additional information.

   As discussed above and under the risk factor "Regulation of the accounting profession will constrain Centerprise's operations and impact its structure and could impair its ability to provide services to some clients, including the Attest Firms," the services agreements are non-exclusive and, with twelve months notice, staffing and other services requirements may be significantly changed by the Attest Firms. Accordingly, the amounts reflected in the unaudited pro forma combined statements of income as "Services agreements" fees are based

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

on estimates and are not necessarily representative of Centerprise's results of operations for any future period. Failure by one or more Attest Firms to use Centerprise's services could have a material adverse effect on Centerprise's revenue production capabilities.

   (B) Reflects the reduction in compensation and benefits to the owners of the Centerprise Companies to which they have agreed prospectively in incentive compensation and employment agreements to be effective upon completion of the offering, net of compensation to management of Centerprise as follows:

                                                                Three Months
                                                                 Ended March
                                                    Year Ended       31,
                                                   December 31, --------------
                                                       1998      1998    1999
                                                   ------------ ------  ------
     Professional Services:
       Reznick....................................   $ 6,110    $4,356  $4,388
       Mann Frankfort.............................     5,566       729    (536)
       Follmer....................................     4,816     1,875   1,681
       Berry Dunn.................................     2,079     1,439   1,314
       Urbach.....................................     3,082     1,183   1,947
       Grace......................................       576      (256)   (415)
       Holthouse..................................    (2,729)     (955) (1,362)
       Simione....................................       940        19    (356)
                                                     -------    ------  ------
                                                     $20,440    $8,390  $6,661
                                                     =======    ======  ======
     Business and Financial Services:
       Driver.....................................   $  (100)   $  (25) $  (25)
       IDA........................................     1,092       273     273
       Reppond....................................       548       548     548
                                                     -------    ------  ------
                                                     $ 1,540    $  796  $  796
                                                     =======    ======  ======

   The senior professionals of each professional services firm will enter firm-specific incentive compensation agreements with Centerprise.

   On an annual basis, Centerprise will retain a specified fixed dollar amount of earnings before any compensation is paid to a firm's participants. The amount retained by Centerprise is referred to as "Centerprise Base Earnings." The amount of Centerprise Base Earnings has been negotiated with each professional services firm and varies from firm to firm. The amount allocated to each professional services firm for compensation of participants is referred to as "Subsidiary Base Compensation." Subsidiary Base Compensation equals Initial Operating Earnings for the period less Centerprise Base Earnings.

   In addition to Subsidiary Base Compensation, each professional services firm has agreed to a 40%/60% split of any amount by which future Subsidiary Operating Earnings exceed Initial Operating Earnings, with 40% to be retained by Centerprise and 60% to be allocated to participants (the "Bonus").

   The compensation adjustment has been calculated as the difference between
(x) operating income adjusted to add back depreciation and amortization and member compensation less the "Centerprise Base Earnings" and (y) the compensation and related costs of any senior professional recorded in the historical accounts.

   As described above, participants will only be paid a bonus to the extent Initial Operating Earnings exceed Centerprise Base Earnings.

   (C) Reflects the reduction in stock compensation to consultants of Centerprise which will not be an ongoing activity of the Company in accordance with the Employee Incentive Compensation Plan and employment agreements to be effective upon completion of the offering, net of prospective salaries of management of Centerprise, pursuant to employment agreements.

                        CENTERPRISE ADVISORS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             (Dollars in thousands)

   (D) Reflects the amortization of $231,451 of goodwill to be recorded as a result of the Mergers over a 40 year estimated life, net of amortization expense already recorded in the accounts of the Centerprise Companies of $666 in the year ended December 31, 1998, resulting in a net adjustment of $5,120. Elimination of amortization expense already recorded in the accounts of the Centerprise Companies of $56 and $482 for the three months ended March 31, 1998 and 1999 resulted in net adjustments of $1,391 and $965, respectively.

   (E) Reflects the net reduction in interest expense associated with debt at Driver to be paid in conjunction with the closing of this transaction of $935, $11 and $425 for the year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.


   (F) Reflects the net reduction in interest income of $119 at Grace for the year ended December 31, 1998 associated with the elimination of certain assets retained in conjunction with the closing of the Mergers.

   (G) Reflects the incremental provision for federal and state income taxes at a rate of 40% assuming all entities were subject to federal and state income tax. The adjustment relates primarily to other statements of operations' adjustments and income taxes on partnership and S Corporation income.

Note 5--Net Income Per Share

   The shares used in computing net income per share includes: (i) 3,870,633 shares issued to the initial investors in and management of Centerprise; (ii) 12,569,367 shares to be issued to the owners of the Centerprise Companies in connection with the Mergers; and (iii) 9,903,290 shares representing the number of shares sold in this offering, net of the underwriting discount necessary to pay the $83,918 cash portion of the consideration for the Mergers (excluding certain contingent payments described in Note 2), to repay certain indebtedness of $17,958 of Driver, to repay other obligations of $4,250 and to pay estimated expenses of the offering.

Note 6--Attest Services

   Centerprise is adopting the "separate practice format" under which it will only acquire those aspects of the practices of the professional services firms which do not fall within the monopoly granted to CPAs under the accountancy laws of the various states, i.e., the non-attest services. Attest services will continue to be provided by the CPAs who currently own the professional services firms via the licensed Attest Firms in which Centerprise will have no ownership interest. Pursuant to non-exclusive services agreements, Centerprise will provide, for a fee, the professional and other personnel, equipment, office space and business and administration services necessary for the operation of the Attest Firms. Therefore, Centerprise will be earning revenues from non-attest clients and from the separate Attest Firms. Centerprise does not believe that these separate revenue streams possess significantly different risks. Following the Mergers, Centerprise's consolidated financial statements will not include the Attest Firms because the services agreements will not provide Centerprise with a controlling financial interest in the Attest Firms.

   Centerprise and each of the Attest Firms have agreed to a billing process that identifies the following key components of the fees to be paid to Centerprise under the services agreements:

     . Charges for professional staff performing work on attest engagements. Time spent by Centerprise's employees on attest engagements will be recorded in the time and billing system and billed at hourly rates negotiated by Centerprise and the Attest Firm.

     . Charges for administrative and other support staff, premises occupancy, equipment, utilities and similar items provided by Centerprise and used by the owners of the Attest Firms in performing attest services. These charges will be billed at a rate per hour negotiated annually during the budget and planning process.

     . Reimbursement of costs incurred by Centerprise on behalf of the Attest Firm that are directly attributable to the Attest Firm or its owners. Such charges will be submitted for reimbursement at incurred cost.

     . A charge through which Centerprise recovers the costs of administering its relationship with the Attest Firm. Time incurred by Centerprise management to administer the client relationship will be recorded in the time and billing system and billed at hourly rates negotiated by Centerprise and the Attest Firm.

   Centerprise will bill the Attest Firm for these charges on a monthly basis. Bills will be due upon presentation and will be subject to a carrying cost interest charge. Centerprise will reserve the right to suspend its services if payments are delinquent, and each Attest Firm will have the right to challenge the quality and timeliness of the services provided.

   The Attest Firms will be responsible for the billing preparation and collection process for the attest services provided to their clients and will retain ownership of the accounts receivable from the client related to the attest services. Bills will be generated based on the time and expenses charged to the engagement by the partners who own the Attest Firms and Centerprise's staff. Centerprise's billing and accounts receivable personnel will be responsible for performing the administrative tasks of preparing the invoices on the Attest Firm's stationery, recording the accounts receivable on the Attest Firm's ledgers, processing and recording the cash receipts and depositing checks received for the payment of attest services into an operating account established in the name of and legally owned by the Attest Firm. Funds owned by the Attest Firms will not be commingled with Centerprise's funds. Centerprise will record as accounts receivable amounts owed by the separate attest firms.

   Expenditures incurred by the Attest Firms for direct costs such as errors and omissions insurance, peer review, training, dues and subscriptions will be paid by the Attest Firm using checks drawn on its operating account. Centerprise's accounts payable personnel will be responsible for recording the liability on the Attest Firm's ledgers, processing the Attest Firm's invoices for payment, issuing the Attest Firm's check and mailing it to the appropriate vendor.

   Excess cash will be invested on behalf of the Attest Firm by Centerprise's treasury personnel in investment vehicles approved by the governing body of the Attest Firm. Investment earnings will be deposited directly into the Attest Firm's operating accounts.

   The contractual distribution of excess working capital pursuant to the merger agreements as reflected in the merger adjustments to the unaudited pro forma combined balance sheet, effectively eliminates Attest Firm accounts receivable from the pro forma combined balances. Subsequent to the mergers, Centerprise will reflect in its balance sheet the accounts receivable from the Attest Firms for amounts billed under the services agreements.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of

Centerprise Advisors, Inc.

   The stock split described in Note 1 to the financial statements has not been consummated at June 17, 1999. When it has been consummated, we will be in position to furnish the following report:

   In our opinion, the accompanying balance sheet and the related statement of operations present fairly, in all material respects, the financial position of Centerprise Advisors, Inc. at December 31, 1998, and the results of its operations for the period from November 9, 1998 (inception date) through December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

June 17, 1999

                        CENTERPRISE ADVISORS, INC.

                                 BALANCE SHEET

                             (Dollars in thousands)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Cash..................................................   $    --     $     30
Deferred offering costs...............................        800       4,286
                                                         --------    --------
    Total assets......................................   $    800    $  4,316
                                                         ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accrued liabilities...................................   $  1,107    $  4,614
Payable to related parties............................        892       1,145
                                                         --------    --------
    Total liabilities.................................      1,999       5,759
                                                         --------    --------
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares
   authorized, 3,616,278 and 3,870,633 (unaudited)
   shares issued and outstanding at December 31, 1998
   and March 31, 1999, respectively...................         36          39
  Additional paid-in capital..........................     16,316      18,697
  Retained deficit....................................    (17,437)    (20,179)
  Stock subscriptions receivable......................       (114)        --
                                                         --------    --------
    Total stockholders' equity........................     (1,199)     (1,443)
                                                         --------    --------
    Total liabilities and stockholders' equity........   $    800    $  4,316
                                                         ========    ========

                        CENTERPRISE ADVISORS, INC.

                            STATEMENT OF OPERATIONS

                                 (In thousands)

                                               Period from
                                             November 9, 1998 Three Months
                                             (inception date)    Ended
                                             through December  March 31,
                                                 31, 1998         1999
                                             ---------------- ------------
                                                                (Unaudited)
Total revenues..............................    $     --       $     --
                                                ---------      ---------
Operating expenses..........................       17,437          2,743
                                                ---------      ---------
Loss before income taxes....................      (17,437)        (2,743)
Provision for income taxes..................          --             --
                                                ---------      ---------
Net loss....................................    $ (17,437)     $  (2,743)
                                                =========      =========
Net loss per share, basic and diluted.......    $   (4.92)     $   (0.76)
                                                =========      =========
Shares used in computing net loss per share
 (see Note 2)...............................    3,544,014      3,613,528
                                                =========      =========

                        CENTERPRISE ADVISORS, INC.

                            STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                                    Period from
                                                 November 30, 1998
                                                 (inception date)  Three Months
                                                      through         Ended
                                                   December 31,     March 31,
                                                       1998            1999
                                                 ----------------- ------------
                                                                   (Unaudited)
Cash flows from operating activities:
  Net loss......................................     $(17,437)       $(2,743)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Non-cash compensation charge on stock
     issuance...................................       16,205          2,339
    Increase in deferred offering costs.........         (800)        (3,486)
    Accrued expenses............................        1,107          3,507
                                                     --------        -------
    Net cash used in operating activities.......         (925)          (383)
Cash flows from financing activities:
  Proceeds from issuance of common stock........          --             114
  Proceeds from notes payable...................          925            299
                                                     --------        -------
    Net cash provided by financing activities...          925            413
                                                     --------        -------
    Net change in cash..........................            0             30
    Cash, beginning of period...................          --             --
                                                     --------        -------
    Cash, end of period.........................     $      0        $    30
                                                     ========        =======

                        CENTERPRISE ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

Note 1--Business and Organization

   Centerprise Advisors, Inc. ("Centerprise" or the "Company") was founded in 1998 to create a leading provider of professional, business and financial services and products to middle-market clients. Centerprise intends to acquire eleven companies (the "Mergers") upon consummation of an initial public offering of its common stock (the "Offering").

   Centerprise has not conducted any operations, and all activities to date have related to the Offering and the Mergers. Centerprise is dependent upon the Offering to execute the pending Mergers. There is no assurance that the pending Mergers discussed will be completed or that Centerprise will be able to generate future operating revenues.

   In connection with the organization and initial capitalization of Centerprise, 3,542,625 shares of the Company's common stock were subscribed by sponsoring parties for total consideration of $143. Of this amount, $29 had been received as of December 31, 1998. In addition, at the time of organization the Company agreed to issue warrants to the CCP Group to purchase a total of 100,000 shares of the Company's common stock at the initial public offering price.

   On             , the Board of Directors approved several actions in
connection with the Offering. These actions included a 221.17903 stock split which will occur prior to the effectiveness of the Company's Registration Statement. All common stock related information included in the financial statements has been adjusted to reflect this split.

Note 2--Significant Accounting Policies

Stock-Based Compensation:

   Centerprise will measure compensation expense for its stock-based employee compensation plans using the intrinsic value method. Following the issuance of any options the Company will be required to make pro forma disclosures of net income and earnings per share as if the fair value method of accounting had been applied.

Earnings Per Share:

   Following the Offering, the Company will adopt Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS No. 128"). SFAS No. 128 requires a presentation of basic earnings per share ("basic EPS") and diluted earnings per share ("diluted EPS"). Basic EPS excludes dilution and is determined by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted EPS reflects the potential dilution that could occur if securities and other contracts to issue common stock were exercised or converted into common stock.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse. For the period from November 9, 1998 (inception date) to December 31, 1998, no income tax benefit was recorded associated with the pre-tax loss because such realization could not be construed to be more likely than not.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999 and the results of its operations and its cash flows for the three months ended March 31, 1999 as presented in the accompanying unaudited interim financial statements.

Note 3--Stockholders' Equity

Issuance of Common Stock to Persons Who Are or Will Become Employees of
Centerprise:

   During the period from November 9, 1998 (inception date) to December 31, 1998, 1,662,603 shares were issued to initial investors who are or will become employees of Centerprise for $69 of consideration. In addition, 73,653 shares were issued to Rondol E. Eagle, Chief Integration Officer, for $3 of consideration. During the quarter ended March 31, 1999, 33,177 shares (unaudited) were issued to Dennis Bikun, chief accounting officer for $6 (unaudited) consideration, and 221,179 shares (unaudited) were issued to DeAnn Brunts, chief financial officer. For accounting purposes, compensation expense of $16,205 and $2,339 (unaudited) has been reflected in the accompanying Statement of Operations during the period from November 9, 1998 (inception date) to December 31, 1998 and the quarter ended March 31, 1999, respectively.

Employee Incentive Compensation Plan:

   Prior to the offering, the Company's Board of Directors and stockholders will adopt the Company's Employee Incentive Compensation Plan (the "Incentive Plan"). Awards under this plan may take the form of: (1) incentive stock options or non-qualified stock options; (2) stock appreciation rights; (3) restricted or deferred stock; (4) dividend equivalents; and (5) cash awards or other awards not otherwise provided for, the value of which is based in whole or in part upon the value of the common stock. Centerprise's compensation committee will administer the plan and generally select the individuals who will receive awards as well as determine the terms and conditions of those awards.

   Upon adopting the Incentive Plan, Centerprise will reserve shares of common stock for use in connection with the plan. The number of shares available for use under the plan at any given time will not exceed fifteen percent of the total number of shares of common stock outstanding at that time. Shares attributable to awards which have expired, terminated, canceled or forfeited are available for issuance for future awards.

   Upon completion of the Offering, non-qualified stock options to purchase an aggregate number of shares up to 7.5 percent of the total shares then outstanding (less 75,000 shares issuable to non-employee directors as described below) will be granted. Such options will be allocated among management of Centerprise and the employees of the Centerprise Companies. The grants will be effective as of the date of the offering and each

                        CENTERPRISE ADVISORS, INC.

                             (Dollars in thousands)

option will have an exercise price equal to the initial public offering price. These options will vest over periods ranging from three to five years and will expire ten years from the date of grant or earlier if there is a termination of employment.

   The plan also provides for: (a) the automatic grant to each non-employee director serving at the closing of the offering of an option to purchase 15,000 shares of common stock; and (b) after the offering, the automatic grant to each non-employee director of an option to purchase 15,000 shares when the director is initially elected. In addition, the plan provides for an automatic annual grant to each non-employee director of an option to purchase 7,500 shares at each annual meeting of stockholders following the offering. However, if the first annual meeting of stockholders following a non-employee director's initial election is within three months of the date of the election or appointment, the non-employee director will not be granted an option at the annual meeting. These options will have an exercise price per share equal to the fair market value of a share at the date of grant, will expire at the earlier of ten years from the date of grant or one year after termination of service as a director, and will be immediately exercisable upon grant.

   The Company intends to file a registration statement on Form S-8 under the Securities Act registering the issuance of shares upon exercise of options granted under the Incentive Plan.

 Employee Stock Purchase Plan

   Prior to the closing of the Offering, Centerprise plans to adopt an employee stock purchase plan. For purposes of such plan, generally the first day of each quarter will be the grant date and the last day of each quarter will be the exercise date. On each exercise date, payroll deductions credited to participants' accounts will be automatically applied to the purchase price of Common Stock at a price per share equal to 85 percent of the fair market value of the Common Stock on the grant or exercise date, whichever is less. This will be accounted for as a noncompensatory plan in accordance with APB 25.

Note 4--Related Party Transactions

   As of December 31, 1998 and March 31, 1999, Centerprise has outstanding payables to related parties of $892 and $1,060 (unaudited), respectively, due to BGL Capital and CCP Group, initial investors in the Company. These payables represent consulting expenses, out-of-pocket expenses and legal and accounting fees, of which $42 has been capitalized to date as deferred offering costs and all remaining amounts have been expensed in the Statement of Operations in the periods from November 9 (inception date) through December 31, 1998 and the three months ended March 31, 1999. Of these payables, $547 and $715 (unaudited) were funded by BGL Capital as of December 31, 1998 and March 31, 1999, respectively.

Note 5--Subsequent Events

   Centerprise has signed definitive agreements to acquire all of the outstanding common stock of eleven companies ("Centerprise Companies") to be consummated contemporaneously with this Offering. The Centerprise Companies are Reznick Fedder & Silverman, P.C. ("Reznick"); Robert F. Driver Co., Inc. ("Driver"); Mann Frankfort Stein & Lipp, P.C. ("Mann Frankfort"); Follmer Rudzewicz & Company, P.C. ("Follmer"); Berry, Dunn, McNeil & Parker, Chartered ("Berry Dunn"); Urbach Kahn & Werlin, P.C. ("Urbach"); Self Funded Benefits, Inc. D/B/A Insurance Design Administrators ("IDA"); Grace & Company, P.C. ("Grace"); Holthouse Carlin & Van Trigt LLP ("Holthouse"); the Reppond Companies ("Reppond"); and Simione, Scillia, Larrow & Dowling LLC ("Simione").

   Concurrently with and as a condition to closing of the Offering, Centerprise will acquire all of the outstanding common stock of the Centerprise Companies. The Mergers will be accounted for using the purchase method of accounting with Centerprise being treated as the accounting acquiror in accordance with Staff Accounting Bulletin No. 97 and APB 16.

                        CENTERPRISE ADVISORS, INC.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in thousands)

   The following table reflects the consideration to be paid in cash and shares of Common Stock:

                                                                     Shares of
                                                            Cash(1) Common Stock
                                                            ------- ------------
     Reznick............................................... $16,899   1,810,553
     Driver................................................     500   2,944,445
     Mann Frankfort........................................  16,503   1,768,200
     Follmer...............................................  13,600   1,457,143
     Berry Dunn............................................   6,821     931,357
     Urbach Kahn...........................................   9,190   1,023,943
     IDA...................................................   8,154     873,669
     Grace.................................................   2,840     304,286
     Holthouse.............................................   5,603     600,343
     Reppond...............................................     --      447,428
     Simione...............................................   3,808     408,000
                                                            -------  ----------
         Total............................................. $83,918  12,569,367
                                                            =======  ==========

--------

(1) In addition to the consideration set forth in the table, the former stockholders of Driver will be entitled to receive a contingent cash payment equal to 6.75 times the amount, if any, by which Driver's adjusted earnings before interest, taxes, depreciation and amortization ("EBITDA") for 2000 exceed $11,600. The former stockholders of IDA will be entitled to a contingent cash payment equal to the lesser of (a) $3,415 and (b) 6.75 times the amount, if any, by which IDA's adjusted EBITDA for 2000 exceeds $3,290. The former stockholders of Reppond will be entitled to receive a contingent cash payment which will be calculated with respect to a specified twelve month period ending in 2003 and based on the amount by which the adjusted EBITDA of Centerprise's employee benefits business (excluding IDA) exceeds specified thresholds. One of Reppond's stockholders will also be entitled to receive contingent cash payments with respect to each of the first five twelve month periods following the closing of the Mergers. Such payments will be based on the amount by which Reppond's adjusted EBITDA for the applicable period exceeds specified thresholds.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Centerprise Companies cease providing attest services prior to the closing of the acquisition, if applicable. Following the closing, all attest services formerly provided by the Centerprise Companies will be provided by newly created separate legal entities (the Attest Firms) which will be owned by former owners of the Centerprise Companies who are certified public accountants. Pursuant to services agreements, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firms.

   On April 7, 1999, Centerprise filed a registration statement on Form S-1 for this Offering.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Reznick Fedder & Silverman, P.C.

   In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Reznick Fedder & Silverman, P.C. (the Company) and its subsidiaries at September 30, 1997 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                        REZNICK FEDDER & SILVERMAN, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     September 30,
                                                    ---------------  March 31,
                                                     1997    1998      1999
                                                    ------- ------- -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents........................ $ 3,962 $ 5,774   $ 1,804
  Fees receivable, net of allowance for doubtful
   accounts of $3,036, $3,526 and $5,726 (unau-
   dited), respectively............................  11,934  14,528    24,207
  Unbilled fees, at net realizable value...........   1,932   2,542     3,749
  Deferred income taxes............................   2,035   1,752     1,648
  Prepaid expenses and other current assets........     242     244       185
                                                    ------- -------   -------
    Total current assets...........................  20,105  24,840    31,593
Property and equipment, net........................   2,389   2,863     2,534
Cash surrender value of life insurance.............     580     558       558
Intangible assets, net.............................     414     403       395
Deferred income taxes..............................   1,147   1,327     1,379
                                                    ------- -------   -------
    Total assets................................... $24,635 $29,991   $36,459
                                                    ======= =======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.................................. $   --  $   --    $ 1,400
  Current portion of long-term debt................   1,201   1,063     1,380
  Accounts payable and accrued expenses............   1,347   1,217     1,026
  Accrued compensation and related costs to
   employees.......................................   1,384   2,274     1,635
  Accrued compensation and related costs to
   shareholders....................................  13,252  18,214    22,446
  Deferred compensation due to former shareholders
   and shareholder.................................     106      91        91
                                                    ------- -------   -------
    Total current liabilities......................  17,290  22,859    27,978
Long-term debt.....................................   1,150     999     2,439
Deferred compensation due to former shareholders...     963     865       765
Accrued bonus......................................   2,090   2,347     2,474
                                                    ------- -------   -------
    Total liabilities..............................  21,493  27,070    33,656
                                                    ------- -------   -------
Shareholders' equity:
   Common stock, no par value; 10,000 shares
    authorized;
   2,900 shares issued and outstanding.............     --      --        --
  Additional paid-in capital.......................   1,422   1,422     1,422
  Retained earnings................................   1,720   1,499     1,381
                                                    ------- -------   -------
    Total shareholders' equity.....................   3,142   2,921     2,803
                                                    ------- -------   -------
    Total liabilities and shareholders' equity..... $24,635 $29,991   $36,459
                                                    ======= =======   =======

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                         Fiscal Year            Six Months
                                     Ended September 30,      Ended March 31,
                                   -------------------------  ----------------
                                    1996     1997     1998     1998     1999
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Revenues:
  Professional services........... $31,483  $35,103  $47,877  $27,887  $31,552
                                   -------  -------  -------  -------  -------
Expenses:
  Shareholder and officer
   compensation and related
   costs..........................   7,784    8,170   13,516   10,782   11,528
  Employee compensation and
   related costs..................  17,477   19,617   25,792   12,766   15,413
  Occupancy costs.................   1,977    2,363    2,746    1,355    1,427
  Office operating expenses.......     669      958    1,020      555      612
  Depreciation and amortization...     732      869      984      571      544
  Other selling, general and
   administrative expenses........   2,853    3,340    3,752    1,875    2,104
                                   -------  -------  -------  -------  -------
                                    31,492   35,317   47,810   27,904   31,628
                                   -------  -------  -------  -------  -------
    Operating income (loss).......      (9)    (214)      67      (17)     (76)
                                   -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................     399      430      543      185      146
  Interest income.................     (53)    (242)     (40)     (18)     (62)
  Other...........................    (125)    (122)    (112)     (27)      10
                                   -------  -------  -------  -------  -------
                                       221       66      391      140       94
                                   -------  -------  -------  -------  -------
Loss before benefit for income
 taxes............................    (230)    (280)    (324)    (157)    (170)
Benefit for income taxes..........     (74)     (81)    (103)     (48)     (52)
                                   -------  -------  -------  -------  -------
Net loss.......................... $  (156) $  (199) $  (221) $  (109) $  (118)
                                   =======  =======  =======  =======  =======



          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                 Common Stock   Additional              Total
                                 --------------  Paid-in   Retained Shareholders'
                                 Shares  Amount  Capital   Earnings    Equity
                                 ------  ------ ---------- -------- -------------
Balance at October 1, 1995.....  2,000   $ --     $    2    $2,946     $2,948
  Issuance of common stock.....    100     --        --        --         --
  Net loss.....................    --      --        --       (156)      (156)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1996..  2,100     --          2     2,790      2,792
  Issuance of common stock.....    100     --        --        --         --
  Issuance of common stock
   for acquisition.............    500     --      1,420       --       1,420
  Declaration of deferred com-
   pensation to
   shareholder.................            --        --       (449)      (449)
  Redemption of common stock...   (100)    --        --       (422)      (422)
  Net loss.....................    --      --        --       (199)      (199)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1997..  2,600     --      1,422     1,720      3,142
  Issuance of common stock.....    300     --        --        --         --
  Net loss.....................    --      --        --       (221)      (221)
                                 -----   -----    ------    ------     ------
Balance at September 30, 1998..  2,900     --      1,422     1,499      2,921
  Net loss (unaudited).........    --      --        --       (118)      (118)
                                 -----   -----    ------    ------     ------
Balance at March 31, 1999
 (unaudited)...................  2,900   $ --     $1,422    $1,381     $2,803
                                 =====   =====    ======    ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                         Fiscal Year             Six Months
                                     Ended September 30,      Ended March 31,
                                   -------------------------  -----------------
                                    1996     1997     1998      1998     1999
                                   -------  -------  -------  --------  -------
                                                                (Unaudited)
Cash flows from operating activi-
 ties:
  Net loss.......................  $  (156) $  (199) $  (221) $   (109) $  (118)
  Adjustments to reconcile net
   income to net cash
   provided by (used in) operat-
   ing activities:
    Depreciation and amortiza-
     tion........................      732      869      984       571      544
    Changes in deferred income
     taxes.......................       74       81      103        48       52
    Changes in operating assets
     and liabilities:
      Fees receivable............   (1,273)    (163)  (2,594)    1,078   (9,679)
      Unbilled fees..............     (234)      64     (610)  (10,378)  (1,207)
      Prepaid expenses and other
       assets....................       81     (215)      20       168       59
      Accounts payable and ac-
       crued expenses............     (119)     219     (130)       (8)    (191)
      Accrued compensation and
       related costs.............      552     (138)     890      (106)    (639)
      Accrued compensation and
       related costs to
       shareholders..............    1,572      929    4,962     5,606    4,232
      Accrued bonus..............      183      203      257       105      127
                                   -------  -------  -------  --------  -------
        Net cash provided by
         (used in) operating
         activities..............    1,412    1,650    3,661    (3,025)  (6,820)
                                   -------  -------  -------  --------  -------
Cash flows from investing activi-
 ties:
  Purchase of property and equip-
   ment..........................     (684)  (1,317)  (1,447)   (1,029)    (207)
  Business acquisition (net of
   cash acquired)................      --         9      --        --       --
                                   -------  -------  -------  --------  -------
        Net cash used in invest-
         ing activities..........     (684)  (1,308)  (1,447)   (1,029)    (207)
                                   -------  -------  -------  --------  -------
Cash flows from financing activi-
 ties:
  Proceeds from the issuance of
   long-term debt................    1,343    3,336    3,425     1,084    1,430
  Payments of long-term debt.....   (1,421)  (2,716)  (3,714)     (718)    (568)
  Borrowings under short-term
   agreements....................      --       --       --      1,000    1,400
  Payments to former sharehold-
   ers...........................      (84)    (111)    (113)     (119)    (100)
  Loan from shareholders.........      643      641      647       647      897
  Payments to shareholders.......     (643)    (641)    (647)      (12)      (2)
                                   -------  -------  -------  --------  -------
        Net cash (used in) pro-
         vided by financing
         activities..............     (162)     509     (402)    1,882    3,057
                                   -------  -------  -------  --------  -------
Net increase (decrease) in cash
 and cash equivalents............      566      851    1,812    (2,172)  (3,970)
Cash and cash equivalents at be-
 ginning of period...............    2,545    3,111    3,962     3,962    5,774
                                   -------  -------  -------  --------  -------
Cash and cash equivalents at end
 of period.......................  $ 3,111  $ 3,962  $ 5,774  $  1,790  $ 1,804
                                   =======  =======  =======  ========  =======
Supplemental disclosure of cash
 flow information:
  Cash paid during the period
   for:
    Interest.....................  $   268  $   264  $   209  $    185  $   146
    Income taxes.................  $   --   $   --   $   --   $    --   $   --
Noncash transactions:
  Value of common stock issued
   for acquisition...............  $   --   $ 1,420  $   --   $    --   $   --
  Reclassification of amounts due
   to former shareholders and
   shareholder from equity to li-
   ability.......................  $   --   $   871  $   --   $    --   $   --

          See accompanying Notes to Consolidated Financial Statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Reznick Fedder & Silverman, P.C. (the Company) is a Maryland professional service corporation, with approximately 500 professional staff members, which provide professional accounting services. The firm has offices in Bethesda, Maryland; Baltimore, Maryland; Charlotte, North Carolina; Boston,
Massachusetts; and Atlanta, Georgia.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 27.5 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through September 30, 1998.

Intangible Assets:

   Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of asset and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amount of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual amounts could differ from those estimates. Estimates are made when accounting for allowances for doubtful accounts, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

      In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the six months ended March
 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 3--BUSINESS COMBINATION

   Effective August 1, 1997, the Company issued 500 shares of its common stock in exchange for all the outstanding common stock of Sacks, McGibney, Trotta & Koppelman, P.A. (SMTK), a Maryland professional corporation engaged in providing accounting, attestation, tax and consulting services principally to clients in the healthcare industry. The merger has been accounted for using the purchase method of accounting whereby the total acquisition cost has been allocated to the consolidated assets and liabilities based upon their estimated respective fair values. The total acquisition cost is allocated to the acquired net assets as follows:

     Cash.............................................................. $    9
     Accounts receivable...............................................  1,804
     Property and equipment............................................    133
     Goodwill..........................................................    414
     Accrued expenses..................................................   (151)
     Notes payable.....................................................   (375)
     Accrued bonus.....................................................   (414)
                                                                        ------
     Value of stock issued............................................. $1,420
                                                                        ======

   Unaudited pro forma results of operations of the Company for the years ended September 30, 1996 and 1997 are included below. Such pro forma presentation has been prepared assuming that the SMTK acquisition had occurred as of October 1, 1995 and 1996, respectively.

                                                                 September 30,
                                                                ---------------
                                                                 1996    1997
                                                                ------- -------
     Revenues.................................................. $38,849 $39,426
     Net income................................................     864    (536)

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning consolidated financial accounts includes the following:

                                                  September 30,
                                                 ----------------   March 31,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Leasehold improvements................... $   506  $   589    $   553
       Furniture and fixtures...................   1,941    2,307      2,493
       Land.....................................      67       67         67
       Buildings................................     460      445        445
       Equipment................................   2,712    3,322      2,590
                                                 -------  -------    -------
                                                   5,686    6,730      6,148
     Less accumulated depreciation and
      amortization..............................  (3,297)  (3,867)    (3,614)
                                                 -------  -------    -------
                                                 $ 2,389  $ 2,863    $ 2,534
                                                 =======  =======    =======
     Intangible assets, net:
       Goodwill................................. $   414  $   414    $   414
       Less accumulated amortization............     --       (11)       (19)
                                                 -------  -------    -------
                                                 $   414  $   403    $   395
                                                 =======  =======    =======
     Accounts payable and accrued liabilities:
       Accrued insurance........................ $   253  $   353    $   510
       Accrued rent.............................     389      296        246
       Accrued legal............................     250      250        --
       Other....................................     455      318        270
                                                 -------  -------    -------
                                                 $ 1,347  $ 1,217    $ 1,026
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                          Year Ended December 31,    Six Months
                                          -------------------------  Ended March
                                           1996     1997     1998     31, 1999
                                          -------  -------  -------  -----------
                                                                     (Unaudited)
Balance at beginning of period........... $ 1,923  $ 2,116  $ 3,036    $ 3,526
Additions to costs and expenses..........   4,916    6,805    8,617      3,225
Write-offs...............................  (4,723)  (5,885)  (8,127)    (1,025)
                                          -------  -------  -------    -------
Balance at end of period................. $ 2,116  $ 3,036  $ 3,526    $ 5,726
                                          =======  =======  =======    =======

NOTE 6--COMPENSATION--RELATED ACCRUALS

Accrued Bonus:

   Upon termination or as otherwise determined by the Shareholders or the Executive Committee, each shareholder or non-shareholder officer receives a bonus (the "accrued bonus") which is calculated as follows:

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

(1) if the shareholder or non-shareholder officer held that position since October 1, 1985 or earlier, $250, except for one individual for whom the amount of accrued bonus is $500 or (2) if the shareholder or non -shareholder officer has held that position after October 1, 1985, 10 percent of the total cash compensation paid him during the time he has been a shareholder or non-shareholder officer, provided that the individual has held the position of shareholder or non-shareholder officer for at least two years as of the date that the amount becomes payable, and in no event will the bonus exceed $100.

   Net accrued bonus cost for the Company includes the following components:

                                                              Fiscal Year Ended
                                                                September 30,
                                                              -----------------
                                                              1996  1997  1998
                                                              ----- ----- -----
     Service cost............................................ $  17 $  30 $  49
     Interest cost...........................................   114   121   156
     Amortization of prior service cost......................    53    53    53
                                                              ----- ----- -----
     Net deferred compensation cost.......................... $ 184 $ 204 $ 258
                                                              ===== ===== =====

   Assumptions used in the development of pension data follow:

                                                           Fiscal Year Ended
                                                             September 30,
                                                           ---------------------
                                                           1996    1997    1998
                                                           -----   -----   -----
     Discount rate........................................   7.0%    7.0%    7.0%

   The Company's accrued bonus plan is currently not funded. The following table presents the status of the Company's accrued bonus benefits:

                                                               September 30,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation............................ $ 2,595  $ 2,267
                                                              -------  -------
     Funded status...........................................  (2,595)  (2,267)
     Unrecognized prior service cost.........................     210      158
     Unrecognized (gain) loss................................     295     (238)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(2,090) $(2,347)
                                                              =======  =======

Amounts Due to Former Shareholders and Shareholder:

   Annually, each shareholder is allocated accrued compensation (as defined in the Shareholders' Agreement). Accrued compensation bears interest at 7 percent per annum. To the extent that each shareholder's balance exceeds $200, interest is expensed and paid to the shareholder. Unpaid interest is included in the accrued compensation to shareholders account balance.

   Upon termination or as otherwise determined by the shareholders or the Executive Committee, the unpaid balance of accrued compensation and interest is transferred to amounts due to former shareholders and shareholder and bears interest at the rate of 10 percent, except in the case of voluntary termination, in which case the interest rate is 7 percent. The unpaid portion of the accrued compensation is paid in equal monthly

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)

installments of principal and interest in an amount equal to one-quarter of the individual's average monthly compensation for the last five years of employment. The period of payment for the accrued compensation shall be the shorter of the period resulting from the computation of payments or fifteen years (and the amortization of payments shall be determined accordingly).

NOTE 7--CREDIT FACILITIES

Short-Term Debt:

   The Company has a Short-Term Credit Agreement which allows for cash borrowings at prime rate of up to $3,500. The Short-Term Credit Agreement expires annually on May 31. Upon expiration, the Short-Term Credit Agreement may be renewed, with the consent of the bank, annually. No cash borrowings were outstanding under this agreement at September 30, 1997 or 1998. At March 31, 1999, $1,400 (unaudited) was outstanding under this agreement. This agreement is fully collateralized through the Company's current accounts receivable.

Long-Term Debt:

   Long-term debt consists of the following:

                                                    September 30,
                                                   ----------------   March 31,
                                                    1997     1998       1999
                                                   -------  -------  -----------
                                                                     (Unaudited)
     Loans from bank.............................. $ 1,687  $ 1,719    $2,643
     Mortgage loans...............................     289      281       281
     Note payable.................................     125       62       --
     Note payable to bank.........................     250      --        --
     Loan from shareholders.......................     --       --        895
                                                   -------  -------    ------
                                                     2,351    2,062     3,819
     Less current portion.........................  (1,201)  (1,063)   (1,380)
                                                   -------  -------    ------
       Total...................................... $ 1,150  $   999    $2,439
                                                   =======  =======    ======

   The loans from bank bear interest at variable and fixed rates ranging from
8.18 percent to 8.9 percent. The loans allow for borrowing to a specified limit until a point in time. At that point in time, the loans are repaid in monthly installments of principal and interest rates ranging from prime to prime plus 1 percent. The loan agreements include customary representations and restrictive covenants.

   Mortgage loans bear interest at fixed rates ranging from 7.75 percent to
9.25 percent. Principal and interest payments are paid monthly over a 30-year period. Real property is pledged as collateral for these loans.

   In connection with the SMTK acquisition (Note 3), the Company assumed a note payable maturing on March 1, 1999. The total amount owed at the date of acquisition was $125.

   Assumed in the SMTK acquisition (Note 3), the note payable to the bank is a $450 revolving credit facility that bears interest at the bank's prime rate plus 1 percent. The balance is due upon demand. Interest is payable monthly. The entire balance is collateralized by accounts receivable and equipment of SMTK.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


   Maturities of long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,063
     2000................................................................    664
     2001................................................................    206
     2002................................................................     32
     2003................................................................     32
     Thereafter..........................................................     65
                                                                          ------
       Total............................................................. $2,062
                                                                          ======

   Interest expense was $209, $264, $268, $146 (unaudited) and $185 (unaudited) for the fiscal years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999, respectively.

NOTE 8--INCOME TAXES

   The provision for income taxes consists of:

                                                 Fiscal Year      Six Months
                                               Ended September    Ended March
                                                     30,              31,
                                               -----------------  ------------
                                               1996  1997  1998   1998   1999
                                               ----  ----  -----  -----  -----
                                                                  (Unaudited)
     Deferred tax expense:
       Federal................................ $(64) $(71) $ (90) $ (42) $ (45)
       State..................................  (10)  (10)   (13)    (6)    (7)
                                               ----  ----  -----  -----  -----
         Total benefit for income taxes....... $(74) $(81) $(103) $ (48) $ (52)
                                               ====  ====  =====  =====  =====

   Deferred taxes are comprised of the following:

                                                       September 30,
                                                       -------------  March 31,
                                                        1997   1998     1999
                                                       ------ ------ -----------
                                                                     (Unaudited)
     Deferred tax assets:
       Accrual to cash adjustment..................... $2,035 $1,752   $1,648
       Accrued bonuses................................    836    939      991
       Depreciation...................................    280    367      367
       Net operating loss carryforwards...............     31     21       21
                                                       ------ ------   ------
     Net deferred tax assets.......................... $3,182 $3,079   $3,027
                                                       ====== ======   ======
     Net current deferred tax asset................... $2,035 $1,752   $1,648
     Net long-term deferred tax asset.................  1,147  1,327    1,379
                                                       ------ ------   ------
     Net deferred tax asset........................... $3,182 $3,079   $3,027
                                                       ====== ======   ======

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


   The Company's effective rate varied from the U.S. statutory federal income tax rate as follows:

                                               Fiscal Year         Six  Months
                                                  Ended            Ended March
                                              September 30,            31,
                                              ------------------   --------------
                                              1996   1997   1998   1998     1999
                                              ----   ----   ----   -----    -----
                                                                   (Unaudited)
     Statutory rate.......................... (35)%  (35)%  (35)%    (35)%    (35)%
     Non-temporary differences:
       State tax.............................  (5)    (5)    (5)      (5)      (5)
       Non-deductible items..................   8     11      8        9        9
                                              ---    ---    ---    -----    -----
         Total provision..................... (32)%  (29)%  (32)%    (31)%    (31)%
                                              ===    ===    ===    =====    =====

NOTE 9--LEASE COMMITMENTS

   The Company leases office space at five locations. The Company's main office in Bethesda, Maryland is an eleven-year lease expiring on October 31, 2001 with two five-year options to renew and a four-year sublease agreement expiring July 30, 2000. The Company's Baltimore, Maryland office is leased under a ten-year lease expiring on October 31, 2007 with two five-year options to renew. The Company's Charlotte, North Carolina office has exercised their second one-year option to renew their original ten-year lease, extending the expiration to September 30, 2000. The Company's Boston, Massachusetts office is a five-year lease with one five-year option to renew. The Company's Atlanta, Georgia office is leased under a seven-year lease expiring on November 30, 2004 with one five-year option to renew. All leases are subject to future periodic adjustments to reflect the increases in operating expenses incurred by the lessor. The Company has entered into other lease agreements with unrelated parties with various base rents and terms in connection with photocopiers utilized at the Company's five offices.

   Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $ 2,935
     2000...............................................................   3,111
     2001...............................................................   2,641
     2002...............................................................   1,223
     2003...............................................................   1,114
     Thereafter.........................................................   3,020
                                                                         -------
       Total............................................................ $14,044
                                                                         =======

   Rent expense for all operating leases for the fiscal years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999 was approximately $1,977, $2,363, $2,745, $1,355 (unaudited) and $1,427
(unaudited), respectively.

                        REZNICK FEDDER & SILVERMAN, P.C.

                             (Dollars In Thousands)


NOTE 10--EMPLOYEE BENEFIT PLAN

   The Company has a 401(k) profit sharing plan (Plan) for substantially all employees. The amended and restated provisions of the Plan became effective in July, 1997. The Company makes annual matching contributions to the savings plan equaling 50 percent of the amount of salary reduction elected by the employee which does not exceed 5 percent of the employee's annual compensation subject to 20 percent vesting per year over a 5 year period based upon years of service. The Company may amend or terminate the Plan at any time; however, no such indication to terminate the Plan has been made.

   Contributions by the Company for eligible employees to the Plan for the years ended September 30, 1996, 1997 and 1998 and the six months ended March 31, 1998 and 1999 totaled $179, $254, $317, $184 (unaudited) and $288
(unaudited), respectively.

NOTE 11--COMMON STOCK

   The Company has authorized capital stock consisting of 10,000 shares of common stock with no par value. Each shareholder or non-shareholder officer earns one vote per year at the beginning of each of his first six years as a shareholder or non-shareholder officer. In no event shall a shareholder or non-shareholder officer have more than six votes.

NOTE 12--COMMITMENTS AND CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which, following the conversion of the Company from a professional corporation to a business corporation, a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Robert F. Driver Co., Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and its subsidiaries at July 31, 1998, and the results of their operations and their cash flows for the periods from August 1, 1997 through May 31, 1998 (date of acquisition of the predecessor company) and June 1, 1998 through July 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 10, 1999

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Robert F. Driver Co., Inc.:

We have audited the accompanying consolidated balance sheet of Robert F. Driver Co., Inc. and subsidiaries (the Company) as of July 31, 1997, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended July 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Robert F. Driver Co., Inc. and subsidiaries as of July 31, 1997 and the results of their operations and their cash flows for each of the years in the two-year period ended July 31, 1997, in conformity with generally accepted accounting principles.

                                                    /s/ KPMG LLP
                                                    KPMG LLP
San Diego, California
September 10, 1997

                           ROBERT F. DRIVER CO., INC.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                    July 31,
                                              --------------------   April 30,
                                                  1997      1998       1999
                                              ------------ -------  -----------
                                              (Predecessor          (Unaudited)
                                                Company)   (Successor Company)
ASSETS
Current assets:
  Cash and cash equivalents..................   $   798    $ 2,356    $ 2,372
  Premium trust cash.........................    22,053     22,855     12,028
  Insurance premiums receivable..............     8,689     11,665     11,059
  Other current assets.......................       230      1,935      1,386
                                                -------    -------    -------
    Total current assets.....................    31,770     38,811     26,845
Property and equipment, net..................     1,214      1,151      1,327
Goodwill, net................................       --      17,895     28,163
Customer lists acquired, net.................       938        826        742
Deferred income taxes........................       433        889        103
Other assets.................................        92        800        606
                                                -------    -------    -------
    Total assets.............................   $34,447    $60,372    $57,786
                                                =======    =======    =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................   $   --     $   253    $ 4,280
  Current portion of long-term debt..........       219      1,267      2,001
  Accounts payable and accrued expenses......     4,903      6,005      4,667
  Insurance premiums payable.................    23,670     26,250     19,620
  Income taxes payable.......................       256        616        --
                                                -------    -------    -------
    Total current liabilities................    29,048     34,391     30,568
Long-term debt, net of current portion.......       356     14,263     15,957
Deferred compensation........................       590      1,331         26
                                                -------    -------    -------
    Total liabilities........................    29,994     49,985     46,551
                                                -------    -------    -------
Class A redeemable preferred stock, $.01 par
 value: authorized, issued and outstanding
 4,000 shares at July 31, 1998 and 1,046,082
 (unaudited) at April 30, 1999; redeemable at
 $1,000 per share............................       --       4,000      4,000
                                                -------    -------    -------
Commitments and contingencies
Common stockholders' equity:
  Class A common stock, $.01 par value:
   authorized 10,000,000 shares; outstanding
   738,540 shares at July 31, 1998 and
   1,046,082 shares (unaudited) at April 30,
   1999, respectively........................       --           7         10
  Common stock, $1 par value: authorized
   1,650,000 shares; issued and outstanding
   1,031,568 shares at July 31, 1997.........     1,032        --         --
  Additional paid-in capital.................       418      6,711     10,058
  Retained earnings (deficit)................     3,368        509       (773)
  Unearned compensation......................       --         --      (1,220)
  Unearned ESOP contribution.................      (365)       --         --
                                                -------    -------    -------
                                                  4,453      7,227      8,075
  Stockholder notes receivable...............       --        (840)      (840)
                                                -------    -------    -------
    Total stockholders' equity...............     4,453      6,387      7,235
                                                -------    -------    -------
    Total liabilities and stockholders' equi-
     ty......................................   $34,447    $60,372    $57,786
                                                =======    =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                           Fiscal Year                                  Nine Months Ended April
                         Ended July 31,            Period From                    30,
                         ----------------  ---------------------------- -----------------------
                                           August 1, 1997 June 1, 1998
                                              Through        Through
                          1996     1997     May 31, 1998  July 31, 1998     1998        1999
                         -------  -------  -------------- ------------- ------------ ----------
                                                                              (Unaudited)
                             (Predecessor Company)         (Successor   (Predecessor (Successor
                                                            Company)      Company)    Company)
Revenues:
  Commissions and fees.. $26,939  $28,170     $24,446        $8,440       $21,477     $26,050
                         -------  -------     -------        ------       -------     -------
Expenses:
  Producer
   compensation.........  13,074   12,965      11,630         3,792        10,259      10,559
  Employee compensation
   and related costs....   7,261    7,433       6,760         1,715         6,092       9,895
  Occupancy costs.......   1,453    1,378       1,144           230         1,005       1,340
  Office operating
   expenses.............     716      759         650           230           538         751
  Depreciation and
   amortization.........     329      463         656           337           491       1,583
  Other selling, general
   and administrative
   expenses.............   3,716    3,948       2,162         1,222         2,126       2,746
                         -------  -------     -------        ------       -------     -------
                          26,549   26,946      23,002         7,526        20,511      26,874
                         -------  -------     -------        ------       -------     -------
    Operating income
     (loss).............     390    1,224       1,444           914           966        (824)
                         -------  -------     -------        ------       -------     -------
Other (income) expense:
  Interest expense......      70       42          36           220            31       1,253
  Interest income.......    (580)    (654)       (599)         (193)         (544)       (635)
  Other.................    (109)    (213)       (161)           (6)          (11)       (233)
                         -------  -------     -------        ------       -------     -------
                            (619)    (825)       (724)           21          (524)        385
                         -------  -------     -------        ------       -------     -------
Income (loss) before
 provision for income
 taxes..................   1,009    2,049       2,168           893         1,490      (1,209)
Provision (benefit) for
 income taxes...........     354      933         970           384           637        (180)
                         -------  -------     -------        ------       -------     -------
Net income (loss)....... $   655  $ 1,116     $ 1,198        $  509       $   853     $(1,029)
                         =======  =======     =======        ======       =======     =======


          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                       Class A                                                                                           Total
                     Common Stock      Common Stock      Additional Retained               Stockholder   Unearned    Stockholders'
                   ---------------- -------------------   Paid-In   Earnings    Unearned      Notes        ESOP      -------------
                    Shares   Amount   Shares    Amount    Capital   (Deficit) Compensation Receivable  Contributions    Equity
                   --------- ------ ----------  -------  ---------- --------  ------------ ----------- ------------- -------------
Balance at July
 31, 1995........        --  $ --    1,018,697  $ 1,019   $    10   $ 1,750     $   --       $   --       $ (389)       $ 2,390
 Net income......        --    --          --       --        --        655         --           --          --             655
 Stock
  repurchased and
  retired........        --    --          (25)     --         (1)      --          --           --          --              (1)
 Advances and
  unearned
  contributions
  to ESOP........        --    --          --       --        --        --          --           --       (1,340)        (1,340)
 Allocation of
  contributions
  to ESOP........        --    --          --       --        --        --          --           --          900            900
 Repayment by
  ESOP of
  unearned
  compensation...        --    --          --       --        --        --          --           --           64             64
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at July
 31, 1996........        --    --    1,018,672    1,019         9     2,405         --           --         (765)         2,668
 Net income......        --    --          --       --        --      1,116         --           --          --           1,116
 Stock issued....        --    --       21,081       21       418       --          --           --          --             439
 Stock
  repurchased and
  retired........        --    --       (8,185)      (8)       (9)     (153)        --           --          --            (170)
 Advances and
  unearned
  contributions
  to ESOP........        --    --          --       --        --        --          --           --         (400)          (400)
 Allocation of
  contributions
  to ESOP........        --    --          --       --        --        --          --           --          800            800
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at July
 31, 1997........        --    --    1,031,568    1,032       418     3,368         --           --         (365)         4,453
 Net income......        --    --          --       --        --      1,198         --           --          --           1,198
 Stock issued....        --    --          500        1        10       --          --           --          --              11
 Stock
  repurchased and
  retired........        --    --       (4,699)      (6)     (128)      --          --           --          --            (134)
 Advances to
  ESOP...........        --    --          --       --        --        --          --           --         (542)          (542)
 Repayment of
  advances to
  ESOP...........        --    --          --       --        --        --          --           --          907            907
 Adjustment of
  Predecessor
  Company balance
  due to
  leveraged
  buyout.........        --    --   (1,027,369)  (1,027)     (300)   (4,566)        --           --          --          (5,893)
 Capitalization
  of
  Successor
  Company........    444,301     4         --       --      3,772       --          --           --          --           3,776
 Issuance of
  Class A
  Common Stock...    294,239     3         --       --      2,939       --          --        (1,183)        --           1,759
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at May
 31, 1998........    738,540     7         --       --      6,711       --          --        (1,183)        --           5,535
 Net income......        --    --          --       --        --        509         --           --          --             509
 Payments on
  stockholder
  notes
  receivable.....        --    --          --       --        --        --          --           343         --             343
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at July
 31, 1998........    738,540     7         --       --      6,711       509         --          (840)        --           6,387
Unaudited data:
 Net income
  (loss).........        --    --          --       --        --     (1,029)        --           --          --          (1,029)
 Issuance of
  Class A
  Common Stock...    307,542     3         --       --      3,072       --       (1,220)         --          --           1,855
 Issuance of
  warrants.......        --    --          --       --        275       --          --           --          --             275
 Dividends.......        --    --          --       --        --       (253)        --           --          --            (253)
                   --------- -----  ----------  -------   -------   -------     -------      -------      ------        -------
Balance at April
 30, 1999
 (unaudited).....  1,046,082 $  10         --   $   --    $10,058   $  (773)    $(1,220)     $  (840)     $  --         $ 7,235
                   ========= =====  ==========  =======   =======   =======     =======      =======      ======        =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                   Period From
                                           ----------------------------
                           Fiscal Year                                        Nine Months
                          Ended July 31,   August 1, 1997 June 1, 1998      Ended April 30,
                          ---------------     Through        Through    -----------------------
                           1996     1997    May 31, 1998  July 31, 1998     1998        1999
                          -------  ------  -------------- ------------- ------------ ----------
                                                                              (Unaudited)
                              (Predecessor Company)        (Successor   (Predecessor (Successor
                                                            Company)      Company)    Company)
Cash flows from operat-
 ing activities:
 Net income (loss)......  $   655  $1,116     $  1,198       $   509      $   853     $(1,029)
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
   Stock based
    compensation........      --      --           --            --           --          804
   Depreciation and
    amortization........      329     463          656           337          491       1,583
   Change in deferred
    income taxes........       46    (342)        (217)         (239)        (234)        762
   Changes in operating
    assets and
    liabilities:
     Premium trust
      cash..............      332  (4,788)       7,348        (8,150)      11,378      10,827
     Insurance premiums
      receivable........      352     801       (3,636)          659       (6,271)        606
     Other assets.......     (173)    301         (579)         (157)         149        (134)
     Accounts payable
      and accrued
      expenses..........      567      17         (870)        1,972         (792)     (1,338)
     Insurance premiums
      payable...........   (1,658)  2,129       (2,797)        5,377       (2,973)     (6,630)
     Income taxes
      payable...........       65     139          249           111         (261)     (1,768)
     Deferred
      compensation......      --      590          500           241          425      (1,305)
                          -------  ------     --------       -------      -------     -------
      Net cash provided
       by operating
       activities.......      515     426        1,852           660        2,765       2,378
                          -------  ------     --------       -------      -------     -------
Cash flows from
 investing activities:
 Purchase of predecessor
  company...............      --      --       (17,064)          --           --          --
 Investment in deferred
  compensation sinking
  fund..................      --      --           --            --        (1,030)        --
 Puchase business
  combinations..........      --      --           --            --           --      (10,758)
 Purchases of equipment
  and leasehold
  improvements..........     (382)   (351)        (479)          (51)        (370)       (739)
 Collections on notes
  receivable............       55      49          --            --           --          --
 Purchase of customer
  lists.................      --     (193)         --            --          (190)        --
 Cash received in
  acquisition of Cal-
  Central...............      --        4          --            --           --          --
                          -------  ------     --------       -------      -------     -------
      Net cash used in
       investing
       activities.......     (327)   (491)     (17,543)          (51)      (1,590)    (11,497)
                          -------  ------     --------       -------      -------     -------
Cash flows from
 financing activities:
 Proceeds from debt
  issuance..............      --      --        16,178           --           --        7,107
 Proceeds from revolving
  line of credit........      500     --           253           --           --        1,725
 Principal payments on
  debt..................     (669)   (294)      (1,027)         (202)        (108)     (2,377)
 Repurchase of common
  stock.................       (1)   (170)         --            --          (124)        --
 Proceeds from issuance
  of common stock
  warrants..............      --      --           730           --           --          275
 Proceeds from issuance
  of common stock.......      --      --           --            --           --          819
 Payments received on
  stockholder notes.....      --      --           --            343          --        1,764
 Dividends paid.........      --      --           --            --           --         (178)
 Contributions
  (advances) to ESOP....     (440)    400         (542)          --          (535)        --
 Repayment received from
  ESOP..................       64     --           907           --           --          --
                          -------  ------     --------       -------      -------     -------
      Net cash (used in)
       provided by
       financing
       activities.......     (546)    (64)      16,499           141         (767)      9,135
                          -------  ------     --------       -------      -------     -------
Net (decrease) increase
 in cash and cash
 equivalents............     (358)   (129)         808           750          408          16
Cash and cash
 equivalents at
 beginning of period....    1,285     927          798         1,606          798       2,356
                          -------  ------     --------       -------      -------     -------
Cash and cash
 equivalents at end of
 period.................  $   927  $  798     $  1,606       $ 2,356      $ 1,206     $ 2,372
                          =======  ======     ========       =======      =======     =======

          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                                 (In Thousands)

                                              Period From
                                      ----------------------------
                        Fiscal Year
                           Ended                                         Nine Months
                          July 31,    August 1, 1997 June 1, 1998      Ended April 30,
                        ------------     Through        Through    ----------------------- ---
                        1996  1997     May 31, 1998  July 31, 1998     1998        1999
                        ---- -------  -------------- ------------- ------------ ----------
                           (Predecessor Company)      (Successor         (Unaudited)
                                                       Company)
                                                                   (Predecessor (Successor
                                                                     Company)    Company)
Supplementary
 disclosures of cash
 flow information:
  Cash payments for:
    Interest........... $ 66 $    42     $    220        $  36         $ 31      $ 1,150
    Income taxes....... $244 $ 1,135     $    512        $ 938         $545      $   929
Supplementary
 disclosure of noncash
 investing activities:
  The Company's
   business
   acquisitions
   involved the
   following:
    Fair value of
     assets acquired
     other than cash
     and cash
     equivalents....... $--  $ 1,166     $ 30,230        $ --          $--       $11,463
    Liabilities
     assumed...........  --   (1,184)     (26,957)         --           --        (2,349)
                        ---- -------     --------        -----         ----      -------
      Net assets
       (liabilities)
       assumed, other
       than cash and
       cash
       equivalents..... $--  $   (18)    $  3,273        $ --          $--       $ 9,114
                        ==== =======     ========        =====         ====      =======
Supplementary
 disclosure of noncash
 financing activities:
  Issuance of common
   stock for
   acquisitions........ $--  $   439     $  3,776        $ --          $--       $   --
  Debt assumed in
   acquisitions........ $--  $   219     $    455        $ --          $--       $   182



          See accompanying Notes to Consolidated Financial Statements.

                           ROBERT F. DRIVER CO., INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

            (Dollars In Thousands, Except Share and Per Share)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Robert F. Driver Co., Inc. and subsidiaries (the Company) operates general insurance agencies in California and Texas with minimal activity in Nevada. The Company has three wholly-owned subsidiaries, FHI Benefit Plans, Inc., Robert F. Driver of Nevada, Inc. and Cal-Central Insurance and Management Services, Inc. (Cal-Central).

NOTE 2--BASIS OF PRESENTATION

   Effective May 31, 1998, Robert F. Driver Co., Inc. (Driver or the Predecessor Company) was acquired by RFDC Acquisition Corporation (RFDC) (the Transaction), a holding company formed by certain members of management for the purpose of completing the Transaction. RFDC purchased all of the outstanding shares of Driver, merged with Driver and then canceled all of Driver's shares. RFDC then changed its name to Robert F. Driver Co., Inc. This merged entity is hereinafter referred to as the Company. The Transaction was accounted for under the purchase method of accounting for financial reporting purposes, and the purchase price of approximately $25.2 million has been allocated to the underlying net assets acquired. The Transaction has resulted in the Company having substantial goodwill and debt.

   As a result of the Transaction, the financial position and results of operations of the Company subsequent to the Transaction are not necessarily comparable to the financial position and results of operations of the Company prior to the Transaction. In the accompanying consolidated financial statements, the Company's results of operations prior to the Transaction are indicated as relating to the "Predecessor Company" while the financial position and results of operations subsequent to the Transaction are indicated as relating to the "Successor Company." Amounts reported for financial reporting purposes in fiscal 1998 represent the activity of the Successor Company beginning June 1, 1998.

   In connection with accounting for the Transaction, the Company applied the provisions of Emerging Issues Task Force Issue 88-16, "Basis in Leveraged Buyout Transactions" (EITF 88-16), whereby the carryover equity interests of certain stockholders from the Predecessor Company to the Successor Company were recorded at their predecessor basis. The remaining interests were recorded at the fair value of the Predecessor Company.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition:

   The Company recognizes commission income principally on the later of the effective date of the policy or the billing date. Commissions on premiums billed and collected directly by the insurance company are principally recognized as income when received by the Company. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is ordinarily over the period in which the services are provided.

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)

Cash and Cash Equivalents:

   The Company considers all highly liquid investments purchased, such as money market accounts, with an original maturity of three months or less to be cash equivalents.

Premium Trust Cash:

   Premiums collected but not yet remitted to insurance companies are restricted as to use by law. The Company maintains segregated fiduciary funds in accordance with the requirements of the California Insurance Commissioner.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation. Depreciation of property and equipment is computed on the straight-line method over estimated useful asset lives generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for retirements and disposals using the specific identification method, with the resulting gain or loss included in operations.

Intangible Assets:

   Goodwill related to the Transaction is being amortized over forty years on a straight-line basis. Customer lists are amortized on a straight-line basis over the ten-year estimated useful life of the asset. Deferred organization costs are being amortized over fourteen months on a straight-line basis, and deferred finance costs are being amortized over the life of each loan. The realizability of intangibles is evaluated periodically as events or circumstances indicate a possibility to recover their carrying amount.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through April 30, 1999.

Income Taxes:

   The Company files its federal income tax return and a California franchise tax return on a consolidated basis.

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and the tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are currently in effect.

Concentrations of Credit Risk:

   During 1998, a substantial portion of the Company's commissions and fees were received from insureds in the state of California. Accordingly, the occurrence of adverse economic conditions or an adverse

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)

regulatory climate in California could have a material adverse effect on the Company. However, the Company believes, based on its diversified customer base and product lines, that there is minimal risk of a material adverse occurrence due to the concentration of operations in California.

   Financial instruments, which potentially subject the Company to significant concentrations of credit risk, consist principally of cash investments.

   The Company maintains cash and cash equivalents with various major financial institutions. The Company performs periodic evaluations of the relative credit standings of these financial institutions. The Company limits the amount of risk by selecting financial institutions with a strong relative credit standing.

Fair Value of Financial Instruments:

   The carrying amount of the Company's financial instruments including cash and cash equivalents, premium trust cash, insurance premiums receivable, accounts payable, insurance premiums payable, accrued expenses, debt and deferred compensation approximate their fair value as these items are either liquid, short-term in nature or their current rates approximate market rates.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

New Accounting Standards:

   In 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 130, "Reporting Comprehensive Income." The Company plans to adopt this Statement in fiscal year 1999. The Company believes that this Statement will not require any significant information beyond that already provided in the Company's consolidated financial statements.

Reclassifications:

   Certain reclassifications have been made to 1996 and 1997 financial statements to conform to current year presentation. The reclassifications have no impact on previously reported net income or stockholders' equity.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at April 30, 1999 and the results of its operations and its cash flows for the nine months ended April 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)

NOTE 4--BUSINESS COMBINATIONS

   On July 31, 1997 at the close of business, the Company acquired all of the outstanding shares of common stock of Cal-Central in exchange for 21,081 shares of the Company's common stock. Cal-Central is a general insurance agency in Fresno, California.

   The acquisition was accounted for as a purchase. The purchase price has been allocated to tangible and intangible assets acquired and liabilities assumed based on the fair market values on the date of the acquisition. The allocation of purchase price is summarized as follows:

     Cash............................................................... $    4
     Premium trust cash.................................................    903
     Insurance premiums receivable......................................    215
     Equipment..........................................................     48
     Notes payable......................................................    (48)
     Insurance premiums payable......................................... (1,084)
     Accounts payable and accrued expenses..............................    (52)
     Customer list......................................................    453
                                                                         ------
       Cash value of shares issued...................................... $  439
                                                                         ======

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


NOTE 5--SELECTED FINANCIAL STATEMENT INFORMATION

                                                   July 31,
                                            -----------------------
                                                                     April 30,
                                                1997        1998       1999
                                            ------------ ---------- -----------
                                                                    (Unaudited)
                                            (Predecessor (Successor (Successor
                                              Company)    Company)   Company)
     Other current assets:
       Current portion of employee
        receivable........................    $    41     $    18     $     4
       Stockholder notes receivable.......        --        1,759          27
       Prepaid expenses and other.........        189         158         203
       Income taxes receivable............        --          --        1,152
                                              -------     -------     -------
                                              $   230     $ 1,935     $ 1,386
                                              =======     =======     =======
     Property and equipment, net:
       Furniture and fixtures.............    $ 1,418     $   184     $   768
       Computer equipment.................      2,290       1,062       1,765
       Leasehold improvements.............        588          50         101
                                              -------     -------     -------
                                                4,296       1,296       2,634
       Less accumulated depreciation and
        amortization......................     (3,082)       (145)     (1,307)
                                              -------     -------     -------
                                              $ 1,214     $ 1,151     $ 1,327
                                              =======     =======     =======
     Intangible assets, net:
       Goodwill...........................    $   --      $17,969     $28,526
       Customer lists.....................      1,121       1,121       1,121
                                              -------     -------     -------
                                                1,121      19,090      29,647
     Less accumulated amortization........       (183)       (369)       (867)
                                              -------     -------     -------
                                              $   938     $18,721     $28,780
                                              =======     =======     =======
     Other assets:
       Cash surrender value of life
        insurance.........................    $    12     $    13     $    30
       Employee receivable, net of current
        portion...........................         52           6         113
       Deferred financing costs...........        --          329         285
       Other..............................         28         452         178
                                              -------     -------     -------
                                              $    92     $   800     $   606
                                              =======     =======     =======
     Accounts payable and accrued
      expenses:
       Producers' commissions.............    $ 3,148     $ 4,080     $ 2,073
       Accrued personnel costs, vacation
        and bonuses.......................        700         953       1,305
       Other..............................      1,055         972       1,289
                                              -------     -------     -------
                                              $ 4,903     $ 6,005     $ 4,667
                                              =======     =======     =======

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   The Company currently has a revolving credit agreement with a bank that provides a line of credit up to $2,000 at the prime rate plus .25 percent (8.75 percent at July 31, 1998). Under this agreement, $253 was outstanding at July 31, 1998.

   In 1996 and 1997, the Company had a revolving credit agreement with a bank which provides a line of credit up to $2,000 through February 23, 1998 at the prime rate plus .25 percent. Under this agreement, no borrowings were outstanding at July 31, 1997. There were no borrowings under this agreement during the year ended July 31, 1997.

Long-Term Debt:

   Long-term debt consists of the following:

                                                   July 31,
                                            -----------------------  April 30,
                                                1997        1998       1999
                                            ------------ ---------- -----------
                                                                    (Unaudited)
                                            (Predecessor (Successor (Successor
                                              Company)    Company)   Company)
$12,000 note payable, secured by the
 Company's assets. Payable in varying
 monthly amounts at prime plus .25%
 (effective rate of 8.75% at July 31,
 1998), with a balloon payment of $4,470
 due on May 15, 2003......................     $ --       $11,840     $11,120
$4,000 unsecured senior subordinated debt.
 Interest payable quarterly at rate of
 12%. Principal due May 28, 2005..........       --         3,295       3,251
$510 note payable, secured by various
 assets. Principal and interest of $11
 payable monthly at prime plus .25%
 (effective rate of 8.75% at July 31,
 1998), maturing July 26, 1999............       227          120          25
$219 unsecured note payable, principal and
 interest of $16 payable quarterly at a
 rate of 8% through April 30, 2001........       207          158         132
$191 unsecured note payable, principal and
 interest payable monthly at a rate of 9%
 through August 15, 1999..................       --            41          14
$260 unsecured note payable, principal of
 $10 and interest payable quarterly at an
 imputed rate of 6% through July 1, 1999..        75           39          10
$59 unsecured note payable to related
 party, principal and interest of $1
 payable monthly at a rate of 12% through
 April 13, 2001...........................        48           37          28
$80 unsecured note payable to related
 party, principal of $20 and interest
 payable annually at an imputed rate of 8%
 through February 1, 1998.................        18          --          --
$1,394 note payable, secured by the
 Company's assets to related party.
 principal and interest payable annually
 at a rate of 7% through
 March 31, 2004...........................       --           --        1,394
$142 unsecured note payable to related
 party, principal and interest of 7% due
 1/1/2000.................................       --           --          142
$2,075 unsecured, non-interest bearing
 note payable to related party, payable
 annually with an imputed interest rate of
 8% or $317 through December 31, 2001.....       --           --        1,757
$128 unsecured, non-interest bearing note
 payable to related party, payable
 annually through December 24, 2000.......       --           --           85
                                               -----      -------     -------
                                                 575       15,530      17,958
Less current portion of long-term debt....      (219)      (1,267)     (2,001)
                                               -----      -------     -------
Long-term debt, net of current portion....     $ 356      $14,263     $15,957
                                               =====      =======     =======

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


   Maturities of long-term debt as of July 31, 1998, are as follows:

     Fiscal Year:
     ------------
     1999.............................................................. $ 1,267
     2000..............................................................   1,475
     2001..............................................................   1,873
     2002..............................................................   1,800
     2003..............................................................   5,820
     Thereafter........................................................   3,295
                                                                        -------
       Total maturities of long-term debt.............................. $15,530
                                                                        =======

   The $12,000 note payable and the $4,000 unsecured senior subordinated debt requires the Company to maintain certain minimum net worth and debt service coverage ratios. The Company was in compliance with these requirements at July 31, 1998 and April 30, 1999 (unaudited).

Note 7--INCOME TAXES

   The provision for income taxes consists of the following components:


                           Fiscal Year                                       Nine Months
                         Ended July 31,           Period From              Ended April 30,
                         ---------------  ---------------------------- -----------------------
                                          August 1, 1997 June 1, 1998
                                             Through        Through
                          1996    1997     May 31, 1998  July 31, 1998     1998        1999
                         ---------------  -------------- ------------- ------------ ----------
                                                                             (Unaudited)
                             (Predecessor Company)        (Successor   (Predecessor (Successor
                                                           Company)      Company)    Company)
Income taxes, currently
 payable:
  Federal............... $  231 $    991      $  923         $ 495        $ 678       $(776)
  State.................     78      283         264           128          194        (190)
                         ------ --------      ------         -----        -----       -----
                            309    1,274       1,187           623          872        (966)
                         ------ --------      ------         -----        -----       -----
Deferred:
  Federal...............     31     (282)       (172)         (199)        (194)        646
  State.................     14      (59)        (45)          (40)         (41)        140
                         ------ --------      ------         -----        -----       -----
                             45     (341)       (217)         (239)        (235)        786
                         ------ --------      ------         -----        -----       -----
                         $  354 $    933      $  970         $ 384        $ 637       $(180)
                         ====== ========      ======         =====        =====       =====

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


   The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:


                                               July 31,
                                          ----------------------    April 30,
                                              1997      1998          1999
                                          ------------ ---------  -------------
                                          (Predecessor             (Unaudited)
                                            Company)   (Successor Company)
 Deferred tax assets:
   Deferred compensation.................    $ 259     $     530     $     --
   State taxes...........................       94           134           --
   Errors and omissions liability........      113           120           129
   Compensated absences and bonuses,
    principally due to accrual for
    financial reporting purposes.........      100           130           132
   Amortization of agency acquisitions...       12            41            40
   Allowance for bad debt................      --             10             7
   Deferred financing and organization
    costs................................      --            --            135
                                             -----     ---------     ---------
     Total deferred tax assets...........      578           965           443
                                             -----     ---------     ---------
 Deferred tax liabilities:
   Equipment and leasehold improvements,
    principally due to differences in
    depreciation.........................     (145)          (76)           (2)
   State taxes...........................      --            --            (65)
   Stock grants..........................      --            --           (273)
                                             -----     ---------     ---------
     Total deferred tax liabilities......     (145)          (76)         (340)
                                             -----     ---------     ---------
 Net deferred tax assets.................    $ 433     $     889     $     103
                                             =====     =========     =========

   Based upon the level of taxable income in previous years and projections, for future taxable income over the period in which the deferred tax assets are deductible, management believes it is more likely than not the Company will realize the benefits of these deductible differences.

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:


                           Fiscal
                            Year
                            Ended                                  Nine Months Ended April
                          July 31,            Period From                    30,
                          ----------  ---------------------------- -----------------------
                                      August 1, 1997 June 1, 1998
                                         Through        Through
                          1996  1997   May 31, 1998  July 31, 1998     1998        1999
                          ----  ----  -------------- ------------- ------------ ----------
                                                                         (Unaudited)
                                                       (Successor  (Predecessor (Successor
                           (Predecessor Company)        Company)     Company)    Company)
Computed expected income
 taxes..................   34%   34%        34%            34%          34%        (34)%
State income taxes, net
 of federal income tax
 benefit................    7     7          7              6            7          (4)
Other, net..............   (6)    4          3              5            2           4
Nondeductible
 amortization of
 goodwill...............  --    --         --             --           --           15
Meals and
 entertainment..........  --    --         --             --           --            2
Officers Life...........  --    --         --             --           --            2
                          ---   ---        ---            ---          ---         ---
                           35%   45%        44%            45%          43%        (15)%
                          ===   ===        ===            ===          ===         ===

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


NOTE 8--LEASE COMMITMENTS

   The Company leases office space under various operating leases. The Company's downtown office in the Driver Office Building is leased from a limited partnership, which is a related party. The lease agreement expires December 31, 2007, with current monthly rent of approximately $61. Management expects that, in the normal course of business, leases that expire will be renewed or replaced by other leases. The Company's rent expense under these leases was $849 and $781 in 1996 and 1997, $968 for the period from August 1, 1997 to May 31, 1998 and $199 for the period from June 1, 1998 to July 31, 1998, and $870 (unaudited) and $1,027 (unaudited) for the nine months ended April 30, 1998 and 1999, respectively.

   Future minimum rental payments at July 31, 1998, under agreements classified as operating leases with noncancelable terms in excess of one year are as follows:

     Fiscal Year:
     ------------
     1999................................................................ $1,213
     2000................................................................  1,081
     2001................................................................  1,086
     2002................................................................    992
     2003................................................................    962
     Thereafter..........................................................  3,550
                                                                          ------
                                                                          $8,884
                                                                          ======

NOTE 9--EMPLOYEE BENEFIT PLANS

Savings Plan:

   The Company has established a defined contribution plan, the Savings and Retirement Program of Robert F. Driver Company, Inc. 401(k), which covers all full-time employees of the Company who have at least one year of service and are age 21 or over. There are no matching employer contributions.

Deferred Compensation Plan:

   Effective August 1, 1996, the Company adopted a deferred compensation plan for certain key employees of the Company. Under the Plan, the Company makes a mandatory contribution in an amount equal to a specific percentage of the gross monthly commission of the participant, as defined in the Plan document. In addition, the participant may elect to defer a minimum of 1 percent up to a maximum of 5 percent of their plan commission. The deferred compensation earns a rate of return based on a crediting rate set by the deferred compensation plan committee immediately following the end of each fiscal year. A participant shall be fully vested in contributions upon termination of employment other than a termination for cause, as defined in the Plan document. Under the Plan, benefits are paid upon the earlier of a participant's termination of employment or the complete termination of the Plan by the Company. A participant with vested amounts valued at $50 or less shall receive a lump-sum payment. A participant with vested amounts valued at more than $50 shall receive installment payments over a maximum period of three years. As of July 31, 1998, the Company had accrued $1,331 for its obligations under the Plan. The Company's expense was $590 for the year ended July 31, 1997 and $241 for the period from June 1, 1998 through July 31, 1998.

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


Employee Stock Option Plan (ESOP):

   In 1996 and 1997, the Company maintained a defined contribution employee stock ownership plan (ESOP) covering substantially all employees. The ESOP had assets principally comprised of shares of the Company's common stock at July 31, 1996 and 1997. The Company made annual contributions to the ESOP in cash or shares of the Company's common stock in amounts determined by the Company's Board of Directors. For the years ended July 31, 1996 and 1997, the Company contributed $900 and $800, respectively, to the ESOP in cash.

   In conjunction with the Transaction, the ESOP's participants' accounts were converted to cash and the ESOP was merged into the Company's 401(k) plan.

Producer Stock Equity Plan and Stock Ownership Plan (Unaudited):

   In February 1999, the Company entered into a Producer Stock Equity Plan and Stock Ownership Plan (the Plan). The Plan provides for three forms of incentive compensation: stock grants, stock purchase rights and incentive stock options. All of the shares granted under the Plan are subject to the stock repurchase option described in Note 10.

   Under the stock grants, participants received a one-time grant of Class A Common Stock determined by the aggregate net commissions earned during the 1998 calendar year. Under this option the Company granted 108,000 shares of its Class A Common Stock during February 1999.

   The stock purchase right provides that certain participants are eligible to purchase a number of shares determined by the aggregate net commissions earned during the 1998 calendar year. Under this provision, the Company granted stock purchase rights at $10.00 per share for 45,000 shares of its Class A Common Stock during February 1999. These rights were all exercised during February 1999.

   The Company has reserved 111,000 shares of the Company's Class A Common Stock to be issued from 1999 to 2004 under the incentive stock option provisions of the Plan. No options will be issued under the Plan until subsequent to December 31, 1999.

NOTE 10--STOCKHOLDERS' EQUITY

Redeemable Preferred Stock:

   In 1998, the Company issued 4,000 shares of Class A Preferred Stock to the Robert F. Driver Family Trust, a related party, as part of the financing of the Transaction. Dividends are cumulative at 7.5 percent annually through May 1998, and at 10 percent annually thereafter. Payment of dividends or preferred shares ranks senior to all other classes of stock. These shares are nonvoting unless dividends are more than five quarters in arrears. The shares are redeemable at the option of either the board of directors or the holders upon the death of Robert F. Driver at $1,000 per share.

Stockholder Notes Receivable:

   Stockholder notes receivable represent obligations by certain members of management in connection with their purchase of Class A Common Stock. Payments made in August 1998, totaling $1,759, have been classified as an other current asset on the balance sheet.

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


Common Stock Warrants:

   Senior subordinated debt (see Note 6) issued in connection with the Transaction has 73,042 detachable warrants. Each warrant is convertible into one share of Class A Common Stock at an exercise price of $0.01 per share up through the earlier of May 28, 2008 or the sale of initial public offering of the Company. The value assigned to these warrants ($730 as of July 31, 1998) is included in additional paid-in capital.

   The Company also issued 13,333 common stock warrants to an outside advisor as part of the Transaction. The warrants have an exercise price of $2.50 each. The fair value of the warrants is included in deferred financing costs.

Class B and Class C Common:

   On November 12, 1997, the Company authorized 10,000,000 shares of Class B Common Stock and 5,000,000 shares of Class C Common Stock. Both Class B and Class C have a par value of $.01 per share, and no shares of either were outstanding as of July 31, 1998 or April 30, 1999 (unaudited).

Stock Repurchase Option:

   Stock granted subsequent to the May 31, 1998 transaction (see Note 2), is subject to a repurchase option by the Company. The repurchase clause stipulates that upon termination from employment the Company may repurchase a specified number of shares at the original fair market grant price. The specified shares that are not subject to repurchase are the total number of shares held less than five years multiplied by a fraction of the number of calendar years completed following May 31, 1998, divided by five years.

Stock Options:

   In January 1999, the Company granted and issued to certain key executives 40,000 stock options of its Class A Common Stock with an exercise price of $10.00 a share. These options were exercised in January 1999, and the shares issued in connection therewith are subject to the aforementioned stock repurchase option.

Stock Grants:

   In January 1999, the Company issued 95,000 shares of its Class A Common Stock to certain key executives. These shares were unrestricted, but are subject to the aforementioned stock repurchase option. Unearned compensation for the non-vested portion was recorded at the date of these awards based on the market value of the shares. Unearned compensation shown as a separate component of stockholders' equity is being amortized to expense over the four year vesting period. In connection with this grant, the Company loaned certain key executives an amount to pay their Federal and State income taxes. The note is payable in five equal annual instalments commencing November 1, 1999 and bears interest at the lesser of the maximum rate permitted by the State of California or the prime rate. As of April 30, 1999, these amounts totalling $31 are included in other current assets.

                           ROBERT F. DRIVER CO., INC.

            (Dollars In Thousands, Except Share and Per Share)


NOTE 11--CONTINGENCIES

   The Company is occasionally involved in routine insurance policy-related and employment practices litigation which has arisen in the ordinary course of its business. The litigation is covered in whole or in part by insurance. The conclusions of such matters are not expected to have a material adverse effect on the Company's consolidated financial statements.

NOTE 12--SUBSEQUENT EVENTS (Unaudited)

   During November 1998, the Company acquired all of the assets of Sedgwick of California and Ochinero/Barlocken for a purchase price of $2,750 and $250, respectively. During March 1999, the Company acquired all the assets of Averbeck and Sher Insurance Services for a purchase price of $4,989 and $2,644, respectively.

   Immediately following these acquisitions, the Company issued to certain key executives of Sedgwick 23,200 shares of Class A Common Stock. The shares are unrestricted, but are subject to the stock repurchase option described in Note 10.

   In February 1999, the Company issued 137,441 shares of its Class A Common Stock in connection with its Producer Stock Equity Program (PSEP). These shares included 30,106 shares which were unrestricted, but are subject to the stock repurchase option as described in Note 10. The remaining 107,335 shares were 20 percent vested upon issuance, with the remainder subject to a four year vesting period. Unearned compensation for the non-vested portion was recorded at the date of these awards based on the market value of the shares. Unearned compensation shown as a separate component of stockholders' equity is being amortized to expense over a four year vesting period.

   In February 1999, the Company issued 11,801 shares of its Class A Common Stock to certain of its key executives for cash consideration. The shares were unrestricted, but are subject to the stock repurchase option as described in
Note 10.

   In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will merge with a wholly-owned subsidiary of Centerprise. All of the Company's outstanding shares of common stock will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Mann Frankfort Stein & Lipp, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Mann Frankfort Stein & Lipp, P.C. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota

June 17, 1999

                       MANN FRANKFORT STEIN & LIPP, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      December 31,
                                                      -------------  March 31,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  288 $  606   $ 1,604
  Fees receivable, less allowance for doubtful
   accounts of $1,124, $1,356 and $1,596 (unaudited),
   respectively......................................  3,475  4,077     6,532
  Unbilled fees, at net realizable value.............    628    431     1,186
  Due from principals................................    119     14        18
  Prepaid expenses and other current assets..........     75     81       143
                                                      ------ ------   -------
    Total current assets.............................  4,585  5,209     9,483
Property and equipment, net..........................    874  1,142     1,174
Other assets.........................................      6      6         6
                                                      ------ ------   -------
    Total assets..................................... $5,465 $6,357   $10,663
                                                      ====== ======   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $  160 $  879   $   851
  Accounts payable...................................     68     23       374
  Accrued compensation and related costs.............    133    126     1,292
  Income taxes payable...............................      2     27        (4)
  Deferred income taxes..............................  1,420  1,569     2,491
                                                      ------ ------   -------
    Total current liabilities........................  1,783  2,624     5,004
Long-term debt.......................................    794    473       799
Deferred income taxes................................     71     85        95
                                                      ------ ------   -------
    Total liabilities................................  2,648  3,182     5,898
                                                      ------ ------   -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 1,000,000 shares
   authorized, 1,573, 1,573 and 1,574 (unaudited)
   common shares issued and outstanding,
   respectively......................................      2      2         2
  Additional paid-in-capital.........................     58     58        61
  Retained earnings..................................  2,757  3,115     4,702
                                                      ------ ------   -------
    Total shareholders' equity.......................  2,817  3,175     4,765
                                                      ------ ------   -------
    Total liabilities and shareholders' equity....... $5,465 $6,357   $10,663
                                                      ====== ======   =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                    Year Ended            Three Months Ended
                                   December 31,               March 31,
                              -------------------------  ----------------------
                               1996     1997     1998     1998     1999
                              -------  -------  -------  -------  -------
                                                           (Unaudited)
Revenues:
  Professional services.....  $13,292  $17,475  $21,631  $ 5,889  $ 8,324
                              -------  -------  -------  -------  -------
Expenses:
  Member compensation and
   related costs............    4,423    6,636    8,921    1,317    1,572
  Employee compensation and
   related costs............    4,896    6,405    8,829    2,269    2,966
  Occupancy costs...........      410      527      659      139      198
  Office operating
   expenses.................      961    1,398    1,670      400      616
  Other selling, general and
   administrative expenses..      936    1,071    1,018      472      440
                              -------  -------  -------  -------  -------
                               11,626   16,037   21,097    4,597    5,792
                              -------  -------  -------  -------  -------
    Operating income........    1,666    1,438      534    1,292    2,532
                              -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense..........       35       32       58       18       21
  Interest income...........      (48)     (31)     (69)      (3)      (6)
  Other.....................      (26)      (2)     (26)       9       (2)
                              -------  -------  -------  -------  -------
                                  (39)      (1)     (37)      24       13
                              -------  -------  -------  -------  -------
Income before provision for
 income taxes...............    1,705    1,439      571    1,268    2,519
Provision for income taxes..       58      557      213      469      932
                              -------  -------  -------  -------  -------
Net income..................  $ 1,647  $   882  $   358  $   799  $ 1,587
                              =======  =======  =======  =======  =======



                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

          STATEMENT OF SHAREHOLDERS' EQUITY AND PARTNERS' CAPITAL

                       (In Thousands, Except Share Data)

                         Common Stock  Additional                                 Total
                         -------------  Paid-in-  Partners' Treasury Retained Shareholders'
                         Shares Amount  Capital    Capital   Stock   Earnings    Equity
                         ------ ------ ---------- --------- -------- -------- -------------
Balance at December 31,
 1995................... 1,180   $ 1      $108     $  972     $(85)   $1,221     $2,217
  Issuances of common
   stock................   --    --         35        --       --        --          35
  Net income............   --    --        --       1,573      --         74      1,647
  Draws on Partners'
   Capital..............   --    --        --      (1,964)     --        --      (1,964)
                         -----   ---      ----     ------     ----    ------     ------
Balance at December 31,
 1996................... 1,180     1       143        581      (85)    1,295      1,935
  Cancellation of
   treasury stock.......   --     --       (85)       --        85       --         --
  Issuances of common
   stock for pooling of
   interests business
   combination..........   393     1       --        (581)     --        580        --
  Net income............   --    --        --         --       --        882        882
                         -----   ---      ----     ------     ----    ------     ------
Balance at December 31,
 1997................... 1,573     2        58        --       --      2,757      2,817
  Net income............   --    --        --         --       --        358        358
                         -----   ---      ----     ------     ----    ------     ------
Balance at December 31,
 1998................... 1,573     2        58        --       --      3,115      3,175
                         -----   ---      ----     ------     ----    ------     ------
Unaudited data:
  Issuances of common
   stock................     1   --          3        --       --        --           3
  Net income............   --    --        --         --       --      1,587      1,587
                         -----   ---      ----     ------     ----    ------     ------
Balance at March 31,
 1999 (unaudited)....... 1,574   $ 2      $ 61     $  --      $--     $4,702     $4,765
                         =====   ===      ====     ======     ====    ======     ======





                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                          Year Ended           Three Months
                                         December 31,         Ended March 31,
                                     -----------------------  ----------------
                                      1996     1997    1998    1998     1999
                                     -------  -------  -----  -------  -------
                                                                (Unaudited)
Cash flows from operating
 activities:
  Net income........................ $ 1,647  $   882  $ 358  $   799  $ 1,587
  Adjustments to reconcile net
   income to net cash provided by
   (used in) operating activities:
    Depreciation and amortization...     202      132    266       51       68
    Change in deferred income
     taxes..........................      (4)     466    163      932      932
    Changes in operating assets and
     liabilities:
      Fees receivable...............    (121)  (1,197)  (602)  (1,108)  (2,455)
      Unbilled fees.................    (104)    (139)   197     (617)    (755)
      Prepaid expenses and other
       current assets...............     (30)      64     99      (85)     (66)
      Accounts payable..............      27      (76)   (45)     107      351
      Accrued compensation and
       related costs................    (254)      70     (7)     849    1,166
      Other.........................     (29)      90     25        1      (31)
                                     -------  -------  -----  -------  -------
        Net cash provided by
         operating activities.......   1,334      292    454      466      797
                                     -------  -------  -----  -------  -------
Cash flows from investing
 activities:
  Purchase of property and
   equipment........................    (123)    (625)  (534)     (58)    (100)
                                     -------  -------  -----  -------  -------
        Net cash used in investing
         activities.................    (123)    (625)  (534)     (58)    (100)
                                     -------  -------  -----  -------  -------
Cash flows from financing
 activities:
  Proceeds from issuance of long-
   term debt........................     300    1,200    750      --       319
  Payments of long-term debt........    (466)    (680)  (352)    (263)     (21)
  Draws on Partners' Capital........  (1,964)     --     --       --       --
  Proceeds from issuance of common
   stock............................      35      --     --       --         3
                                     -------  -------  -----  -------  -------
        Net cash provided by (used
         in) financing activities...  (2,095)     520    398     (263)     301
                                     -------  -------  -----  -------  -------
Net increase (decrease) in cash and
 cash equivalents...................    (884)     187    318      145      998
Cash and cash equivalents at
 beginning of period................     985      101    288      288      606
                                     -------  -------  -----  -------  -------
Cash and cash equivalents at end of
 period............................. $   101  $   288  $ 606  $   433  $ 1,604
                                     =======  =======  =====  =======  =======
Supplemental disclosures of cash
 flow information:
  Interest paid..................... $    35  $    32  $  58  $    18  $    21
  Income taxes paid................. $    33  $    13  $  19  $   --   $    30


                See accompanying Notes to Financial Statements.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Mann Frankfort Stein & Lipp, P.C. (the Company) is a full service firm of professional accountants and business advisors which offers accounting, tax and consulting services to a variety of clients in the Houston, Texas market.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 12 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--BUSINESS COMBINATIONS

   On January 1, 1997, the Company merged with Schulse Hartwig Richter & Company, L.L.P. (SHRCO), in a business combination accounted for as a pooling of interests. Former partners in SHRCO exchanged their partnership interests for common stock in the Company, and received stock totaling 25 percent of the outstanding stock immediately following the merger. The results of SHRCO's operations during the year ended December 31, 1996 have been combined with the Company's as if the two entities had been combined prior to 1996. The conversion of partnership interests to common stock has been accounted for in 1997.

   The following presents the separate results of the Company (excluding the results of SHRCO prior to the date on which it was acquired), and the SHRCO results up to the date on which it was acquired:

                                                         Company SHRCO  Combined
                                                         ------- ------ --------
   For the year ended December 31, 1996:
     Revenues...........................................  $991   $3,371 $13,292
     Net income.........................................  $ 74   $1,573 $ 1,647

   SHRCO's partner draws have not been reflected as an expense in the Company's 1996 statement of income. Additionally, as a partnership, SHRCO was not subject to federal level taxation.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


NOTE 4--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                  December 31,
                                                 ----------------   March 31,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures................... $   877  $ 1,036    $ 1,047
       Computer equipment.......................   1,132    1,459      1,548
       Leasehold improvements...................      27       75         75
                                                 -------  -------    -------
                                                   2,036    2,570      2,670
       Less accumulated depreciation and
        amortization............................  (1,162)  (1,428)    (1,496)
                                                 -------  -------    -------
                                                 $   874  $ 1,142    $ 1,174
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                    Three Months
                                             Year Ended December       Ended
                                                     31,             March 31,
                                             ---------------------  ------------
                                             1996    1997    1998       1999
                                             -----  ------  ------  ------------
                                                                    (Unaudited)
     Balance at beginning of period......... $ 581  $  552  $1,124     $1,356
     Additions to costs and expenses........   489     755     687        330
     Write-offs.............................  (518)   (183)   (455)       (90)
                                             -----  ------  ------     ------
     Balance at end of period............... $ 552  $1,124  $1,356     $1,596
                                             =====  ======  ======     ======

NOTE 6--CREDIT FACILITIES

Long-Term Debt:

   Long-term debt consists of the following:

                                                    December 31,
                                                    -------------   March 31,
                                                    1997    1998      1999
                                                    -----  ------  -----------
                                                                   (Unaudited)
     Notes payable, secured by certain assets of
      the Company, interest rate 7.25%, maturities
      from 1999 through 2004......................  $ 954  $1,352    $1,650
     Less current maturities of long-term debt....   (160)   (879)     (851)
                                                    -----  ------    ------
       Total long-term debt.......................  $ 794  $  473    $  799
                                                    =====  ======    ======

   Maturities on long-term debt, including capital lease obligations, are as follows:

     1999..............................................................  $  879
     2000..............................................................     136
     2001..............................................................     148
     2002..............................................................     159
     2003..............................................................      30
                                                                         ------
       Total maturities of long-term debt..............................  $1,352
                                                                         ======

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


NOTE 7--INCOME TAXES

   The provision for income taxes consists of:

                                                                       Three
                                                                      Months
                                                       Year Ended      Ended
                                                      December 31,   March 31,
                                                     -------------- -----------
                                                     1996 1997 1998 1998  1999
                                                     ---- ---- ---- ----- -----
                                                                    (Unaudited)
     Income taxes currently payable:
       Federal...................................... $21  $ 25 $ 50 $  -- $  --
                                                     ---  ---- ---- ----- -----
     Deferred income tax expense:
       Federal......................................  37   532  163   469   932
                                                     ---  ---- ---- ----- -----
         Total provision for income taxes........... $58  $557 $213 $ 469 $ 932
                                                     ===  ==== ==== ===== =====

    Deferred taxes are comprised of the following:

                                                      December 31,
                                                      -------------  March 31,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
     Current deferred tax assets:
       Allowance for doubtful accounts............... $  467 $  512   $  591
       Accrued liabilities...........................     40     34      389
                                                      ------ ------   ------
         Total current deferred tax assets...........    507    546      980
     Current deferred tax liabilities:
       Accounts receivable and unbilled fees.........  1,903  2,090    3,446
       Other.........................................     24     25       25
                                                      ------ ------   ------
         Total current deferred tax liabilities......  1,927  2,115    3,471
                                                      ------ ------   ------
         Net current deferred tax liabilities........  1,420  1,569    2,491
     Non-current deferred tax liabilities:
       Property and equipment........................     71     85       95
                                                      ------ ------   ------
     Net deferred tax liability...................... $1,491 $1,654   $2,586
                                                      ====== ======   ======

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                               Three Months
                                               Year Ended       Ended March
                                              December 31,          31,
                                             ----------------  ---------------
                                             1996  1997  1998   1998     1999
                                             ----  ----  ----  ------   ------
                                                                (Unaudited)
     U.S. federal statutory rate............  35%   35%   35%      35%      35%
     Partnership income not subject to
      corporate-level taxation.............. (34)   --    --       --       --
     Other..................................   2     2     2        2        2
                                             ---   ---   ---   ------   ------
     Effective income tax rate..............   3%   37%   37%      37%      37%
                                             ===   ===   ===   ======   ======

   In 1996, $1,573 of the Company's pretax income was attributable to a partnership acquired in a pooling-of-interests transaction. No provision was made for taxes on this income as it was taxable directly to the partners.

                       MANN FRANKFORT STEIN & LIPP, P.C.

                             (Dollars In Thousands)


NOTE 8--LEASE COMMITMENTS

      The Company leases office facilities under a noncancelable lease agreement, which expires in 2002. This lease allows the Company, at its option, to extend the lease term at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

                                                                       Operating
                                                                        Leases
                                                                       ---------
     1999.............................................................  $  603
     2000.............................................................     621
     2001.............................................................     621
     2002.............................................................     103
                                                                        ------
     Total minimum lease payments.....................................  $1,948
                                                                        ======

      Rent expense for this operating lease for the fiscal years ended December 31, 1996, 1997 and 1998 and the three months ended March 31, 1998 and 1999 was $344, $429, $530, $112 (unaudited) and $164 (unaudited), respectively.

NOTE 9--EMPLOYEE BENEFIT PLAN

401(k) Plan:

      The Company sponsors a 401(k) savings plan for the benefit of its employees. Generally, employees who have attained the age of 21 and have one year's creditable service may make salary deferrals to the plan, up to 6 percent of their salary on a pre-tax basis and up to 15 percent of their salary on an after-tax basis. The Company, at its discretion, may make matching contributions from its earnings. Contributions for each of the three years ended December 31, 1996, 1997 and 1998 and the three months ended March 31, 1998 and 1999 were $52, $61, $67, $15 (unaudited) and $20 (unaudited), respectively.

NOTE 10--COMMITMENTS AND CONTINGENCIES

Litigation:

      The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

      In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will convert from a professional corporation to a business corporation by adopting a plan of conversion and amending its organizational documents (the "MFSL Company"). Thereafter, a wholly-owned subsidiary of Centerprise will merge with and into MFSL Company. All of the MFSL Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

      In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders
Follmer, Rudzewicz & Company, P.C.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Follmer, Rudzewicz and Company, P.C. and its subsidiary at May 31, 1997 and 1998 and the results of their operations and their cash flows for each of the three years in the period ended May 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 4, 1999

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                     May 31,
                                                 ----------------  February 28,
                                                  1997     1998        1999
                                                 -------  -------  ------------
                                                                   (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents..................... $   253  $   771    $   277
  Funds held in trust for clients...............       8       10         70
  Fees receivable, less allowance for doubtful
   accounts of $885, $693 and $793 (unaudited),
   respectively.................................   4,988    5,553      4,954
  Unbilled fees, at net realizable value........   3,062    2,334      3,970
  Prepaid expenses and other current assets.....     846      294        131
                                                 -------  -------    -------
    Total current assets........................   9,157    8,962      9,402
Property and equipment, net.....................   1,418    1,234      1,306
Cash surrender value, life insurance............   2,188    2,832      3,153
Deferred income taxes...........................     622    1,066      1,424
Other assets....................................     126      106         76
                                                 -------  -------    -------
    Total assets................................ $13,511  $14,200    $15,361
                                                 =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt............................... $   643  $   345    $   350
  Notes payable to shareholders.................   1,316    1,693        293
  Accounts payable and other accrued expenses...     139       55        178
  Accrued compensation and related costs to
   shareholders.................................   4,535    4,080      6,529
  Accrued compensation and related costs to
   employees....................................   1,060    1,239      1,051
  Income taxes payable..........................     --       --         575
  Deferred income taxes.........................   1,230    1,245        561
                                                 -------  -------    -------
    Total current liabilities...................   8,923    8,657      9,537
Long-term debt..................................     414      371        --
Retirement plan.................................   1,770    2,978      3,953
                                                 -------  -------    -------
    Total liabilities...........................  11,107   12,006     13,490
                                                 -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Common stock, $1 par value; 50,000 shares
   authorized, 10,000, 10,400 and 10,400
   (unaudited) shares issued and outstanding at
   May 31, 1997 and 1998 and February 28, 1999,
   respectively.................................      10       10         10
  Additional paid-in-capital....................   1,082    1,210      1,210
  Treasury stock, 90, 250 and 250 (unaudited)
   shares at May 31, 1997 and 1998 and February
   28, 1999, respectively.......................    (230)    (140)      (140)
  Retained earnings.............................   1,542    1,114        791
                                                 -------  -------    -------
    Total shareholders' equity..................   2,404    2,194      1,871
                                                 -------  -------    -------
    Total liabilities and shareholders' equity.. $13,511  $14,200    $15,361
                                                 =======  =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF OPERATIONS

                                 (In Thousands)

                                                                 Nine Months
                                       Fiscal Year Ended       Ended February
                                            May 31,                  28,
                                    -------------------------  ----------------
                                     1996     1997     1998     1998     1999
                                    -------  -------  -------  -------  -------
                                                                 (Unaudited)
Revenues:
  Professional services...........  $15,528  $17,954  $19,417  $13,308  $15,357
                                    -------  -------  -------  -------  -------
Expenses:
  Shareholder compensation and
   related costs..................    4,833    6,646    7,339    4,290    5,095
  Employee compensation and
   related costs..................    6,649    7,567    8,225    5,858    6,710
  Occupancy costs.................      908    1,045      990      694      828
  Office operating expenses.......      790      861      870      645      759
  Depreciation and amortization...      362      394      475      305      353
  Other selling, general and
   administrative expenses........    1,721    1,742    1,556    1,375    1,584
                                    -------  -------  -------  -------  -------
                                     15,263   18,255   19,455   13,167   15,329
                                    -------  -------  -------  -------  -------
    Operating (loss) income.......      265     (301)     (38)     141       28
                                    -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................      105       79      101       85       91
  Interest income.................      (19)     (51)     (22)      12      (14)
  Other...........................       34     (156)    (192)     (41)     186
                                    -------  -------  -------  -------  -------
                                        120     (128)    (113)      56      263
                                    -------  -------  -------  -------  -------
Income (loss) before provision for
 income taxes.....................      145     (173)      75       85     (235)
Provision (benefit) for income
 taxes............................      316      191      286      190       88
                                    -------  -------  -------  -------  -------
Net loss..........................  $  (171) $  (364) $  (211) $  (105) $  (323)
                                    =======  =======  =======  =======  =======



          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                                 (In Thousands)

                                                    Treasury
                         Common Stock  Additional     Stock                    Total
                         -------------  Paid-in-  --------------  Retained Shareholders'
                         Shares Amount  Capital   Shares  Amount  Earnings    Equity
                         ------ ------ ---------- ------  ------  -------- -------------
Balance at May 31,
 1995...................   10    $10     $  862       90  $ (230)  $2,077     $2,719
  Capital contribution..  --     --         220      --      --       --         220
  Purchases of treasury
   stock................  --     --         --     2,900    (959)     --        (959)
  Net loss..............  --     --         --       --      --      (171)      (171)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1996...................   10     10      1,082    2,990  (1,189)   1,906      1,809
  Reissuances of
   treasury stock.......  --     --         --    (2,900)    959      --         959
  Net loss..............  --     --         --       --      --      (364)      (364)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1997...................   10     10      1,082       90    (230)   1,542      2,404
  Issuances of common
   stock................  --     --         141      --      --       --         141
  Purchases of treasury
   stock................  --     --         --       250    (140)     --        (140)
  Retirement of treasury
   stock................  --     --         (13)     (90)    230     (217)       --
  Net loss..............  --     --         --       --      --      (211)      (211)
                          ---    ---     ------   ------  ------   ------     ------
Balance at May 31,
 1998...................   10     10      1,210      250    (140)   1,114      2,194
  Net loss (unaudited)..  --     --         --       --      --      (323)      (323)
                          ---    ---     ------   ------  ------   ------     ------
Balance at February 28,
 1999
 (unaudited)............   10    $10     $1,210      250  $ (140)  $  791     $1,871
                          ===    ===     ======   ======  ======   ======     ======




          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Nine Months
                                           Fiscal Year         Ended February
                                          Ended May 31,              28,
                                       ----------------------  ----------------
                                       1996    1997     1998    1998     1999
                                       -----  -------  ------  -------  -------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net loss...........................  $(171) $  (364) $ (211) $  (105) $  (323)
  Adjustments to reconcile income to
   net cash provided by operating
   activities:
    Depreciation and amortization....    362      394     466      305      353
    Change in deferred taxes.........   (154)     (85)   (429)  (1,043)  (1,042)
    Loss on disposal of property and
     equipment.......................     25        5       1        1        8
    Changes in operating assets and
     liabilities:
      Funds held in trust............      8        9      (2)     (53)     (60)
      Fees receivable................   (316)    (154)   (565)     292      599
      Unbilled fees..................   (222)  (1,059)    728     (551)  (1,636)
      Prepaid expenses and other
       current assets................    (85)    (654)    552      631      163
      Account payable................     24       25     (87)      (1)     123
      Accrued compensation and
       related costs.................    420    1,118    (276)   1,475    2,261
      Income taxes payable...........     (5)    (256)    --       971      575
      Retirement plans...............    658    1,015   1,208      906      975
      Other..........................   (258)     232      23        6       30
                                       -----  -------  ------  -------  -------
        Net cash provided by
         operating activities........    286      226   1,408    2,834    2,026
                                       -----  -------  ------  -------  -------
Cash flows from investing activities:
  Purchase of property and
   equipment.........................   (632)    (646)   (307)    (296)    (433)
  Proceeds from sale of property and
   equipment.........................    --        36      24       27      --
  Increase in cash surrender value...   (326)    (612)   (644)    (319)    (321)
                                       -----  -------  ------  -------  -------
        Net cash used in investing
         activities..................   (958)  (1,222)   (927)    (588)    (754)
                                       -----  -------  ------  -------  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term
   debt..............................    750      --      500      500      200
  Payments of long-term debt.........    (88)    (139)   (481)    (889)    (566)
  Proceeds from (payments of) short-
   term debt, net....................    --       500    (500)              --
  Advances (repayments) to
   shareholders......................   (941)     857     377   (1,323)  (1,400)
  Acquisition of treasury stock......    --       --      --                --
  Proceeds from issuance of stock....    220      --      141      141      --
                                       -----  -------  ------  -------  -------
        Net cash provided by (used
         in) financing activities....    (59)   1,218      37   (1,571)  (1,766)
                                       -----  -------  ------  -------  -------
Net increase (decrease) in cash and
 cash equivalents....................   (731)     222     518      675     (494)
Cash and cash equivalents at
 beginning of period.................    762       31     253      253      771
                                       -----  -------  ------  -------  -------
Cash and cash equivalents at end of
 period..............................  $  31  $   253  $  771  $   928  $   277
                                       =====  =======  ======  =======  =======
Supplemental disclosures of cash flow
 information:
  Interest paid......................  $  57  $    75  $  101  $    84  $    91
  Income taxes paid..................  $ 168  $   347  $  841  $   --   $   188

Noncash transactions:
   During 1998, the Company reacquired 200 shares of treasury stock in the amount of $140 through issuance of a note payable to shareholder. The Company also retired 90 shares of treasury stock in the amount of $230 in 1998.
   During 1997, the Company issued 2,900 shares of treasury stock in the amount of $959 through retirement of a note payable to shareholder.
   During 1996, the Company reacquired 2,900 shares of treasury stock in the amount of $959 through issuance of a note payable to the shareholder.

          See accompanying Notes to Consolidated Financial Statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Follmer, Rudzewicz & Company (the Company) is a full service firm of professional accountants and business advisors to privately held companies and their owners. The Company was founded in 1968 and primarily operates in Michigan.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Bridgeco, Inc. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Funds Held in Trust for Clients:

   Funds held in trust for clients are restricted amounts held for client trust fund. A corresponding liability is recorded by the Company and is included in other long-term liabilities.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 39 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                    (Dollars In Thousands, Except Per Share)

betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through February 28, 1999.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at February 28, 1999, and the results of its operations and its cash flows for the nine months ended February 28, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                    May 31,
                                                ----------------  February 28,
                                                 1997     1998        1999
                                                -------  -------  ------------
                                                                  (Unaudited)
     Property and equipment, net
        Furniture and fixtures................. $   663  $   729    $   725
       Computer equipment......................   1,538    1,729      2,015
       Automobiles.............................      31      --          41
       Leasehold improvements..................     249      261        269
                                                -------  -------    -------
                                                  2,481    2,719      3,050
       Less accumulated depreciation and
        amortization...........................  (1,063)  (1,485)    (1,744)
                                                -------  -------    -------
                                                $ 1,418  $ 1,234    $ 1,306
                                                =======  =======    =======

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                        Fiscal Year          Nine Months
                                       Ended May 31,      Ended February 28,
                                     -------------------  ------------------
                                     1996   1997   1998     1998       1999
                                     -----  -----  -----  ---------  ---------
                                                             (Unaudited)
     Balance at beginning of peri-
      od............................ $ 474  $ 598  $ 885  $     885  $    693
     Additions to costs and ex-
      penses........................   619    579    375        471       477
     Less write-offs................  (495)  (292)  (567)      (288)     (377)
                                     -----  -----  -----  ---------  --------
     Balance at end of period....... $ 598  $ 885  $ 693  $   1,068  $    793
                                     =====  =====  =====  =========  ========

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                           May 31,
                                                          --------- February 28,
                                                          1997 1998     1999
                                                          ---- ---- ------------
                                                                    (Unaudited)
     Line of credit...................................... $500 $--      $ --
     Current maturities of long-term debt................  143  345      350
                                                          ---- ----     ----
         Total short-term debt........................... $643 $345     $350
                                                          ==== ====     ====

   The Company has available a $1,500 line of credit with Comerica Bank, used to finance short-term cash flow needs. Interest on the line is payable monthly at prime rate, and is collateralized by any of the Company's assets in the bank's possession. There are no significant covenants related to this line.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

   Long-term debt consists of the following:

                                                        May 31,
                                                      ------------  February 28,
                                                      1997   1998       1999
                                                      -----  -----  ------------
                                                                    (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rates ranging from 8% to
      10%, maturities from August 2000 through
      December 2002.................................  $ 557  $ 716     $ 350
     Less current maturities of long-term debt......   (143)  (345)     (350)
                                                      -----  -----     -----
         Total long-term debt.......................  $ 414  $ 371     $ --
                                                      =====  =====     =====

   Maturities of long-term debt are as follows:

     Fiscal Year:
     ------------
     1999................................................................. $345
     2000.................................................................  201
     2001.................................................................  123
     2002.................................................................   32
     2003.................................................................   15
                                                                           ----
         Total maturities of long-term debt............................... $716
                                                                           ====

NOTE 6--INCOME TAXES

   The provision for income taxes consists of:

                                               Fiscal Year        Nine Months
                                                  Ended              Ended
                                                 May 31,         February 28,
                                             ------------------  --------------
                                             1996   1997  1998    1998    1999
                                             -----  ----  -----  ------  ------
                                                                  (Unaudited)
     Income taxes currently payable
        Federal............................. $ 272  $ 90  $ 493  $1,026  $  897
       State................................   198   186    222     207     233
                                             -----  ----  -----  ------  ------
                                               470   276    715   1,233   1,130
     Deferred income tax benefit:
       Federal..............................  (146)  (80)  (406)   (989)   (986)
       State................................    (8)   (5)   (23)    (54)    (56)
                                             -----  ----  -----  ------  ------
         Total provision for taxes.......... $ 316  $191  $ 286  $  190  $   88
                                             =====  ====  =====  ======  ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


    Deferred taxes are comprised of the following:

                                                     May 31,
                                                 ----------------  February 28,
                                                  1997     1998        1999
                                                 -------  -------  ------------
                                                                   (Unaudited)
     Current deferred tax liabilities:
       Accrual to cash adjustment............... $(1,230) $(1,245)    $ (561)
     Long-term deferred tax liabilities:
       Property and equipment...................     (33)     (36)       (39)
       Supplemental Executive Retirement Plan...     655    1,102      1,463
                                                 -------  -------     ------
         Total long-term deferred tax asset.....     622    1,066      1,424
                                                 -------  -------     ------
     Net deferred tax (liability) asset......... $  (608) $  (179)    $  863
                                                 =======  =======     ======

   The Company's income tax expense varied from the amounts resulting from applying the applicable U.S. federal statutory tax rate to pre-tax income as follows:

                                                                Nine Months
                                               Fiscal Year         Ended
                                              Ended May 31,     February 28,
                                              ----------------  -------------
                                              1996  1997  1998  1998    1999
                                              ----  ----  ----  ------ ------
                                                                (Unaudited)
     Tax provision (benefit) at U.S. federal
      statutory rate........................  $ 51  $(61) $ 26  $ (23) $ (144)
     Net increase in life insurance cash
      surrender value.......................   (14)  (15)  (14)   (12)    (11)
     Nondeductible expenses.................    89    90    83     72      66
     State tax rate.........................     3    (3)    2     (2)     (5)
     State permanent differences............   187   180   189    155     182
                                              ----  ----  ----  -----  ------
     Total provision for taxes..............  $316  $191  $286  $ 190  $   88
                                              ====  ====  ====  =====  ======

NOTE 7--LEASE COMMITMENTS

   The Company leases various office facilities and vehicles under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $1,042
     2000...............................................................  1,073
     2001...............................................................  1,090
     2002...............................................................  1,065
     2003...............................................................  1,091
     Thereafter.........................................................  1,276
                                                                         ------
     Total minimum lease payments....................................... $6,637
                                                                         ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


   Rent expense for all operating leases for the fiscal years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999 was $993, $1,077, $1,129, $766 (unaudited) and $865 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLANS

401(k) Plan:

   The Company has a contributory defined contribution benefit plan covering substantially all employees who have completed one year of service and have attained the age of 21. Company contributions are discretionary and amounted to $150, $150, $115, $108 (unaudited) and $131 (unaudited) for the fiscal years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, respectively.

Supplemental Executive Retirement Plan:

   During November 1995, the Company adopted a Supplemental Executive Retirement Plan (SERP) to provide benefits to certain shareholders and employees (the Participants) or their beneficiaries. A Participant becomes eligible to participate in the SERP on June 1 of the year following the Participant's second anniversary as an account executive.

   If the Participants retire from employment with the Company on or after attaining age 65, they are entitled to an annual SERP benefit of 66.67% of their highest three year average compensation for the period following their eligibility to participate in the SERP. If the Participant retires from the Company prior to obtaining age 65, the benefit otherwise payable is multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. If the Participant retires as a result of a total and permanent disability or dies before retiring, the Participant's (or their beneficiaries') supplemental disability benefit is deemed to be 33.33% of the Participant's highest three year average compensation for the period following their eligibility to participate in the SERP, multiplied by a scheduled vesting factor corresponding to the Participant's total years of service. In all cases, SERP benefits are payable for a period of seven years.

   The Company may terminate or freeze benefits under the SERP at any time, provided it commences payment of the present value of the Participant's vested benefit at the time of such termination.

   Net deferred compensation cost for the Company includes the following components:

                                                             Fiscal Year Ended
                                                                  May 31,
                                                             ------------------
                                                             1996  1997   1998
                                                             ---- ------ ------
     Service cost........................................... $203 $  344 $  384
     Interest cost..........................................  236    420    476
     Amortization of prior service cost.....................  219    348    348
                                                             ---- ------ ------
     Net deferred compensation cost......................... $658 $1,112 $1,208
                                                             ==== ====== ======

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


   Assumptions used in the development of pension data follow:

                                                         Fiscal Year Ended
                                                              May 31,
                                                         ---------------------
                                                         1996    1997    1998
                                                         -----   -----   -----
     Discount rate......................................   7.0%    7.0%    7.0%
     Rates of increase in compensation levels...........   4.0%    4.0%    4.0%

   The Company's SERP is currently unfunded. However, the Company does maintain life insurance policies on the SERP's participants. The following table presents the status of the Company's SERP benefits:

                                                             May 31,
                                                      ------------------------
                                                       1996    1997     1998
                                                      ------  -------  -------
     Projected benefit obligation:
       Active plan participants...................... $5,655  $ 6,419  $ 7,291
       Retirees......................................    --       --       --
                                                      ------  -------  -------
     Funded status................................... (5,655)  (6,419)  (7,291)
     Unrecognized prior service cost.................  4,997    4,649    4,301
     Unrecognized gain...............................    --       --        12
                                                      ------  -------  -------
     Accrued SERP cost............................... $ (658) $(1,770) $(2,978)
                                                      ======  =======  =======

NOTE 9--CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

   Report Systems, Inc. (Report Systems) (which is owned by the shareholders of the Company) provides bookkeeping services to certain clients of the Company. Through the end of fiscal year 1997, the Company had leased computer equipment from Report Systems. Additionally, Report Systems provides certain bookkeeping services to the Company. The cost of these services were negotiated on an arms length basis and amounted to $130, $64, $10, $9 (unaudited) and $5 (unaudited) for the years ended May 31, 1996, 1997 and 1998 and the nine months ended February 28, 1998 and 1999, respectively.

   Notes payable to shareholders represent amounts due under the partner bonus program. Partner bonuses are accrued at fiscal year end and repaid, together with interest, over the six month period ending December 31. The notes accrue interest at 8.25 percent.

   There are notes receivable from certain shareholders in the aggregate amount of $15, $10 and $19 (unaudited) at May 31, 1997 and 1998 and February 28, 1999, respectively, which are included with other assets.

                       FOLLMER, RUDZEWICZ & COMPANY, P.C.

                             (Dollars In Thousands)


   The Company leases its Southfield, Michigan space from Lincoln Development Corporation, a company which is 50 percent owned by Follmer Rudzewicz Development. Follmer Rudzewicz Development is a limited partnership which is owned in part by Anthony P. Frabotta. The lease term began in 1988 and expires in 2004. The current annual rent is approximately $680, which increases over the term of the lease. The annual rent for the 2003 to 2004 term is approximately $736.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company stockholders will create FRF Holding LLC and capitalize it with their stock of the Company. The Company will convert from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In connection with the merger described in the previous paragraph, the shareholders have tentatively agreed to rescind all shareholders' benefits related to the SERP Plan described in Note 8.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Berry, Dunn, McNeil & Parker, Chartered

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Berry, Dunn, McNeil & Parker, Chartered at June 30, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 9, 1999

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                           CONSOLIDATED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      June 30,
                                                   ---------------  March  31,
                                                    1997    1998       1999
                                                   ------  -------  -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents....................... $1,167  $ 2,013    $    36
  Fees receivable, less allowance for doubtful
   accounts of $814, $924 and $935 (unaudited),
   respectively...................................  3,829    4,349      3,964
  Unbilled fees, at net realizable value..........  1,240    1,341      2,943
  Prepaid expenses and other current assets.......    353      183        129
                                                   ------  -------    -------
    Total current assets..........................  6,589    7,886      7,072
Property and equipment, net.......................  1,672    1,763      2,023
Intangible assets, net............................    708    1,058      1,231
Deferred income taxes.............................    460      423        423
Other assets......................................     43       15         25
                                                   ------  -------    -------
    Total assets.................................. $9,472  $11,145    $10,774
                                                   ======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................. $2,268  $ 2,612    $ 1,561
  Due to principals...............................  3,721    4,906      5,127
  Accounts payable................................    204       99        817
  Accrued employee compensation and related
   costs..........................................    635      785        597
  Deferred compensation...........................    380      619        541
  Deferred income taxes...........................    690      653        653
  Other accrued liabilities.......................    222      208        197
                                                   ------  -------    -------
    Total current liabilities.....................  8,120    9,882      9,493
Deferred compensation.............................    628      542        517
Other long-term liabilities.......................    --         4         56
                                                   ------  -------    -------
    Total liabilities.............................  8,748   10,428     10,066
                                                   ------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Redeemable common stock and contributed capital,
   no par value; 10,000 shares authorized, 31, 32
   and 31 (unaudited) common shares issued and
   outstanding at June 30, 1997 and 1998 and March
   31, 1999, (unaudited) respectively.............  1,167    1,222      1,358
  Accumulated deficit.............................   (216)    (216)      (216)
  Treasury stock, at cost: one share at March 31,
   1999 (unaudited)...............................    --       --        (204)
  Related party advances..........................   (227)    (289)      (230)
                                                   ------  -------    -------
    Total shareholders' equity....................    724      717        708
                                                   ------  -------    -------
    Total liabilities and shareholders' equity.... $9,472  $11,145    $10,774
                                                   ======  =======    =======

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                        CONSOLIDATED STATEMENT OF INCOME

                                 (In Thousands)

                                         Fiscal Year            Nine Months
                                       Ended June 30,         Ended March 31,
                                   -------------------------  ----------------
                                    1996     1997     1998     1998     1999
                                   -------  -------  -------  -------  -------
                                                                (Unaudited)
Revenues:
  Professional services........... $14,844  $16,812  $17,916  $14,201  $14,692
                                   -------  -------  -------  -------  -------
Expenses:
  Shareholder compensation and
   related costs..................   5,024    6,214    7,113    5,986    5,611
  Employee compensation and
   related costs..................   6,037    6,441    6,318    4,712    5,196
  Occupancy costs.................   1,188    1,248    1,256      873      982
  Office operating expenses.......   1,434    1,690    1,811    1,175    1,225
  Other selling, general and
   administrative expenses........   1,105    1,175    1,338    1,323    1,449
                                   -------  -------  -------  -------  -------
                                    14,788   16,768   17,836   14,069   14,463
                                   -------  -------  -------  -------  -------
    Operating income..............      56       44       80      132      229
                                   -------  -------  -------  -------  -------
Other (income) expense:
  Interest expense................     275      291      326      310      239
  Interest income.................    (215)    (254)    (261)    (185)    (203)
  Other...........................      (4)       7       15        7      193
                                   -------  -------  -------  -------  -------
                                        56       44       80      132      229
                                   -------  -------  -------  -------  -------
Net income........................ $   --   $   --   $   --   $   --   $   --
                                   =======  =======  =======  =======  =======




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                         Common Stock                        Related      Total
                         -------------  Accumulated Treasury  Party   Shareholders'
                         Shares Amount    Deficit    Stock   Advances    Equity
                         ------ ------  ----------- -------- -------- -------------
Balance at June 30,
 1995...................   21   $  857     $(216)      --     $(513)      $128
  Capital contributed by
   principals...........    6      166       --        --       --         166
  Net decrease in
   related party
   advances.............  --       --        --                  88         88
                          ---   ------     -----     -----    -----       ----
Balance at June 30,
 1996...................   27    1,023      (216)      --      (425)       382
  Capital contributed by
   principals...........    4      144       --        --       --         144
  Net decrease in
   related party
   advances.............  --       --        --        --       198        198
                          ---   ------     -----     -----    -----       ----
Balance at June 30,
 1997...................   31    1,167      (216)      --      (227)       724
  Capital contributed by
   principals...........    2       92       --        --       --          92
  Redemption of capital
   contributed by
   principals...........   (1)     (37)      --        --       --         (37)
  Net increase in
   related party
   advances.............  --       --        --        --       (62)       (62)
                          ---   ------     -----     -----    -----       ----
Balance at June 30,
 1998...................   32    1,222      (216)              (289)       717
Unaudited data:
  Capital contributed by
   principals...........  --       211       --        --       --         211
  Redemption of capital
   contributed by
   principals...........   (1)     (75)      --        --       --         (75)
  Payment to acquire
   treasury stock.......  --       --        --       (204)     --        (204)
  Net decrease in
   related party
   advances.............  --       --        --        --        59         59
                          ---   ------     -----     -----    -----       ----
Balance at March 31,
 1999 (unaudited).......   31   $1,358     $(216)    $(204)   $(230)      $708
                          ===   ======     =====     =====    =====       ====




          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Nine Months
                                           Fiscal Year           Ended March
                                         Ended June 30,              31,
                                     -------------------------  --------------
                                      1996     1997     1998     1998    1999
                                     -------  -------  -------  ------  ------
                                                                 (Unaudited)
Cash flows from operating
 activities:
  Net income........................ $   --   $   --   $   --   $  --   $  --
  Adjustments to reconcile net
   income to net cash provided by
   (used in) operating activities:
    Depreciation and amortization...     599      810      908     606     863
    Provision for uncollectible fees
     receivable.....................     233      210      278     210     148
    Loss on disposal of property and
     equipment......................     --       --       --      --      127
    Changes in operating assets and
     liabilities:
      Fees receivable...............  (1,254)    (735)    (798)   (575)    237
      Unbilled fees.................     (12)    (233)    (101) (2,020) (1,602)
      Prepaid expenses and other
       current assets...............     (26)    (238)     (87)    203      54
      Due to principals.............     541    1,232    1,185   1,293     221
      Accounts payable..............     115      (26)    (105)     27     718
      Other accrued liabilities.....       5      154      (15)     49     (11)
      Accrued compensation and
       related costs................    (181)     121      150     (29)   (188)
      Other.........................       9     (239)     157     201     (51)
                                     -------  -------  -------  ------  ------
        Net cash provided by (used
         in) operating activities...      29    1,056    1,572     (35)    516
                                     -------  -------  -------  ------  ------
Cash flows from investing
 activities:
  Business acquisitions.............    (300)    (453)    (390)   (157)   (244)
  Purchase of property and
   equipment........................    (954)    (665)    (702)   (792) (1,179)
  Other.............................     (19)     (15)      29      11     (10)
                                     -------  -------  -------  ------  ------
        Net cash used in investing
         activities.................  (1,273)  (1,133)  (1,063)   (938) (1,433)
                                     -------  -------  -------  ------  ------
Cash flows from financing
 activities:
  Repayments (advances) to related
   parties..........................      88      198      (62)     (3)     59
  Proceeds from (payments of) short-
   term debt, net...................     247      776      344     258  (1,051)
  Redemption of capital contributed
   by principals....................     --       --       (37)    (37)    (75)
  Capital contributed by
   principals.......................     166      144       92      92     211
  Payment to acquire treasury
   stock............................     --       --       --      --     (204)
                                     -------  -------  -------  ------  ------
        Net cash provided by (used
         in) financing activities...     501    1,118      337     310  (1,060)
                                     -------  -------  -------  ------  ------
Net increase (decrease) in cash and
 cash equivalents...................    (743)   1,041      846    (663) (1,977)
Cash and cash equivalents at
 beginning of period................     869      126    1,167   1,167   2,013
                                     -------  -------  -------  ------  ------
Cash and cash equivalents at end of
 period............................. $   126  $ 1,167  $ 2,013  $  504  $   36
                                     =======  =======  =======  ======  ======
Supplemental disclosures of cash
 flow information:
  Interest paid..................... $   275  $   291  $   326  $  310  $  349

          See accompanying Notes to Consolidated Financial Statements.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Berry, Dunn, McNeil & Parker, Chartered (the Company) provides professional accounting, auditing, tax and consulting services primarily in northern New England.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation:

   The consolidated financial statements include the accounts of the Company and its majority-owned subsidiary, BDMP Decision Development, LLC. All significant intercompany transactions and accounts are eliminated in consolidation.

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value of services provided by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives or the shorter of asset life or lease term for leasehold improvements, generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments that do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation (amortization) accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment loss is recognized to the extent

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)

that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized by the Company.

Intangible Assets:

   Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in business combinations accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Investments:

   Investments in companies in which the Company has significant ownership and influence, but not control, are included in the consolidated financial statements under the equity method of accounting. Other investments in companies are stated at cost.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, unbilled fees, depreciation and amortization and income taxes.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the nine months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--BUSINESS COMBINATIONS

   On January 10, 1995, the Company acquired the firm of Brooks & Carter (B&C) for one dollar and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former B&C clients for each calendar quarter during the period 1995 through 1999. However, the agreement limits the Company's payments to the former owners of B&C based on amounts that B&C had collected from its clients during 1994. Total payments made to the former owners of B&C for the years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1999 were approximately $19, $30, $34 and $21 (unaudited), respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

   On January 31, 1995, the Company acquired the firm of Smith, Batchelder & Rugg ("SBR") for $117 and other consideration as described below. In addition, the Company paid a $425 note payable from SBR to State Street Bank and Trust Co. The purchase price consideration also includes payments of $38 per year for five years, plus variable percentages of cash receipts of future gross billings to former clients of SBR for and during the five year period starting February 1, 1995 and terminating January 31, 2000. Excluding the initial acquisition payment of $117, the maximum amount payable to the former owners of SBR under the terms of the purchase agreement is $1,688. Total payments made to the former owners of SBR for the years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1999 , were approximately $134, $245, $270 and $134 (unaudited), respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

   On January 1, 1996, the Company acquired the firm of Ade & Associates (Ade) for $45 and additional contingent consideration. The additional contingent consideration is based on actual cash receipts of future gross billings to former Ade clients for and during the seven year period commencing January 1, 1996, and terminating December 31, 2002, including all work-in-process as of December 31, 2002, for former clients of Ade, if and when collected by the Company. Total contingent payments made to the former owners of Ade for the years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1999 were approximately $103, $178, $86 and $89 (unaudited), respectively. These amounts are being amortized over the remaining portion of a forty-year period from the date of acquisition.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning consolidated financial statement accounts include the following:

                                                    June 30,
                                                 ----------------   March 31,
                                                  1997     1998       1999
                                                 -------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures................... $ 3,001  $ 2,942    $ 1,574
       Computer equipment.......................     450      828      1,423
       Automobiles..............................     579      839        798
       Leasehold improvements...................     463      652        777
                                                 -------  -------    -------
                                                   4,493    5,261      4,572
       Less accumulated depreciation and
        amortization............................  (2,821)  (3,498)    (2,549)
                                                 -------  -------    -------
                                                 $ 1,672  $ 1,763    $ 2,023
                                                 =======  =======    =======
     Intangible assets, net:
       Goodwill................................. $   744  $ 1,134    $ 1,378
       Less accumulated amortization............     (36)     (76)      (147)
                                                 -------  -------    -------
                                                 $   708  $ 1,058    $ 1,231
                                                 =======  =======    =======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                               Fiscal Year Ended      Nine Months
                                   June 30,         Ended March 31,
                              --------------------  -----------------
                              1996   1997    1998   1998   1999
                              ----- ------  ------  -----  -----
                                                    (Unaudited)
     Balance at beginning of
      period................. $ 536 $  789  $  814  $ 814  $ 924
     Additions to costs and
      expenses...............   233    210     278    210    148
     Less (write-offs)
      recoveries.............    20   (185)   (168)   (92)  (137)
                              ----- ------  ------  -----  -----
     Balance at end of
      period................. $ 789 $  814  $  924  $ 932  $ 935
                              ===== ======  ======  =====  =====

NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of notes payable to shareholders' and shareholders' families, which bear interest at a variable rate of prime plus 1.5 percent and
1.0 percent, respectively. Amounts are due upon demand. The prime rate was 8.5 percent, 8.5 percent and 7.75 percent at June 30, 1997, 1998 and December 31, 1998, respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


   In addition, the Company has a $3 million line of credit with Peoples Heritage Bank, with interest payable monthly at prime plus 0.5 percent, expiring November 1, 1999. At June 30, 1997 and 1998, there were no borrowings outstanding under the line of credit. At March 31, 1999, there was $44 (unaudited) outstanding under the line of credit. The line of credit is collateralized by substantially all assets of the Company, and guaranteed by the Company's shareholders.

NOTE 7--INCOME TAXES

   Deferred taxes are comprised of the following:

                                                           June 30,
                                                           ---------  March 31,
                                                           1997 1998    1999
                                                           ---- ---- -----------
                                                                     (Unaudited)
     Long-term deferred tax assets:
       Deferred compensation.............................. $252 $225    $225
       Net operating loss carryforward....................  159  141     141
       Property and equipment.............................   49   57      57
                                                           ---- ----    ----
         Total long-term deferred tax assets..............  460  423     423
     Current deferred tax liabilities:
       Intangible assets..................................  166  119     119
       Accrual to cash adjustment.........................  524  534     534
                                                           ---- ----    ----
         Total current deferred tax liabilities...........  690  653     653
                                                           ---- ----    ----
     Net deferred tax liability........................... $230 $230    $230
                                                           ==== ====    ====

NOTE 8--LEASE COMMITMENTS

   The Company leases various office facilities and equipment under noncancelable lease agreements, which expire at various dates through November 2011. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $  707
     2000...............................................................    707
     2001...............................................................    735
     2002...............................................................    681
     2003...............................................................    608
     Thereafter.........................................................  3,353
                                                                         ------
     Total minimum lease payments....................................... $6,791
                                                                         ======

   Rent expense for all operating leases for the fiscal years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1998 and 1999 was $717, $603, $806, $598 (unaudited) and $652 (unaudited), respectively.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) and Profit Sharing Plan:

   The Company has a contributory defined contribution benefit plan covering substantially all employees. Total Company contributions to the plan for the fiscal years ended June 30, 1996, 1997 and 1998, and the nine months ended March 31, 1998 and 1999 was $504, $493, $503, $429 (unaudited) and $417
(unaudited), respectively.

Deferred Compensation Plan:

   The Company has a nonqualified deferred compensation plan with its retired principals for retirement benefits earned by the retired principals through 1985 under a benefit plan which is no longer in place, and undistributed shareholder income related to a change in the Company's fiscal year end during 1990. The benefit to retired principals is paid in 120 equal monthly instalments. In addition, unpaid salaries and bonuses payable to the retired principals are included in the deferred compensation balances. These amounts bear interest at prime plus 1.5 percent.

NOTE 10--SHAREHOLDERS' EQUITY

   Each shareholder of the Company (Shareholder) is issued one share of the Company's no par common stock upon admission as a shareholder. The price of each share is determined by the Board of Directors. After five years as a principal, a Shareholder is required to have a capital contribution equal to 50 percent of their salary. Upon retirement, resignation, death, or other defined events, each Shareholder or Shareholder beneficiary has the right to receive the amount paid to the Company by each Shareholder for his/her share of common stock.

NOTE 11--COMMITMENTS AND CONTINGENCIES

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 12--RELATED PARTY TRANSACTIONS

   Prior to June 30, 1996, the Company loaned $438 to BDMP Realty LLC (BDMP), a related party owned by the Company's principals, for the purchase of certain real property. The loan bears interest at prime and does not require scheduled payments. The Company also periodically advances funds to its shareholders.

   Loans to BDMP and advances to shareholders have been included in the consolidated balance sheet as related party advances.

   The Company also leases the Bangor office from BDMP under a 15-year lease. Annual rent is $230 and the lease is renewable for two periods of five years each.

   As described in Note 7, the Company periodically receives loans from the Company's Shareholders and Shareholders' families.

                    BERRY, DUNN, MCNEIL & PARKER, CHARTERED

                             (Dollars In Thousands)


   Amounts due to principals consist of accrued bonuses and accrued salaries. Accrued bonuses and salaries earn interest at prime plus 1.5 percent.

NOTE 13--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company stockholders will transfer their Company shares to a newly formed Maine limited liability company ("BDM&P Holdings"). The Company will be converted from a professional corporation to a business corporation. A wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Urbach Kahn & Werlin PC

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Urbach Kahn & Werlin PC at October 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended October 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 9, 1999

                            URBACH KAHN & WERLIN PC

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                    October 31,
                                                  ----------------   April 30,
                                                   1997     1998       1999
                                                  -------  -------  -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...................... $    18  $   189    $ 1,553
  Marketable securities..........................   1,028    1,152        --
  Fees receivable, less allowance for doubtful
   accounts of $1,070,
   $1,177 and $1,090 (unaudited), respectively...   6,905    7,741      9,992
  Unbilled fees, at net realizable value.........     138      299        827
  Due from shareholders..........................     394      570        443
  Prepaid expenses and other current assets......     821      829        497
                                                  -------  -------    -------
    Total current assets.........................   9,304   10,780     13,312
Property and equipment, net......................     778      699        984
Investments......................................     667      927        914
Deferred income taxes............................   2,075    2,188      2,264
Other assets.....................................     239      319        345
                                                  -------  -------    -------
    Total assets................................. $13,063  $14,913    $17,819
                                                  =======  =======    =======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt................................ $   429  $   946    $ 1,546
  Accounts payable...............................     407      340        434
  Accrued compensation and related costs to
   employees.....................................     265      249        245
  Accrued compensation and related costs to
   shareholders..................................     882    1,337      3,384
  Deferred compensation..........................     294      262        252
  Deferred income taxes..........................   2,353    2,603      2,727
  Other accrued liabilities......................     159      564        533
                                                  -------  -------    -------
    Total current liabilities....................   4,789    6,301      9,121
Long-term debt...................................   2,068    1,622      1,401
Deferred compensation............................   4,475    4,805      4,986
Other............................................     --       149        149
                                                  -------  -------    -------
    Total liabilities............................  11,332   12,877     15,657
                                                  -------  -------    -------
Commitments and contingencies
Shareholders' equity:
  Redeemable common stock, $.01 par value;
   100,000 shares authorized,
   17,690, 18,425 and 18,425 (unaudited) common
   shares issued
   and outstanding at October 31, 1997 and 1998
   and April 30,
   1999, respectively............................     --       --         --
  Additional paid-in-capital.....................   2,958    3,186      3,336
  Accumulated other comprehensive income.........      91      151        --
  Accumulated deficit............................  (1,318)  (1,301)    (1,174)
                                                  -------  -------    -------
    Total shareholders' equity...................   1,731    2,036      2,162
                                                  -------  -------    -------
    Total liabilities and shareholders' equity... $13,063  $14,913    $17,819
                                                  =======  =======    =======

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                            Fiscal Year         Six Months
                                         Ended October 31,   Ended April 30,
                                         ------------------  -----------------
                                           1997      1998     1998      1999
                                         --------  --------  -------  --------
                                                               (Unaudited)
Revenues:
  Professional services................. $ 16,012  $ 17,085  $ 9,671  $ 11,716
                                         --------  --------  -------  --------
Expenses:
  Shareholder compensation and related
   costs................................    4,798     4,853    3,194     5,309
  Employee compensation and related
   costs................................    6,590     7,147    3,707     4,220
  Occupancy costs.......................    1,036     1,136      564       545
  Office operating expenses.............      674       736      391       389
  Depreciation and amortization.........      222       261      121       158
  Other selling, general and
   administrative expenses..............    2,385     2,727    1,353     1,238
                                         --------  --------  -------  --------
                                           15,705    16,860    9,330    11,859
                                         --------  --------  -------  --------
    Operating income (loss).............      307       225      341      (143)
                                         --------  --------  -------  --------
Other (income) expense:
  Interest expense......................      594       643      317       314
  Realized gains on investment..........      --        --       --       (366)
  Interest income.......................      (78)     (108)     (24)     (150)
  Other.................................     (489)     (435)    (155)     (201)
                                         --------  --------  -------  --------
                                               27       100      138      (403)
                                         --------  --------  -------  --------
Income before provision for income
 taxes..................................      280       125      203       260
Provision for income taxes..............      172       105      110       129
                                         --------  --------  -------  --------
Net income.............................. $    108  $     20  $    93  $    131
                                         ========  ========  =======  ========



                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                                 Accumulated
                          Common Stock   Additional                 Other         Total         Total
                          --------------  Paid-in-  Accumulated Comprehensive Shareholders' Comprehensive
                          Shares  Amount  Capital     Deficit      Income        Equity        Income
                          ------  ------ ---------- ----------- ------------- ------------- -------------
Balance at October 31,
 1996...................  17,835   $--     $2,944     $(1,299)      $--          $1,645
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........   1,125    --        333         --         --             333
  Retirement of common
   stock................  (1,270)   --       (319)       (124)       --            (443)
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          91             91         $  91
  Net income............     --     --        --          108        --             108           108
                          ------   ----    ------     -------       ----         ------         -----
   Total comprehensive
    income..............     --     --        --          --         --             --          $ 199
                                                                                                =====
Balance at October 31,
 1997...................  17,690    --      2,958      (1,318)        91          1,731
  Cash dividends, $.17
   per share............     --     --        --           (3)       --              (3)
  Issuances of common
   stock/ payments of
   subscriptions........     735    --        228         --         --             228
  Unrealized gain on
   available for sale
   securities...........     --     --        --          --          60             60         $  60
  Net income............     --     --        --           20        --              20            20
                          ------   ----    ------     -------       ----         ------         -----
   Total comprehensive
    income..............     --     --        --          --         --             --          $  80
                                                                                                =====
Balance at October 31,
 1998...................  18,425    --      3,186      (1,301)       151          2,036
Unaudited data:
  Cash dividends, $.17
   per share............     --     --        --           (4)       --              (4)          --
  Issuances of common
   stock/ payments of
   subscriptions........     --     --        150         --         --             150
  Reclassification
   adjustment for gains
   included in net
   income...............     --     --        --          --        (151)          (151)        $(151)
  Net income............     --     --        --          131        --             131           131
                          ------   ----    ------     -------       ----         ------         -----
   Total comprehensive
    income..............     --     --        --          --         --             --          $ (20)
                                                                                                =====
Balance at April 30,
 1999 (unaudited).......  18,425   $--     $3,336     $(1,174)      $--          $2,162
                          ======   ====    ======     =======       ====         ======


                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                Fiscal Year      Six Months
                                                   Ended        Ended April
                                                October 31,         30,
                                               --------------  ---------------
                                                1997    1998    1998     1999
                                               -------  -----  -------  ------
                                                                (Unaudited)
Cash flows from operating activities:
  Net income.................................. $   108  $  20  $    93  $  131
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization.............     222    261      121     158
    Change in deferred income taxes...........     148    105      110     129
    Gain on sale of investments...............     --     --       --     (366)
    Increase in related entities' and
     investment equity........................    (367)  (346)      (3)   (232)
    Changes in current assets and liabilities:
      Fees receivable.........................     126   (836)  (1,815) (2,251)
      Unbilled fees...........................      92   (161)    (994)   (528)
      Prepaid expenses and other current
       assets.................................    (253)    (8)     316     332
      Accounts payable........................    (607)   (67)      47      94
      Accrued liabilities.....................     (74)   405      150     (31)
      Accrued compensation and related costs
       to employees...........................    (173)   (16)    (144)     (4)
      Accrued compensation and related costs
       to shareholders........................      45    455      532   2,047
      Deferred compensation...................     602    298      186     171
      Other...................................     140     47       62     --
                                               -------  -----  -------  ------
        Net cash provided by (used in)
         operating activities.................       9    157   (1,339)   (350)
                                               -------  -----  -------  ------
Cash flows from investing activities:
  Due from shareholders.......................      41   (176)     (43)    127
  Purchase of property and equipment..........    (283)  (187)    (144)   (441)
  Dividends from corporate joint venture
   equity investment..........................     176     85      --      123
  Purchase of investments.....................     (37)   (31)     --      --
  Proceeds from sale of investments...........     --     --       --    1,408
  Other.......................................     (75)   (40)     --      (28)
                                               -------  -----  -------  ------
        Net cash (used in) provided by
         investing activities.................    (178)  (349)    (187)  1,189
                                               -------  -----  -------  ------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt....   1,700    --       --      --
  Payments of long-term debt..................    (296)  (429)    (218)   (221)
  Proceeds from (payments of) short-term debt,
   net........................................  (1,100)   500    1,750     600
  Payments of dividends.......................      (3)    (3)      (3)     (4)
  Proceeds from issuance of common
   stock/payments of subscriptions............     333    228      209     150
  Payments to retire common stock.............    (443)   --       --      --
  Other.......................................     (10)    67      --      --
                                               -------  -----  -------  ------
        Net cash provided by financing
         activities...........................     181    363    1,738     525
                                               -------  -----  -------  ------
Net increase in cash and cash equivalents.....      12    171      212   1,364
Cash and cash equivalents at beginning of
 period.......................................       6     18       18     189
                                               -------  -----  -------  ------
Cash and cash equivalents at end of period.... $    18  $ 189  $   230  $1,553
                                               =======  =====  =======  ======
Supplemental disclosures of cash flow
 information:
  Interest paid............................... $   238  $ 254  $   114  $  125
  Income taxes paid........................... $    11  $  34  $     9  $    6

                See accompanying Notes to Financial Statements.

                            URBACH KAHN & WERLIN PC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

The Company:

   Urbach Kahn & Werlin PC (the Company or UKW), which was founded in 1964, is a professional accountancy corporation engaged in providing tax, accounting and auditing, and consulting services. The Company is headquartered in Albany, New York and also conducts its practice in five other operating offices, which are located in: Glens Falls, NY; Poughkeepsie, NY; New York, NY; Los Angeles, CA; and Washington, DC.

NOTE 2--RELATED ENTITIES AND INVESTMENTS

   The accounts and operations of several entities which are affiliated with the Company through partnership arrangements and/or common stock investments are not material, are generally carried at the Company's net equity and are classified as investments. The Company's interest in a corporate joint venture, which provides malpractice insurance to its members, is also carried at net equity in underlying net assets and is also classified as an investment.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

   The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

   Marketable securities consisted of investments in equity securities and are classified as available for sale securities. At October 31, 1997 and 1998 and April 30, 1999, the fair market value of the marketable securities exceeds the adjusted cost. The unrealized gains, net of deferred income taxes, are reported as an increase to shareholders' equity. On April 29, 1999, the Company divested all of its marketable securities ($1,248), which resulted in realized gains of $328 (unaudited).

   Marketable securities consisted of:

                                                        October 31,
                                                       -------------  April 30,
                                                        1997   1998     1999
                                                       ------ ------ -----------
                                                                     (Unaudited)
     Adjusted cost.................................... $  889 $  920    $--
     Unrealized holding gains.........................    139    232     --
                                                       ------ ------    ----
     Fair market value................................ $1,028 $1,152    $--
                                                       ====== ======    ====

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 4 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Intangible Assets:

   Intangible assets consist of goodwill, which represents the excess of cost over the fair value of assets acquired in practice acquisitions accounted for under the purchase method. Substantially all goodwill is amortized on a straight-line basis over an estimated useful life of 40 years.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized, the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through April 30, 1999.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)

tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization, income taxes and deferred compensation liability.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at April 30, 1999, and the results of its operations and its cash flows for the six months ended April 30, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 4--SELECTED FINANCIAL STATEMENT INFORMATION

   Additional information concerning consolidated financial statement accounts include the following:

                                                    October 31,
                                                   --------------   April 30,
                                                    1997    1998      1999
                                                   ------  ------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures..................... $3,656  $3,795    $4,233
       Leasehold improvements.....................    648     696       699
                                                   ------  ------    ------
                                                    4,304   4,491     4,932
       Less accumulated depreciation and
        amortization.............................. (3,526) (3,792)   (3,948)
                                                   ------  ------    ------
                                                   $  778  $  699    $  984
                                                   ======  ======    ======
     Prepaid expenses and other current assets:
       Prepaid insurance.......................... $  299  $  306    $  108
       Prepaid taxes..............................     81      65        84
       Prepaid rent...............................    150     166       --
       Other receivables..........................    128     138       254
       Notes receivables..........................     75      83        46
       Other......................................     88      71         5
                                                   ------  ------    ------
                                                   $  821  $  829    $  497
                                                   ======  ======    ======
     Other accrued liabilities:
       401K employer matching contribution........ $   60  $  245    $  282
       Other......................................     99     319       251
                                                   ------  ------    ------
                                                   $  159  $  564    $  533
                                                   ======  ======    ======

NOTE 5--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                 Fiscal Year Ended
                                                    October 31,      Six Months
                                                 ------------------  Ended April
                                                   1997      1998     30, 1999
                                                 --------  --------  -----------
                                                                     (Unaudited)
     Balance at beginning of period............. $  1,385  $  1,070    $1,177
     Additions to costs and expenses............      174       420       234
     Less write-offs............................     (489)     (313)     (321)
                                                 --------  --------    ------
     Balance at end of period................... $  1,070  $  1,177    $1,090
                                                 ========  ========    ======

                            URBACH KAHN & WERLIN PC

                            (Dollars In Thousands)


NOTE 6--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                            October
                                                              31,
                                                           ---------  April 30,
                                                           1997 1998    1999
                                                           ---- ---- -----------
                                                                     (Unaudited)
     Lines of credit...................................... $--  $500   $1,100
     Current maturities of long-term debt.................  429  446      446
                                                           ---- ----   ------
       Total short-term debt.............................. $429 $946   $1,546
                                                           ==== ====   ======

   The Company has several bank lines of credit with borrowing capacity of $6,000. The interest rates range from prime plus .25 percent to prime minus
1.25 percent. The lines of credit are unsecured. The most significant covenant related to these lines is a debt to equity ratio. On May 3, 1999, the Company paid off its line of credit in connection with the sale of its marketable securities.

Long-Term Debt:

   Long-term debt consists of the following:

                                                     October 31,
                                                    --------------   April 30,
                                                     1997    1998      1999
                                                    ------  ------  -----------
                                                                    (Unaudited)
     Note payable, unsecured, interest rates
      ranging from 8% to 8.5%. Maturities from
      April 2001 through July 2004................. $2,497  $2,068    $1,847
     Less current maturities of long-term debt.....   (429)   (446)     (446)
                                                    ------  ------    ------
       Total long-term debt........................ $2,068  $1,622    $1,401
                                                    ======  ======    ======

   Maturities on long-term debt as of October 31, 1998, including capital lease obligations, are as follows:

     Fiscal Year:
     ------------
     1999............................................................... $  446
     2000...............................................................    467
     2001...............................................................    364
     2002...............................................................    264
     2003...............................................................    287
     Thereafter.........................................................    240
                                                                         ------
       Total maturities of long-term debt............................... $2,068
                                                                         ======

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 7--INCOME TAXES

   The provision for income taxes consists of:

                                                        Fiscal Year Six Months
                                                           Ended       Ended
                                                        October 31,  April 30,
                                                        ----------- -----------
                                                        1997  1998  1998  1999
                                                        ----- ----- ----- -----
                                                                    (Unaudited)
     Income taxes currently payable:
       State........................................... $  24 $ --  $ --  $ --
                                                        ----- ----- ----- -----
                                                           24   --    --    --
     Deferred income tax expense (benefit):
       Federal.........................................   128    81    84    98
       State...........................................    20    24    26    31
                                                        ----- ----- ----- -----
         Total provision for income taxes.............. $ 172 $ 105 $ 110 $ 129
                                                        ===== ===== ===== =====

   Deferred taxes are comprised of the following:

                                                      October 31,
                                                     -------------  April 30,
                                                      1997   1998     1999
                                                     ------ ------ -----------
                                                                   (Unaudited)
     Long-term deferred tax assets:
       Deferred compensation........................ $1,880 $2,018   $2,094
       Fixed assets.................................    112    120      120
       Net operating loss and tax credit
        carryforwards...............................     83     50       50
                                                     ------ ------   ------
         Total long-term deferred tax assets........  2,075  2,188    2,264
                                                     ------ ------   ------
     Current deferred tax liabilities:
       Accrual to cash adjustments..................  2,305  2,522    2,727
       Unrealized gains on investments..............     48     81      --
                                                     ------ ------   ------
         Total current deferred tax liabilities.....  2,353  2,603    2,727
                                                     ------ ------   ------
     Net deferred tax liability..................... $  278 $  415   $  463
                                                     ====== ======   ======

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                       Fiscal Year
                                                          Ended    Six Months
                                                       October 31,    Ended
                                                       -----------  April 30,
                                                       1997  1998     1999
                                                       ----- ----- -----------
                                                                   (Unaudited)
     Income taxes currently payable:
       U.S. federal statutory rate.................... $  98 $  44    $ 91
       State income taxes, net of federal income tax
        benefit.......................................    44    24      18
       Non-deductible expenses........................    30    37      20
                                                       ----- -----    ----
     Actual income tax provision...................... $ 172 $ 105    $129
                                                       ===== =====    ====

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 8--LEASE COMMITMENTS

   The Company leases its office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option, to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows as of October 31, 1998:

     Fiscal Year:
     ------------
     1999............................................................... $  827
     2000...............................................................    682
     2001...............................................................    682
     2002...............................................................    635
     2003...............................................................    535
     Thereafter.........................................................    871
                                                                         ------
       Total minimum lease payments..................................... $4,232
                                                                         ======

   Rent expense for all operating leases for the fiscal years ended October 31, 1997 and 1998 and the three months ended April 30, 1998 and 1999 was $915, $1,043, $521 (unaudited) and $520 (unaudited), respectively.

NOTE 9--EMPLOYEE BENEFIT PLANS

401(k) Plan:

   The Company contributes to a 401(k) employee retirement plan based upon requirements to fund benefits for covered employees. The Company matches ten percent of an employee's contribution up to six percent of an employee's salary.

Deferred Compensation:

   The Company is liable, under the terms of its wage continuation plan, for deferred benefits to active shareholders and retired shareholders or beneficiaries of deceased shareholders. The benefits are based on years of service and average annual compensation levels, as defined.

   The Company is required to purchase all shares of stock held by a retiring shareholder at the close of the fiscal year in which the separation takes place.

   Net deferred compensation cost for the Company includes the following components:

                                                                    Fiscal Year
                                                                       Ended
                                                                    October 31,
                                                                    -----------
                                                                    1997  1998
                                                                    ----- -----
     Service cost.................................................. $ 141 $ 144
     Interest cost.................................................   355   389
     Amortization of prior service cost............................    58    58
                                                                    ----- -----
     Net deferred compensation cost................................ $ 554 $ 591
                                                                    ===== =====

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


   Assumptions used in the development of pension data follow:

                                                                     Fiscal Year
                                                                        Ended
                                                                     October 31,
                                                                     -----------
                                                                     1997  1998
                                                                     ----- -----
     Discount rate..................................................  7.5%  7.5%
     Rates of increase in compensation levels.......................  4.0%  4.0%

   The Company's deferred compensation plan is not funded. The following table presents the status of the Company's deferred compensation benefits:

                                                                October 31,
                                                              ----------------
                                                               1997     1998
                                                              -------  -------
     Projected benefit obligation:
       Retirees.............................................. $ 1,393  $ 1,223
       Active participants...................................   3,387    3,796
                                                              -------  -------
     Funded status...........................................  (4,780)  (5,019)
     Unrecognized prior service cost.........................     234      175
     Unrecognized gain.......................................    (223)    (223)
                                                              -------  -------
     Accrued deferred compensation cost...................... $(4,769) $(5,067)
                                                              =======  =======

NOTE 10--SHAREHOLDERS' EQUITY

   Shareholders' equity accounts are reported net of related amounts due from the respective individuals for the portion of common stock that the Company considers subscribed. The terms of subscription arrangements with shareholders generally provide for payments (with interest) over a five-year term. The number of common shares recognized as issued (1,125 shares in 1997 and 735 shares in 1998) were substantially all subscribed shares. Additional paid-in capital is only recognized as cash payments are made.

   On November 1, 1997, Common Stock (1,125 shares) was issued to new shareholders in the amount of $333, including payments of subscriptions. Also in 1997, Common Stock (1,270 shares) was acquired and retired on April 1 and August 1 for consideration totaling $443.

   On November 1, 1998, Common Stock (735 shares) was issued to new shareholders in the amount of $228, including payments of subscriptions.

   Dividends were declared and paid in both 1997 and 1998 in the amounts of $3.

NOTE 11--CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

                            URBACH KAHN & WERLIN PC

                             (Dollars In Thousands)


NOTE 12--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with a newly formed Massachusetts corporation (the "UKW Company"). The shareholders of UKW Company will exchange all their stock for proportionate membership interests in a newly formed Delaware limited liability company ("UKW LLC"). Thereafter, Centerprise will merge with and into UKW LLC. All of the UKW LLC interests will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former shareholders of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Self Funded Benefits, Inc.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Self Funded Benefits, Inc. d/b/a Insurance Design Administrators at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 5, 1999

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                      December 31,
                                                      -------------  March 31,
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  194 $  857   $1,006
  Restricted cash....................................    190    --       --
  Administration fees and commissions receivable.....    708    675      969
  Funds held for customers...........................    612    660      499
  Prepaid expenses and other current assets..........     28    160       67
  Due from principal.................................    --     164      --
                                                      ------ ------   ------
    Total current assets.............................  1,732  2,516    2,541
Property and equipment, net..........................    966    747      747
Due from principal...................................    155    --       --
Other assets-security deposits.......................     43     38       38
                                                      ------ ------   ------
    Total assets..................................... $2,896 $3,301   $3,326
                                                      ====== ======   ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt.................. $  200 $  153   $  138
  Accounts payable...................................     53    123      129
  Accrued liabilities................................    266    185      305
  Accrued compensation and related costs.............     62     91       70
  Deferred income....................................     69    --        67
  Current portion of customer deposits...............    526    660      499
                                                      ------ ------   ------
    Total current liabilities........................  1,176  1,212    1,208
Long-term debt, less current portion.................    309    154      125
Customer deposits, less current portion..............     86    --       --
                                                      ------ ------   ------
    Total liabilities................................  1,571  1,366    1,333
                                                      ------ ------   ------
Commitments and contingencies
Shareholders' equity:
  Common stock, no par value; 200 shares authorized,
   150 common shares issued and outstanding at
   December 31, 1997 and 1998........................    --     --       --
  Common stock--Class A (voting common stock), no par
   value; 150 shares authorized, 150 shares issued
   and 149 outstanding at March 31, 1999 (unaudited).
   No shares authorized, issued or outstanding at
   December 31, 1997 and 1998........................    --     --       --
  Common stock--Class B (non-voting common stock), no
   par value; 14,850 shares authorized, 14,850 shares
   issued and 14,660 outstanding at March 31, 1999
   (unaudited). No shares authorized, issued or
   outstanding at December 31, 1997 and 1998.........    --     --       --
  Treasury stock.....................................    --     --      (164)
  Additional paid-in-capital.........................    208    208      208
  Retained earnings..................................  1,117  1,727    1,949
                                                      ------ ------   ------
    Total shareholders' equity.......................  1,325  1,935    1,993
                                                      ------ ------   ------
    Total liabilities and shareholders' equity....... $2,896 $3,301   $3,326
                                                      ====== ======   ======

                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                Three Months
                                                 Year Ended         Ended
                                                December 31,      March 31,
                                               ---------------  --------------
                                                1997    1998     1998    1999
                                               ------  -------  ------  ------
                                                                 (Unaudited)
Revenues:
  Administration fees......................... $6,583  $ 6,703  $1,881  $1,921
  Reinsurance commissions.....................  1,960    1,343     409     291
  Other.......................................  1,213    2,887     612     766
                                               ------  -------  ------  ------
                                                9,756   10,933   2,902   2,978
                                               ------  -------  ------  ------
Expenses:
  Employee compensation and related costs.....  6,047    6,361   1,394   1,557
  Occupancy costs.............................    296      299      64      69
  Other operating expenses....................  1,121    1,132     437     461
  Depreciation and amortization...............    206      242      53      50
  Other selling, general and administrative
   expenses...................................  1,045    1,377     519     422
                                               ------  -------  ------  ------
                                                8,715    9,411   2,467   2,559
                                               ------  -------  ------  ------
    Operating income..........................  1,041    1,522     435     419
                                               ------  -------  ------  ------
Other (income) expense:
  Interest expense............................     28       32       9       6
  Interest income.............................    (80)     (77)    (17)    (15)
  Other.......................................    132       82     --      --
                                               ------  -------  ------  ------
                                                   80       37      (8)     (9)
                                               ------  -------  ------  ------
Income before provision for income taxes......    961    1,485     443     428
Provision for income taxes....................     31       25      11       6
                                               ------  -------  ------  ------
Net income.................................... $  930  $ 1,460  $  432  $  422
                                               ======  =======  ======  ======



                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                        Common Stock  Common Stock
                          Common Stock     Class A       Class B              Additional              Total
                          ------------- ------------- -------------- Treasury  Paid-in-  Retained Shareholders'
                          Shares Amount Shares Amount Shares  Amount  Stock    Capital   Earnings    Equity
                          ------ ------ ------ ------ ------  ------ -------- ---------- -------- -------------
Balance at January 1,
 1997...................    150   $--    --     $--      --    $--    $ --       $208     $1,167     $1,375
 Cash dividends, $6,533
  per share.............    --     --    --      --      --     --      --        --        (980)      (980)
 Net income.............    --     --                                             --         930        930
                           ----   ----   ---    ----  ------   ----   -----      ----     ------     ------
Balance at December 31,
 1997...................    150    --    --      --      --     --      --        208      1,117      1,325
 Cash dividends, $5,666
  per share.............    --     --    --      --      --     --      --        --        (850)      (850)
 Net income.............    --     --    --      --      --     --      --        --       1,460      1,460
                           ----   ----   ---    ----  ------   ----   -----      ----     ------     ------
Balance at December 31,
 1998...................    150    --    --      --      --     --      --        208      1,727      1,935
Unaudited Data:
 Issuance of Class A
  Common Stock and
  Class B Common Stock
  in exchange for Common
  Stock.................   (150)   --    150     --   14,850    --      --        --         --         --
 Repurchase of Class A
  Common Stock and Class
  B Common Stock........    --     --     (1)    --     (190)   --     (164)      --         --        (164)
 Cash dividends, $1,333
  per share.............    --     --    --      --      --     --      --        --        (200)      (200)
 Net income.............    --     --    --      --      --     --      --        --         422        422
                           ----   ----   ---    ----  ------   ----   -----      ----     ------     ------
Balance at March 31,
 1999 (unaudited).......    --    $--    149    $--   14,660   $--    $(164)     $208     $1,949     $1,993
                           ====   ====   ===    ====  ======   ====   =====      ====     ======     ======



                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                  Three Months
                                                   Year Ended        Ended
                                                  December 31,     March 31,
                                                  --------------  -------------
                                                  1997    1998    1998    1999
                                                  -----  -------  -----  ------
                                                                  (Unaudited)
Cash flows from operating activities:
  Net income....................................  $ 930  $ 1,460  $ 432  $  422
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...............    206      242     53      50
    Loss on disposal of property and equipment..     49       82    --      --
    Changes in current assets and liabilities:
      Administration fees and commissions
       receivable...............................   (215)      33   (104)   (294)
      Funds held for customers..................    190      (48)    54     161
      Restricted cash...........................     (6)     190    --      --
      Prepaid expenses and other current
       assets...................................    (11)    (132)     3      93
      Accounts payable..........................     19       70     36       6
      Accrued liabilities.......................    216      (81)   (46)    120
      Accrued compensation and related costs....     26       29    (20)    (21)
      Deferred income...........................    (47)     (69)     8      67
      Customer deposits.........................   (275)      48    (54)   (161)
      Other.....................................    (86)      (4)   --      --
                                                  -----  -------  -----  ------
        Net cash provided by operating
         activities.............................    996    1,820    362     443
                                                  -----  -------  -----  ------
Cash flows from investing activities:
  Purchase of property and equipment............   (451)    (105)    (2)    (50)
                                                  -----  -------  -----  ------
        Net cash used in investing activities...   (451)    (105)    (2)    (50)
                                                  -----  -------  -----  ------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt......    400      --     --      --
  Payments of long-term debt....................   (150)    (202)   (57)    (44)
  Payments of dividends.........................   (980)    (850)  (150)   (200)
                                                  -----  -------  -----  ------
        Net cash used in financing activities...   (730)  (1,052)  (207)   (244)
                                                  -----  -------  -----  ------
Net increase (decrease) in cash and cash
 equivalents....................................   (185)     663    153     149
Cash and cash equivalents at beginning of year..    379      194    194     857
                                                  -----  -------  -----  ------
Cash and cash equivalents at end of year........  $ 194  $   857  $ 347  $1,006
                                                  =====  =======  =====  ======
Supplemental disclosures of cash flow
 information:
  Interest paid.................................  $  28  $    32  $   9  $    6
  Income taxes paid.............................  $  29  $    27  $  11  $    6
Non-cash transaction:
  Retirement of an amount due from principal for
   treasury stock...............................  $ --   $   --   $ --   $  164


                See accompanying Notes to Financial Statements.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Self Funded Benefits, Inc. d/b/a Insurance Design Administrators (the Company) administers self-funded benefit plans of employees of their customers in both the public sector and private industry primarily in New Jersey.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills administration fees for administering their customers' self-insured health plans. Administration fees are based on a fixed amount per eligible life per month. The Company receives reinsurance commissions from the various reinsurance carriers utilized. The reinsurance commissions are determined by the terms of the reinsurance carrier agreements. Reinsurance commissions and contingent commissions are recorded when received. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts. As of December 31, 1997 and 1998 and March 31, 1999 (unaudited), the Company has determined that no allowance for doubtful accounts was necessary.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterment's which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, administration fees and commissions receivable, accounts payable, accrued liabilities and debt approximate fair value.

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Income Taxes:

   During the year ended December 31, 1995, the Company elected S corporation status for Federal and New Jersey income tax purposes. The Company received a tax determination letter approving the S corporation status from the Internal Revenue Service. This election resulted in an elimination of Federal income taxes and a reduction of New Jersey income taxes at the corporation level.

   State income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Customer Deposits:

   The Company holds client funds as deposits to pay claims of participants in various self insurance plans. The related asset is accounted for as funds held for customers and the corresponding liability is accounted for as customer deposits on the balance sheet.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of administration fees and commissions receivable. Receivables are not collateralized and, as a result, management continually monitors the financial condition of its clients and requires customer deposits for certain customers to reduce the risk of loss.

Sales Concentration:

   A significant portion of the Company's total revenue comes from several major customers. The following is a summary of the customers and corresponding revenue for customers which consists of 10 percent or more of the Company's total revenue for the years ended December 31, 1997 and 1998:

                                                                  December 31,
                                                                  -------------
     Customer                                                      1997   1998
     --------                                                     ------ ------
     County of Bergen............................................ $1,228 $  995
     Trump Casino Services, LLC..................................  1,583  1,556
     North Jersey School.........................................  1,212  1,199
                                                                  ------ ------
                                                                  $4,023 $3,750
                                                                  ====== ======

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts, depreciation and amortization and income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                   December 31,
                                                  ---------------   March 31,
                                                   1997    1998       1999
                                                  ------  -------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures.................... $  349  $   284    $  287
       Computer equipment and software...........  1,444    1,626     1,218
       Automobiles...............................     14       14        14
       Leasehold improvements....................     74       70        70
                                                  ------  -------    ------
                                                   1,881    1,994     1,589
       Less accumulated depreciation and
        amortization.............................   (915)  (1,247)     (842)
                                                  ------  -------    ------
                                                  $  966  $   747    $  747
                                                  ======  =======    ======

NOTE 4--LONG-TERM DEBT

   Long-term debt consists of the following:

                                                      December
                                                         31,
                                                      ---------  March 31,
                                                      1997 1998    1999
                                                      ---- ---- -----------
                                                                (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rate 7.5% to 11.5%,
      maturities from 1999 through 2002.............  $506 $307    $263
     Other..........................................     3  --      --
                                                      ---- ----    ----
                                                       509  307     263
     Less current maturities of long-term debt......   200  153     138
                                                      ---- ----    ----
       Total long-term debt.........................  $309 $154    $125
                                                      ==== ====    ====

   Maturities on long-term debt are as follows:

     1999.....................................................     $153
     2000.....................................................      106
     2001.....................................................       34
     2002.....................................................       14
                                                                   ----
     Total maturities of long-term debt.......................     $307
                                                                   ====

NOTE 5--LEASE COMMITMENTS

   The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable operating lease agreements, which expire at various dates. Certain of these leases allow the

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  285
     2000...............................................................    255
     2001...............................................................    253
     2002...............................................................    230
     2003...............................................................    230
     Thereafter.........................................................    211
                                                                         ------
       Total minimum lease payments..................................... $1,464
                                                                         ======

   Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 was $253, $269, $54 (unaudited) and $65 (unaudited), respectively.

NOTE 6--EMPLOYEE BENEFIT PLAN

401(k) Plan:

   The Company has a 401(K) plan in which all full time employees can participate. Employees can contribute up to 15 percent of their earnings. The Company matches 40 percent of the employees' contributions up to a maximum of 5 percent of compensation. The 401(K) employee benefit expense for the fiscal years ended December 31, 1997 and 1998 and the three months ended March 31, 1998 and 1999 was $39, $37, $11 (unaudited) and $12 (unaudited), respectively.

NOTE 7--COMMITMENTS AND CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Letter of Credit:

   The Company obtained a letter of credit from Bergen Commercial Bank for the benefit of a health insurance carrier on January 5, 1993 for $250. On January 5, 1998, the letter of credit was reduced to $200. The letter of credit was secured by a restricted money market account at the bank and expired on December 31, 1998. Letter of credit fees incurred by the Company for each of the years ended December 31, 1997 and 1998 were $1.

NOTE 8--RELATED PARTY TRANSACTIONS

   The Company purchased certain leasehold improvements and travel related services from two companies owned by a shareholder of the Company. During the fiscal years ended December 31, 1997 and

        SELF FUNDED BENEFITS, INC. D/B/A INSURANCE DESIGN ADMINISTRATORS

                             (Dollars In Thousands)

1998 and the three months ended March 31, 1998 and 1999, these expenditures totaled $74, $14, $1 (unaudited) and $4 (unaudited), respectively. There were no outstanding payable balances related to these purchased items or services as of December 31, 1997 and 1998.

   The Company has a loan receivable balance due from a shareholder of the Company. The outstanding balance of the loan as of December 31, 1997 and 1998 was $155 and $164, respectively. The loan bears interest at 5.63 percent and
5.85 percent as of December 31, 1997 and 1998, respectively.

NOTE 9--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   On March 16, 1999, the Company's certificate of incorporation was amended to create a Class A and Class B Common Stock of the Company. The Class A Voting Common Stock has 150 authorized shares with no par value. The Class B Non-Voting Common Stock has 14,850 authorized shares with no par value. The Shareholders and Board of Directors resolved that once the amendment to the Company's certificate of incorporation has been filed, the Company will be able to issue one (1) share of Class A Voting Common Stock and ninety-nine (99) shares of Class B Non-Voting Common Stock in exchange for each share of the Company's common stock which is returned to the Company.

   On March 16, 1999, the two shareholders of the Company redeemed their shares of the Company's common stock in exchange for shares of Class A and Class B Common Stock as described above.

   On March 26, 1999, the two shareholders of the Company entered into a Reversion Agreement. As part of this agreement, the shareholders have agreed to cause the Company to cancel advances due from one shareholder in exchange for the redemption by this shareholder of one (1) share of Class A Voting Common Stock and 190 shares of Class B Non-Voting Common Stock owned by that shareholder. In the event that the Centerprise transaction, as described above, does not occur, the shareholders will revert to their prior position.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Grace & Company, P.C.

In our opinion, the accompanying balance sheet and the related statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of Grace & Company, P.C. at December 31, 1998, and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 12, 1999

                             GRACE & COMPANY, P.C.

                                 BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash................................................    $    6      $  191
  Fees receivable, less allowance for doubtful
   accounts of $761 and $796 (unaudited),
   respectively.......................................     1,531       2,003
  Unbilled fees, at net realizable value..............       815       2,085
  Prepaid expenses and other current assets...........       204         264
                                                          ------      ------
    Total current assets..............................     2,556       4,543
Property and equipment, net...........................       515         501
Cash surrender value of life insurance................       993         995
Deferred income taxes.................................        11          11
Other assets..........................................        30          34
                                                          ------      ------
    Total assets......................................    $4,105      $6,084
                                                          ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $  742      $1,497
  Due to shareholders.................................       601         473
  Accounts payable....................................       160         163
  Accrued compensation and related costs..............       530         949
  Deferred income taxes...............................       766       1,142
  Other accrued liabilities...........................        93          91
                                                          ------      ------
    Total current liabilities.........................     2,892       4,315
Long-term debt........................................       419         413
                                                          ------      ------
    Total liabilities.................................     3,311       4,728
                                                          ------      ------
Commitments
Shareholders' equity:
  Common stock, $1 stated value; 30,000 shares
   authorized, 16,500 shares issued and 15,000
   outstanding at December 31, 1998 and March 31, 1999
   (unaudited), respectively..........................        17          17
  Additional paid-in-capital..........................       350         350
  Treasury stock, 1,500 shares at December 31, 1998
   and March 31, 1999 (unaudited), respectively.......       (89)        (89)
  Retained earnings...................................       516       1,078
                                                          ------      ------
    Total shareholders' equity........................       794       1,356
                                                          ------      ------
    Total liabilities and shareholders' equity........    $4,105      $6,084
                                                          ======      ======


                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                Three Months
                                                                    Ended
                                                    Year Ended    March 31,
                                                   December 31, --------------
                                                       1998      1998    1999
                                                   ------------ ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services...........................    $9,691    $3,380  $3,687
Expenses:
  Member compensation and related costs...........     2,709       711     733
  Employee compensation and related costs.........     5,075     1,445   1,542
  Occupancy costs.................................       406        96     119
  Office operating expenses.......................        95        27      47
  Depreciation and amortization...................       190        47      52
  Other selling, general and administrative
   expenses.......................................       689       215     212
                                                      ------    ------  ------
                                                       9,164     2,541   2,705
                                                      ------    ------  ------
    Operating income..............................       527       839     982
                                                      ------    ------  ------
Other (income) expense:
  Interest expense................................       122        38      46
  Interest income.................................       (23)       (3)     (2)
  Other...........................................      (135)       (5)    --
  Loss on equity investment.......................        40       --      --
                                                      ------    ------  ------
                                                           4        30      44
                                                      ------    ------  ------
Income before provision for income taxes..........       523       809     938
Provision for income taxes........................       232       356     376
                                                      ------    ------  ------
Net income........................................    $  291    $  453  $  562
                                                      ======    ======  ======



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                       STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                                    Treasury
                         Common Stock  Additional     Stock                  Total
                         -------------  Paid-in-  ------------- Retained Shareholders'
                         Shares Amount  Capital   Shares Amount Earnings    Equity
                         ------ ------ ---------- ------ ------ -------- -------------
Balance at December 31,
 1997................... 13,500  $14      $182    1,500   $(89)  $  225     $  332
  Issuances of common
   stock................  3,000    3       168      --     --       --         171
  Net income............    --   --        --       --     --       291        291
                         ------  ---      ----    -----   ----   ------     ------
Balance at December 31,
 1998................... 16,500   17       350    1,500    (89)     516        794
                         ------  ---      ----    -----   ----   ------     ------
  Net income
   (unaudited)..........    --   --        --       --     --       562        562
                         ------  ---      ----    -----   ----   ------     ------
Balance at March 31,
 1999 (unaudited)....... 16,500  $17      $350    1,500   $(89)  $1,078     $1,356
                         ======  ===      ====    =====   ====   ======     ======





                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Three Months
                                                                     Ended
                                                     Year Ended    March 31,
                                                    December 31, --------------
                                                        1998     1998    1999
                                                    ------------ -----  -------
                                                                  (Unaudited)
Cash flows from operating activities:
  Net income......................................     $ 291     $ 453  $   562
  Adjustments to reconcile net income to net cash
   provided by operating activities:
    Depreciation and amortization.................       190        47       52
    Change in deferred income taxes...............       127       356      376
    Changes in operating assets and liabilities:
      Fees receivable.............................      (581)     (420)    (472)
      Unbilled fees...............................       113      (846)  (1,270)
      Prepaid expenses and other current assets...        44        (5)     (60)
      Other assets................................       (15)       (4)      (4)
      Accounts payable............................        (3)       15        3
      Accrued compensation and related costs......       (13)      366      419
      Other accrued liabilities...................        84        (1)      (2)
                                                       -----     -----  -------
        Net cash provided by (used in) operating
         activities...............................       237       (39)    (396)
                                                       -----     -----  -------
Cash flows from investing activities:
  Purchase of property and equipment..............      (328)      (12)     (38)
  Proceeds from sale of property and equipment....         6       --       --
  Increase in cash surrender value................      (171)      (15)      (2)
                                                       -----     -----  -------
        Net cash used in investing activities.....      (493)      (27)     (40)
                                                       -----     -----  -------
Cash flows from financing activities:
  Proceeds from issuance of long-term debt........       450       --        50
  Payments of long-term debt......................       (77)      (49)     (56)
  Payments (decrease) of short-term debt, net.....      (292)      106      627
  Issuance of common stock........................       171       --       --
                                                       -----     -----  -------
        Net cash provided by financing
         activities...............................       252        57      621
                                                       -----     -----  -------
Net decrease in cash..............................        (4)       (9)     185
Cash at beginning of period.......................        10        10        6
                                                       -----     -----  -------
Cash at end of period.............................     $   6     $   1  $   191
                                                       =====     =====  =======
Supplemental disclosures of cash flow information:
  Interest paid...................................     $ 134     $  38  $    46
  Income taxes paid...............................     $  20     $   1  $    34



                See accompanying Notes to Financial Statements.

                             GRACE & COMPANY, P.C.

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Grace & Company, P.C. (the Company) is a full service firm of professional accountants and business advisors serving privately-held companies and their owners and is based in St. Louis, Missouri.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 10 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash, fees receivable, accounts payable, notes payable, accrued liabilities and debt approximate fair value.

                             GRACE & COMPANY, P.C.

                            (Dollars In Thousands)

Income Taxes:

   Income taxes have been computed using the asset and liability approach. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, net realizability of unbilled fees, depreciation and amortization, and income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999 and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheets is comprised of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
Property and equipment, net:
  Furniture and fixtures...............................   $   663      $   626
  Computer equipment...................................     1,079        1,087
  Automobiles..........................................        47           47
  Leasehold improvements...............................        56           56
                                                          -------      -------
                                                            1,845        1,816
  Less accumulated depreciation and amortization.......    (1,330)      (1,315)
                                                          -------      -------
                                                          $   515      $   501
                                                          =======      =======

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The rollforward of activity within the allowance for doubtful accounts is as follows:

                                                                    Three Months
                                                        Year Ended     Ended
                                                       December 31,  March 31,
                                                           1998         1999
                                                       ------------ ------------
                                                                    (Unaudited)
     Balance at beginning of period...................     $903         $761
     Additions to costs and expenses..................       96           43
     Recoveries of previously reserved amounts........     (105)         --
     Less write-offs..................................     (133)          (8)
                                                           ----         ----
     Balance at end of period.........................     $761         $796
                                                           ====         ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit....................................     $595       $1,350
     Current maturities of long-term debt..............      147          147
                                                            ----       ------
       Total short-term debt...........................     $742       $1,497
                                                            ====       ======

   The Company has a $1,600 line of credit with Commerce Bank, N.A. with interest payable monthly at the Federal Funds rate plus 2.75 percent expiring April 30, 1999. The line of credit is collateralized by accounts receivable, unbilled fees and all fixed assets. The line of credit is also partially guaranteed by nine shareholders of the Company. Each shareholder has guaranteed $100. The most significant covenant related to this line requires the Company to maintain a minimum tangible net worth of not less than $1,100.

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)


Long-Term Debt:

   Long-term debt consists of the following:

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
     Notes payable, secured by certain assets of the
      Company, interest rate 7.90% to 8.33%,
      maturities from April 2001 through October
      2002............................................    $ 566        $ 560
     Less current maturities of long-term debt........     (147)        (147)
                                                          -----        -----
       Total long-term debt...........................    $ 419        $ 413
                                                          =====        =====

     The notes payable include $118 at December 31, 1998 and $107
      (unaudited) at March 31, 1999 due to former shareholders of the Company.

     Maturities of long-term debt are as follows:
     Fiscal Year:
       1999...........................................    $ 147
       2000...........................................      148
       2001...........................................      197
       2002...........................................       49
       2003...........................................        5
       Thereafter.....................................       20
                                                          -----
         Total maturities of long-term debt...........    $ 566
                                                          =====

NOTE 6--INCOME TAXES

   The provision for income taxes consists of:

                                                                       Three
                                                                      Months
                                                                       Ended
                                                        Year Ended   March 31,
                                                       December 31, -----------
                                                           1998     1998  1999
                                                       ------------ ----- -----
                                                                    (Unaudited)
     Income taxes currently payable:
       Federal........................................     $ 94     $ --  $ --
       State..........................................       11       --    --
                                                           ----     ----- -----
     Deferred income tax expense:
       Federal........................................      114       322   337
       State..........................................       13        34    39
                                                           ----     ----- -----
         Total provision for income taxes.............     $232     $ 356 $ 376
                                                           ====     ===== =====

                             GRACE & COMPANY, P.C.

                            (Dollars In Thousands)


      Deferred taxes are comprised of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Long-term deferred tax assets:
       Property and equipment/intangible assets........    $  11       $    11
                                                           -----       -------
         Total long-term deferred tax assets...........       11            11
     Current deferred tax liabilities:
       Accrual to cash.................................     (766)       (1,142)
                                                           -----       -------
         Total current deferred tax liabilities........     (766)       (1,142)
                                                           -----       -------
     Net deferred tax liability........................    $(755)      $(1,131)
                                                           =====       =======

      The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                                  Three
                                                                 Months
                                                                  Ended
                                                   Year Ended   March 31,
                                                  December 31, -------------
                                                      1998     1998    1999
                                                  ------------ -----   -----
                                                               (Unaudited)
     U.S. federal statutory rate.................      35%        35%     35%
     State income taxes, net of federal income
      tax benefit................................       4          4       4
     Meals and entertainment.....................       5          5       1
                                                      ---      -----   -----
     Effective income tax rate...................      44%        44%     40%
                                                      ===      =====   =====

NOTE 7--LEASE COMMITMENTS

      The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term. Future minimum lease payments under noncancelable operating leases are as follows:

     Fiscal Year:
       1999............................................................. $  576
       2000.............................................................    576
       2001.............................................................    552
       2002.............................................................    561
       2003.............................................................    505
       Thereafter.......................................................  1,115
                                                                         ------
       Total minimum lease payments..................................... $3,885
                                                                         ======

   Rent expense for all operating leases for the year ended December 31, 1998 was $399 and for the three months ended March 31, 1998 and 1999 was $96 (unaudited) and $119 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLAN

401(k) Plan:

   The Company offers a qualified contributory 401k plan (the Plan) to all its employees. Employee participation in the Plan is optional; participants contribute at least one percent but no more than 18 percent of

                             GRACE & COMPANY, P.C.

                             (Dollars In Thousands)

base compensation. The Company makes a matching contribution based on the amount of eligible employee contributions. The Company matches 50 percent of the first 4 percent of the eligible contributions made by employees. The Company's total expense for this plan was $112 for 1998 and for the three months ended March 31, 1998 and 1999 was $34 (unaudited) and $27 (unaudited), respectively.

NOTE 9--COMMITMENTS

   The Company entered into an agreement with a current non-equity principal to guarantee that principal's base salary through September 30, 2004.

NOTE 10--RELATED PARTY TRANSACTIONS

   In September 1998, the Company invested $40 in Better Business Methods
(BBM). The Company subsequently loaned $184 to BBM for working capital needs. The Company also had an obligation to guarantee or loan up to an additional $176. For the period from investment through disposition, the Company recorded its 50 percent equity share in BBM's net losses substantially eliminating the carrying value of the investment.

   Effective December 1, 1998, the Company sold its investment and note receivable to Grace Capital, LLP whose partners are largely comprised of shareholders of the Company. Both transactions were consummated at net book value. In connection with this sale, the Company was relieved of all obligations for additional funding to BBM.

   The Company has a receivable of $11 at December 31, 1998 and March 31, 1999 (unaudited) from employees for expense advances.

   The Company has a note payable of $21 on behalf of shareholders which was paid in January 1999.

   The Company has $840 at December 31, 1998 and $870 (unaudited) at March 31, 1999 in notes payable to shareholders and principals of the Company. The notes payable are offset by receivables from the shareholders of $55 at December 31, 1998 and $2 (unaudited) at March 31, 1999. These notes are payable on demand and, if no demand is made, then payable in full on December 31, 1999.

NOTE 11--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the stockholders of the Company have transferred their Company shares to a newly formed Missouri limited liability partnership ("Grace Capital"). The Company will be converted from a professional corporation to a business corporation. Thereafter, a wholly-owned subsidiary of Centerprise will merge with and into the Company. All of the Company's outstanding shares will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Partners of
Holthouse Carlin & Van Trigt LLP

In our opinion, the accompanying balance sheet and the related statements of income, of partners' capital equity and of cash flows present fairly, in all material respects, the financial position of Holthouse Carlin & Van Trigt LLP at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 31, 1999

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                                 BALANCE SHEET

                                 (In Thousands)

                                                      December 31,   March 31,
                                                      ------------- -----------
                                                       1997   1998     1999
                                                      ------ ------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents.......................... $  524 $  644   $  129
  Marketable securities..............................    273    285      287
  Fees receivable, less allowance for doubtful
   accounts of $443, $655 and $529 (unaudited),
   respectively......................................  1,394  1,816    2,469
  Unbilled fees, at net realizable value.............    493    610    1,365
  Prepaid expenses and other current assets..........     63     15       78
                                                      ------ ------   ------
    Total current assets.............................  2,747  3,370    4,328
Property and equipment, net..........................    219    276      318
Other assets.........................................     28     44       44
                                                      ------ ------   ------
    Total assets..................................... $2,994 $3,690   $4,690
                                                      ====== ======   ======
LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
  Accounts payable................................... $   63 $   71   $   36
  Accrued compensation and related costs.............     26     72       56
  Accrued vacation...................................     58    104      112
                                                      ------ ------   ------
    Total current liabilities........................    147    247      204
                                                      ------ ------   ------
Commitments and contingencies
Partners' equity
    Total partners' capital accounts.................  2,847  3,443    4,486
                                                      ------ ------   ------
    Total liabilities and partners' equity........... $2,994 $3,690   $4,690
                                                      ====== ======   ======


                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                                Three Months
                                                 Year Ended         Ended
                                                December 31,      March 31,
                                                --------------  --------------
                                                 1997    1998    1998    1999
                                                ------  ------  ------  ------
                                                                 (Unaudited)
Revenues:
  Professional services........................ $7,720  $9,446  $2,848  $3,234
                                                ------  ------  ------  ------
Expenses:
  Employee compensation and related costs......  2,617   3,089     745     839
  Occupancy costs..............................    286     360      75      84
  Office operating expenses....................    306     326     220     250
  Depreciation and amortization................     55      73      18      14
  Other selling, general and administrative
   expenses....................................    801     819     103     (59)
                                                ------  ------  ------  ------
                                                 4,065   4,667   1,161   1,128
                                                ------  ------  ------  ------
    Operating income...........................  3,655   4,779   1,687   2,106
                                                ------  ------  ------  ------
Other (income) expense:
  Interest income..............................    (31)    (25)     (9)     (5)
  Other........................................      5     --      --        6
                                                ------  ------  ------  ------
                                                  (26)     (25)     (9)      1
                                                ------  ------  ------  ------
Net income..................................... $3,681  $4,804  $1,696  $2,105
                                                ======  ======  ======  ======



                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                         STATEMENT OF PARTNERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                                       Partners'
                                                                        Equity
                                                                       ---------
Balance at December 31, 1996..........................................  $2,696
  Net income..........................................................   3,681
  Partners' withdrawals...............................................  (3,530)
                                                                        ------
Balance at December 31, 1997..........................................   2,847
  Net income..........................................................   4,804
  Partners' withdrawals...............................................  (4,238)
  Capital contribution................................................      30
                                                                        ------
Balance at December 31, 1998..........................................   3,443
Unaudited data:
  Net income..........................................................   2,105
  Partners' withdrawals...............................................  (1,062)
                                                                        ------
Balance at March 31, 1999 (Unaudited).................................  $4,486
                                                                        ======




                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                                 Three Months
                                                Year Ended          Ended
                                               December 31,       March 31,
                                              ----------------  ---------------
                                               1997     1998     1998    1999
                                              -------  -------  ------  -------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net income................................  $ 3,681  $ 4,804  $1,696  $ 2,105
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...........       55       73      18       14
    Bad debt expense........................      281      340     205     (124)
    Changes in current assets and
     liabilities:
      Fees receivable.......................     (309)    (762)   (606)    (527)
      Unbilled fees.........................      (77)    (117)   (720)    (755)
      Prepaid expenses and other assets.....        9       31      43      (63)
      Accounts payable......................       11        8      (8)     (35)
      Accrued compensation and related
       costs................................      (18)      46      95      (16)
      Accrued vacation......................       58       46      26        8
                                              -------  -------  ------  -------
        Net cash provided by operating
         activities.........................    3,691    4,469     749      607
                                              -------  -------  ------  -------
Cash flows from investing activities:
  Purchase of property and equipment........     (104)    (130)    (15)     (57)
  Purchase of investments...................     (178)    (148)     (6)      (3)
  Proceeds from sale of investments.........      167      136     --       --
                                              -------  -------  ------  -------
        Net cash used in investing
         activities.........................     (115)    (142)    (21)     (60)
                                              -------  -------  ------  -------
Cash flows from financing activities:
  Payments of partner capital...............   (3,531)  (4,237)   (990)  (1,062)
  Capital contributed by principals.........      --        30     --       --
                                              -------  -------  ------  -------
        Net cash used in financing
         activities.........................   (3,531)  (4,207)   (990)  (1,062)
                                              -------  -------  ------  -------
Net increase in cash and cash equivalents...       45      120    (262)    (515)
Cash and cash equivalents at beginning of
 period.....................................      479      524     524      644
                                              -------  -------  ------  -------
Cash and cash equivalents at end of period..  $   524  $   644  $  262  $   129
                                              =======  =======  ======  =======


                See accompanying Notes to Financial Statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   Holthouse Carlin & Van Trigt LLP (the Company) was formed in 1991 as a general partnership pursuant to the provisions of the California Uniform Partnership Act and provides tax, accounting and consulting services for closely-held businesses and the related individuals primarily in the southern California region. In 1996, the Company elected to convert from a general partnership to a registered limited liability partnership pursuant to the California Corporations Code.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Marketable Securities:

   The Company accounts for marketable securities in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities."

   Marketable securities consisted of investments in various state and local city debt securities and are classified as available for sale. At December 31, 1997 and 1998, the fair market value of the securities approximated their original cost.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable and accrued liabilities approximate fair value.

Income Taxes:

   The Company is a limited liability partnership. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1997 and 1998 as the taxes associated with net income of the Company is borne by the individual partners.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the consolidated financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowance for doubtful accounts, unbilled fees, depreciation and amortization and the valuation of investments.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

NOTE 3--SELECTED FINANCIAL STATEMENT INFORMATION

      Additional information concerning financial statement accounts include the following:

                                                   December 31,     March 31,
                                                   --------------  -----------
                                                    1997    1998      1999
                                                   ------  ------  -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures..................... $  206  $  268     $ 280
       Computer equipment.........................    173     241       286
                                                   ------  ------     -----
                                                      379     509       566
       Less accumulated depreciation and
        amortization..............................   (160)   (233)     (248)
                                                   ------  ------     -----
                                                   $  219  $  276     $ 318
                                                   ======  ======     =====
     Prepaid expenses and other current assets:
       Prepaid expenses........................... $   35  $    2     $  68
       Employee receivables.......................     28      13        10
                                                   ------  ------     -----
                                                   $   63  $   15     $  78
                                                   ======  ======     =====

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The following is a rollforward of activity within the allowance for doubtful accounts:

                                                                  Three Months
                                                   Year Ended        Ended
                                                  December 31,     March 31,
                                                  --------------  ------------
                                                   1997    1998       1999
                                                  ------  ------  ------------
                                                                  (Unaudited)
     Balance at beginning of period.............. $  309  $  443      $655
     Additions (reductions) to costs and
      expenses, net..............................    282     343       (73)
     Write-offs..................................   (148)   (131)      (53)
                                                  ------  ------      ----
     Balance at end of period.................... $  443  $  655      $529
                                                  ======  ======      ====

NOTE 5--LEASE COMMITMENTS

      The Company leases various office facilities under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term at the end of the original lease term, generally at fair market rates. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  347
     2000...............................................................    357
     2001...............................................................    316
     2002...............................................................    233
     2003...............................................................    175
                                                                         ------
        Total minimum lease payments.................................... $1,428
                                                                         ======

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

   Rent expense for all operating leases for the fiscal years ended December 31, 1997 and 1998, and the three months ended March 31, 1998 and 1999 was $242, $291, $75 (unaudited) and $84 (unaudited), respectively,

NOTE 6--LINE OF CREDIT

   The Company has a line of credit available with Union Bank of California at December 31, 1997 and 1998 in the amount of $250. There were no balances outstanding on this line at December 31, 1997 or 1998.

NOTE 7--EMPLOYEE BENEFIT PLAN

401(K):

   The Company sponsors the Holthouse Carlin & Van Trigt 401(K) Plan which is available to all of its employees. The employees are eligible to participate in the plan after 90 days of employment. The plan is contributory by the employee only as the Company makes no matching contribution.

NOTE 8--PARTNERS' EQUITY

   The Company is a California Registered limited liability partnership with seven common partners, one of which is the managing partner. In accordance with the Partnership agreement each partner contributed $30 to the partners' applicable capital account upon acceptance. One new partner was accepted during 1998 increasing the total number of partners from six partners in 1997 to seven partners in 1998.

NOTE 9--CONTINGENCIES

Litigation:

   The Company is, from time to time, a party to litigation arising in the normal course of its business. Management believes that none of this litigation will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

NOTE 10--RELATED PARTY TRANSACTIONS

   The Company has loans outstanding to certain of its employees, excluding partners, during 1997 and 1998. These loans are for the employees' personal uses and are collected via monthly payroll deductions since inception. The Company decided to eliminate the issuance of such loans during 1998. Employee loans totaled $28, $13 and $10 (unaudited) at December 31, 1997 and 1998 and March 31, 1999, respectively.

   One of the Company's partners is a partial owner of a legal service firm located in Orange County, California. This legal service firm is a client of the Company during 1997 and 1998. There were no material transactions with this legal service firm during 1997 or 1998.

   Certain partners of the Company are investors in business ventures conducted by certain of the Company's clients. All of these clients receive only tax consultation services from the Company. The respective partners' investments are made and held individually rather than by the Company at December 31, 1997 and 1998.

                        HOLTHOUSE CARLIN & VAN TRIGT LLP

                             (Dollars In Thousands)

NOTE 11--SUBSEQUENT EVENTS

   Effective January 1, 1999, the Company admitted William L. Warburton as a probationary partner bringing the total number of partners to eight. As a probationary partner, Mr. Warburton does not have voting privileges for a period of two years, other than the right to vote on any prospective partner.

Cornerstone Transaction (Unaudited):

   In March 1999, the Company and its stockholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will transfer all of its assets to a newly formed Delaware limited liability company ("HCVT Company") followed by a dissolution of the Company. Thereafter, seven wholly-owned subsidiaries and one wholly-owned limited liability company of Centerprise will merge with and into the seven corporate members of HCVT Company and the sole limited liability company member of HCVT Company, respectively. All of the Company's outstanding partnership interests will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company divest its attest functions prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former owners of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of The Reppond Companies

In our opinion, the accompanying combined balance sheet and the related combined statements of income, of shareholders' equity and of cash flows present fairly, in all material respects, the financial position of The Reppond Company, Inc., the Reppond Administrators L.L.C. and Verasource Excess Risk Ltd. (collectively, The Reppond Companies or the Company) at December 31, 1998, and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                             THE REPPOND COMPANIES

                             COMBINED BALANCE SHEET

                       (In Thousands, Except Share Data)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...........................    $  148      $  174
  Accounts receivable.................................       842         885
  Prepaid expenses....................................        77          94
                                                          ------      ------
    Total current assets..............................     1,067       1,153
Property and equipment, net...........................       792         837
Deferred income taxes.................................         7           7
Other assets..........................................        27          30
                                                          ------      ------
    Total assets......................................    $1,893      $2,027
                                                          ======      ======
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $  368      $  673
  Accounts payable....................................       248         229
  Accrued compensation and related costs..............       243         148
  Income taxes payable................................       103          20
  Deferred income taxes...............................       120         107
  Other accrued liabilities...........................         5         --
                                                          ------      ------
    Total current liabilities.........................     1,087       1,177
Long-term debt........................................       130          84
                                                          ------      ------
    Total liabilities.................................     1,217       1,261
                                                          ------      ------
Commitments
Shareholders' equity:
  Members' equity of the Reppond Administrators
   L.L.C..............................................       (26)         13
  Common stock of The Reppond Company, $1 par value;
   50,000 shares authorized; 500 shares issued and
   outstanding at December 31, 1998 and March 31, 1999
   (unaudited)........................................         1           1
  Common stock of Verasource Excess Risk Ltd., $1 par
   value; 50,000 shares authorized; 250 shares issued
   and outstanding at December 31, 1998 and March 31,
   1999 (unaudited)...................................       --          --
  Additional paid-in capital..........................        56          56
  Note receivable from shareholder....................       (28)        (28)
  Retained earnings...................................       673         724
                                                          ------      ------
    Total shareholders' equity........................       676         766
                                                          ------      ------
    Total liabilities and shareholders' equity........    $1,893      $2,027
                                                          ======      ======

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                          COMBINED STATEMENT OF INCOME

                                 (In Thousands)

                                                                 Three Months
                                                                     Ended
                                                     Year Ended    March 31,
                                                    December 31, -------------
                                                        1998      1998   1999
                                                    ------------ ------ ------
                                                                  (Unaudited)
Revenue:
  Commission.......................................    $6,423    $1,562 $1,788
  Fee for service..................................     1,469       347    403
                                                       ------    ------ ------
                                                        7,892     1,909  2,191
                                                       ------    ------ ------
Expenses:
  Producer compensation and related costs..........     2,359       635    674
  Employee compensation and related costs..........     2,708       586    646
  Occupancy costs..................................       391        98    111
  Office operating expenses........................       501        77    124
  Depreciation and amortization....................       332        76     76
  Other selling, general and administrative
   expenses........................................     1,090       227    401
                                                       ------    ------ ------
                                                        7,381     1,699  2,032
                                                       ------    ------ ------
    Operating income...............................       511       210    159
                                                       ------    ------ ------
Other (income) expense:
  Interest expense.................................        72        23     10
  Interest income..................................       (43)      --      (1)
  Other............................................        22         7    --
                                                       ------    ------ ------
                                                           51        30      9
                                                       ------    ------ ------
Income before provision for income taxes...........       460       180    150
Provision for income taxes.........................       113        45     60
                                                       ------    ------ ------
Net income.........................................    $  347    $  135 $   90
                                                       ======    ====== ======


            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                   COMBINED STATEMENT OF SHAREHOLDERS' EQUITY

                       (In Thousands, Except Share Data)

                                      Members'
                     Common Stock  Equity of the  Common Stock
                        of the        Reppond     of Verasource
                        Reppond    Administrators Excess Risk,                         Note      Accumulated
                        Company        L.L.C.         Ltd.      Additional          Receivable      Other         Total
                     ------------- -------------- -------------  Paid-in   Retained    from     Comprehensive Shareholders'
                     Shares Amount     Amount     Shares Amount  Capital   Earnings Shareholder Income (Loss)    Equity
                     ------ ------ -------------- ------ ------ ---------- -------- ----------- ------------- -------------
Balance at January
 1, 1998...........   500    $ 1       $(215)      313    $--      $70       $518      $(28)        $(10)         $336
 Repurchase of
  62.5 shares of
  Verasource
  stock............   --     --          --        (63)    --      (14)        (3)      --           --            (17)
 Unrealized loss
  on marketable
  securities.......   --     --          --        --      --      --         --        --            10            10
 Net income........   --     --          189       --      --      --         158       --           --            347
                      ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
   Total
    comprehensive
    income.........
Balance at December
 31, 1998..........   500      1         (26)      250     --       56        673       (28)         --            676
Unaudited data:
 Net income........   --     --           39       --      --      --          51       --           --             90
                      ---    ---       -----       ---    ----     ---       ----      ----         ----          ----
 Total
  comprehensive
  income...........
Balance at March
 31, 1999
 (unaudited).......   500    $ 1       $  13       250    $--      $56       $724      $(28)        $--           $766
                      ===    ===       =====       ===    ====     ===       ====      ====         ====          ====
                         Total
                     Comprehensive
                        Income
                     -------------
Balance at January
 1, 1998...........
 Repurchase of
  62.5 shares of
  Verasource
  stock............
 Unrealized loss
  on marketable
  securities.......      $ 10
 Net income........       490
                     -------------
   Total
    comprehensive
    income.........       500
                     =============
Balance at December
 31, 1998..........
Unaudited data:
 Net income........        90
                     -------------
 Total
  comprehensive
  income...........      $ 90
                     =============
Balance at March
 31, 1999
 (unaudited).......



            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                        COMBINED STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                             Three Months
                                                                Ended
                                                 Year Ended   March 31,
                                                December 31, -------------
                                                    1998     1998      1999
                                                ------------ ------------------
                                                             (Unaudited)
Cash flows from operating activities:
  Net income...................................    $ 347     $ 135  $   90
  Adjustments to reconcile net income to net
   cash provided by (used in ) operating
   activities:
   Depreciation and amortization...............      332        76      76
   Changes in current operating assets and
    liabilities:
      Accounts receivable......................       41        29     (43)
      Prepaid expenses.........................      (38)      (35)    (17)
      Accounts payable.........................      102        (7)    (19)
      Accrued compensation and related costs...       78        (7)    (95)
      Income taxes payable.....................      184        (5)    (83)
      Deferred income taxes....................      (67)      (19)    (13)
      Other assets and liabilities.............      (20)       15      (8)
                                                   -----     -----  ------
        Net cash provided by (used in)
         operating activities..................      959       182    (112)
                                                   -----     -----  ------
Cash flows from investing activities:
  Purchase of property and equipment...........     (301)      (48)   (121)
                                                   -----     -----  ------
        Net cash used in investing activities..     (301)      (48)   (121)
                                                   -----     -----  ------
Cash flows from financing activities:
  Payments of long-term debt...................     (346)      (46)    (46)
  Repurchase of common stock...................      (17)      (17)    --
  Proceeds from (payments of) short-term debt,
   net.........................................     (185)      (18)    305
                                                   -----     -----  ------
        Net cash (used in) provided by
         financing activities..................     (548)      (81)    259
                                                   -----     -----  ------
Net increase in cash and cash equivalents......      110        53      26
Cash and cash equivalents at beginning of
 period........................................       38        38     148
                                                   -----     -----  ------
Cash and cash equivalents at end of year.......    $ 148     $  91  $  174
                                                   =====     =====  ======
Supplemental disclosures of cash flow
 information:
  Interest paid................................    $  72     $  23  $   10
  Income taxes paid............................    $ 111     $  51  $  160

            See accompanying Notes to Combined Financial Statements.

                             THE REPPOND COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                             (Dollars In Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

   The Reppond Companies (the Company) comprises three business entities, The Reppond Company, Inc. (TRC), Reppond Administrators L.L.C. (RA) and Verasource Excess Risk Ltd. (VS).

   TRC is a group insurance brokerage firm in the Pacific Northwest primarily marketing group medical, dental and life insurance products. Ben Reppond and Louis Baransky own 75 percent and 25 percent of TRC, respectively. TRC represents 77 percent of the Company's total revenues for the year ended December 31, 1998.

   RA provides administrative services for a fee primarily to TRC's client base. RA administers COBRA plans, flexible spending accounts, direct dental reimbursement and single billing. Ben and Deborah Reppond (husband and wife) and Louis Baransky own 99 percent and 1 percent of RA, respectively. RA represents 19 percent of the Company's total revenues for the year ended December 31, 1998.

   VS is a reinsurance brokerage firm marketing stop loss coverage to mid-size companies that wish to limit losses related to its self-insured plans. Ben Reppond and Scott Perry each own 50 percent of VS. VS represents 4 percent of the Company's total revenues for the year ended December 31, 1998.

NOTE 2--BASIS OF PRESENTATION

   The combined financial statements present the combined financial position and results of operations of TRC, RA and VS. TRC, RA and VS are related through common management. In view of their close operating and financial relationships, the preparation of combined financial statements is considered appropriate. The combined statements, however, do not refer to a legal entity. All significant transactions and accounts among TRC, RA and VS have been eliminated.

NOTE 3--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes commission income on the later of the effective date of the policy or the billing date. Contingent commissions are recorded when received. Service fee income is recognized as earned, which is over the period in which the services are provided.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on a straight-line basis over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 3 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and debt approximate fair value.

Income Taxes:

   Income taxes have been computed using the asset and liability approach for TRC and VS. Under this approach, deferred income tax assets and liabilities are determined based on the differences between the financial statement and tax basis of assets and liabilities using currently enacted tax rates in effect for the years in which the differences are expected to reverse.

   RA's members elected to treat RA as a partnership for federal and state income tax purposes. Under the election, RA's results of operations are passed through to, and taken into account by, its members in computing their individual tax liabilities. These items are not taxed at the entity's level; thus, no provision for income taxes has been made, with respect to RA, in the combined financial statements.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the combined financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for accounts receivable, depreciation and income taxes.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all the adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999 and the results of its operations and its cash flow for the three months ended March 31, 1999 and 1998, as presented in the accompanying unaudited interim financial statements.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 4--PROPERTY AND EQUIPMENT

    Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
     Property and equipment:
       Furniture and fixtures.........................   $   438      $   446
       Computer equipment.............................       823          931
       Leasehold improvements.........................       103          103
       Office equipment...............................       302          307
       Vehicles.......................................        19           19
       Computer software..............................       286          286
                                                         -------      -------
                                                           1,971        2,092
     Less accumulated depreciation and amortization...    (1,179)      (1,255)
                                                         -------      -------
                                                         $   792      $   837
                                                         =======      =======

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit....................................     $183        $488
     Current maturities of long-term debt..............      185         185
                                                            ----        ----
       Total short-term debt...........................     $368        $673
                                                            ====        ====

   The Company has a $525 line of credit with The Commerce Bank of Washington, N.A. with interest payable monthly at prime (7.75 percent at December 31, 1998) plus 0.25 percent expiring April 30, 1999. The line of credit is collateralized by substantially all assets.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

Long-Term Debt:

   Long-term debt consists of the following:

                                                      December 31,  March 31,
                                                          1998        1999
                                                      ------------ -----------
                                                                   (Unaudited)
     Note payable, secured by certain assets of the
      Company, interest rate of prime (7.75 percent
      at December 31, 1998) plus 0.25 percent........     $315        $269
     Less current maturities of long-term debt.......      185         185
                                                          ----        ----
         Total long-term debt........................     $130        $ 84
                                                          ====        ====
     Maturities on long-term debt, are as follows:
     1999............................................     $185
     2000............................................      130
                                                          ----
         Total maturities of long-term debt..........     $315
                                                          ====

NOTE 6--INCOME TAXES

   The provision for income taxes consists of:

                                                                 Three Months
                                                     Year Ended      Ended
                                                    December 31,   March 31,
                                                        1998      1998    1999
                                                    ------------ ------  ------
                                                                  (Unaudited)
     Income taxes currently payable:
       Federal.....................................     $180     $   64  $   73
                                                        ----     ------  ------
     Deferred income tax expense (benefit):
       Federal.....................................      (67)       (19)    (13)
                                                        ----     ------  ------
         Total provision for income taxes..........     $113     $   45  $   60
                                                        ====     ======  ======

   Deferred taxes are comprised of the following:

                                                                    Three Months
                                                                       Ended
                                                       December 31,  March 31,
                                                           1998         1999
                                                       ------------ ------------
                                                                    (Unaudited)
     Non-current deferred tax assets:
       Property and equipment.........................     $  7         $  7
                                                           ====         ====
     Current deferred tax liabilities:
       Accrual to cash differences....................     $116         $103
       Unrealized losses..............................        4            4
                                                           ----         ----
                                                           $120         $107
                                                           ====         ====

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

   The Company's effective income tax rate varied from the U.S. federal statutory tax rate as follows:

                                                              Three Months
                                                                  Ended
                                                  Year Ended    March 31,
                                                 December 31, ---------------
                                                     1998      1998     1999
                                                 ------------ ------   ------
                                                               (Unaudited)
     U.S. federal statutory rate................      34%         34%      34%
     Limited liability company income not
      subject to level taxation.................     (14)        (14)      (9)
     Meals and entertainment....................       4           4        3
     Merger costs...............................     --          --        10
     Other......................................       1           1        1
                                                     ---      ------   ------
                                                      25%         25%      39%
                                                     ===      ======   ======

NOTE 7--LEASE COMMITMENTS

   The Company leases various types of office facilities, equipment, and furniture and fixtures under noncancelable lease agreements, which expire at various dates. Certain of these leases allow the Company, at its option to extend the lease term and/or purchase the leased asset at the end of the lease term, generally at fair market value. Future minimum lease payments under noncancelable operating leases are as follows:

     1999............................................................... $  325
     2000...............................................................    369
     2001...............................................................    382
     2002...............................................................    388
     2003...............................................................    388
                                                                         ------
     Total minimum lease payments....................................... $1,852
                                                                         ======

   Rent expense for all operating leases for the fiscal year ended December 31, 1998, and for the three months ended March 31, 1998 and 1999 was $386, $97 (unaudited), and $110 (unaudited), respectively.

NOTE 8--EMPLOYEE BENEFIT PLAN

   The Company sponsors a defined contribution pension plan covering substantially all employees. At its discretion, the Company may make contributions to the plan up to 6 percent of employees wages. Contributions for the year ended December 31, 1998 were $25.

NOTE 9--RELATED PARTY TRANSACTIONS

   The December 31, 1998 accounts receivable balance includes a $17 receivable from a related party. This amount represents expenses that were paid by the Company on behalf of the related party.

   The Company is a party to a sublicense agreement in which it pays a related party approximately $25 per year for the use of a luxury box at the Key Arena in Seattle, Washington.

                             THE REPPOND COMPANIES

                             (Dollars In Thousands)

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its shareholders entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which three wholly owned subsidiaries of Centerprise will merge with and into The Reppond Company, Inc., Reppond Administrators L.L.C. and Vera Source Excess Risk Ltd., respectively. All of the Company's outstanding shares and membership interests will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In April 1999, the Company obtained a note payable from The Commerce Bank of Washington, N.A. with a borrowing limit of $600,000. The Note bears interest at prime plus 0.25 percent and expires in April of 2004. The Note is collateralized by substantially all assets of the Company. The Company has borrowed $350,000 on the Note through May 17, 1999.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members of Simione, Scillia, Larrow & Dowling LLC

In our opinion, the accompanying balance sheet and the related statements of income, of members' equity and of cash flows present fairly, in all material respects, the financial position of Simione, Scillia, Larrow & Dowling LLC at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
January 29, 1999

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                                 BALANCE SHEET

                                 (In Thousands)

                                                       December 31,  March 31,
                                                           1998        1999
                                                       ------------ -----------
                                                                    (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents...........................    $  169      $  235
  Fees receivable, less allowance for doubtful
   accounts of $177 and $177 (unaudited)..............     1,562       2,265
  Notes receivable....................................        12          12
  Unbilled fees, at net realizable value..............       254         487
  Prepaid expenses and other current assets...........        23          75
                                                          ------      ------
    Total current assets..............................     2,020       3,074
Property and equipment, net...........................       133         125
Fees receivable.......................................        43          43
Notes receivable......................................        46          46
                                                          ------      ------
    Total assets......................................    $2,242      $3,288
                                                          ======      ======
LIABILITIES AND MEMBERS' EQUITY
Current liabilities:
  Short-term debt.....................................    $1,101      $1,171
  Loans from members..................................        26          22
  Due to managers.....................................       152         186
  Accounts payable....................................       115         216
  Accrued expenses....................................       142         139
                                                          ------      ------
    Total current liabilities.........................     1,536       1,734
Long-term debt........................................       153         120
Deferred rent.........................................       113         115
                                                          ------      ------
    Total liabilities.................................     1,802       1,969
                                                          ------      ------
Commitments and contingencies
Members' equity:
  Members.............................................       --          --
  Managers............................................       440       1,319
                                                          ------      ------
    Total members' equity.............................       440       1,319
                                                          ------      ------
    Total liabilities and members' equity.............    $2,242      $3,288
                                                          ======      ======

                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                              STATEMENT OF INCOME

                                 (In Thousands)

                                                            Three Months Ended
                                                Year Ended       March 31,
                                               December 31, ------------------
                                                   1998       1998      1999
                                               ------------ --------- ---------
                                                                (Unaudited)
Revenues:
  Professional services.......................    $6,217    $   1,983 $   2,478
                                                  ------    --------- ---------
Expenses:
  Members' and managers' compensation and
   related costs..............................     2,306          570       627
  Employee compensation and related costs.....     2,090          588       574
  Occupancy costs.............................       372           86        86
  Office operating expenses...................       494          129       131
  Depreciation and amortization...............        31            8         8
  Other selling, general and administrative
   expenses...................................       467          104       108
                                                  ------    --------- ---------
                                                   5,760        1,485     1,534
                                                  ------    --------- ---------
    Operating income..........................       457          498       944
                                                  ------    --------- ---------
Other expense:
  Interest expense............................       130           30        35
  Other.......................................        50          --         30
                                                  ------    --------- ---------
                                                     180           30        65
                                                  ------    --------- ---------
Net income....................................    $  277    $     468 $     879
                                                  ======    ========= =========



                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                          STATEMENT OF MEMBERS' EQUITY

                                 (In Thousands)

                                                                         Total
                                                     Members' Managers' Members'
                                                      Equity   Equity    Equity
                                                     -------- --------- --------
Balance at January 1, 1998..........................   $--     $  163    $  163
Net income..........................................    --        277       277
                                                       ----    ------    ------
Balance at December 31, 1998........................    --        440       440
                                                       ----    ------    ------
Net income (unaudited)..............................    --        879       879
                                                       ----    ------    ------
Balance at March 31, 1999 (unaudited)...............   $--     $1,319    $1,319
                                                       ====    ======    ======




                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                            STATEMENT OF CASH FLOWS

                                 (In Thousands)

                                                          Three Months Ended
                                              Year Ended       March 31,
                                             December 31, ------------------
                                                 1998       1998       1999
                                             ------------ ---------  ---------
                                                              (Unaudited)
Cash flows from operating activities:
  Net income................................    $ 277     $     468  $     879
  Adjustments to reconcile net income to net
   cash provided by operating activities:
    Depreciation and amortization...........       31             8          8
    Provision for losses on accounts
     receivable.............................       56             4         15
    Changes in deferred rent expense........       17           --           2
    Changes in current assets and
     liabilities:
      Fees receivable.......................     (266)         (197)      (718)
      Unbilled fees.........................     (159)         (287)      (233)
      Prepaid expenses and other current
       assets...............................       (2)          (69)       (52)
      Due to managers.......................      152           --          34
      Accounts payable......................      (10)           87        101
      Accrued expenses......................       33            43         (3)
                                                -----     ---------  ---------
        Net cash provided by operating
         activities.........................      129            57         33
                                                -----     ---------  ---------
Cash flows from investing activities:
  Purchase of property and equipment........      (11)           (6)       --
                                                -----     ---------  ---------
        Net cash used in investing
         activities.........................      (11)           (6)       --
                                                -----     ---------  ---------
Cash flows from financing activities:
  Payments of long-term debt................     (133)          (33)       (33)
  Proceeds from short-term debt.............      197            10         70
  Payments of loans from members............      (16)           (4)        (4)
                                                -----     ---------  ---------
        Net cash provided by (used in)
         financing activities...............       48           (27)        33
                                                -----     ---------  ---------
Net increase in cash........................      166            24         66
Cash and cash equivalents at beginning of
 year.......................................        3             3        169
                                                -----     ---------  ---------
Cash and cash equivalents at end of year....    $ 169     $      27  $     235
                                                =====     =========  =========
Supplemental disclosure of cash flow
 information:
  Interest paid.............................    $ 130     $      30  $      35


                See accompanying Notes to Financial Statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                         NOTES TO FINANCIAL STATEMENTS

                             (Dollars in Thousands)

NOTE 1--BACKGROUND AND BUSINESS DESCRIPTION

Nature of Operations and Organization:

   Simione, Scillia, Larrow & Dowling LLC (the Company) is a limited liability company engaged in the practice of providing audit, accounting, tax, and management consulting services. The Company has offices in New Haven, Hartford, and Hamden, Connecticut. The primary area is Connecticut, although the Company has clients throughout the United States. The Company specializes in providing services for small and mid-sized privately owned business and governmental clients. More than half of the Company's revenue is derived from audit and accounting services.

   The Company was formed pursuant to the Connecticut Limited Liability Company Act. The term of the Company began as of January 1, 1996 and shall continue until December 31, 2046 unless sooner terminated in accordance with the Operating Agreement. Ownership in the Company consists of members, certain of which are designated as managers. Members have limited personal liability for the obligations or debts of the Company. The managers are responsible for the business, property, and affairs of the Company. Each individual who becomes a manager of the Company shall have capital in the Company to the extent of: (i) capital contributions actually made, and (ii) the amount of guaranteed payments (as defined) "contributed" in relation to total guaranteed payments "contributed" by all managers, with such percentage interest applied to unallocated capital of the Company.

NOTE 2--SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition:

   The Company recognizes revenue as the related services are provided. The Company bills clients based upon actual hours incurred on client projects at expected net realizable rates per hour, plus any out-of-pocket expenses. The cumulative impact of any subsequent revision in the estimated realizable value of unbilled fees for a particular client project is reflected in the period in which the change becomes known. Outstanding fees receivable are evaluated each period to assess the adequacy of the allowance for doubtful accounts.

Unbilled Fees:

   Unbilled fees represent the anticipated net realizable value for hours incurred by the Company's professional and administrative staff, plus out-of-pocket expenses, on projects which had not yet been billed to clients as of period end.

Cash and Cash Equivalents:

   The Company considers temporary cash investments with original maturities of three months or less from the date of purchase to be cash equivalents.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

Property and Equipment:

   Property and equipment are carried at cost, less accumulated depreciation and amortization. Depreciation and amortization of property and equipment are computed on the straight-line method over estimated useful asset lives (shorter of asset life or lease term for leasehold improvements), generally ranging from 5 to 7 years. Expenditures for maintenance and repairs and minor renewals and betterments which do not improve or extend the life of the respective assets are expensed. All other expenditures for renewals and betterments are capitalized. The assets and related depreciation accounts are adjusted for property retirements and disposals with the resulting gain or loss included in operations.

Income Taxes:

   The Company is treated as a partnership for income tax purposes. As such, the Company has no current or deferred income tax assets or liabilities outstanding at December 31, 1998 as the taxes associated with net income of the Company is borne by the individual members.

Asset Impairment Assessments:

   The Company reviews long-lived assets for impairment whenever events or circumstances indicate that the carrying value of such assets may not be fully recoverable. An impairment is recognized to the extent that the sum of undiscounted estimated future cash flows expected to result from use of the assets is less than the carrying value. If an impairment is recognized the carrying value of the impaired asset is reduced to its fair value. No impairment has been recognized through December 31, 1998.

Fair Value of Financial Instruments:

   The carrying amounts of the Company's financial instruments including cash and cash equivalents, fees receivable, accounts payable, accrued liabilities and debt approximate fair value.

Concentration of Credit Risk:

   Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of fees receivable. Receivables arising from services provided to clients are not collateralized and, as a result, management continually monitors the financial condition of its clients to reduce the risk of loss.

Use of Estimates:

   The preparation of financial statements in conformity with generally accepted accounting principals requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. While management believes that the estimates and related assumptions used in the preparation of the financial statements are appropriate, actual results could differ from those estimates. Estimates are made when accounting for the allowances for doubtful accounts and deprecation.

Unaudited Interim Financial Statements:

   In the opinion of management, the Company has made all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial position of the Company at March 31, 1999, and the results of its operations and its cash flows for the three months ended March 31, 1998 and 1999, as presented in the accompanying unaudited interim financial statements.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

NOTE 3--PROPERTY AND EQUIPMENT

   Property and equipment, net reflected on the accompanying balance sheet is comprised as follows:

                                                      December 31,  March 31,
                                                          1998        1999
                                                      ------------ -----------
                                                                   (Unaudited)
     Property and equipment, net:
       Furniture and fixtures........................     $197        $197
       Computer equipment............................       19          19
                                                          ----        ----
                                                           216         216
       Less accumulated depreciation and
        amortization.................................      (83)        (91)
                                                          ----        ----
                                                          $133        $125
                                                          ====        ====

NOTE 4--DETAIL OF ALLOWANCE FOR DOUBTFUL ACCOUNTS

   The following is a rollforward of activity within the allowance for doubtful accounts:

                                                     Year Ended   Three Months
                                                    December 31, Ended March 31,
                                                        1998          1999
                                                    ------------ ---------------
                                                                   (Unaudited)
     Balance at beginning of period................     $255          $177
     Additions to costs and expenses...............       56            15
     Less write-offs...............................     (134)          (15)
                                                        ----          ----
     Balance at end of period......................     $177          $177
                                                        ====          ====

NOTE 5--CREDIT FACILITIES

Short-Term Debt:

   Short-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Line of credit borrowings.........................    $  969      $1,039
     Current maturities of long-term debt..............       132         132
                                                           ------      ------
       Total short-term debt...........................    $1,101      $1,171
                                                           ======      ======

   Line of credit borrowings consist of amounts outstanding under the Company's $1,500 commercial note and revolving loan agreement with a bank. That note and loan agreement bears interest at the bank's prime rate (as defined) plus .5 percent (8.25 percent at December 31, 1998). The line of credit borrowings are secured by all assets of the Company and are personally guaranteed by the Managers. To the extent the line of credit borrowings exceed $1,000, such borrowings cannot exceed 85 percent of the Company's eligible accounts receivable (as defined). The revolving line of credit matures on April 30, 1999.

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)


   As a condition of the line of credit borrowings, the Company is required to comply with certain loan covenants. The financial covenants require the Company to cause its members' equity to increase by a minimum of $250 for the fiscal year ending December 31, 1998 and for each year thereafter.

Long-Term Debt:

   Long-term debt consists of the following:

                                                        December 31,  March 31,
                                                            1998        1999
                                                        ------------ -----------
                                                                     (Unaudited)
     Commercial promissory note, due in 48 monthly
      principal installments of $11 plus interest at
      the bank's prime rate (as defined) plus
      .5%(8.25% at December 31, 1998) through March 1,
      2001. The note is secured by all assets of the
      Company.........................................      $285        $252
     Less current maturities of long-term debt........      (132)       (132)
                                                            ----        ----
         Total long-term debt.........................      $153        $120
                                                            ====        ====
       Maturities on long-term debt as of December 31,
        1998 are as follows:
     1999.............................................      $132
     2000.............................................       132
     2001.............................................        21
                                                            ----
         Total........................................      $285
                                                            ====

NOTE 6--LEASE COMMITMENTS

   The Company leases office equipment and office space under operating leases expiring at various dates through April 2006. The office space lease has a renewal option and requires the Company to pay a proportionate share of common area costs in addition to the base rental amount. Further, the office space lease includes scheduled base rent increases over the term of the lease. The total amount of the base rent payments is being charged to expense on the straight-line method over the term of the lease. The Company has recorded a deferred credit as a long-term liability to reflect the excess of rent expense over cash payments since inception of the lease. Rent expense totaled approximately $505, $83 (unaudited) and $125 (unaudited) for the fiscal year ended December 31, 1998 and for the three months ended March 31, 1998 and 1999, respectively.

   Total future minimum rental payments under noncancelable operating leases at December 31, 1998 were as follows:

     1999................................................................ $  444
     2000................................................................    416
     2001................................................................    336
     2002................................................................    311
     2003................................................................    311
     Thereafter..........................................................    726
                                                                          ------
                                                                          $2,544
                                                                          ======

                     SIMIONE, SCILLIA, LARROW & DOWLING LLC

                             (Dollars In Thousands)

NOTE 7--EMPLOYEE BENEFIT PLAN

   The Company has a defined contribution 401(k) savings plan. The plan is available to all full time employees and members who have completed one year of employment and worked a minimum of 1,000 hours. The Company contributes an amount equal to 15 percent of the compensation earned by each eligible participant up to $1. At its discretion, the Company may also contribute a portion of its net income. No discretionary contributions were made to the plan during 1998. Contributions to the plan by the Company amounted to $22, $8 (unaudited) and $7 (unaudited) for the fiscal year ended December 31, 1998 and the three months ended March 31, 1998 and 1999, respectively.

NOTE 8--RELATED PARTY TRANSACTIONS

   The Company is indebted to a partnership comprised of certain managers of the Company. The unsecured note payable is due in 36 monthly installments of $2, including interest at 10 percent through April 1, 2000.

   The Company leases office space from a partnership, including two of the managers. The lease is classified as an operating lease and provides for month to month rentals of $1.

NOTE 9--CONTINGENCIES

Litigation:

   The Company, two managers, and two predecessor firms are defendants in a lawsuit filed by a former client claiming fraud, negligence, and breach of fiduciary duty, among other allegations. The plaintiff seeks unspecified damages but has indicated through responses to discovery that damages could exceed $1,000. The Company and outside counsel for the Company believe the suit to be without merit and intend to defend the suit vigorously.

NOTE 10--SUBSEQUENT EVENTS (UNAUDITED)

   In March 1999, the Company and its members entered into a definitive agreement with Centerprise Advisors, Inc. (Centerprise) pursuant to which the Company will transfer all of its assets and liabilities other than the assets and liabilities relating to the provision of attest services to a newly formed Delaware limited liability company ("SSLD LLC"). Thereafter, SSLD LLC will merge with and into a wholly-owned subsidiary of Centerprise. All of the members' equity in SSLD LLC will be exchanged for cash and common stock of Centerprise concurrently with the consummation of the initial public offering of the common stock of Centerprise.

   In order to comply with standards of the accounting profession and applicable state regulations governing the profession, Centerprise is requiring that the Company cease providing attest services prior to the closing of the acquisition. Following the closing, all attest services formerly provided by the Company will be provided by a newly created separate legal entity (the Attest Firm) which will be owned by former members of the Company who are certified public accountants. Pursuant to a services agreement, Centerprise will provide professional and other personnel, equipment, office space and business and administrative services necessary to operate the Attest Firm.

                                                                      Appendix A

                         CALIFORNIA DISSENTERS' RIGHTS

   (S) 1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

   (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision
(e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

   (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

     (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or
  (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

     (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
  (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
  (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

     (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

     (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302. (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

   (S) 1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309. (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder. (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

   (S) 1302. Submission of share certificates for endorsement; uncertificated securities within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

   (S) 1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

   (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

   (S) 1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint. (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated. (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                                      Appendix B

                          Delaware Dissenters' Rights

Section 262 Appraisal rights.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S) 251 (other than a merger effected pursuant to (S) 251(g) of this title), (S) 252, (S) 254, (S) 257, (S) 258, (S) 263 or (S) 264
of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to (S)(S) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except: a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof; b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders; c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows: (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

   (2) If the merger or consolidation was approved pursuant to (S) 228 or (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one or more publications at least one week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Centerprise's certificate of incorporation provides that Centerprise shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

   Section 145 of the Delaware General Corporation Law permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees, or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to be indemnified for such expenses despite such adjudication of liability.

   Centerprise's certificate of incorporation provides that Centerprise's directors will not be personally liable to Centerprise or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (a) for any breach of the duty of loyalty to Centerprise or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 164 of the Delaware General Corporation Law, which makes directors liable for unlawful dividends or unlawful stock repurchase or redemptions or (d) for transactions from which directors derive improper personal benefit.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 21. Exhibits and Financial Statement Schedules

   (a) The following exhibits are filed with this Registration Statement:

   Exhibits

  2.1* Merger Agreement between Centerprise, Reznick Fedder & Silverman,
       Certified Public Accountants, A Professional Corporation, Reznick
       Mergersub Inc., Reznick Fedder & Silverman, C.P.A.s, L.L.C., and the members of Reznick Fedder & Silverman, C.P.A.s, L.L.C., dated as of
       March 31, 1999.

  2.2* Merger Agreement between Centerprise, Robert F. Driver Co., Inc., RFD
       Mergersub Inc. and the stockholders of Robert F. Driver Co., Inc., dated as of March 31, 1999.

  2.3* Merger Agreement between Centerprise, Follmer, Rudzewicz & Company,
       P.C., FRF Holding LLC, FRC Mergersub Inc. and the stockholders of
       Follmer Rudzewicz & Company, P.C., dated as of March 31, 1999.


  2.4*    Merger Agreement between Centerprise, Mann Frankfort Stein & Lipp,
          P.C., MFSL Mergersub Inc. and the stockholders of Mann Frankfort &
          Stein & Lipp, P.C., dated as of March 31, 1999.

  2.5*    Merger Agreement between Centerprise, Berry, Dunn, McNeil & Parker,
          Chartered, Berry Dunn Mergersub Inc., BDM&P Holdings, LLC and certain members of BDM&P Holdings, LLC, dated as of March 31, 1999.

  2.6*    Merger Agreement between Centerprise, Urbach Kahn & Werlin, PC, a New
          York professional corporation, Urbach, Kahn & Werlin, P.C., UKW
          Mergersub Inc., UKW Management LLC and the members of UKW LLC, dated as of March 31, 1999.

  2.7*    Merger Agreement between Centerprise, Self Funded Benefits, Inc.
          (d/b/a Insurance Design Administrators), IDA Mergersub Inc. and the stockholders of Self Funded Benefits, Inc. (d/b/a Insurance Design
          Administrators), dated as of March 31, 1999.

  2.8*    Merger Agreement between Centerprise, Holthouse Carlin & Van Trigt
          LLP, certain merger subsidiaries of Centerprise, the partners of Holthouse Carlin & Van Trigt LLP, the members of the LLC Partner and the stockholders of the Corporate Partners, dated as of March 31, 1999.

  2.9*    Merger Agreement between Centerprise, Grace & Company, P.C., Grace
          Capital, LLP, Grace Mergersub Inc. and the partners of Grace Capital,
          LLP, dated as of March 31, 1999.

  2.10*   Merger Agreement between Centerprise, The Reppond Company Inc.,
          Reppond Administrators, LLC, Vera Source Excess Risk Ltd., Reppond
          Mergersub Inc., RA Mergersub LLC and Verasource Mergersub Inc., dated as of March 31, 1999.

  2.11*   Merger Agreement between Centerprise, Simione, Scillia, Larrow &
          Dowling LLC, SSLD Mergersub LLC and the members of Simione, Scillia,
          Larrow & Dowling LLC, dated as of March 31, 1999.

  2.12* Voting Agreement by and among Centerprise and named members of Reznick, Fedder & Silverman, C.P.A.s, L.L.C., dated March 31, 1999.

  2.13* Voting Agreement by and among Centerprise and named stockholders of Robert F. Driver Co., Inc., dated March 31, 1999.

  2.14* Voting Agreement by and among Centerprise and named stockholders of Follmer, Rudzewicz & Company, P.C., dated March 31, 1999.

  2.15* Voting Agreement by and among Centerprise and named stockholders of Mann Frankfort Stein & Lipp, P.C., dated March 31, 1999.

  2.16* Voting Agreement by and among Centerprise and named stockholders of Berry, Dunn, McNeil & Parker, Chartered, dated March 31, 1999.

  2.17* Voting Agreement by and among Centerprise and named stockholders of Urbach, Kahn & Werlin, P.C., dated March 31, 1999.

  2.18* Voting Agreement by and among Centerprise and named stockholders of Self Funded Benefits, Inc. (d/b/a Insurance Design Administrators), dated March 31, 1999.

  2.19* Voting Agreement by and among Centerprise and the partners of Holthouse Carlin & Van Trigt LLP, dated March 31, 1999.

  2.20*   Voting Agreement by and among Centerprise and named partners of Grace
          & Company, P.C., dated March 31, 1999.

  2.21*   Voting Agreement by and among Centerprise and the stockholders of The
          Reppond Company, Inc., dated March 31, 1999.

  2.22*   Voting Agreement by and among Centerprise and the members of Reppond
          Administrators, L.L.C., dated March 31, 1999.


  2.23* Voting Agreement by and among Centerprise and the stockholders of VeraSource Excess Risk Ltd., dated March 31, 1999.

  2.24*   Voting Agreement by and among Centerprise, Simione, Scillia, Larrow &
          Dowling LLC, and the managers of Simione, Scillia, Larrow & Dowling
          LLC, dated March 31, 1999.

  3.1*    Certificate of Incorporation of the Registrant.

  3.2*    Bylaws of the Registrant.

  4.1**   Specimen stock certificate representing common stock.

  5*** Opinion of Katten Muchin & Zavis as to the legality of the securities being registered (including consent).

  8.1***  Opinion of Katten Muchin & Zavis as to tax matters.

 10.1**   Form of Employment Agreement between Centerprise and Robert C.
          Basten.

 10.2**   Form of Employment Agreement between Centerprise and DeAnn L. Brunts.

 10.3**   Form of Employment Agreement between Centerprise and Rondol E. Eagle.

 10.4**   Form of Employment Agreement between Centerprise and Dennis W. Bikun.

 10.5*    Form of Employment Agreement between Self Funded Benefits, Inc.
          (d/b/a Insurance Design Administrators) and Robert F. Gallo.

 10.6*    Form of Employment Agreement between Centerprise, Robert F. Driver
          Co., Inc. and Thomas W. Corbett.

 10.7*    Form of Stockholders' Agreement.

 10.8*    Form of Incentive Compensation Agreement.

 10.9*    Form of Separate Practice Agreement.

 10.10*   Form of Services Agreement.

 10.11*   Form of Employee Incentive Compensation Plan.

 10.12*   Form of Stock Plan.

 23.1     Consent of PricewaterhouseCoopers LLP.

 23.2     Consent of KPMG LLP.

 23.3*** Consent of Katten Muchin & Zavis (contained in its opinion to be filed as Exhibit 5 hereto).

 23.4*    Consent of Proposed Director (David Reznick)

 23.5*    Consent of Proposed Director (Thomas W. Corbett)

 23.6*    Consent of Proposed Director (Richard H. Stein)

 23.7*    Consent of Proposed Director (Anthony P. Frabotta)

 23.8*    Consent of Proposed Director (Charles H. Roscoe)

 23.9*    Consent of Proposed Director (Steven N. Fischer)

 23.10*   Consent of Proposed Director (Robert F. Gallo)

 23.11*   Consent of Proposed Director (Wayne J. Grace)

 23.12*   Consent of Proposed Director (Philip J. Holthouse)

 23.13*   Consent of Proposed Director (Anthony P. Scillia)

 23.14*   Consent of Proposed Director (Louis C. Fornetti)

 23.15*   Consent of Proposed Director (William J. Lynch)

 24***    Power of Attorney (see signature page).

--------
   * Incorporated by reference to the corresponding exhibit to the Registrant's registration statement on Form S-1 (file no. 333-75863).
  ** To be filed by amendment.

 *** Previously filed.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (6) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1993, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Chicago, State of Illinois, on the 18th day of June, 1999.

                                          Centerprise Advisors, Inc.

                                                  /s/ Robert C. Basten
                                          By: _________________________________
                                                      Robert C. Basten
                                               President and Chief Executive
                                                          Officer

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:


                 Name                            Title                   Date
                 ----                            -----                   ----

       /s/ Robert C. Basten            Chairman of the Board,        June 18, 1999
______________________________________  President and Chief
           Robert C. Basten             Executive Officer

                 *                     Executive Vice President,     June 18, 1999
______________________________________  Chief Financial Officer
           DeAnn L. Brunts              and a Director

                 *                     Vice President and Chief      June 18, 1999
______________________________________  Accounting Officer
           Dennis W. Bikun

                 *                     Director                      June 18, 1999
______________________________________
            Scott H. Lang

      /s/ Robert C. Basten

                                                                     June 18, 1999

*By: ____________________________
        Robert C. Basten
        Attorney-in-fact